     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 1996

                                                                    NO. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                    SECURITY CAPITAL ATLANTIC INCORPORATED
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                               ----------------

                              SIX PIEDMONT CENTER
                            ATLANTA, GEORGIA 30305
                                (404) 237-9292
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                          JEFFREY A. KLOPF, SECRETARY
                    SECURITY CAPITAL ATLANTIC INCORPORATED
                              SIX PIEDMONT CENTER
                            ATLANTA, GEORGIA 30305
                                (404) 237-9292
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                  COPIES TO:
         EDWARD J. SCHNEIDMAN                    PATRICIA A. CERUZZI
         MAYER, BROWN & PLATT                    SULLIVAN & CROMWELL
       190 SOUTH LASALLE STREET                   125 BROAD STREET
        CHICAGO, ILLINOIS 60603               NEW YORK, NEW YORK 10004
            (312) 782-0600                         (212) 558-4000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  TITLE OF SECURITIES      PROPOSED MAXIMUM AGGREGATE
  BEING REGISTERED(1)           OFFERING PRICE(2)        AMOUNT OF REGISTRATION FEE
- -----------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share........           $115,000,000                     $39,656
- -----------------------------------------------------------------------------------
Preferred Share Purchase
 Rights................               None                          None

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Purchasers of the Registrant's common stock registered hereunder (or subsequent transferees who are holders of the Registrant's common stock registered hereunder on the applicable record date) will also receive a distribution of shares of common stock and warrants to purchase shares of common stock of Homestead Village Properties Incorporated described in Appendix A contained herein which have been registered on Registration Statement No. 333-4455.
(2) Estimated solely for the purpose of determining the registration fee. Includes shares issuable upon exercise of an overallotment option granted to the Underwriters.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                     SECURITY CAPITAL ATLANTIC INCORPORATED

                             CROSS REFERENCE SHEET

      ITEM NUMBER AND CAPTION             LOCATION OR HEADING IN PROSPECTUS
      -----------------------             ---------------------------------
 1.Forepart of Registration
     Statement and Outside Front
     Cover Page of Prospectus......  Outside Front Cover Page.
 2.Inside Front and Outside Back
     Cover Pages of Prospectus.....  Inside Front Cover Page; Additional
                                      Information; Outside Back Cover Page.
 3.Summary Information, Risk
     Factors and Ratio of Earnings   Prospectus Summary; Risk Factors; Security
     to Fixed Charges..............   Capital Atlantic Incorporated.
 4.Determination of Offering Price.  Underwriting.
 5.Dilution........................  Dilution.
 6.Selling Security Holders........  Not applicable.
 7.Plan of Distribution............  Outside Front Cover Page; Underwriting.
 8.Use of Proceeds.................  Use of Proceeds.
 9.Selected Financial Data.........  Prospectus Summary; Selected Financial
                                      Information.
10.Management's Discussion and
     Analysis of Financial
     Condition and Results of        Management's Discussion and Analysis of
     Operations....................   Financial Condition and Results of
                                      Operations.
11.General Information as to         Prospectus Summary; Security Capital
     Registrant....................   Atlantic Incorporated; REIT Management;
                                      Certain Provisions of Maryland Law and of
                                      ATLANTIC's Articles of Incorporation and
                                      Bylaws.
12.Policy with Respect to Certain    Risk Factors; Policies With Respect to
     Activities....................   Certain Activities.
13.Investment Policies of            Security Capital Atlantic Incorporated;
     Registrant....................   Business; REIT Management; Properties;
                                      Policies With Respect to Certain
                                      Activities.
14.Description of Real Estate......  Business; Properties.
15.Operating Data..................  Business; Properties.
16.Tax Treatment of Registrant and
     its Security Holders..........  Federal Income Tax Considerations.
17.Market Price of and Dividends on
     the Registrant's Common Equity
     and Related Stockholder         Risk Factors; Distributions; REIT
     Matters.......................   Management; Shares Available for Future
                                      Sale.

       ITEM NUMBER AND CAPTION             LOCATION OR HEADING IN PROSPECTUS
       -----------------------             ---------------------------------
18.Description of Registrant's        Description of Capital Stock; Certain
     Securities......................  Provisions of Maryland Law and of
                                       ATLANTIC's Articles of Incorporation and
                                       Bylaws.
19.Legal Proceedings................. Risk Factors; Business.
20.Security Ownership of Certain
     Beneficial Owners and
     Management...................... Principal Shareholders.
21.Directors and Executive Officers.. REIT Management.
22.Executive Compensation............ REIT Management.
23.Certain Relationships and Related
     Transactions.................... Risk Factors; Homestead Transaction;
                                       Business; REIT Management; Management's
                                       Discussion and Analysis of Financial
                                       Condition and Results of Operations;
                                       Certain Relationships and Transactions;
                                       Policies With Respect to Certain
                                       Activities.
24.Selection, Management and Custody
     of Registrant's Investments..... Risk Factors; Business; REIT Management;
                                       Certain Relationships and Transactions.
25.Policies with Respect to Certain   Policies With Respect to Certain
     Transactions....................  Activities.
26.Limitations of Liability.......... Description of Capital Stock; REIT
                                       Management.
27.Financial Statements and           Selected Financial Information; Financial
     Information.....................  Statements.
28.Interests of Named Experts and
     Counsel......................... Validity of Shares.
29.Disclosure of Commission Position
     on Indemnification for
     Securities Act Liabilities...... REIT Management.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JUNE 28, 1996

                                       SHARES

                                      LOGO
                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

  Security Capital Atlantic Incorporated ("ATLANTIC") is a highly focused real estate operating company which engages in the development, acquisition, operation and long-term ownership of multifamily properties in the southeastern United States. ATLANTIC has elected to be taxed as a real estate investment trust (a "REIT") for federal income tax purposes and expects to pay regular quarterly distributions to its shareholders.

  All of the shares of ATLANTIC's common stock, par value $.01 per share (the "Shares"), offered hereby are being sold by ATLANTIC. Prior to this offering (the "Offering"), there has been no public market for the Shares. It is currently anticipated that the initial public offering price will be between
$    and $    per Share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.

  Each purchaser of Shares in the Offering (or each subsequent transferee who is the holder of such Shares on the record date for the Homestead transaction described herein) will also receive a distribution per Share of at least shares of common stock, par value $.01 per share, of Homestead Village Properties Incorporated ("Homestead") and warrants to purchase at least shares of Homestead common stock. See "Homestead Transaction".

  SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE SHARES.

  The risk factors include:

  . The value of ATLANTIC's assets is not based on third-party appraisals;
    therefore, the value of the Shares may not accurately reflect the fair market value of ATLANTIC's portfolio.
  . The ability of Security Capital Group Incorporated ("SCG") to exercise significant influence over the business and policies of ATLANTIC.
  . Conflicts of interest between ATLANTIC and the REIT Manager and its affiliates which could result in decisions that do not fully represent the interests of all shareholders.
  . Possible inability of ATLANTIC to sustain its proposed 1996 distribution level.
  . General real estate investment considerations, such as the effect of local economic and other conditions on real estate values and the possible inability to refinance revolving credit and mortgage indebtedness.
  . Taxation of ATLANTIC as a corporation if it fails to continue to qualify as a REIT for federal income tax purposes.
  . The possibility that ATLANTIC's being externally managed by an affiliate of its principal shareholder may adversely affect the market price of the Shares.

  In addition, there are certain risks associated with securities of Homestead and the Homestead transaction which prospective investors should consider, as described under the caption "Risk Factors" in the Prospectus of Homestead attached hereto as Appendix A.

  Application will be made to list the Shares on the New York Stock Exchange
(the "NYSE") under the symbol "         ".

                                  ----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
   PASSED   UPON  THE  ACCURACY   OR  ADEQUACY   OF  THIS  PROSPECTUS.   ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

 THE ATTORNEY GENERAL  OF THE STATE OF NEW YORK HAS NOT PASSED  ON OR ENDORSED
   THE  MERITS OF  THIS  OFFERING.  ANY REPRESENTATION  TO  THE CONTRARY  IS
     UNLAWFUL.

                                  ----------

                                       INITIAL PUBLIC UNDERWRITING PROCEEDS TO
                                       OFFERING PRICE DISCOUNT (1) ATLANTIC(2)
                                       -------------- ------------ -----------
Per Share............................      $             $            $
Total(3).............................   $              $           $

- -----
(1) ATLANTIC and Homestead have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting".
(2) Before deducting estimated expenses of $    payable by ATLANTIC.
(3) ATLANTIC has granted the Underwriters an option for     days to purchase up
    to an additional     Shares at the initial public offering price per Share,
    less the underwriting discount, solely to cover over-allotments. If such option is exercised in full, the total initial public offering price,
    underwriting discount and proceeds to ATLANTIC will be $   , $    and $   ,
    respectively. See "Underwriting".

                                  ----------

  The Shares offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that certificates for the Shares will be ready for delivery in New York, New York on
or about    , 1996, against payment therefor in immediately available funds.
                              GOLDMAN, SACHS & CO.

                                  ----------

                   The date of this Prospectus is    , 1996.

                                 (MAP TO COME)




  IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

  This summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes (i)
an estimated initial public offering price of $    per Share (the midpoint of
the range of estimated initial public offering prices set forth on the cover page of this Prospectus) and (ii) no exercise of the Underwriters' over-allotment option. Pro forma information regarding properties owned at March 31, 1996 includes all properties acquired through May 31, 1996 at their cost plus budgeted renovations, and excludes Homestead Village(R) properties owned or under development by ATLANTIC, which will be contributed to Homestead prior to the closing of the Offering (see "Homestead Transaction"). All references to Homestead's operations include ATLANTIC, SCG and Security Capital Pacific Trust operations with respect to Homestead Village(R) properties. For a complete description of the Homestead transaction, prospective investors should carefully review the Prospectus of Homestead which is attached as Appendix A to this Prospectus and is hereby incorporated by reference into this Prospectus. All information contained in this Prospectus assumes that the Homestead transaction has been completed. Homestead Village(R) is a registered trademark of SCG, which will be assigned to Homestead as part of the Homestead transaction. The term "Homestead Village" as used herein shall include a reference to such registered trademark. See "Glossary" for the definitions of certain other terms used in this Prospectus.

                     SECURITY CAPITAL ATLANTIC INCORPORATED

  ATLANTIC, through its research-based investment strategy, engages in the development, acquisition, operation and long-term ownership of multifamily properties in the southeastern United States. ATLANTIC's objective is to be the preeminent real estate operating company focusing on moderate income multifamily properties in its primary target market. ATLANTIC, through its REIT manager, Security Capital (Atlantic) Incorporated (the "REIT Manager" or "REIT Management"), is an Atlanta-based, fully integrated operating company with 75 professionals dedicated to implementing its highly focused operating strategy. At May 31, 1996, ATLANTIC's portfolio consisted of 23,979 multifamily units, including 6,870 units under construction and in planning, in 16 metropolitan areas and 39 submarkets in premier growth areas of the southeastern United States. The aggregate investment cost of these 85 properties, including planned renovations and total budgeted development expenditures, is approximately $1.26 billion.

  Purchasers of Shares in the Offering will also have the opportunity to receive an ownership interest in Homestead. Specifically, each purchaser of Shares in the Offering (or each subsequent transferee who is the holder of such Shares on the Distribution Record Date (as defined below)) will also receive a
distribution per Share of at least    shares of Homestead common stock and
warrants to purchase at least    shares of Homestead common stock. Homestead
will develop, own and manage moderate priced, purpose-built, extended-stay lodging facilities designed to appeal to value-conscious customers on temporary assignment, undergoing relocation or in training. The first Homestead Village facility was opened in 1992 by Security Capital Pacific Trust ("PTR"), which has since built and placed into operation 26 additional Homestead Village facilities. Homestead expects to have a total of 31 facilities operational and 41 facilities under construction by the end of 1996 and plans to continue an active development program thereafter. PTR's stabilized Homestead Village facilities have produced annual returns (based on funds from operations over actual investment cost) in excess of 14% for 1994 and 1995. No assurance can be given that Homestead will be able to achieve or sustain such returns in the future. See "Homestead Transaction".

  ATLANTIC seeks to achieve long-term sustainable growth in cash flow by maximizing the operating performance of its core portfolio through value-added operating systems, developing industry-leading, multifamily product in targeted submarkets that exhibit strong job growth prospects and demographic trends and implementing its asset optimization strategy of redeploying capital into assets that meet ATLANTIC's long-term investment criteria and have significant long-term cash flow growth prospects.

  REIT Management believes that ATLANTIC's future growth will be driven by the following operating characteristics:

  . STRONG PRIMARY TARGET MARKET. At ATLANTIC's inception in late 1993, the
    REIT Manager's research indicated that the southeastern United States demonstrated the best prospects for multifamily properties which would contribute to long-term cash flow growth. Because ATLANTIC was in the formation stage, its investment strategy did not need to be influenced by an existing portfolio of properties, but instead focused on markets and submarkets exhibiting the strongest demographic trends and job growth prospects. Based on this research-oriented approach, ATLANTIC believes the southeastern United States is geographically and economically diverse and, therefore, ATLANTIC does not rely on any single target market city for future growth. ATLANTIC's primary target market cities are Atlanta, Georgia; Birmingham, Alabama; Charlotte, North Carolina; Jacksonville, Florida; Memphis, Tennessee; Nashville, Tennessee; Raleigh, North Carolina; Richmond, Virginia; Southeast Florida (which includes Ft. Lauderdale and West Palm Beach); and Tampa, Florida. Based on forecasts published by Woods & Poole Economics, Inc., the projected population growth in ATLANTIC's primary target market is 34.4% for the years 1995 through 2015, whereas the projected population growth of the United States as a whole for the same period is 16.9%. For the same period, job growth is projected to be 28.1% in ATLANTIC's primary target market, compared to 19.7% for the United States as a whole. Through its research, ATLANTIC continues to evaluate new target market cities and submarkets and identifies those that meet its long-term investment objectives.

  . EXPERIENCED MANAGEMENT TEAM. The REIT Manager provides ATLANTIC with both strategic and day-to-day management, including research, investment analysis, acquisition and due diligence, development, asset management, capital markets, accounting and legal services. The REIT Manager's operations are characterized by an experienced investment committee that provides a disciplined and structured approach to approving new acquisition and development expenditures. ATLANTIC's five senior executives that comprise the investment committee have an average of 23 years of industry experience developing and managing multifamily properties, thus providing ATLANTIC with several senior officers with the leadership, operational, investment and financial skills and experience to oversee the entire operations of ATLANTIC. Through the REIT Manager, ATLANTIC functions as a fully integrated operating company.

  . RESEARCH AND DEVELOPMENT. ATLANTIC is dedicated to ongoing research and development. ATLANTIC utilizes Security Capital Investment Research Incorporated ("Security Capital Investment Research"), which is owned by SCG, to conduct comprehensive evaluations of its target market on a submarket-by-submarket basis to identify those submarkets that will offer continued opportunities for long-term cash flow growth. In addition to market research, considerable resources are devoted to product research. The REIT Manager along with its property management affiliate, SCG Realty Services Atlantic Incorporated ("SCG Realty Services"), continually evaluates and refines ATLANTIC's multifamily product to incorporate technologies and designs that will enhance long-term livability for its residents. These evaluations, combined with ATLANTIC's extensive market knowledge as one of the largest multifamily property owners in the southeastern United States, enable ATLANTIC to identify the submarkets and product types that will offer continued opportunities for long-term cash flow growth. Moreover, this research is fully integrated into the operations of ATLANTIC's existing portfolio which enables ATLANTIC to adjust its operating strategies to reflect market conditions in an effort to achieve sustained growth in cash flow.

  . MODERATE INCOME DEVELOPMENTS. ATLANTIC believes that moderate income households (those earning 65% to 90% of a submarket's median household income) represent the most underserved segment of the renter population. Despite the fact that moderate income residents make up the largest segment of the renter population, ATLANTIC believes that less than 10% of the 1995 multifamily construction starts in ATLANTIC's primary target market cities were targeted to moderate income residents. ATLANTIC believes that its strategy of providing this underserved market with well built communities in convenient locations will provide a significant source of long-term sustainable cash flow growth. In ATLANTIC's experience, moderate income residents are typically longer-term renters due, in part, to the financial resources required to purchase single family homes. As a result, moderate income communities benefit from a significant reduction in turnover expenses as compared to upper middle or middle income product. Because turnover costs are a significant component of a property's operating expenses, a measurable reduction in turnover can result in meaningful increases in operating income.

   At May 31, 1996, ATLANTIC had 22 properties under construction or in planning comprising 6,870 units at a total budgeted investment cost of $399.8 million. Of such properties, ATLANTIC expects to start construction on 2,513 units with an expected investment cost of approximately $140.8 million between June 1, 1996 and December 31, 1996. In 1997, ATLANTIC expects to start between $175 million and $225 million of multifamily property developments. In 1996 and 1997, approximately 62% of ATLANTIC's total development activities are expected to constitute moderate income product, based on expected investment cost.

  . HIGH QUALITY PORTFOLIO. ATLANTIC believes a high quality portfolio is one that produces long-term growth in cash flow. Internal growth from ATLANTIC's core portfolio operations is expected to be a significant component in achieving ATLANTIC's objective of long-term growth in cash flow. Net operating income on a "same store" basis increased 8.04% from the six-month period ended December 31, 1994 to the six-month period ended December 31, 1995 for the 39 properties that were operating during both of such periods. At May 31, 1996, ATLANTIC's stabilized properties were 95.6% occupied. See "Business--Investment Analysis". ATLANTIC believes that this strong performance reflects the quality of its portfolio and strength of its primary target market. In addition, at May 31, 1996, ATLANTIC's portfolio of multifamily properties consisted of 46.5% of stabilized operating properties, 21.8% of pre-stabilized operating properties and 31.7% of properties under development, based on expected investment cost. As the development properties are completed and the pre-stabilized properties achieve stabilization, they are expected to contribute significantly to ATLANTIC's objective of long-term growth in cash flow.

  . PORTFOLIO AND ASSET OPTIMIZATION. ATLANTIC develops and acquires properties with a long-term ownership perspective. Each year, REIT Management, with the support of Security Capital Investment Research, reviews ATLANTIC's asset base and generates operating and capital plans. In an effort to optimize the performance of its portfolio, ATLANTIC may from time to time seek to dispose of assets that in management's view do not meet ATLANTIC's long-term investment criteria. As of May 31, 1996, ATLANTIC disposed of or exchanged three properties.

  . RESOURCES AND EXPERIENCE OF PRINCIPAL SHAREHOLDER. SCG, ATLANTIC's largest shareholder and the owner of the REIT Manager, owns 64.1% of ATLANTIC's outstanding Shares ( % after giving effect to the Offering). ATLANTIC benefits from the substantial resources available to it through its affiliation with SCG, including capital markets, research, accounting and legal services. Moreover, ATLANTIC benefits from SCG's significant experience in managing two publicly traded REITs, PTR, in which SCG has a 37.9% ownership interest, and Security Capital Industrial Trust ("SCI"), in which SCG has a 48.3% ownership interest.

  . CONSERVATIVE BALANCE SHEET STRATEGY. ATLANTIC employs a conservative balance sheet strategy. Long-term debt as a percentage of long-term undepreciated book capitalization was 17.5% at March 31, 1996 on an historical basis and 14.8% at March 31, 1996 on a pro forma basis as adjusted to give effect to the Offering and other sales of Shares subsequent to March 31, 1996 and the application of the proceeds therefrom and to the Homestead transaction. In the future, ATLANTIC intends to access the public equity and debt markets. ATLANTIC's objective is to achieve an investment-grade debt rating and to access the debt markets through issuing long-term, fixed rate, fully amortizing unsecured corporate debt in order to limit ATLANTIC's exposure to floating rate or balloon financing. ATLANTIC's $350 million line of credit enables ATLANTIC to take advantage of investment opportunities in its target market without investing significant funds in short-term investments by providing a short-term source of funding between securities offerings. As of June 27, 1996, $194 million of borrowings were outstanding under the line of credit
   (and approximately $    million in borrowings are expected to be
   outstanding at the time of the closing of the Offering). This conservative balance sheet strategy is expected to provide ATLANTIC with significant incremental debt capacity and allow ATLANTIC to take advantage of future investment opportunities on a non-dilutive basis which will contribute to ATLANTIC's objective of long-term growth in cash flow.

                                  RISK FACTORS

  PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" PRIOR TO MAKING AN INVESTMENT DECISION REGARDING THE SHARES OFFERED HEREBY. THESE RISKS INCLUDE:

  . The value of ATLANTIC's assets is not based on third-party appraisals;
    therefore, the value of the Shares may not accurately reflect the fair market value of ATLANTIC's portfolio.

  . The ability of SCG to exercise significant influence over the business and policies of ATLANTIC due to its ownership of 64.1% of ATLANTIC's outstanding Shares ( % after giving effect to the Offering), its right to nominate up to three Directors and its right to prior approval over certain matters, including ATLANTIC's operating budget and substantial deviations therefrom.

  . Conflicts of interest between ATLANTIC and the REIT Manager and its affiliates as to management agreements and fees (which must be reviewed and approved at least annually by ATLANTIC's Independent Directors (as defined below)), which could result in decisions that do not fully represent the interests of all shareholders.

  . ATLANTIC's proposed 1996 distribution level is based on a number of assumptions, any change in which could affect ATLANTIC's ability to sustain the proposed distribution level, which the ATLANTIC Board of Directors (the "Board") is evaluating in light of the Homestead transaction.

  . General real estate investment considerations, such as (i) the effect of local economic and other conditions on real estate values and the ability of residents to make rental payments, along with the general illiquidity of equity real estate investments, which may limit the ability of ATLANTIC to change its asset base; (ii) possible inability to refinance revolving credit and mortgage indebtedness; (iii) the risks inherent in development activities, including the risk that construction may not be completed on schedule; and (iv) competition in seeking residents for properties owned, properties for acquisition and land for development.

  . Ability of the Board, which will be comprised of a majority of Independent Directors prior to the consummation of the Offering, to change certain policies of ATLANTIC, including investment, financing and distribution policies, without a vote of the shareholders, which could result in policies that do not fully reflect the interests of all shareholders.

  . Concentration of properties representing 37.9% of ATLANTIC's pro forma revenues as of March 31, 1996 in the Atlanta, Georgia metropolitan area, which thus may be affected by changes in the economic conditions of that area.

  . Taxation of ATLANTIC as a corporation if it fails to continue to qualify as a REIT for federal income tax purposes, and ATLANTIC's liability for certain federal, state and local taxes on its income and property.

  . Limitations on the shareholders' ability to change control of ATLANTIC due to (i) restrictions on ownership of more than 9.8% of the outstanding Shares and possible redemption of Shares acquired or voidance of the transfer of Shares acquired in excess of 9.8% of the outstanding Shares;
    (ii) ATLANTIC's shareholder rights plan; (iii) ATLANTIC's classified Board; and (iv) the Board's ability to issue preferred stock.

  . The possibility that ATLANTIC's being externally managed by an affiliate of its principal shareholder may adversely affect the market price of the Shares.

  . Possible adverse effects of increases in market interest rates on Share prices.

  . Potential liability of ATLANTIC for unanticipated or future environmental liabilities and the potential expense of compliance with the Fair Housing Amendments Act of 1988 and the Americans with Disabilities Act of 1990.

  . Lack of a prior market for the Shares, the possibility that the initial public offering price of the Shares will not accurately reflect the market prices of the Shares and the Homestead common stock and warrants which will be distributed to holders of Shares and the possible effect on the market price of the future sale of a substantial number of Shares.

  . Dilution of net tangible book value of the Shares.

  In addition, purchasers of Shares in the Offering (or subsequent transferees who are holders of such Shares on the Distribution Record Date) will receive shares of common stock and warrants to purchase shares of common stock of Homestead. There are certain risks associated with securities of Homestead and the Homestead transaction which prospective investors should consider, as described under the caption "Risk Factors" in the Prospectus of Homestead attached hereto as Appendix A. Prospective investors are advised that the Distribution will result in a taxable dividend to shareholders of ATLANTIC, even if ATLANTIC shareholders do not sell the Homestead common stock and warrants received in the Distribution. See "Federal Income Tax Considerations-- Tax Consequences of the Homestead Transaction".

  For a discussion of ATLANTIC's transactions with related parties and the compensation therefor, see "Certain Relationships and Transactions".

                             HOMESTEAD TRANSACTION

  Homestead was organized to continue the operations of ATLANTIC, PTR and SCG with respect to their respective moderate priced, purpose-built, extended-stay lodging facilities. Homestead will develop, own and manage moderate priced, purpose-built, extended-stay lodging facilities designed to appeal to value-conscious customers on temporary assignment, undergoing relocation or in training. The first Homestead Village facility was opened in 1992 by PTR, which has since built and placed into operation 26 additional Homestead Village facilities. PTR's stabilized Homestead Village facilities have produced annual returns (based on funds from operations over actual investment cost) in excess of 14% for 1994 and 1995. No assurance can be given that Homestead will be able to achieve or sustain such returns in the future.

  The objective of Homestead is to be the preeminent developer, owner and national operator focused on the moderate priced, purpose-built, extended-stay lodging business. Homestead expects to achieve this objective by:

  . participating in high growth markets;

  . exercising investment discipline based on research; and

  . employing a consistent high quality service standard to property operations.

  Homestead's facilities are designed and built to uniform plans developed by Homestead. Homestead expects to have a total of 31 facilities operational and 41 facilities under construction by the end of 1996 and plans to continue an active development program thereafter. Homestead's plans call for the average facility to have approximately 136 extended-stay rooms and take approximately eight to ten months to construct. The average length of stay for a customer in Homestead's facilities is in excess of four weeks. For the quarter ended March 31, 1996, average economic occupancy and average weekly rate for PTR's stabilized properties were 87% and $217 per week, respectively.

  In March 1996, the Board began considering ways for ATLANTIC to maximize shareholder value with respect to its Homestead Village properties. In May 1996, ATLANTIC, PTR, SCG and Homestead entered into the Merger Agreement (as defined below). Pursuant to the Merger Agreement, each of ATLANTIC, PTR and SCG will contribute, through a series of merger transactions (the "Mergers"), all of their respective assets related to Homestead Village properties to Homestead and ATLANTIC and PTR will enter into the Funding Commitment Agreements (as defined below), which will result in ATLANTIC (a) owning 4,201,220 shares of Homestead common stock, (b) owning 2,818,517 warrants to purchase one share of Homestead common stock at $10.00 per share which will expire one year after the date of closing of the Mergers (the "Merger Closing Date"), (c) owning up to $98,028,471 in convertible mortgage notes which will have a term of approximately ten years, will bear interest at 9% per year, will not be callable for five years and will be convertible into shares of Homestead common stock after March 31, 1997 on the basis of one share of Homestead common stock for every $11.50 of principal amount outstanding, subject to antidilution adjustments and (d) providing a cash payment estimated to be $18.6 million to Homestead at the Merger Closing Date. The $18.6 million payment is required because ATLANTIC's Homestead Village properties, only one of which is currently operating, are in earlier stages of development than PTR's Homestead Village properties, therefore, ATLANTIC has not funded the same percentage of total costs as PTR. This payment also assures that ATLANTIC receives all of its shares of Homestead common stock at the Merger Closing Date rather than being received in smaller increments over time as funds are expended for Homestead Village properties contributed by ATLANTIC.

  The Homestead common stock and warrants received by ATLANTIC will be distributed, pro rata, to ATLANTIC shareholders (the "Distribution"). The Distribution will be made to holders of Shares of record at the close of business on the record date established by ATLANTIC for the Distribution (the "Distribution Record Date"). The amount of Homestead common stock and warrants to be received by each ATLANTIC shareholder in the Distribution will depend on the number of Shares outstanding on the Distribution Record Date. Based on the number of Shares expected to be outstanding on the Distribution Record Date assuming that the Underwriters fully exercise their over-allotment option in
the Offering, each ATLANTIC shareholder will receive    shares of Homestead
common stock and warrants to purchase    shares of Homestead common stock for
each Share held on the Distribution Record Date. If the Underwriters do not fully exercise their over-allotment option, it will result in a proportionate increase in the amount of Homestead common stock and warrants to be received by each ATLANTIC shareholder. Prospective investors are advised that the Distribution will result in a taxable dividend to shareholders of ATLANTIC, even if ATLANTIC shareholders do not sell the Homestead common stock and warrants received in the Distribution. See "Federal Income Tax Considerations-- Tax Consequences of the Homestead Transaction". For a more complete description of the Homestead transaction, see "Homestead Transaction" and the Prospectus of Homestead attached hereto as Appendix A.

                             TAX STATUS OF ATLANTIC

  ATLANTIC has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), effective for the taxable year ended December 31, 1994. As a REIT, ATLANTIC generally will not be taxed on income it currently distributes to its shareholders so long as it distributes at least 95% of its taxable income currently. REITs are subject to a number of organizational and operational requirements. Even if ATLANTIC continues to qualify for taxation as a REIT, ATLANTIC will be subject to certain federal, state and local taxes on its income and property. See "Federal Income Tax Considerations" and "Risk Factors--Taxation of ATLANTIC".

                                   PROPERTIES

  The following table sets forth certain information with respect to ATLANTIC's properties owned or under control at May 31, 1996. The information is as of March 31, 1996 for properties owned or under control at March 31, 1996. For properties acquired or put under control subsequent to March 31, 1996, the information is as of May 31, 1996. The table excludes ATLANTIC's Homestead Village properties, which will be contributed to Homestead on the Merger Closing Date.

                             YEAR                                     TOTAL
                         ACQUIRED OR  PERCENTAGE        ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS INVESTMENT INVESTMENT(2)
                         ------------ ---------- ----- ---------- -------------
                                                        (DOLLARS IN THOUSANDS)
PROPERTIES OWNED AT MARCH 31, 1996:
PROPERTIES STABILIZED AT MARCH 31,
 1996(3):
  Atlanta, Georgia:
    Camden at
     Ashford(4).........     1994        97.3%    365   $24,792      $24,886
    Camden at
     Briarcliff(5)......     1994        97.3     220    14,210       14,261
    Camden at
     Dunwoody(4)........     1994        95.8     238    16,798       16,842
    Camden Creek I(4)...     1994        96.3     404    24,436       24,596
    Camden Crest(4).....     1994        97.4     377    23,760       23,833
    Cameron Brook(6)(7).     1994        97.1     440    22,412       22,447
    Clairmont
     Crest(6)(8)........     1994        95.8     213    10,925       11,009
    The Greens(6)(9)....     1994        95.1     304    13,730       13,751
    Lenox Villa(4)......     1994        95.5     176    11,821       11,956
    Morgan's Landing(4).     1993        95.8     165     8,353        8,631
    Oaks at Sandy
     Springs(4).........     1993        93.2     250     9,457        9,646
    Old Salem(4)........     1994        95.9     172     7,875        8,136
    Trolley Square......     1994        97.4     270    13,843       13,954
    Vinings Landing(4)..     1994        96.5     200     9,794       10,036
  Birmingham, Alabama:
    Morning Sun
     Villas(4)..........     1994        94.0     184     9,180        9,275
  Charlotte, North
   Carolina:
    Cameron Oaks(4).....     1994        94.3     264    15,321       15,392
  Columbia, South
   Carolina:
    Greenbrier(4)(10)...     1994        93.3     358    14,681       14,681
  Ft. Lauderdale/W. Palm
   Beach, Florida:
    Parrot's Landing
     I(6)(11)...........     1994        94.9     408    18,464       18,686
    Spencer Run(5)......     1994        94.3     384    19,450       19,483
    Sun Pointe
     Cove(6)(12)........     1994        93.2     221     9,355        9,365
  Ft. Myers, Florida:
    Forestwood(6)(13)...     1994        95.2     397    13,744       13,769
  Jacksonville, Florida:
    Bay Club(4).........     1994        98.6     220    12,186       12,217
  Memphis, Tennessee:
    Cameron at Kirby
     Parkway(4).........     1994        92.9     324    10,037       10,064
    Stonegate(4)........     1994        91.8     208     6,938        6,987
  Miami, Florida:
    Park Hill(4)........     1994        95.1     264    11,255       11,353
  Nashville, Tennessee:
    Arbor Creek(4)......     1994        93.6     360    18,102       18,197

                             YEAR                                      TOTAL
                         ACQUIRED OR  PERCENTAGE         ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS  INVESTMENT INVESTMENT(2)
                         ------------ ---------- ------ ---------- -------------
                                                         (DOLLARS IN THOUSANDS)
  Orlando, Florida:
    Camden Springs(4)...     1994        95.3%      340  $ 17,282    $ 17,350
    Cameron Villas
     I(14)..............     1994        96.4       192     7,964       8,008
    Wellington(5).......     1994        94.8       192     7,974       8,005
  Raleigh, North
   Carolina:
    Cameron Square(4)...     1994        94.0       268    15,920      15,972
  Richmond, Virginia:
    Camden at
     Wellesley(4).......     1994        92.9       340    19,363      19,418
    Potomac Hunt(5).....     1994        98.2       220    10,091      10,156
  Sarasota, Florida:
    Camden at Palmer
     Ranch(4)...........     1994        96.8       432    23,993      24,095
  Tampa, Florida:
    Camden Downs(4).....     1994        95.6       250    12,499      12,551
    Cameron Lakes(4)....     1995        95.2       207     8,581       8,598
    Foxbridge(6)(15)....     1994        94.4       358    10,888      10,959
    Summer Chase(5).....     1994        97.9        96     3,723       3,748
  Washington, D.C.:
    Arbors at
     Landmark(4)........     1994        96.3       400    23,702      23,909
    Camden at Kendall
     Ridge(4)...........     1994        94.6       184    11,605      11,700
    Camden at
     Saybrooke(4).......     1994        94.8       252    18,825      18,927
                                         ----    ------  --------    --------
      Subtotals/Average.                 95.3%   11,117  $563,329    $566,849
                                         ----    ------  --------    --------
PROPERTIES PRE-STABILIZED AT MARCH
 31, 1996(3):
  Atlanta, Georgia:
    Azalea Park.........     1995        86.8%      447  $ 25,276    $ 25,435
    Cameron Forest(16)..     1995        90.1       152     6,002       6,241
    Cameron Place(16)...     1995        94.3       212     7,571       7,977
    Cameron
     Station(6)(17).....     1995        92.5       348    15,684      16,152
    Lake Ridge(4).......     1993        87.3       268    16,542      17,122
    WintersCreek
     (6)(18)............     1995        97.0       200     7,689       7,792
    Woodlands(4)........     1995        95.2       644    25,426      25,741
  Birmingham, Alabama:
    Cameron on the
     Cahaba(19).........     1995        95.3       400    18,649      18,887
    Colony Woods I(4)...     1994        90.7       216    10,555      10,579
    Colony Woods
     II*(16)............     1995        (20)       198    10,489      10,506
  Charlotte, North
   Carolina:
    Waterford
     Hills*(16).........     1995        (20)       270    12,609      14,062
  Ft. Lauderdale/W. Palm
   Beach, Florida:
    Cypress Lakes(4)....     1995        95.5       176     8,362       8,455
    Trails at Meadow
     Lakes(4)...........     1995        94.2       189     8,733       8,851
  Nashville, Tennessee:
    The Enclave at
     Brentwood(4).......     1995        95.8       380    15,966      16,270
  Orlando, Florida:
    Cameron Villas
     II(5)..............     1995        95.2        42     1,743       1,766
    Kingston Village(4).     1995        99.2       120     5,917       5,986

                             YEAR                                     TOTAL
                         ACQUIRED OR  PERCENTAGE        ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS INVESTMENT INVESTMENT(2)
                         ------------ ---------- ----- ---------- -------------
                                                        (DOLLARS IN THOUSANDS)
  Raleigh, North
   Carolina:
    Waterford
     Point*(16).........     1996        (20)      336  $ 15,800    $ 17,542
  Tampa, Florida:
    Country Place
     Village(21)........     1995        97.3%     188     8,247       8,309
  Washington, D.C.:
    Sheffield
     Forest(16).........     1995        94.1      256    15,182      15,618
                                         ----    -----  --------    --------
      Subtotals/Average.                 93.4%   5,042  $236,442    $243,291
                                         ----    -----  --------    --------
DEVELOPMENTS UNDER CONSTRUCTION AT MARCH 31,
 1996:
  Atlanta, Georgia:
    Camden Creek II*....     1996         N/A      260  $ 12,247    $ 18,289
  Charlotte, North
   Carolina:
    Waterford Square I*.     1996         N/A      408    18,836      21,051
  Jacksonville, Florida:
    Cameron Deerwood*...     1997         N/A      336     3,759      16,909
    Cameron Lakes*......     1996         N/A      302    14,957      16,065
    Cameron Timberlin
     Parc I*............     1997         N/A      320     5,585      16,572
  Raleigh, North
   Carolina:
    Cameron Brook*......     1997         N/A      228     2,397      11,985
    Waterford Forest*...     1997         N/A      384    11,482      19,839
  Richmond, Virginia:
    Cameron Crossing I*.     1997         N/A      280     2,186      16,566
  Washington, D.C.:
    Milestone*..........     1997         N/A      444    18,286      29,492
    Woodway at Trinity
     Center*............     1997         N/A      504    19,936      37,835
                                         ----    -----  --------    --------
      Subtotals.........                  N/A    3,466  $109,671    $204,603
                                         ----    -----  --------    --------
DEVELOPMENTS IN PLANNING--OWNED AT MARCH 31,
 1996(3):
  Birmingham, Alabama:
    Cameron at the
     Summit I*..........     1997         N/A      372  $  3,108    $ 20,034
  Charlotte, North
   Carolina:
    Waterford Square
     II*................     1998         N/A      286     2,418      17,181
  Ft. Lauderdale/W. Palm
   Beach, Florida:
    Parrot's Landing
     II*................     1997         N/A      152     2,067       9,454
  Jacksonville, Florida:
    Cameron Timberlin
     Parc II*...........     1998         N/A      200     1,294      10,500
  Nashville, Tennessee:
    Hickory Hollow*.....     1998         N/A      442     2,837      23,848
  Richmond, Virginia:
    Cameron at Wyndham*.     1997         N/A      312     2,623      18,339
                                         ----    -----  --------    --------
      Subtotals.........                  N/A    1,764  $ 14,347    $ 99,356
                                         ----    -----  --------    --------

                             YEAR                                       TOTAL
                         ACQUIRED OR  PERCENTAGE          ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS   INVESTMENT INVESTMENT(2)
                         ------------ ---------- ------  ---------- -------------
                                                          (DOLLARS IN THOUSANDS)
LAND HELD FOR FUTURE MULTIFAMILY
 DEVELOPMENT AT MARCH 31, 1996:
  Birmingham, Alabama:
    Cameron at the
     Summit II(22)......      N/A         N/A       --    $  1,902          --
                                         ----    ------   --------   ----------
      Total Properties
       Owned at March
       31, 1996.........                 94.8%   21,389   $925,691   $1,114,099
                                         ----    ------   --------   ----------
DEVELOPMENTS IN PLANNING--UNDER
 CONTROL AT MARCH 31, 1996(3):
  Atlanta, Georgia:
    Stockbridge*........      N/A         N/A       400     (23)     $   21,592
  Richmond, Virginia:
    Cameron Crossing
     II*................      N/A         N/A       144   (23)(24)        8,703
                                         ----    ------   --------   ----------
      Total Properties
       Under Control at
       March 31, 1996...                  N/A       544        N/A   $   30,295
                                         ----    ------   --------   ----------
      Total Properties
       Owned or Under
       Control at
       March 31, 1996...                 94.8%   21,933   $925,691   $1,144,394
                                         ====    ======   ========   ==========
PROPERTIES ACQUIRED FROM MARCH 31,
 1996 TO MAY 31, 1996:
PROPERTIES PRE-STABILIZED AT MAY 31,
 1996(3):
  Atlanta, Georgia:
    Cameron Pointe(16)..     1996        96.3%      214   $ 14,362   $   14,682
  Charlotte, North
   Carolina:
    Cameron at Hickory
     Grove..............     1996        94.6       202      8,034        8,293
  Ft. Lauderdale/W. Palm
   Beach, Florida:
    Park Place at Turtle
     Run(16)............     1996        90.0       350     14,591       15,627
    Pointe at Bayberry
     Lake...............     1996        90.9       308     16,453       17,075
  Greenville, South
   Carolina:
    Paces Court(16).....     1996        86.8       234     11,028       11,374
                                         ----    ------   --------   ----------
      Subtotals/Average.                 91.4%    1,308   $ 64,468   $   67,051
                                         ----    ------   --------   ----------
PROPERTIES DISPOSED OF FROM MARCH 31, 1996
 TO MAY 31, 1996:
  Columbia, South
   Carolina:
    Greenbrier(10)......      N/A         N/A      (358)  $(14,681)  $  (14,681)
                                         ----    ------   --------   ----------
      Subtotals.........                  N/A      (358)  $(14,681)  $  (14,681)
                                         ----    ------   --------   ----------
DEVELOPMENTS IN PLANNING--PUT UNDER
 CONTROL FROM MARCH 31, 1996 TO MAY 31, 1996(3):
  Atlanta, Georgia:
    Cameron Park*.......      N/A         N/A       288        N/A   $   14,573
    Northpoint Mall*....      N/A         N/A       264        N/A       20,270

                             YEAR                                      TOTAL
                         ACQUIRED OR  PERCENTAGE         ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS  INVESTMENT INVESTMENT(2)
                         ------------ ---------- ------ ---------- -------------
                                                         (DOLLARS IN THOUSANDS)
  Nashville, Tennessee:
    Breckenridge*.......     N/A          N/A       264       N/A   $   14,136
  Richmond, Virginia:
    Cameron at Virginia
     Center*............     N/A          N/A       280       N/A       16,543
                                         ----    ------  --------   ----------
      Subtotals.........                  N/A     1,096       N/A   $   65,522
                                         ----    ------  --------   ----------
      Total Properties
       Acquired,
       Disposed of or
       Put Under Control
       from March 31,
       1996 to May 31,
       1996.............                 91.4%    2,046  $ 49,787   $  117,892
                                         ====    ======  ========   ==========
      Total Properties
       Owned or Under
       Control at May
       31, 1996.........                 94.5%   23,979  $975,478   $1,262,286
                                         ====    ======  ========   ==========

- --------
*  Property developed by ATLANTIC.
(1) With respect to developments under construction and developments in planning and owned, represents expected completion date.
(2) For operating properties, represents cost, including planned renovations. For properties under construction and in planning, represents budgeted development cost, which includes the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period.
(3) The term "stabilized" means that renovation, repositioning, new management and new marketing programs (or development and marketing in the case of newly-developed properties) have been completed and in effect for a sufficient period of time (but in no event longer than 12 months, except for major rehabilitations) to achieve 93% occupancy at market rents. Prior to being "stabilized", a property is considered "pre-stabilized". The term "in planning" means developments owned or under control (land which is under control through contingent contract or letter of intent) with construction anticipated to commence within 12 months.
(4) Property is pledged as collateral for ATLANTIC's $350 million line of credit. For discussion of the line of credit, see "Business--Building ATLANTIC's Operating System--Capital Markets/Finance/ Legal".
(5) Property is pledged as additional security under ATLANTIC's thirty-year credit enhancement agreement with FNMA. For discussion of the FNMA credit enhancement agreement, see "Business--Building ATLANTIC's Operating System--Capital Markets/Finance/Legal".
(6) Tax-exempt bond issue associated with this property is included in ATLANTIC's credit enhancement agreement with FNMA.
(7) The Cameron Brook Apartments are subject to a deed of trust securing a mortgage note related to $19.5 million of tax-exempt bonds.
(8) The Clairmont Crest Apartments are subject to a deed of trust securing a mortgage note related to $11.6 million of tax-exempt bonds.
(9) The Greens Apartments are subject to a deed of trust securing a mortgage note related to $10.4 million of tax-exempt bonds.
(10) The Greenbrier Apartments were disposed of on April 9, 1996. A gain of approximately $670,000 was recognized at disposition.
(11) The Parrot's Landing Phase I Apartments are subject to a deed of trust securing a mortgage note related to $15.8 million of tax-exempt bonds.

(12) The Sun Pointe Cove Apartments are subject to a deed of trust securing a mortgage note related to $8.5 million of tax-exempt bonds.
(13) The Forestwood Apartments are subject to a deed of trust securing a mortgage note related to $11.5 million of tax-exempt bonds.
(14) The Cameron Villas I Apartments are subject to a deed of trust securing long-term mortgage debt of $6.4 million.
(15) The Foxbridge Apartments are subject to a deed of trust securing a mortgage note related to $10.4 million of tax-exempt bonds.
(16) ATLANTIC intends to pledge this property as collateral for its $350 million line of credit.
(17) The Cameron Station Apartments are subject to a deed of trust securing a mortgage note related to $14.5 million of tax-exempt bonds.
(18) The WintersCreek Apartments are subject to a deed of trust securing a mortgage note related to $5.0 million of tax-exempt bonds.
(19) Phase I consists of 150 units and is pledged as collateral for ATLANTIC's $350 million line of credit. Phase II consists of 250 units and is subject to a deed of trust securing long-term mortgage debt of $8.1 million.
(20) Property is in lease-up, therefore percentage leased is not given because it is not representative of a fully-operating property.
(21) Phase I consists of 88 units and is subject to a deed of trust securing long-term mortgage debt of $2.0 million. Phase II consists of 100 units and is pledged as collateral for ATLANTIC's $350 million line of credit.
(22) Consists of 25.2 acres of undeveloped land.
(23) As of March 31, 1996, ATLANTIC's investment in these developments was $0.1 million. This amount is reflected in the "Other Asset" caption of ATLANTIC's balance sheet as of March 31, 1996.
(24) Land was acquired by ATLANTIC in June 1996.

                                  THE OFFERING

 Shares offered hereby.......................
 Shares to be outstanding after the Offering.
 Use of proceeds............................. To retire revolving credit debt.
                                              See "Use of Proceeds".
 Proposed NYSE Symbol........................ "    ".

                                 DISTRIBUTIONS

  ATLANTIC's policy is to establish the following year's distribution level in December of each year, after a review of the operating plan for the following year. At its December 19, 1995 meeting, the Board established a proposed distribution level of $0.84 per Share for 1996, payable in quarterly installments. On March 28, 1996, ATLANTIC paid a quarterly distribution of $0.21 per Share for Shares outstanding throughout the first quarter and on June 27, 1996, ATLANTIC paid a quarterly distribution of $0.21 per Share for Shares outstanding throughout the second quarter. ATLANTIC's 1996 operating results may be adversely affected if occupancy levels decrease, if revolving credit borrowing costs increase or if any other adverse changes occur. No assurances can be given that ATLANTIC's estimates of cash available for distribution will prove accurate, and therefore the actual distribution level may differ. In light of the Homestead transaction (including the Distribution of the Homestead common stock and warrants), the Board is evaluating the proposed 1996 distribution level. See "Risk Factors--Risk of Inability to Sustain Distribution Level" and "Distributions".

                     SUMMARY SELECTED FINANCIAL INFORMATION

  The following table sets forth selected financial information on a pro forma basis for ATLANTIC (the "Pro Forma Financial Results") as of March 31, 1996 and for the three months ended March 31, 1996 and the year ended December 31, 1995 and on an historical basis for ATLANTIC (the "Historical Financial Results") as of and for the three months ended March 31, 1996 and 1995 and as of and for the years ended December 31, 1995 and 1994 and the period from October 26, 1993 (the date of ATLANTIC's inception) through December 31, 1993. The following selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the financial statements and notes thereto included in this Prospectus. The Pro Forma Financial Results are not necessarily indicative of what the actual financial position and results of operations of ATLANTIC would have been as of and for the periods indicated, nor do they purport to represent the financial position and results of operations for future periods.

                                  PRO FORMA                           HISTORICAL
                          ------------------------- --------------------------------------------------
                          THREE MONTHS                THREE MONTHS              PERIOD ENDED
                             ENDED      YEAR ENDED   ENDED MARCH 31,            DECEMBER 31,
                           MARCH 31,   DECEMBER 31, ------------------  ------------------------------
                              1996         1995       1996      1995      1995       1994     1993(1)
                          ------------ ------------ --------  --------  ---------  ---------  --------
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATIONS SUMMARY:
 Rental income..........    $ 32,941     $125,118   $ 30,809  $ 22,952  $ 103,634  $  55,071  $    156
 General and
  administrative
  expenses..............         168          583        187       105        646        266         1
 REIT management fee....       2,457        9,481      2,123     1,515      6,923      3,671        12
 Net earnings...........       8,141       30,560      6,650     4,175     19,639      9,926        38
 Net earnings per Share.                                0.12      0.11       0.45       0.41      0.07
 Distributions declared
  and paid..............      11,667       35,119     11,667     7,426     35,119     14,648       --
 Distributions declared
  and paid per Share....    $   0.21     $   0.80   $   0.21  $   0.20  $    0.80  $    0.60  $    --
 Weighted average Shares
  outstanding...........                              55,555    37,133     43,889     24,454       572
OTHER DATA:
 Funds from
  operations(2).........    $ 13,219     $ 49,220   $ 11,454  $  7,780  $  35,564  $  18,696  $     66
 Net cash provided
  (used) by operating
  activities............      19,776       58,891     18,011    12,954     45,235     26,205      (492)
 Net cash used by
  investing activities..     (47,201)    (321,082)   (47,201)  (39,177)  (240,652)  (392,718)  (31,005)
 Net cash provided by
  financing activities..      28,743      273,032     29,249    24,579    195,649    372,638    31,634
                                                                      HISTORICAL
                                                    --------------------------------------------------
                           PRO FORMA                    MARCH 31,               DECEMBER 31,
                           MARCH 31,                ------------------  ------------------------------
                              1996                    1996      1995      1995       1994       1993
                          ------------              --------  --------  ---------  ---------  --------
                                                                    (IN THOUSANDS)
FINANCIAL POSITION:
 Real estate owned, at
  cost..................    $975,463                $936,129  $678,564  $ 888,928  $ 631,260  $ 31,005
 Total assets...........     963,909                 929,318   678,683    885,824    637,846    31,850
 Line of credit(3)......      91,568                 226,000   181,000    190,000    153,000       --
 Mortgages payable......     129,291                 123,291   115,317    118,524    107,347       --
 Total liabilities......     247,201                 376,967   310,334    328,886    271,216       178
 Total shareholders'
  equity................    $716,708                $552,351  $368,349  $ 556,938  $ 366,630  $ 31,672
 Number of Shares
  outstanding...........                              55,570    37,588     55,526     37,133     3,163

- --------
(1) For the period from October 26, 1993 (the date of ATLANTIC's inception) to December 31, 1993.
(2) ATLANTIC believes that funds from operations is helpful in understanding a property portfolio in that such calculation reflects cash flow from operating activities and the properties' ability to support interest payments and general operating expenses. For an explanation of funds from operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources". Funds from operations should not be considered as an alternative to net income or any other generally accepted accounting principles ("GAAP") measurement of performance as an indicator of ATLANTIC's operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. On January 1, 1996, ATLANTIC adopted the National Association of Real Estate Investment Trusts' ("NAREIT") new definition of funds from operations. Under this new definition, loan cost amortization is not added back to net earnings in determining funds from operations. For comparability, funds from operations for the periods prior to January 1, 1996 give effect to this new definition.
(3) At June 27, 1996, ATLANTIC had $194 million of debt outstanding under its $350 million line of credit.

                                 RISK FACTORS

  Prospective investors should carefully consider, among other factors, the matters described below. Each of these factors could adversely affect the ability of ATLANTIC to make expected distributions to shareholders. In addition, purchasers of Shares in the Offering (or subsequent transferees who are holders of such Shares on the Distribution Record Date) will receive shares of common stock and warrants to purchase shares of common stock of Homestead. There are certain risks associated with securities of Homestead and the Homestead transaction which prospective investors should consider, as described under the caption "Risk Factors" in the Prospectus of Homestead attached hereto as Appendix A.

LACK OF INDEPENDENT VALUATION OF ASSETS

  The value of ATLANTIC has not been determined on a property-by-property basis because ATLANTIC is an ongoing business enterprise. Accordingly, no appraisals, independent valuations or fairness opinions from a financial point of view of the properties have been obtained in connection with the valuation of ATLANTIC. Furthermore, the valuation of ATLANTIC is not based upon the historical cost of assets or the current market value thereof. Accordingly, there can be no assurance that the value of the Shares (based on the initial public offering price) accurately reflects the fair market value of ATLANTIC's portfolio.

INFLUENCE OF OFFICERS, DIRECTORS AND SIGNIFICANT SHAREHOLDER

  SCG beneficially owns approximately 64.1% of the issued and outstanding Shares ( % after giving effect to the Offering). See "Principal Shareholders". Through its ownership of Shares, SCG controls approximately 64.1% ( % after giving effect to the Offering) of the vote on matters submitted for shareholder action, including the election of Directors, and no other shareholder may hold more than 9.8% of the outstanding Shares. See "Description of Capital Stock--Restriction on Size of Holdings of Shares". SCG has the right to nominate up to three Directors, depending on its level of ownership of Shares. See "Certain Relationships and Transactions--SCG Investor Agreement". The Directors so elected are in a position to exercise significant influence over the affairs of ATLANTIC. Additionally, SCG has the right to approve (i) ATLANTIC's annual operating budget and substantial deviations therefrom, (ii) acquisitions or dispositions in a single transaction or group of related transactions where the purchase price exceeds $5 million and (iii) property management arrangements. Accordingly, due to the foregoing, for so long as it continues to own at least 10% of the outstanding Shares, SCG will retain significant influence over the business and policies of ATLANTIC which may result in decisions that do not fully represent the interests of all shareholders of ATLANTIC.

CONFLICTS OF INTEREST

  ATLANTIC does not have any employees and relies on the REIT Manager for all strategic and management services. An affiliate of the REIT Manager also provides property management services for approximately 81% of ATLANTIC's properties.

  Four officers of the REIT Manager and its affiliates (Jeffrey A. Klopf, Senior Vice President of SCG, ATLANTIC and the REIT Manager (securities offerings, corporate acquisitions and legal), Ariel Amir, Vice President of SCG (securities offerings, corporate acquisitions and legal), John H. Gardner, Jr., Senior Vice President of ATLANTIC and the REIT Manager (multifamily dispositions) and Kathy B. Farr, Vice President of ATLANTIC and the REIT Manager (multifamily dispositions)) may have conflicts of interest in allocating their time and efforts between activities on behalf of ATLANTIC and other activities of the REIT Manager's affiliates. Affiliates of the REIT Manager also provide management services to PTR, a NYSE listed REIT which focuses on multifamily residential properties in the western

United States, and SCI, a NYSE listed REIT which focuses on industrial real estate in the United States. Security Capital Markets Group Incorporated ("Capital Markets Group"), the REIT Manager's capital markets affiliate, devotes a substantial portion of its time to these other REITs and SCG. Messrs. Klopf and Amir provide centralized securities offering, corporate acquisition and legal services to ATLANTIC and other affiliated real estate companies, including PTR, SCI and SCG, and, as a result, do not focus their full efforts and attention on ATLANTIC. Mr. Gardner and Ms. Farr provide multifamily disposition services to ATLANTIC and PTR. In addition, the REIT Manager and its affiliates share a common senior investment committee, which approves all acquisition and development proposals before they are submitted to the respective REIT boards for approval. C. Ronald Blankenship, a Director of ATLANTIC and the REIT Manager and the Chairman of PTR and a Director of Homestead, spends about ten hours per month on this senior investment committee evaluating investment opportunities for ATLANTIC and other REITs which are managed by affiliates of the REIT Manager. PTR acquires multifamily properties but operates in a different market than ATLANTIC. See "Policies With Respect to Certain Activities--Conflict of Interest Policies" and "--Policies Applicable to the REIT Manager and Officers and Directors of ATLANTIC".

  The officers of ATLANTIC may also be subject to certain conflicts of interest arising out of their positions with ATLANTIC and the REIT Manager and its affiliates. These relationships may create conflicts between the promotion of ATLANTIC's investment policies and those of the REIT Manager and its affiliates. See "Policies With Respect to Certain Activities--Conflict of Interest Policies".

  Ned S. Holmes, a Director of ATLANTIC, is also Chairman and President of Parkway Investments/Texas Inc., President and Chief Executive Officer of Laing Properties, Inc. ("Laing") and an executive officer of certain of Laing's affiliates. Laing and its affiliates engage in the acquisition, development and management of multifamily properties and Mr. Holmes may therefore have conflicts of interest in presenting acquisition or development opportunities to ATLANTIC.

  The owner of the REIT Manager, SCG, is ATLANTIC's principal shareholder and could influence decisions regarding the REIT Management Agreement, property management agreements between ATLANTIC and affiliates of the REIT Manager and fees relating to such agreements. Although all agreements with the REIT Manager and its affiliates must be reviewed and approved at least annually by ATLANTIC's Independent Directors, no assurance of arm's-length negotiations can be given.

RISK OF INABILITY TO SUSTAIN DISTRIBUTION LEVEL

  ATLANTIC's proposed 1996 distribution level is based on a number of assumptions, including assumptions relating to the future operations of ATLANTIC. These assumptions encompass, among other matters, continued property occupancy, capital expenditures and other costs relating to ATLANTIC's properties, the level of leasing activity and decisions by ATLANTIC to reinvest rather than distribute cash available for distribution. Some of the assumptions described above are beyond the control of ATLANTIC, and a change in any such assumption could cause a reduction in cash available for distribution, which could affect ATLANTIC's ability to sustain the proposed distribution level. Moreover, in light of the Homestead transaction (including the Distribution), the Board is evaluating the proposed distribution level. Hence, no assurance can be given that ATLANTIC will be able to maintain the proposed distribution level. See "Distributions".

GENERAL REAL ESTATE INVESTMENT RISKS

 GENERAL

  Real property investments are subject to varying degrees of risk. Real estate cash flows and values are affected by a number of factors, including changes in the general economic climate, local conditions (such as an oversupply of multifamily properties or a reduction in rental demand in an area), the quality and philosophy of management, competition from other available multifamily properties and the ability of the owner to provide adequate maintenance and insurance and to control operating costs. Although ATLANTIC seeks to minimize these risks through the REIT Manager's market research and asset management capabilities, these risks cannot be eliminated entirely. Real estate cash flows and values are also affected by such factors as government regulations, including zoning and tax laws, interest rate levels, the availability of financing and potential liability under, and changes in, environmental and other laws. Since a significant portion of ATLANTIC's income will be derived from rental income from real property, ATLANTIC's income and distributable cash flow would be adversely affected if a significant number of ATLANTIC's residents were unable to meet their obligations to ATLANTIC, or if ATLANTIC were unable to lease, on economically favorable terms, a significant number of units in its multifamily properties.

  Equity real estate investments are relatively illiquid and therefore may tend to limit the ability of ATLANTIC to react promptly to changes in economic or other conditions. In addition, certain significant expenditures associated with equity investments (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investments. Like other REITs, ATLANTIC must comply with safe harbor rules which enable a REIT to avoid punitive taxation. Thus, ATLANTIC's ability to sell assets to change its asset base is restricted by tax rules which impose holding periods for assets and potential disqualification as a REIT upon certain asset sales.

 DEBT FINANCING

  To the extent it or its subsidiaries incur debt, ATLANTIC will be subject to the risks associated with debt financing, including the risks that ATLANTIC's cash flow from operations will be insufficient to meet required payments of principal and interest, that ATLANTIC will be unable to refinance the revolving line of credit secured by many of ATLANTIC's properties or current or future mortgage indebtedness on its properties, that the terms of such refinancings will not be as favorable as the terms of existing indebtedness and that ATLANTIC will be unable to make necessary capital expenditures for such purposes as renovations and releasing units due to lack of available funds. If a property is mortgaged to secure payment of indebtedness and ATLANTIC is unable to meet mortgage payments, the property could be transferred to the mortgagee with a consequent loss of income and asset value to ATLANTIC. Nevertheless, it will be ATLANTIC's policy generally to arrange fully amortizing, fixed rate long-term debt. See "Policies With Respect to Certain Activities--Financing Policies".

 RISKS OF REAL ESTATE DEVELOPMENT

  ATLANTIC has developed or commenced development of, or has executed contracts or non-binding letters of intent where acquisition of development land is likely for, 7,674 multifamily units and expects to develop additional multifamily units in the future. Real estate development involves significant risks in addition to those involved in the ownership and operation of established multifamily properties, including the risks that financing, if needed, may not be available on favorable terms for development projects, that construction may not be completed on schedule (resulting in increased debt service expense and construction costs) and that properties may not be leased on profitable terms. Timely construction may be adversely affected by local weather, local or national strikes and by local or national shortages in materials, insulation, building supplies and energy and fuel for equipment. ATLANTIC intends to finance future development with cash on hand or revolving credit borrowings (which ATLANTIC expects to repay with long-term debt or sales of equity securities); however, until such properties are developed and leased, they will not generate any cash flow to ATLANTIC.

 LAND USE AND ZONING CONSIDERATIONS

  Governmental authorities at the federal, state and local levels are actively involved in the promulgation and enforcement of regulations relating to land use and zoning restrictions. Regulations may be promulgated which could have the effect of restricting or curtailing certain uses of existing structures or requiring that such structures be renovated or altered in some fashion. The establishment of such regulations could have the effect of increasing the expenses and lowering the profitability of any of the properties affected thereby.

 CHANGES IN LAWS

  Increased costs resulting from changes in real estate taxes or other governmental requirements may generally not be passed through directly to residents, inhibiting ATLANTIC's ability to recover such increased costs. Substantial increases in rents, as a result of such increased costs, may affect residents' ability to pay rent, causing increased vacancy. Increases in income or transfer taxes generally are not passed through to residents and may adversely affect ATLANTIC's ability to make distributions to shareholders. Changes in laws increasing potential liability for environmental conditions or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which could adversely affect ATLANTIC's ability to make distributions to shareholders.

 RISKS OF INVESTMENTS IN MORTGAGES

  Although ATLANTIC's current policy is not to invest in mortgages unrelated to its properties, ATLANTIC may invest in mortgages in connection with the construction and development of new multifamily properties for ATLANTIC by third parties. See "Policies With Respect to Certain Activities--Financing Policies". In connection with the Homestead transaction, ATLANTIC will invest in convertible mortgage notes issued by Homestead. See "Homestead Transaction". In addition, ATLANTIC from time to time will invest in mortgage loans to ATLANTIC Development Services Incorporated ("ATLANTIC Development Services"), an entity in which ATLANTIC owns substantially all of the economic interest, to fund the acquisition and development of certain properties that meet ATLANTIC's investment criteria. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--REIT Management Agreement". Mortgage investments are subject to certain risks, including that borrowers may not be able to make debt service payments or pay principal when due, that the value of mortgaged property may be less than the amounts owed, and that interest rates payable on the mortgages may be lower than ATLANTIC's cost of funds. If ATLANTIC invested in mortgages and if any of the above occurred, cash flows and ATLANTIC's ability to make expected distributions to shareholders could be adversely affected.

 UNINSURED LOSS

  ATLANTIC will initially carry comprehensive liability, fire, flood, earthquake, extended coverage and rental loss insurance with respect to its properties with policy specifications and insured limits customarily carried for similar properties. There are, however, certain types of losses (such as from wars) that may be either uninsurable or not economically insurable. Should an uninsured loss occur, ATLANTIC could lose both its capital invested in and anticipated profits from one or more properties.

 COMPETITION

  There are numerous commercial developers, real estate companies and other owners of real estate, including those that operate in the regions in which ATLANTIC's properties are located, that compete with ATLANTIC in seeking land for development, properties for acquisition and disposition and residents for properties. All of ATLANTIC's multifamily properties are located in developed areas that include other multifamily properties. The number of competitive multifamily properties in a particular area could have a material adverse effect on ATLANTIC's ability to lease apartment units and on the rents charged. In addition, other forms of single family and multifamily residential properties provide housing alternatives to residents and potential residents of ATLANTIC's multifamily properties.

CHANGES IN POLICIES

  The major policies of ATLANTIC, including its policies with respect to investments, financing, growth, debt capitalization, REIT qualification and distributions, are determined by the Board. Although it has no present intention to do so, the Board may amend or revise these and other policies from time to time without a vote of the shareholders of ATLANTIC. See "Policies With Respect to Certain Activities". Accordingly, shareholders will have limited control over changes in policies of ATLANTIC.

CONCENTRATION OF PROPERTIES IN ATLANTA

  At May 31, 1996, ATLANTIC owned $347.3 million of properties, based on cost, that are located in the Atlanta, Georgia metropolitan area, representing 37.9% of pro forma revenues as of March 31, 1996, and thus may be affected by changes in the economic conditions of that area. Conditions in the Atlanta market, including the possibility of an economic downturn, could adversely affect cash flows and ATLANTIC's ability to make expected distributions to shareholders.

TAXATION OF ATLANTIC

 TAX LIABILITIES AS A CONSEQUENCE OF THE FAILURE TO QUALIFY AS A REIT

  ATLANTIC has elected to be taxed as a REIT under the Code, commencing with its taxable year ending December 31, 1994. A qualified REIT generally is not taxed on income it distributes to its shareholders as long as it distributes at least 95% of its taxable income currently. ATLANTIC has qualified as a REIT initially, but no assurance can be given that it will be able to remain so qualified. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the rules applicable to ATLANTIC with respect to qualification as a REIT or the federal income tax consequences of such qualification.

  If ATLANTIC fails to continue to qualify as a REIT, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, ATLANTIC will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax could significantly reduce the cash flow available for distribution.

 OTHER TAX LIABILITIES

  Even if ATLANTIC continues to qualify as a REIT, it is subject to certain federal, state and local taxes on its income and property. See "Federal Income Tax Considerations--Other Tax Considerations".

LIMITATIONS ON ACQUISITION OF SHARES AND CHANGE IN CONTROL

 OWNERSHIP LIMIT

  In order to maintain its qualification as a REIT, not more than 50% in value of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). Pursuant to the constructive ownership rules, SCG's ownership of Shares is attributed to its shareholders for purposes of the 50% test. ATLANTIC's 9.8% Share ownership limit for shareholders other than SCG, as well as the ability of ATLANTIC to issue additional Shares or other classes or series of stock (which may have rights and preferences senior to the Shares), may have the effect of delaying or preventing a change in control of ATLANTIC without the consent of the Board even if a change in control were in the shareholders' interests and may also (i) deter tender offers for the Shares, which offers may be advantageous to shareholders and (ii) limit the opportunity for shareholders to receive a premium for their Shares that might otherwise exist if an investor were attempting to assemble a block of Shares in excess of 9.8% of the outstanding Shares or otherwise effect a change in control of ATLANTIC.

 SHAREHOLDER PURCHASE RIGHTS

  On March 12, 1996, the Board declared a dividend of one preferred share purchase right (a "Purchase Right") for each Share outstanding. Each purchaser of a Share subsequent to March 12, 1996 (including purchasers of Shares in the Offering) will also receive a Purchase Right with each Share purchased. Each Purchase Right entitles the holder under certain circumstances to purchase from ATLANTIC one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Participating Preferred Shares"), at a price of $40 per one one-hundredth of a Participating Preferred Share, subject to adjustment. Purchase Rights are exercisable when a person or group of persons (other than certain affiliates of ATLANTIC) acquires 20% or more of the outstanding Shares or announces a tender offer for 25% or more of the outstanding Shares. Under certain circumstances, each Purchase Right entitles the holder to purchase, at the Purchase Right's then current exercise price, a number of Shares having a market value of twice the Purchase Right's exercise price. The acquisition of ATLANTIC pursuant to certain mergers or other business transactions would entitle each holder to purchase, at the Purchase Right's then current exercise price, a number of the acquiring company's common shares having a market value at that time equal to twice the Purchase Right's exercise price. The Purchase Rights held by certain 20% shareholders (other than certain affiliates of ATLANTIC) would not be exercisable.

  The Purchase Rights may have the effect of delaying or preventing a change in control of ATLANTIC without the consent of the Board even if a change in control were in the shareholders' interests and may also adversely affect the voting and other rights of shareholders. See "Description of Capital Stock-- Purchase Rights".

 CLASSIFIED BOARD

  The Board has been divided into three classes of Directors. The terms of the classes will expire in 1997, 1998 and 1999, respectively. Beginning in 1997, as the term of a class expires, Directors for that class will be elected for a three-year term and the Directors in the other two classes will continue in office.

 PREFERRED STOCK

  ATLANTIC's Second Amended and Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), authorize the Board to issue preferred stock and to establish the preferences and rights of any preferred stock issued. See "Description of Capital Stock--General" and "--Preferred Stock". No such preferred stock is currently issued and outstanding.

  The classified Board and the issuance of preferred stock discussed in the preceding paragraphs each could have the effect of delaying or preventing a change in control of ATLANTIC even if a change in control were in the shareholders' interests.

POSSIBLE ADVERSE CONSEQUENCE OF LIMITS ON OWNERSHIP OF SHARES

  As noted above under "--Limitations on Acquisition of Shares and Change in Control", under the REIT tax rules, not more than 50% in value of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals. ATLANTIC has restricted ownership of more than 9.8% of the issued and outstanding Shares by any single shareholder. The ownership limitation does not apply to

SCG. See "Certain Relationships and Transactions--SCG Investor Agreement". The Board, in its sole discretion, may waive this restriction if it is satisfied that ownership in excess of this limit will not jeopardize ATLANTIC's status as a REIT. Shares acquired in breach of the limitation may be redeemed by ATLANTIC for the average daily per Share closing sales price during the 30-day period ending on the business day prior to the redemption date. A transfer of Shares to a person who, as a result of the transfer, violates the ownership limit may be void under some circumstances. See "Description of Capital Stock--Restriction on Size of Holdings of Shares" for additional information regarding the ownership limit.

EXTERNAL MANAGEMENT

  ATLANTIC is externally managed by the REIT Manager, which is owned by SCG, which also owns approximately 64.1% of the outstanding Shares ( % after giving effect to the Offering). The REIT Manager's indirect Share ownership provides it with economic interests comparable to other shareholders, but ATLANTIC's being externally managed may adversely affect the market price of the Shares.

EFFECT OF MARKET INTEREST RATES ON SHARE PRICES

  One of the factors that may influence the price of the Shares in public markets will be the annual yield on the price paid for Shares from distributions by ATLANTIC. Thus, an increase in market interest rates may lead purchasers of Shares to demand a higher annual yield, which could adversely affect the market price of the Shares.

REGULATORY COMPLIANCE

 POSSIBLE LIABILITY RELATING TO ENVIRONMENTAL LAWS

  Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. The costs of such removal or remediation of such substances could be substantial. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such hazardous or toxic substances. The presence of such substances may adversely affect the owner's ability to sell or rent such real estate or to borrow using such real estate as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for the release of asbestos containing materials into the air, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injuries associated with such materials, and prescribe specific methods for the removal and disposal of such materials, which may result in increased costs in connection with renovations at ATLANTIC's properties.

  ATLANTIC has not been notified by any governmental authority of any non-compliance, liability or other claim in connection with any of the properties currently owned or being acquired by ATLANTIC, and ATLANTIC is not aware of any environmental condition with respect to any of such properties, which is likely to be material. ATLANTIC has subjected each of its properties to a Phase I environmental assessment (which does not involve invasive procedures such as soil sampling or ground water analysis) by independent consultants. While some of these assessments have led to further investigation and sampling, none of the environmental assessments has revealed, nor is ATLANTIC aware of, any environmental liability (including asbestos related liability) that the REIT Manager believes would have a material adverse effect on ATLANTIC's business, financial condition or results of operations. No assurance can be given, however, that these assessments and investigations reveal all potential environmental liabilities, that no prior owner or operator created any material environmental condition not known to ATLANTIC or the independent consultants or that future uses and conditions (including, without limitation, resident actions or changes in applicable environmental laws and regulations) will not result in the imposition of environmental liabilities.

 COMPLIANCE WITH THE FAIR HOUSING AMENDMENTS ACT OF 1988

  The Fair Housing Amendments Act of 1988 (the "FHA") requires apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. ATLANTIC believes that its properties that are subject to the FHA are in compliance with such law.

 COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990

  ATLANTIC's properties and any newly developed or acquired multifamily properties must comply with Title III of the Americans with Disabilities Act of 1990 (the "ADA") to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements requires that public accommodations "reasonably accommodate" individuals with disabilities, which includes removal of structural barriers to handicapped access in certain public areas of ATLANTIC's properties, where such removal is readily achievable and that new construction or alterations made to "commercial facilities" conform to accessibility guidelines unless "structurally impracticable" for new construction, or in excess of 20% of the cost of the alteration for existing structures. The ADA does not, however, consider multifamily residential properties, such as ATLANTIC's properties, to be public accommodations or commercial facilities except to the extent portions of such properties, such as a leasing office, are open to the public. ATLANTIC believes that its properties comply with all present requirements under the ADA and applicable state laws. Noncompliance with the ADA could result in imposition of injunctive relief, fines or an award of damages.

NO PRIOR MARKET FOR SHARES

  Prior to the Offering, there has been no public market for the Shares. Although application will be made to list the Shares on the NYSE, there can be no assurance that an active trading market will develop or that the Shares will be so listed. In addition, the initial public offering price may not accurately reflect the market prices of the Shares and the Homestead common stock and warrants which will be distributed to holders of Shares in the Distribution after the Offering. See "Underwriting".

EFFECT ON SHARE PRICE OF SHARES AVAILABLE FOR FUTURE SALE

  Sales of a substantial number of Shares, or the perception that such sales could occur, could adversely affect the prevailing market price for the Shares. At June 27, 1996, ATLANTIC had 65,903,161 Shares issued and outstanding. All such Shares may be sold in the public market in the future pursuant to registration rights or available exemptions from registration. See "Shares Available for Future Sale". No prediction can be made regarding the effect of future sales of Shares on the market prices of Shares. See "Underwriting".

DILUTION

  The pro forma net tangible book value per Share of ATLANTIC's assets after the Offering will be lower than the initial public offering price per Share in the Offering. Accordingly, persons acquiring Shares in the Offering will
experience immediate dilution of $    per Share in the net tangible book value
of Shares acquired in the Offering. See "Dilution". Purchasers of Shares sold in the Offering will receive shares of Homestead common stock and warrants to purchase shares of Homestead common stock in the Distribution for no additional consideration, assuming that they continue to hold such Shares on the Distribution Record Date.

                    SECURITY CAPITAL ATLANTIC INCORPORATED

  ATLANTIC, through its research-based investment strategy, engages in the development, acquisition, operation and long-term ownership of multifamily properties in the southeastern United States. ATLANTIC's objective is to be the preeminent real estate operating company focusing on moderate income multifamily properties in its primary target market. ATLANTIC, through the REIT Manager, is an Atlanta-based, fully integrated operating company with 75 professionals dedicated to implementing its highly focused operating strategy. At May 31, 1996, ATLANTIC's portfolio consisted of 23,979 multifamily units, including 6,870 units under construction and in planning, in 16 metropolitan areas and 39 submarkets in premier growth areas of the southeastern United States. The aggregate investment cost of these 85 properties, including planned renovations and total budgeted development expenditures, is approximately $1.26 billion.

  ATLANTIC seeks to achieve long-term sustainable growth in cash flow by maximizing the operating performance of its core portfolio through value-added operating systems, developing industry-leading, multifamily product in targeted submarkets that exhibit strong job growth prospects and demographic trends and implementing its asset optimization strategy of redeploying capital into assets that meet ATLANTIC's long-term investment criteria and have significant long-term cash flow growth prospects. See "Business--Key Components Driving ATLANTIC's Growth".

  ATLANTIC's REIT Manager believes that the southeastern United States presents attractive investment opportunities because of the region's growing population and job market. ATLANTIC's investment activity is focused primarily on the following metropolitan areas: Atlanta, Georgia; Birmingham, Alabama; Charlotte, North Carolina; Jacksonville, Florida; Memphis, Tennessee; Nashville, Tennessee; Raleigh, North Carolina; Richmond, Virginia; Southeast Florida (which includes Ft. Lauderdale and West Palm Beach); and Tampa, Florida.

  REIT Management believes that growth in cash flow requires an intensive focus on resident service, marketing and the operation and development of functional and cost effective multifamily properties in growing cities. To enhance ATLANTIC's cash flow growth, REIT Management believes ATLANTIC should achieve significant market presence and enjoy the benefits that typically accrue to the major owners of multifamily properties in its markets. The REIT Manager provides a fully integrated company with expertise in market research, multifamily property acquisitions and due diligence, development of multifamily properties, leasing and asset management, capital markets and financial operations.

  REIT Management believes that the multifamily real estate industry has traditionally attracted developers and operators who decentralized decision making and developed properties based upon the availability and preferences of external sources of capital rather than on market demand, as discussed more fully below. The REIT Manager has organized itself differently from many traditional multifamily real estate companies, as follows:

  . Each operating professional specializes in a particular discipline (such as research, marketing, development, acquisitions, due diligence, asset management, capital markets or financial operations) rather than being responsible for all functions on a project-by-project basis;

  . Local investments must be approved by the REIT Manager's senior investment committee, using uniform criteria, rather than being subject to autonomous decisions by local market representatives;

  . Capital markets and financing decisions are centrally made and executed, enabling ATLANTIC to lower its cost of capital, optimize its financial structure and focus on the needs of residents, rather than the preferences of capital sources or the restrictions imposed by lenders, and thereby increase financial control; and

  . ATLANTIC officers who own an interest in ATLANTIC own Shares, not carried interests in specific assets, meaning that their incentive is for the entire company to do well.

  See "REIT Management".

  ATLANTIC's executive offices are located at Six Piedmont Center, Atlanta, Georgia 30305, and its telephone number is (404) 237-9292. ATLANTIC is a Maryland corporation. Its predecessor was formed in October 1993 as a Delaware corporation, and ATLANTIC was re-formed as a Maryland corporation in April 1994.

                                USE OF PROCEEDS

  The proceeds to ATLANTIC from the sale of the Shares offered hereby, net of
all expenses of the Offering, are expected to be approximately $    million.
The net proceeds will be used to retire revolving credit debt which was incurred for (i) the acquisition and development of multifamily properties,
(ii) capital improvements to properties, (iii) general corporate purposes and
(iv) the purchase of shares of Homestead common stock on the Merger Closing
Date. If the Underwriters' over-allotment option to purchase    Shares is
exercised in full, the additional net proceeds of approximately $    million
will be used for the same purpose. At June 27, 1996, ATLANTIC had $194 million in outstanding borrowings under its $350 million revolving line of credit with Morgan Guaranty Trust Company of New York, as agent for a syndicate of banks,
and such outstanding borrowings are expected to be approximately $    million
at the time of the closing of the Offering. Borrowings under the line of credit bear interest at prime (8.25% at June 27, 1996) or, at ATLANTIC's option, LIBOR plus 1.5% (7.00% at June 27, 1996) or the certificate of deposit rate plus 1.625% (7.01% at June 27, 1996). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

                                CAPITALIZATION

  The following table sets forth the capitalization of ATLANTIC as of March 31, 1996 and as adjusted to give effect to the Offering and other sales of Shares subsequent to March 31, 1996 and the application of the proceeds therefrom and to the Homestead transaction. The table should be read in conjunction with the financial statements of ATLANTIC included herein.

                                                            MARCH 31, 1996
                                                        ----------------------
                                                        HISTORICAL AS ADJUSTED
                                                        ---------- -----------
                                                        (DOLLARS IN THOUSANDS)
     Mortgage notes....................................  $123,291   $129,291
     Shareholders' Equity:
       Shares of common stock, $0.01 par value;
        250,000,000 Shares authorized; 55,569,635
        Shares issued;     Shares issued as adjusted...       556        659
       Additional paid-in capital......................   576,976    788,183
       Distributions in excess of net earnings.........   (25,181)  (72,134)(1)
                                                         --------   --------
         Total Shareholders' Equity....................  $552,351   $716,708
                                                         --------   --------
         Total Capitalization(2).......................  $675,642   $845,999
                                                         ========   ========

- --------
(1) The increase in distributions in excess of net earnings on an as adjusted basis will result primarily from the Distribution.
(2) Does not include borrowings under ATLANTIC's $350 million line of credit. At March 31, 1996, $226.0 million of borrowings were outstanding under the line of credit ($91.6 million on an as adjusted basis).

                                 DISTRIBUTIONS

  ATLANTIC intends to pay regular quarterly distributions to its shareholders. In 1995, ATLANTIC paid quarterly cash distributions of $0.20 per Share outstanding throughout each quarter, equaling an annualized distribution of $0.80 per Share. The Board has adopted a policy of announcing the following year's proposed annual distribution level in December of each year after the Board's annual review and approval of the operating plan for the following year. At its December 19, 1995 meeting, the Board established a proposed distribution level of $0.84 per Share for 1996, payable in quarterly installments. On March 28, 1996, ATLANTIC paid a quarterly distribution of $0.21 per Share for Shares outstanding throughout the first quarter and on June 27, 1996, ATLANTIC paid a quarterly distribution of $0.21 per Share for Shares outstanding throughout the second quarter. ATLANTIC's 1996 operating results may be adversely affected if occupancy levels decrease, if revolving credit borrowing costs increase or if any other adverse changes occur. No assurances can be given that ATLANTIC's estimates of cash available for distribution will prove accurate, and therefore the actual distribution level may differ. In light of the Homestead transaction (including the Distribution of the Homestead common stock and warrants), the Board is evaluating the proposed 1996 distribution level. See "Risk Factors--Risk of Inability to Sustain Distribution Level".

  Cash available for distribution will be affected by a number of factors, including rental revenues from existing and new residents, the level of acquisition and new leasing activity, ATLANTIC's operating expenses, the interest expense and other debt service costs of ATLANTIC, the ability of residents to meet their obligations, taxes payable by ATLANTIC and unanticipated capital expenditures. ATLANTIC's policy is to expense, rather than capitalize, repairs and maintenance, in determining net earnings and cash available for distribution. Only major renovations, replacements or improvements with a substantial expected economic life (such as roofs, parking lots and additions) are capitalized. ATLANTIC has budgeted $4.9 million for such purposes for the remainder of 1996. No assurances can be given that cash available for distribution for the remainder of 1996 will be sufficient to sustain the proposed distribution level. Although ATLANTIC does not expect any future cash shortfalls, any such shortfalls which do arise could result in reductions in ATLANTIC's cash available for distribution which could result in lower than expected distributions.

  In addition to the $4.9 million of budgeted capital expenditures, ATLANTIC has $84.9 million of unfunded construction commitments and $17.3 million of prospective acquisitions (not included in pro forma properties owned) under letters of intent or contingent contracts. Additionally, at May 31, 1996, ATLANTIC had $195.2 million of developments in planning (owned and under control) of which $179.7 million had not been funded. In addition, pursuant to its Funding Commitment Agreement, ATLANTIC has agreed to provide secured financing of up to approximately $111 million to Homestead in exchange for convertible mortgage notes. See "Homestead Transaction" and "Certain Relationships and Transactions--Funding Commitment Agreements". ATLANTIC expects to finance its renovation, acquisition and development investments and its funding commitment under its Funding Commitment Agreement with borrowings under its $350 million line of credit (which matures in June 1998) and future offerings of debt and equity securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

  Future distributions by ATLANTIC will be at the discretion of the Board and will depend on the actual cash available for distribution of ATLANTIC, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations-- Taxation of ATLANTIC") and such other factors as the Board deems relevant. For a discussion of the tax treatment of distributions to shareholders, see "Federal Income Tax Considerations--Taxation of Shareholders".

                                   DILUTION

  The initial public offering price per Share exceeds the net tangible book value per Share. Therefore, the holders of Shares subscribed for or issued prior to the Offering will realize an immediate increase in the net tangible book value of their Shares, while purchasers of Shares sold in the Offering will realize an immediate dilution in the net tangible book value of their Shares. Net tangible book value per Share is determined by subtracting total liabilities from total tangible assets and dividing the remainder by the number of Shares that will be outstanding after the Offering. The following table illustrates the dilution to purchasers of Shares sold in the Offering and the effect of the Distribution.

     Initial Public Offering Price(1)....................................  $
     Net pro forma tangible book value per Share issued prior to the
      Offering, before giving effect to the Distribution(2)..............
     Increase in net pro forma tangible book value per Share attributable to payments by purchasers of Shares sold in the Offering...........
     Net pro forma tangible book value per Share after the Offering, before giving effect to the Distribution(2)........................
     Decrease in net pro forma tangible book value per Share due to the
      Distribution.......................................................
     Net pro forma tangible book value per Share after the Offering, after giving effect to the Distribution(2).........................
                                                                           -----
     Dilution per Share sold in the Offering.............................  $
                                                                           =====

- --------
(1) Before deducting estimated expenses of the Offering.
(2) Based on the Pro Forma Financial Results contained elsewhere in this Prospectus. Assumes no exercise of outstanding options to acquire Shares.

  Purchasers of Shares sold in the Offering will receive shares of Homestead common stock and warrants to purchase shares of Homestead common stock in the Distribution for no additional consideration, assuming that they continue to hold such Shares on the Distribution Record Date, as described under "Homestead Transaction". Therefore, management of ATLANTIC does not believe that the amount of dilution which will be experienced by purchasers of Shares in the Offering is meaningful in evaluating a purchase of the Shares.

                             HOMESTEAD TRANSACTION

  Homestead was organized to continue the operations of ATLANTIC, PTR and SCG with respect to their respective moderate priced, purpose-built, extended-stay lodging facilities. Homestead will develop, own and manage moderate priced, purpose-built, extended-stay lodging facilities designed to appeal to value-conscious customers on temporary assignment, undergoing relocation or in training. The first Homestead Village facility was opened in 1992 by PTR, which has since built and placed into operation 26 additional Homestead Village facilities. PTR's stabilized Homestead Village facilities have produced annual returns (based on funds from operations over actual investment cost) in excess of 14% for 1994 and 1995. No assurance can be given that Homestead will be able to achieve or sustain such returns in the future. See "Homestead Transaction".

  The objective of Homestead is to be the preeminent developer, owner and national operator focused on the moderate priced, purpose-built, extended-stay lodging business. Homestead expects to achieve this objective by:

  . participating in high growth markets;

  . exercising investment discipline based on research; and

  . employing a consistent high quality service standard to property operations.

  Homestead's facilities are designed and built to uniform plans developed by Homestead. Homestead expects to have a total of 31 facilities operational and 41 facilities under construction by the end of 1996 and plans to continue an active development program thereafter. Homestead's plans call for the average facility to have approximately 136 extended-stay rooms and take approximately eight to ten months to construct. The average length of stay for a customer in Homestead's facilities is in excess of four weeks. For the quarter ended March 31, 1996, average economic occupancy and average weekly rate for PTR's stabilized properties were 87% and $217 per week, respectively.

  In March 1996, the Board began considering ways for ATLANTIC to maximize shareholder value with respect to its Homestead Village properties. In May 1996, ATLANTIC, PTR, SCG and Homestead entered into the Merger Agreement. Pursuant to the Merger Agreement, each of ATLANTIC, PTR and SCG will contribute, through the Mergers, all of their respective assets related to Homestead Village properties to Homestead as follows:

  . ATLANTIC will contribute 26 properties (or the rights to acquire such properties) to Homestead in exchange for 4,201,220 shares of Homestead common stock. Pursuant to the Merger and Distribution Agreement, dated as of May 21, 1996 (the "Merger Agreement"), ATLANTIC will provide a cash payment estimated to be $18.6 million to Homestead at the Merger Closing Date. This payment is required because ATLANTIC's Homestead Village properties, only one of which is currently operating, are in earlier stages of development than PTR's Homestead Village properties, therefore ATLANTIC has not funded the same percentage of total costs as PTR. This payment also assures that ATLANTIC receives all of its shares of Homestead common stock at the Merger Closing Date rather than being received in smaller increments over time as funds are expended for Homestead Village properties contributed by ATLANTIC.

  . PTR will contribute 54 properties (or the rights to acquire such properties) to Homestead in exchange for 9,485,727 shares of Homestead common stock.

  . SCG will contribute to Homestead its anticipated future cash flows from the ATLANTIC REIT Management Agreement, a similar management agreement with PTR and property management agreements relating to the Homestead Village properties in exchange for 4,062,788 shares of Homestead common stock, of which 2,243,038 shares will be placed in escrow and released as funds are advanced under the Funding Commitment Agreements as described below. In addition, SCG will contribute the Homestead Village trademark and the operating system. No separate consideration was attributed to the Homestead Village trademark or the operating system, as the trademark and operating system would be necessary to achieve the anticipated fees. There are additional Homestead Village facilities which are in early stages of planning, but which are not owned or under control and are not included in the 80 facilities which will be contributed in the Homestead transaction, and are being planned outside the target markets of ATLANTIC and PTR by SCG with its own funds. SCG will contribute to Homestead the rights to these properties for no additional consideration.

  . Simultaneous with the transactions described above, ATLANTIC and PTR will receive 2,818,517 and 6,363,789 warrants, respectively, each to purchase one share of Homestead common stock, in exchange for their entering into the Funding Commitment Agreements as described below. Each Homestead warrant will be exercisable at $10.00 per share and will expire one year after the Merger Closing Date.

  . Pursuant to the applicable Funding Commitment Agreement, ATLANTIC and PTR will agree to provide secured financing to Homestead of up to approximately $111 million and $133 million, respectively, which amounts are anticipated to be sufficient to complete the development of the respective Homestead Village facilities contributed by them. ATLANTIC and PTR will receive convertible mortgage notes in respect of such fundings in stated amounts of up to approximately $98 million and $144 million, respectively. The effect of these provisions of the Funding Commitment Agreement is that ATLANTIC will fund $1,133,535 for each $1,000,000 of convertible mortgage loans. The difference between the funded amounts and the stated amounts of the convertible mortgage loans arises because the rate of return on the existing

   Homestead Village facilities contributed by PTR is projected to exceed the rate of return on the Homestead Village facilities contributed by PTR and ATLANTIC to Homestead which are under construction or in pre-development planning. In calculating the relative ownership interests of ATLANTIC and PTR, SCG took into account the fact that as of July 1, 1996, PTR will have 28 Homestead Village facilities in operation and generating income, while ATLANTIC will have one. In addition, SCG expects that the average property development costs for the existing PTR Homestead Village properties will, on balance, be less than those for the PTR and ATLANTIC Homestead Village properties projected to be built in the future because a large portion of the existing PTR Homestead Village properties were in planning or under development during 1992 and 1993 when land prices and construction costs were less than they are now and are anticipated to be over the next 18 months. The convertible mortgage notes will have a term of approximately ten years, will bear interest at 9% per year, will not be callable for five years and will be convertible at the option of the holder into shares of Homestead common stock after March 31, 1997 on the basis of one share of Homestead common stock for every $11.50 of principal amount outstanding, subject to antidilution adjustments. The ATLANTIC mortgage loans and PTR mortgage loans will be used to finance the acquisition and development of properties contributed by ATLANTIC and PTR, respectively. In addition, PTR subsidiaries currently have $77,289,000 in convertible mortgage loans from PTR which will be assumed by Homestead at the Merger Closing Date. These loans have substantially the same terms as the mortgage loans described above. If all such mortgage loans were made and converted, an additional 8,524,215 and 19,246,402 shares of Homestead common stock would be issued to ATLANTIC and PTR, respectively.

  . SCG will receive 817,694 warrants to purchase one share of Homestead common stock (on the same terms as ATLANTIC's and PTR's warrants) in exchange for providing funding to Homestead during the time between the execution of the Merger Agreement and the Merger Closing Date and the use of office facilities for one year.

  . The relative percentage ownership interests of ATLANTIC, PTR and SCG in Homestead, giving effect to the issuance of the Homestead common stock at the Merger Closing Date, the exercise of all warrants and the conversion of all mortgage loans outstanding and which could be made under the Funding Commitment Agreements, would be 28.0%, 63.2% and 8.8%, respectively (and such percentages would be 25.3%, 57.1% and 17.6%, respectively, assuming all of the foregoing except the conversion of any of the mortgage loans).

  . After giving effect to the Offering and the distribution of all Homestead common stock and warrants by ATLANTIC and PTR, the exercise of all Homestead warrants and the conversion of all mortgage loans and the subsequent distribution of the Homestead common stock issuable upon such conversion to the shareholders of ATLANTIC and PTR, SCG would own approximately % of the outstanding Homestead common stock.

  The Homestead common stock and warrants received by ATLANTIC will be distributed, pro rata, to ATLANTIC shareholders in the Distribution. The Distribution will be made to holders of Shares of record at the close of business on the Distribution Record Date. The amount of Homestead common stock and warrants to be received by each ATLANTIC shareholder in the Distribution will depend on the number of Shares outstanding on the Distribution Record Date. Based on the number of Shares expected to be outstanding on the Distribution Record Date assuming that the Underwriters fully exercise their over-allotment option in the Offering, each ATLANTIC shareholder will receive
   shares of Homestead common stock and warrants to purchase    shares of
Homestead common stock for each Share held on the Distribution Record Date. If the Underwriters do not fully exercise their over-allotment option, it will result in a proportionate increase in the amount of Homestead common stock and warrants to be received by each ATLANTIC shareholder.

  No certificates or scrip representing fractional shares of Homestead common stock or warrants to purchase shares of Homestead common stock will be issued directly to ATLANTIC shareholders as a part of the Distribution. The agent for the Distribution will, as soon as practicable after the Distribution Record Date, aggregate and sell all fractional shares of Homestead common stock and warrants to purchase shares of Homestead common stock on any interdealer quotation system on which the Homestead common stock and warrants are quoted at then prevailing market prices and remit the net proceeds (after deduction of brokerage fees) to ATLANTIC shareholders who would otherwise be entitled to receive fractional shares or warrants.

  The Distribution of the Homestead common stock and warrants will constitute a taxable dividend to ATLANTIC shareholders, taxable as ordinary income to the extent of the earnings and profits of ATLANTIC allocable to such Homestead common stock and warrants, even if ATLANTIC shareholders do not sell the Homestead common stock and warrants received in the Distribution. The amount of the Distribution which exceeds the allocated earnings and profits of ATLANTIC will be treated as a nontaxable reduction (although not below zero) of a shareholder's tax basis in its Shares. To the extent that the Distribution exceeds such shareholder's adjusted tax basis in its Shares, the Distribution will be taxed as gain to such shareholder. See "Federal Income Tax Considerations--Tax Consequences of the Homestead Transaction".

  The Homestead transaction has been initiated and structured by individuals who are executive officers or directors of ATLANTIC and PTR, the REIT Manager and PTR's REIT manager and are affiliated with SCG. As a result, the terms of the transaction have not been negotiated at arms' length. No independent representatives have been retained to negotiate the terms of the transaction on behalf of ATLANTIC. If such representatives had been retained, the terms of the transaction might have been more favorable to the shareholders of ATLANTIC. Although independent representatives were not retained by ATLANTIC, the Board established a special committee of Independent Directors consisting of Messrs. Ned S. Holmes and Manuel A. Garcia III. The special committee engaged King & Spalding as its legal counsel and J.P. Morgan Securities Inc. to advise it in analyzing and evaluating the fairness of the Homestead transaction. Neither of the members of the special committee is an officer of ATLANTIC or a director or officer of the REIT Manager. Mr. Holmes beneficially owns 120,000 Shares, 1,055 common shares of beneficial interest of PTR and 67 shares of common stock of SCG. Mr. Garcia owns 20,000 Shares and does not own any common shares of beneficial interest of PTR or shares of common stock of SCG. Directors of ATLANTIC other than members of the special committee beneficially own, in the aggregate, 48,839 Shares, 57,745 common shares of beneficial interest of PTR and 6,449 shares of common stock of SCG.

                                   BUSINESS

HIGHLY FOCUSED BUSINESS STRATEGY GROUNDED IN RESEARCH

  Since its inception in 1993, ATLANTIC has employed a research-driven investment approach, deploying its capital in markets and submarkets which exhibit strong market fundamentals. REIT Management believes that population and employment growth are the primary demand generators for multifamily product. The following chart indicates the expected population and job growth in ATLANTIC's primary target market cities versus the United States as a whole. The chart is based on forecasts published by Woods & Poole Economics, Inc., which bases its historical information on U.S. Census Bureau information. There can be no assurances that the forecasted population and job growth shown below will in fact occur.

                                (CHART TO COME)

  At May 31, 1996, ATLANTIC owned properties in 39 of the 143 submarkets within its target market. REIT Management is continuously researching additional submarkets and cities and may expand ATLANTIC's primary target market in the future; however, ATLANTIC intends to remain regionally focused in the southeastern United States.

  Multifamily products are differentiated by the income levels of their residents. In ascending order, the full multifamily spectrum includes government subsidized housing, mobile home parks, and moderate income, middle income and upper middle income apartments. ATLANTIC deploys capital into the latter three categories. ATLANTIC's upper middle income product appeals to residents whose incomes, which equal 115% to 140% of submarket median household income, are often sufficient to purchase homes. These properties typically feature large luxurious units and numerous amenities, including large exercise facilities and attached garages. ATLANTIC's middle income product appeals to residents whose incomes equal 90% to 115% of submarket median household income. Middle income properties have smaller units and fewer amenities than upper middle income properties. ATLANTIC's moderate income product accommodates residents with incomes ranging from 65% to 90% of submarket median household income. Residents in this category, which typically include couples, single parents and families with one or two children, are value-driven and focus on unit liveability and more practical amenities such as washer/dryer hookups, storage space and playgrounds.

  ATLANTIC's initial investment strategy focused on two components: the acquisition of a substantial base of established multifamily properties to provide operating cash flow and the creation of an internal development process focused primarily on the development of moderate income multifamily properties. ATLANTIC's initial acquisitions were comprised principally of upper middle and middle income properties as a result of the difficulty in acquiring moderate income properties due to existing moderate income inventory in the southeastern United States consisting primarily of older properties (15-30 years old) which have been poorly managed, are either dilapidated or approaching obsolescence and would not compete effectively in ATLANTIC's market. Accordingly, ATLANTIC's existing portfolio incudes a larger percentage of upper middle and middle income properties than moderate income properties.

  In the future, ATLANTIC will focus primarily on the moderate income category, which comprises the largest segment of the renter population. This product comprised 36% of ATLANTIC's 1995 development starts and by 1997 is expected to make up approximately 64% of total starts, based on expected investment cost. The balance of development starts are expected to consist of middle income properties.

  Few other real estate companies currently focus on the moderate income segment within ATLANTIC's primary target market. Moreover, the REIT Manager believes that less than 10% of the 1995 multifamily starts in ATLANTIC's primary target market cities comprised moderate income product, the category which ATLANTIC has targeted for future investment. Consequently, REIT Management believes that the moderate income segment is a significantly underserved market with limited competition.

  Moderate income residents are typically longer-term residents due, in part, to the financial resources required to purchase single-family homes. As a result, resident turnover is often significantly lower in moderate income properties than upper middle income or middle income properties. The total cost of refurbishing and re-leasing a unit ranges from $700 to $1,500; therefore, reducing resident turnover can have a material impact on an asset's profitability. Due to market fundamentals and the operating characteristics of moderate income properties, REIT Management believes that this product category offers greater sustainable cash flow growth.

  ATLANTIC expects to continue to selectively acquire upper middle income assets and acquire and develop middle income assets; however, its future primary investment activities will concentrate on developing moderate income properties.

BUILDING ATLANTIC'S OPERATING SYSTEM

  ATLANTIC, through the REIT Manager, is a fully integrated operating company with 75 professionals dedicated to implementing its highly focused business strategy. ATLANTIC's "Operating System" consists of six functional areas: research, acquisitions, development, due diligence, property management and capital markets/finance/legal. By focusing on a single discipline, professionals within each of these areas develop substantial expertise. Interaction and communication among these functional areas remain fluid; but separation promotes certain checks and balances. For example, all acquisition and development investments must be approved by a five-member investment committee, a four-member senior investment committee and ultimately by the investment committee of the Board.

 RESEARCH

  ATLANTIC is dedicated to ongoing research and development. ATLANTIC utilizes Security Capital Investment Research to conduct comprehensive evaluations of its target market on a submarket-by-submarket basis to identify those submarkets and product types that present above average prospects for long-term cash flow growth. These evaluations, combined with ATLANTIC's experience in development and ATLANTIC's position as one of the largest multifamily property owners in the southeastern United States, enable ATLANTIC to identify submarkets that will offer continued opportunities for long-term cash flow growth. In addition to market research, considerable resources are devoted to product research. The REIT Manager along with SCG Realty Services continually evaluates and refines ATLANTIC's multifamily product to incorporate technologies and designs that will enhance long-term livability for its residents.

 ACQUISITIONS

  Since its inception in 1993, ATLANTIC has selectively acquired multifamily properties where land costs, demographic trends and market trends indicate a high likelihood of achieving expected operating results. This system has resulted in multifamily property acquisitions on favorable terms. As of May 31, 1996, ATLANTIC's portfolio of properties acquired, net of dispositions, aggregated 16,305 operating units representing a total cost, including planned renovations, of $820.4 million. At May 31, 1996, ATLANTIC had letters of intent or contingent contracts, subject to ATLANTIC's final due diligence, for the acquisition of 390 units with an aggregate investment cost of $17.3 million, including planned renovations.

 DEVELOPMENTS

  ATLANTIC has selectively developed multifamily properties where land costs and demographic and market trends indicate a high likelihood of achieving expected operating results. This system has resulted in multifamily property developments on favorable terms. At May 31, 1996, ATLANTIC's completed developments and properties under development aggregated 35.0% of its multifamily portfolio, based on expected investment cost. As of May 31, 1996, the development multifamily portfolio consisted of the following:

                                                           NUMBER
                                                          OF UNITS TOTAL COST(1)
                                                          -------- -------------
                                                                    (DOLLARS IN
                                                                    THOUSANDS)
     Developments Completed(2)...........................    804     $ 42,110
     Developments Under Construction.....................  3,466      204,603
     Developments in Planning(3).........................  3,404      195,173
                                                           -----     --------
         Totals..........................................  7,674     $441,886
                                                           =====     ========

- --------
(1) Represents budgeted development cost, which includes the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period, for properties in development. Does not include land held for future development, which is less than 1% of assets based on cost.
(2) These properties are classified as pre-stabilized operating properties at May 31, 1996.
(3) The term "in planning" means developments owned or under control (land which is under control through contingent contract or letter of intent) with construction anticipated to commence within 12 months.

  ATLANTIC carefully manages development risks by obtaining zoning and public approvals prior to purchasing land. ATLANTIC does not take construction risk, but instead uses qualified third party general contractors to build its properties, using guaranteed maximum price contracts. To enhance its flexibility in developing and acquiring properties, ATLANTIC may also from time to time enter into pre-sale agreements with third party owner-developers to acquire properties developed by such owner-developers when the developments meet ATLANTIC's investment criteria. ATLANTIC targets development for markets with high occupancy rates where population and job growth trends indicate increasing future demand. ATLANTIC cannot eliminate all development risk, but believes that the opportunities to better control product and realize higher returns from development properties compensate for the retained risk.

  ATLANTIC traditionally has commenced development immediately after acquiring a tract of land. However, in cases where land prices are favorable, ATLANTIC has acquired and will acquire, on an unleveraged basis, prudent amounts of zoned land for multifamily developments in the foreseeable future. In addition, to provide for growth, ATLANTIC may utilize options and rights of first refusal in order to control land for future developments.

 DUE DILIGENCE

  The REIT Manager believes that a REIT should have experienced personnel dedicated to performing intelligent and thorough due diligence. The REIT Manager has three full-time due diligence professionals. The REIT Manager's professionals utilize due diligence information systems and procedures in screening potential acquisitions and developments.

 PROPERTY MANAGEMENT

  The REIT Manager believes that a successful REIT must actively manage its properties in order to increase cash flow and enhance the long-term economic performance of the properties. Approximately 81% of ATLANTIC's operating multifamily units are managed by SCG Realty Services, a property management firm headquartered in Atlanta, Georgia, with the balance in various stages of transition to SCG Realty Services' management. SCG Realty Services' address is the same as ATLANTIC's. For a description of fees paid to SCG Realty Services, see "Certain Relationships and Transactions--Property Management Company".

  SCG Realty Services has over 450 employees. SCG Realty Services emphasizes locally-based management of ATLANTIC's properties and has opened seven local offices to serve ATLANTIC's target market. This network improves SCG Realty Services' ability to respond to changes in local market conditions and resident needs. The REIT Manager believes that SCG Realty Services has developed superior operating procedures, financial controls, information systems and training programs, which it expects to positively affect rental returns and occupancy rates. In addition, incentive compensation programs have been implemented for on-site property managers to further improve the performance of the properties.

  The REIT Manager has taken an active role in overseeing SCG Realty Services' management of ATLANTIC's multifamily properties. The owner of the REIT Manager, SCG, also owns SCG Realty Services.

 CAPITAL MARKETS/FINANCE/LEGAL

  REIT Management believes that a successful REIT must have the ability to access the equity and debt markets efficiently, expeditiously and cost effectively. ATLANTIC's capital markets ability permits it to capitalize on the development and acquisition opportunities which ATLANTIC believes exist in its target market. In order to maximize this function and enhance relationships with major institutional sources of capital, SCG, the REIT Manager's owner, formed Capital Markets Group, a registered broker-dealer affiliate. Capital Markets Group's services are included in the REIT Manager's fee and do not result in a separate charge to ATLANTIC. Capital Markets Group and the REIT Manager have arranged private offerings for ATLANTIC, including:

  . In August 1994, ATLANTIC received approximately $10 million in gross proceeds from a private offering of Shares at a price of $10 per Share;

  . During the period March 1995 through June 1995, ATLANTIC received approximately $160 million in gross proceeds from a private offering of Shares at a price of $11.00 per Share; and

  . During the period November 1995 through May 1996, ATLANTIC received approximately $250 million in gross proceeds (at a commission cost of less than 1% paid to an unaffiliated third party) from a private offering of Shares at a price of $11.50 per Share (including approximately $28.9 million of Shares sold to SCG at a price of $11.568 per Share).

  In June 1994, the REIT Manager arranged a three-year, $225 million revolving credit facility for ATLANTIC, at an interest rate of prime or, at ATLANTIC's option, LIBOR plus 2% or the certificate of deposit rate plus 2.125%. In August 1995, the REIT Manager arranged for an increase in this line to $300 million and for a reduction in the interest rates to LIBOR plus 1.75% and the certificate of deposit rate plus 1.875%. In March 1996, the REIT Manager arranged for a further reduction in the line of credit's interest rates to LIBOR plus 1.50% and the certificate of deposit rate plus 1.625%. In June 1996, the REIT Manager arranged for an increase in the line of credit to $350 million and an extension of the term to June 1998. ATLANTIC's increased borrowing capacity enables it to acquire properties prior to equity and long-term debt offerings and to eliminate or minimize the amount of cash it must invest in short-term investments at low yields. REIT Management believes ATLANTIC's current leverage provides considerable flexibility to prudently utilize long-term debt as a financing tool in the future. After it has achieved a substantial equity base, ATLANTIC expects to arrange fully amortizing, fixed rate 15 year to 25 year unsecured debt, the proceeds of which will be used for revolving credit repayments related to multifamily acquisition and development. This long-term financing strategy is expected to allow ATLANTIC to prudently increase its capital base with debt and equity.

  In July 1995, the REIT Manager negotiated a credit enhancement agreement with FNMA which covers all of ATLANTIC's tax-exempt bond issues ($107.2 million at March 31, 1996). Under the agreement with FNMA, ATLANTIC makes monthly principal payments, based upon a thirty-year amortization, into a principal reserve account. Of these bond issues, $92.7 million have variable interest rates. To mitigate the variable interest rate exposure, ATLANTIC entered into interest rate protection agreements. Under these interest rate protection agreements, ATLANTIC pays and receives interest on the aggregate principal amount of the underlying bonds outstanding, net of the amount held in the principal reserve account. These agreements effectively mitigate ATLANTIC's variable interest rate exposure by ensuring that ATLANTIC pays interest on a fixed rate as provided in such agreements. ATLANTIC has three interest rate protection agreements: (i) an agreement expiring in June 2002 on approximately $23.1 million of bonds that fixes the interest rate at 6.31% (including the cost of the interest rate protection agreement); (ii) an agreement expiring in June 2005 on approximately $64.6 million of bonds that fixes the interest rate at 6.59% (including the cost of the interest rate protection agreement); and (iii) an agreement expiring in March 2006 on $5.0 million of bonds that fixes the interest rate at 4.82% (including the cost of the interest rate protection agreement). To the extent the deposits in the principal reserve account with FNMA have not been used to redeem any of the outstanding bonds, ATLANTIC pays interest at the variable rates as provided by the mortgage agreements on that portion of bonds outstanding which is equivalent to the balance in the principal reserve fund.

KEY COMPONENTS DRIVING ATLANTIC'S GROWTH

  In addition to ATLANTIC's strong primary target market, REIT Management believes that the following key factors will drive ATLANTIC's future growth: continued research and development, moderate income developments, "same store" net operating income growth, portfolio and asset optimization and a conservative balance sheet.

 RESEARCH AND DEVELOPMENT

  ATLANTIC is dedicated to ongoing research and development. ATLANTIC utilizes Security Capital Investment Research to conduct comprehensive evaluations of its target market on a submarket-by-submarket basis to identify those submarkets and product types that present above average prospects for long-term cash flow growth. These evaluations, combined with ATLANTIC's experience in development and ATLANTIC's position as one of the largest multifamily property owners in the southeastern United States, enable ATLANTIC to identify submarkets that will offer continued opportunities for long-term cash flow growth. In addition to market research, considerable resources are devoted to product research. The REIT Manager along with SCG Realty Services continually evaluates and refines ATLANTIC's multifamily product to incorporate technologies and designs that will enhance long-term livability for its residents.

 MODERATE INCOME DEVELOPMENT

  ATLANTIC's research-driven development strategy is to focus on developing state of the art product in attractive submarkets to meet renter preferences and demographic trends. ATLANTIC believes that developing communities designed for long-term appeal to the largest portion of the renter population (moderate income households) will allow ATLANTIC to achieve more consistent rental increases and higher occupancies over the long term and, thereby, realize cash flow growth. Development, principally of moderate income product, is a critical factor driving ATLANTIC's long-term growth. By year-end 1997, REIT Management anticipates that approximately 41% of ATLANTIC's total portfolio will consist of properties ATLANTIC has developed or is in the process of developing and approximately 55% of these development properties will be moderate income product, based on expected investment cost. Over an extended period, management believes that operating results from ATLANTIC's development starts will contribute significantly to ATLANTIC's cash flow growth.

  Development opportunities also permit ATLANTIC to incorporate into multifamily communities proprietary technologies and designs aimed at enhancing long-term rental growth while reducing ongoing maintenance costs. ATLANTIC has had the opportunity to evaluate and refine its multifamily product through its history of development. ATLANTIC, unlike a typical merchant builder, intends to own long term the properties which it develops. Hence, ATLANTIC emphasizes long-term durability by using materials and designs with an added view towards minimizing long-term operation and maintenance costs.

 "SAME STORE" GROWTH

  "Same store" comparisons of a portfolio's net operating income are generally utilized as a measurement tool in evaluating growth. However, considering ATLANTIC's short operating history and the significant acquisitions made since its inception in October 1993, "same store" comparisons are not as meaningful in measuring ATLANTIC's portfolio performance as they would be in measuring a stabilized portfolio. For example, ATLANTIC had only three properties aggregating 683 units in operation for both 1994 and 1995. In particular, comparisons of rental expenses between these periods is not meaningful because properties that have been operating in both periods being compared may have been classified as both pre-stabilized and stabilized in the periods being compared. Due to the more conservative accounting treatment for stabilized properties, costs that may have been capitalized during the pre-stabilized period would be expensed in the stabilized period.

  ATLANTIC has 39 properties that were fully operational throughout both the six-month period ended December 31, 1994 and the six-month period ended December 31, 1995. Net operating income on a "same store" basis for these properties increased by 8.04% from the six-month period ended December 31, 1994 to the six-month period ended December 31, 1995. The underlying conditions of ATLANTIC's primary target market, a function of its strong job growth and restricted supply of new product, should continue to support high occupancy levels and allow for consistent increases in rental income. In addition, REIT Management believes that operating efficiencies and lower resident turnover resulting from ATLANTIC's increasing focus on moderate income product are expected to reduce operating costs and improve profit margins.

 PORTFOLIO AND ASSET OPTIMIZATION

  ATLANTIC acquires and develops properties with a view to effective long-term operation and ownership. REIT Management actively reviews ATLANTIC's asset base. These reviews generate operating and capital plans and, with guidance from its affiliate Security Capital Investment Research, identify submarkets and product types that ATLANTIC believes will generate above average long-term growth opportunities. In evaluating each multifamily community owned or being considered for acquisition or development, the REIT Manager focuses on those components which it believes provide the greatest opportunity for consistent rental increases and high occupancies over the long term. Submarket locations and demographics, unit mix, density and amenities of each community are important contributors to long-term income growth. ATLANTIC may from time to time dispose of assets that in management's view are not consistent with ATLANTIC's long-term investment objectives and redeploy the invested capital, preferably through like-kind exchanges, into assets that it believes meet ATLANTIC's long-term investment objectives. ATLANTIC's asset optimization strategy is based on the premise that it has a finite amount of investment capital and that this capital should be deployed where it can produce maximum cash flow growth. REIT Management believes that many of its existing upper middle income properties will be candidates for exchange or disposition as development of this product type by third parties continues. Consistent with its current strategy, ATLANTIC expects to redeploy the proceeds into moderate income assets with superior growth prospects. For example, ATLANTIC may dispose of an upper middle or middle income property and reinvest the proceeds through a tax-deferred exchange into a moderate income property. ATLANTIC consummated a tax-deferred exchange of a middle income property for a moderate income property in April 1996 and REIT Management believes that such exchanges will contribute to growth in the future.

 CONSERVATIVE BALANCE SHEET STRATEGY

  ATLANTIC employs a conservative balance sheet strategy. Long-term debt as a percentage of long-term undepreciated book capitalization was 17.5% at March 31, 1996 on an historical basis and 14.8% at March 31, 1996 on a pro forma basis as adjusted to give effect to the Offering and other sales of Shares subsequent to March 31, 1996 and the application of the proceeds therefrom and to the Homestead transaction. In the future, ATLANTIC intends to access the public equity and debt markets. ATLANTIC's objective is to achieve an investment-grade debt rating and to access the debt markets through issuing long-term, fixed rate, fully amortizing unsecured corporate debt, which will limit ATLANTIC's exposure to floating rate or balloon financing. ATLANTIC's $350 million line of credit enables ATLANTIC to take advantage of investment opportunities in its target market without investing significant funds in short-term investments by providing a short-term source of funding between securities offerings. As of June 27, 1996, $194 million of borrowings were
outstanding under the line of credit (and approximately $    million in
borrowings are expected to be outstanding at the time of the closing of the Offering). This conservative balance sheet strategy is expected to provide ATLANTIC with significant incremental debt capacity and allow ATLANTIC to take advantage of future investment opportunities on a non-dilutive basis which will contribute to ATLANTIC's objective of long-term growth in cash flow.

INVESTMENT ANALYSIS

  Prospective property investments are analyzed pursuant to several underwriting criteria, including purchase price, competition and other market factors, and prospects for long-term growth in cash flow. ATLANTIC's investment decision is based upon the expected contribution of the property to long-term cash flow growth on an unleveraged basis. The expected cash flow contribution is based on an estimate of all cash revenues from leases and other revenue sources, minus expenses incurred in operating the property (generally, real estate taxes, insurance, maintenance, personnel costs and utility charges, but excluding depreciation, debt service and amortization of loan costs) and a reserve for capital expenditures.

  ATLANTIC categorizes operating multifamily properties (which include all properties not under development) as either "stabilized" or "pre-stabilized". The term "stabilized" means that renovation, repositioning, new management and new marketing programs (or development and marketing in the case of newly-developed properties) have been completed and in effect for a sufficient period of time (but in no event longer than 12 months, except for major rehabilitations) to achieve 93% occupancy at market rents. Prior to being "stabilized", a property is considered "pre-stabilized". Due to its active investment program since inception, 21.8% of ATLANTIC's multifamily portfolio ($275.3 million) was classified by ATLANTIC as pre-stabilized as of May 31, 1996, based on expected investment cost. By September 30, 1996, an additional $93.2 million of these pre-stabilized properties are expected to be classified as stabilized. At May 31, 1996, ATLANTIC's operating multifamily properties (excluding properties in lease-up) were 95.6% leased. For operating properties which ATLANTIC has acquired, stabilized operations generally have been achieved six to 12 months after acquisition. For properties which ATLANTIC is developing, REIT Management expects stabilized operations generally to be achieved 12 to 18 months after construction commences.

  The cash flow contribution of properties cannot be predicted with certainty, and no assurance can be given that developed or acquired properties will contribute to increased cash flow, or that development and acquisitions will be available on comparable terms in the future.

EMPLOYEES

  ATLANTIC has no employees. The REIT Manager, whose sole activity is advising ATLANTIC, manages the day-to-day operations of ATLANTIC. The REIT Manager has assembled a team of 75 operating professionals in the REIT Manager and its affiliates, collectively possessing extensive experience in multifamily real estate. The majority of these persons are employed directly by and focused entirely on the services provided by the REIT Manager, with the balance providing centralized research, senior investment committee, capital markets, legal and accounting services.

LEGAL PROCEEDINGS

  ATLANTIC is, from time to time, a party to a variety of legal proceedings arising in the ordinary course of its business. Existing matters are not expected to have a material adverse impact on ATLANTIC.

COMPETITION

  There are numerous commercial developers, real estate companies and other owners of real estate, including those that operate in the regions in which ATLANTIC's properties are located, that compete with ATLANTIC in seeking land for development, properties for acquisition and disposition and residents for properties. All of ATLANTIC's multifamily properties are located in developed areas that include other multifamily properties. The number of competitive multifamily properties in a particular area could have a material adverse effect on ATLANTIC's ability to lease apartment units and on the rents charged. In addition, other forms of single family and multifamily residential properties provide housing alternatives to residents and potential residents of ATLANTIC's multifamily properties.

                                REIT MANAGEMENT

GENERAL

  The REIT Manager provides ATLANTIC with strategic and day-to-day management, research, investment analysis, acquisition, development, marketing, disposition of assets, asset management and due diligence, capital markets, and legal and accounting services, all of which are included in the REIT Management fee. Hence, ATLANTIC depends upon the quality of the management provided by the REIT Manager. ATLANTIC believes that its relationship with the REIT Manager provides ATLANTIC with access to high quality and depth of management personnel and resources, savings from a dedicated capital markets group, and access to centralized research, accounting and legal support. As of June 27, 1996, 75 operating professionals were employed by the REIT Manager and its specialized service affiliates. The REIT Manager also provides office and other facilities for ATLANTIC's needs. The REIT Manager's address is the same as ATLANTIC's.

  The owner of the REIT Manager has a substantial shareholder interest in ATLANTIC, creating commonality of interest with ATLANTIC's shareholders, and the REIT Management Agreement prohibits self-dealing principal transactions between ATLANTIC and the REIT Manager and its affiliates. The Homestead transaction would be prohibited by the terms of the REIT Management Agreement; the REIT Manager and ATLANTIC have waived this prohibition. Furthermore, the REIT Manager provides all its services for one fee, and an affiliate provides property management services at market rates in a competitive environment. The REIT Manager does not receive additional fees for investment banking, financing, asset sales or similar services. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--REIT Management Agreement".

  REIT Management believes that the quality of management should be assessed in light of the following factors:

 MANAGEMENT DEPTH/SUCCESSION

  Management should have several senior executives with the leadership, operational, investment and financial skills and experience to oversee the entire operations of the REIT. The REIT Manager believes that several of its senior officers could serve as the principal executive officer and continue ATLANTIC's performance. See "--Directors and Officers of ATLANTIC, the REIT Manager and Relevant Affiliates" below.

 STRATEGIC VISION

  Management should have the strategic vision to determine an investment focus which provides favorable initial yields and long-term growth prospects. The REIT Manager has demonstrated its strategic vision by focusing ATLANTIC on multifamily properties in the southeastern United States, where demographic and supply factors have permitted high occupancies at increasing rents, conditions which are consistent with the long-term demographic forecast for the target market cities.

 RESEARCH CAPABILITY

  Management should have the means for researching markets to determine appropriate investment opportunities. ATLANTIC divides its target market cities into numerous submarkets for analysis purposes. The REIT Manager and its affiliates have several persons devoting substantial time to research, on a submarket-by-submarket basis, who are closely supervised by senior officers of the REIT Manager; hence, the REIT Manager's research has supplemented ATLANTIC's strategic focus and investment program.

 INVESTMENT COMMITTEE PROCESS

  Investment committees should provide discipline and guidance to the investment activities of the REIT in order to achieve its investment goals. The five members of the REIT Manager's investment committee have a combined 115 years experience in the real estate industry. See "--Directors and Officers of ATLANTIC, the REIT Manager and Relevant Affiliates" below. The investment committee receives detailed written analyses and research, in a standardized format, from the REIT Manager's personnel and evaluates all prospective investments pursuant to uniform underwriting criteria prior to submission of investment recommendations to the investment committee of the Board. The quality of the REIT Manager's investment committee process is evident from the ability of ATLANTIC to achieve its investment goals, generally realizing its projected initial returns and growth from multifamily investments.

 DEVELOPMENT/REDEVELOPMENT AND ACQUISITION CAPABILITY

  By internally developing projects and redeveloping well located operating properties, management can capture for the REIT the value which normally escapes through sales premiums paid to successful developers. The REIT Manager's personnel have substantial development and redevelopment experience, as described in "--Directors and Officers of ATLANTIC, the REIT Manager and Relevant Affiliates" below. The REIT Manager has 22 full-time professionals committed to development and acquisition activities. The REIT Manager has arranged for over $820.4 million of successful acquisitions (net of dispositions) for ATLANTIC. The REIT Manager is developing 6,870 multifamily units for ATLANTIC as of May 31, 1996, with a total budgeted cost of $399.8 million. REIT Management has engaged in substantial development on behalf of ATLANTIC at attractive yields which have exceeded projections and believes that development will provide growth when the market for acquisitions becomes less favorable. See "Business--Building ATLANTIC's Operating System".

 DUE DILIGENCE PROCESS

  Management should have experienced senior personnel dedicated to performing intelligent and thorough due diligence. The REIT Manager has three full time due diligence professionals and has developed uniform systems and procedures for due diligence. The REIT Manager's due diligence personnel have screened and selected a large volume of investments.

 CAPITAL MARKETS CAPABILITY

  Management must be able to effectively raise equity and debt capital for the REIT in order for the REIT to achieve growth through investment. As set forth under "Business--Building ATLANTIC's Operating System", REIT Management has successfully arranged funding for ATLANTIC's investment program.

 OPERATING CAPABILITY

  Management can substantially improve funds from operations by actively and effectively managing assets. As described under "Business--Building ATLANTIC's Operating System", the REIT Manager and its affiliates have devoted substantial personnel and financial resources to control and effectively administer the management of ATLANTIC's multifamily portfolio.

 COMMUNICATIONS/SHAREHOLDER RELATIONS CAPABILITY

  A REIT's success in capital markets and investment activities can be enhanced by management's ability to effectively communicate the REIT's strategy and performance to investors, sellers of property and the financial media. The REIT Manager provides at its expense full time personnel who prepare informational materials for and conduct periodic meetings with the investment community and analysts.

  Successfully combining the foregoing attributes significantly enhances a REIT's ability to increase cash flow and the market valuation of the REIT's portfolio. ATLANTIC's cash flow from operating activities and market valuation have increased under the REIT Manager's administration.

DIRECTORS AND OFFICERS OF ATLANTIC, THE REIT MANAGER AND RELEVANT AFFILIATES

 DIRECTORS AND SENIOR OFFICERS OF ATLANTIC AND THE REIT MANAGER

  Members of the REIT Manager's Investment Committee are designated by an asterisk.

  C. RONALD BLANKENSHIP--46--Director of ATLANTIC and the REIT Manager since April 1996, Chairman of PTR and PTR's REIT manager and Managing Director of SCG since March 1991; from June 1988 to March 1991, Regional Partner, Trammell Crow Residential, Chicago, Illinois (multifamily real estate development and property management); prior thereto, Executive Vice President and Chief Financial Officer, The Mischer Corporation, Houston, Texas (multibusiness holding company with investments primarily in real estate). While with Trammell Crow Residential, Mr. Blankenship was on the Management Board for Trammell Crow Residential Services, a property management company that managed approximately 90,000 multifamily units nationwide, and was chief executive officer of Trammell Crow Residential Services-North, which managed 10,000 multifamily units in the Midwest and Northeast. In his various positions prior to his affiliation with the REIT Manager, Mr. Blankenship supervised the development of approximately 9,300 multifamily units. Mr. Blankenship supervises the overall operations of PTR and PTR's REIT manager.

  MANUEL A. GARCIA III--52--Director of ATLANTIC since December 1995; Chief Executive Officer of Davgar Restaurants, Inc. where he is the owner/operator of ten Burger King Restaurants in central Florida, five Pebbles Restaurants, Harvey's Bistro and Manuel's on the 28th Restaurant in Orlando, Florida; Director of Sprint/United Telephone, The Foundation for Orange County Public Schools, Florida State University Seminole Boosters' Association, a Director and Member of the Executive Committee of the Florida Citrus Sports Association, and National Director of Cities in Schools. Mr. Garcia is also on the Board of the National Conference of Christians and Jews and an Honorary Director of the Boys' Clubs and Boy Scouts of Central Florida. In addition, Mr. Garcia is a former member of former President Bush's Drug Advisory Council.

  NED S. HOLMES--51--Director of ATLANTIC since May 1994; President and Chief Executive Officer of Laing; member of the Board of Directors of Pall Mall Properties, Ltd., United Kingdom, and Chairman and President of Parkway Investment/Texas Inc., a Houston-based real estate investment and development company which specializes in residential (apartment and townhouse), commercial (office and warehouse) and subdivision projects. Mr. Holmes is also Senior Chairman of the Board of Heritage Bank and Chairman of the Port Commission of the Port of Houston Authority.

  *CONSTANCE B. MOORE--40--Co-Chairman, Chief Operating Officer and Director of ATLANTIC and the REIT Manager since January 1996, where she has overall responsibility for operations of ATLANTIC; from May 1994 to December 1995, Managing Director of PTR, Director and Managing Director of PTR's REIT manager from March 1994 to December 1995; Senior Vice President of SCG from March 1993 to May 1994; from January 1990 to December 1992, President and Director of Kingswood Realty Advisors, Inc., investment advisor to ICM Property Investors, a NYSE listed REIT, and from March 1991 to December 1992, President and Director of ICM Property Investors; from April 1989 to December 1989, consultant to Bedford Properties, a real estate development and management firm where Ms. Moore was responsible for acquiring a controlling interest in ICM Property Investors and Kingswood for Bedford; from January 1983 to November 1988, Senior Vice President and Director of Consolidated Capital Equities Corporation, where she was in charge of portfolio and asset management for Consolidated Capital's $3.0 billion diversified debt and equity portfolio.

  *JAMES C. POTTS--49--Co-Chairman and Chief Investment Officer of ATLANTIC and the REIT Manager since January 1996 and Director of ATLANTIC and the REIT Manager since October 1993, where he has overall responsibility for investments of ATLANTIC; Chairman of ATLANTIC and the REIT Manager from May 1994 to January 1996; from December 1992 to April 1994, Managing Director of PTR's REIT manager, where he supervised the asset management of all of PTR's multifamily properties and oversaw the relationship of PTR's REIT manager with SCG Realty Services Incorporated, which provides on-site management for these properties; from 1989 to December 1992, Chief Executive Officer of four regional multifamily management companies of Trammell Crow Residential Services, which collectively managed approximately 52,000 units and employed 1,600 associates. Under Mr. Potts' direction, Trammell Crow Residential Services supervised the lease-up of over 25,000 units, the assumption of management of over 15,000 acquired units, and the increase in its third-party asset management business from 14,000 to 30,000 units. Mr. Potts was also on the Management Board of Trammell Crow Residential Services (managing 90,000 units nationwide).

  *J. LINDSAY FREEMAN--50--Senior Vice President of ATLANTIC and the REIT Manager since May 1994 and Director of the REIT Manager since March 1995, where he has overall responsibility for investments and operations in the mid-Atlantic region; from June 1980 to March 1994, Senior Vice President and Operating Partner of Lincoln Property Group in Atlanta, Georgia, where he was responsible for acquisitions, financing, construction and management of multifamily properties within the Atlantic region and oversaw operations of 16,000 multifamily units.

  JEFFREY A. KLOPF--48--Senior Vice President and Secretary of ATLANTIC, the REIT Manager and SCG since January 1996, where he provides securities offerings and corporate acquisition services and oversees the provisions of legal services for affiliates of the firm; from January 1988 to December 1995, partner of Mayer, Brown & Platt where he practiced corporate and securities law.

  *ROBERT J. HILDEBRAND--53--Senior Vice President of ATLANTIC and the REIT Manager since December 1994 and Director of the REIT Manager since March 1995, where he is responsible for multifamily development activities; from October 1977 to October 1994, Executive Vice President of Operations of The Casden Company, one of the largest apartment and for-sale housing developers in Southern California with sales in excess of $300 million per annum; prior thereto, Senior Project Manager with Management Data Corp. for 10 years, a firm specializing in management information systems and construction management for large government institutions and private clients.

  STEVEN R. LEBLANC--38--Senior Vice President of ATLANTIC and the REIT Manager since July 1995, where he is responsible for special projects directed at new market and product opportunities; from March 1992 to June 1995, Vice President of PTR, where he was a member of its development group; from 1984 to 1992, Operating Partner and Senior Vice President of Lincoln Property Company, Dallas, where he was responsible for the development of more than 2,000 multifamily units and the management of more than 17,000 multifamily units in five states.

  *BRADLEY C. MILLER--49--Senior Vice President of ATLANTIC and the REIT Manager since June 1996, where he has overall responsibility for investments and operations in the south-Atlantic region; from October 1979 to May 1996, Senior Vice President and Operating Partner of Lincoln Property Group in Tampa, Florida, where he was responsible for acquisitions, financing, construction and management of multifamily properties within the Atlantic region and oversaw the development of over 6,500 new multifamily units and operations of 11,000 multifamily units.

 OTHER OFFICERS

  ARIEL AMIR--36--Vice President of SCG since June 1994; from September 1985 to April 1994, an attorney with the law firm of Weil, Gotshal & Manges, New York, New York, where he practiced securities and corporate law for eight years. Mr. Amir provides securities offerings and corporate acquisition services to ATLANTIC and affiliated entities.

  RAYMOND D. BARROWS--34--Vice President of ATLANTIC and the REIT Manager since May 1994, where he supervises the due diligence group; from January 1994 to December 1995, a member of ATLANTIC's asset management group and prior thereto, a member of PTR's asset management group; from May 1990 to August 1993, Portfolio Manager with the First National Bank of Chicago where he was responsible for underwriting and structuring transactions for both project and corporate facilities.

  LESLIE L. BIVINS--42--Vice President of ATLANTIC and the REIT Manager since June 1996, where she is responsible for asset and property management for the States of Georgia and Alabama and with SCG Realty Services since May 1994; from January 1992 to May 1994, Senior Regional Manager of Laing Management Company in Atlanta, Georgia, where she was responsible for management of over 2,000 units throughout the southeastern United States; from November 1987 through December 1991, District Manager of Trammell Crow Residential, Atlanta, Georgia, where she supervised the management of approximately 2,000 multifamily units in the Atlanta market.

  DARCY B. BORIS--33--Vice President of Security Capital Investment Research since June 1995, and an associate from December 1994 to June 1995, where she conducts strategic market analysis for ATLANTIC and affiliated companies; from August 1993 to November 1994, Ms. Boris worked for Capital Markets Group; from January 1987 to September 1991, Ms. Boris was associated with Summerhill Development Company, the multifamily development subsidiary of Marcus & Millichap Incorporated, where she managed the development of multifamily housing, and prior thereto, she was an analyst for its property investment subsidiary.

  NEIL T. BROWN--39--Vice President of ATLANTIC and the REIT Manager since April 1996, where he is responsible for directing the development of new multifamily properties in the mid-Atlantic region; from July 1992 to December 1995, Regional Vice President/Regional Partner of JPI where he was responsible for all development activity in Florida; prior thereto, Partner of Trammell Crow Residential where he was responsible for development of residential projects in Dade and Broward Counties, Florida.

  RICHARD O. CAMPBELL--33--Vice President of ATLANTIC and the REIT Manager since May 1994, where he is a member of the development group; from June 1993 to April 1994, Vice President of PTR, and an associate since June 1991, where he was a member of the acquisitions group; prior thereto, Development Associate with the Chicago and Denver divisions of Trammell Crow Residential.

  MARK J. CHAPMAN--39--Vice President of Security Capital Investment Research since November 1995, where he is the director of the group and conducts strategic market analysis for ATLANTIC and affiliated companies; from March 1995 to November 1995, Vice President of PTR, with asset management responsibilities in five major markets; from November 1994 to March 1995, Vice President of Security Capital Pacific Incorporated ("PACIFIC"); from July 1989 to November 1994, Vice President at Copley Real Estate Advisors, Inc., where he directed asset management for Copley assets located from Connecticut to Virginia, valued in excess of $1.5 billion; prior thereto, Director of Asset Management for Liberty Real Estate, with responsibility for assets east of the Mississippi River, including multifamily, office and retail properties.

  JOSEPH J. DOMINGUEZ--36--Vice President of ATLANTIC and the REIT Manager since April 1996, where he is a member of the development group, prior thereto, he was an associate in the development group; from November 1984 to August 1995, Vice President of Operations for The Casden Company, where he had overall responsibility for the start-up and operations of a general contracting subsidiary; prior thereto, Project Manager with Pacific Southwest Construction Company where he oversaw the construction of various residential projects.

  KATHY B. FARR--41--Vice President of ATLANTIC and the REIT Manager since June 1995, where she is responsible for multifamily dispositions; from January 1994 to April 1995, Vice President of Corporate Finance with Irvine Apartment Communities, where she was responsible for all aspects of financing, including the company's working capital line of credit and construction financings for all new development activity; prior thereto, Senior Director Project Finance with The Irvine Company, where she was responsible for negotiating and closing construction and permanent financings on residential and commercial properties. Ms. Farr is also a Vice President of PTR and PTR's REIT manager where she is responsible for multifamily dispositions.

  JOHN H. GARDNER JR.--42--Senior Vice President of ATLANTIC and the REIT Manager since September 1994, where he is responsible for overall multifamily dispositions; Director of PTR's REIT manager since February 1995; Senior Vice President of PTR and its REIT manager since September 1994, where he has overall responsibility for multifamily dispositions; from December 1984 to September 1994, Managing Director and Principal of Copley Real Estate Advisors in Boston, where he had overall responsibility for the portfolio management function for eight accounts valued at $7.5 billion.

  GARRET C. HOUSE--31--Vice President of ATLANTIC and the REIT Manager since September 1995, and a member of Capital Markets Group since August 1995, where he provides capital markets services for affiliates of SCG; from May 1994 to July 1995, he assisted with financing activities for affiliates of SCG, and prior thereto, he was in the Management Development Program with SCG, working in six-month rotational assignments with Managing Directors of SCG and its affiliates; prior thereto, Mr. House was with Merrill Lynch Capital Markets in New York and with Nansay USA, Incorporated.

  WILLIAM KELL--40--Vice President and Controller of ATLANTIC and the REIT Manager since January 1996, where he supervises accounting and financial reporting for ATLANTIC; from June 1991 to December 1995, Vice President of PTR, where he had overall responsibility for multifamily accounting and financial reporting; from 1987 to 1991, Vice President and Treasurer, Bohanon Development Corporation, El Paso, Texas (multifamily development); prior thereto, Manager with KPMG Peat Marwick in its El Paso, Texas office.

  MARY CAPERTON LESTER--41--Vice President of ATLANTIC and the REIT Manager since July 1995, where she is involved in the investment and asset management functions; prior thereto, she was a member of the asset management group; from May 1993 to May 1994, she was with Summit Management Company, where she specialized in new business development; prior thereto, Vice President of Trammell Crow Residential Services, where she was responsible for property operations, marketing and new business development.

  RONALD C. MAYHEW--53--Vice President of ATLANTIC and the REIT Manager since July 1995, where he is a member of the development group, prior thereto, he was an associate in the development group; from January 1984 to January 1995, Director of Community Development and Senior Project Manager for The Casden Company/Casden Properties, where he had sole responsibility for project management and coordination of consultant teams; prior thereto, project manager at Psomas & Associates, where he managed civil engineering and land planning.

  JEFFREY G. MEGRUE--34--Vice President of ATLANTIC and the REIT Manager since July 1995, where he is a member of the development group, prior thereto, he was an associate in the development group; from March 1993 to May 1994, he was a member of the acquisitions group of PTR; from June 1988 to February 1993, Vice President of Trammell Crow Residential Services North; prior thereto, Development Associate for the New Jersey/Pennsylvania division of Trammell Crow Residential.

  CHRISTOPHER T. NOLAN--32--Vice President of ATLANTIC and the REIT Manager since December 1995, where he manages the acquisition group, prior thereto, he was a member of the asset management group; from February 1989 to May 1994, member of USF&G Corporation's real estate division; from May 1986 to February 1989, Assistant Vice President and Acquisitions Officer of Perpetual Mortgage Services; prior thereto a Mortgage Analyst for Reilly Mortgage Group.

  KENT K. POULSEN--62--Vice President of ATLANTIC and the REIT Manager since September 1995, where he is a member of the development group, prior thereto, he was an associate in the development group; from April 1986 to May 1995, Divisional Vice President for Construction of Trammell Crow Residential Illinois Division; prior thereto, he held positions with responsibilities ranging from design management through delivery of the final product. During his career Mr. Poulsen has overseen the construction of over 9,000 residential units as well as several commercial projects.

  GLENN RAND--35--Vice President of ATLANTIC and of the REIT Manager since June 1996, where he is responsible for asset and property management for the State of Florida and with SCG Realty Services since May 1995; from August 1987 to April 1995, Vice President of Trammell Crow Residential and Avalon Properties, where he was responsible for operations and third party management solicitation in southern Florida and the northeastern United States.

  ANN L. SCHUMACHER--37--Vice President of ATLANTIC and the REIT Manager since July 1995 and a member of the accounting group since January 1994, where she is responsible for accounting and financial reporting; from September 1988 to October 1993, she was with Trammell Crow Company, most recently as Regional Controller, where she managed the accounting department for the company's 26 million-square-foot industrial portfolio in Southern California and Arizona; prior thereto, Senior Accountant for Price Waterhouse.

  L. DOUGLAS SNIDER--42--Vice President of ATLANTIC and the REIT Manager since July 1995, where he is responsible for directing the development of new multifamily properties in the South Atlantic region, prior thereto, he was an associate in the development group; from July 1993 to March 1995, Vice President of Operations with American Constructors, where he was responsible for all design/build activities; prior thereto, Vice President of Robert L. Mayer Corporation, where he was responsible for residential and commercial development activities.

  MICHELLE TOUPS--42--Vice President of ATLANTIC and the REIT Manager since June 1996 where she is responsible for asset and property management for the mid-Atlantic region and with SCG Realty Services since May 1994; from September 1989 to May 1994, Vice President of Laing Management Company in Atlanta, Georgia, where she was responsible for asset and property management of over 7,000 multifamily units throughout the southeastern United States; from October 1985 through December 1988, Director of Real Estate Research and Valuation with Johnstown American Companies, where she was responsible for underwriting and appraisal of investment opportunities. Also served as Portfolio Manager responsible for asset management of 25,000 apartment units nationwide.

  C. MELVIN WHITE--57--Vice President of ATLANTIC and the REIT Manager since April 1996, where he is a member of the development group and a member of the development group from August 1995; from September 1991 to August 1995, Founder/Partner of Sherrill and Associates, an interior specialty contracting firm; prior thereto, Construction Manager of Laing where he was responsible for construction of garden apartments, personal care retirement facilities and mid-rise office space.

 SHAREHOLDER RELATIONS AND CAPITAL MARKETS

  The following persons provide shareholder relations and capital markets services to ATLANTIC:

  K. SCOTT CANON--34--President of Capital Markets Group since January 1996; Vice President of Capital Markets Group from August 1993 to January 1996 and a member of Capital Markets Group since March 1992, where he participates in capital markets and institutional investor relations; from September 1991 to March 1992, a personal account director for Chase Manhattan Investment Services; from August 1987 to September 1991, a member of private client services for Goldman, Sachs & Co. Mr. Canon is registered with the National Association of Securities Dealers, Inc.

  JEFFREY A. COZAD--31--Senior Vice President of Capital Markets Group since December 1994, Vice President from September 1992 to November 1994 (in its New York office since June 1993) and a member of Capital Markets Group since March 1992; from August 1991 to August 1992, a member of SCG; in June 1991, Mr. Cozad obtained an M.B.A. from The University of Chicago; prior thereto, an analyst with LaSalle Partners Limited, where he provided corporate real estate services to major institutions from 1986 to 1989. Mr. Cozad is registered with the National Association of Securities Dealers, Inc.

  JAMES J. EVANS, JR.--42--Senior Vice President of Capital Markets Group since December 1994, where he provides capital markets services for affiliates of the firm; from December 1992 to November 1994, Managing Director of Copley Real Estate Advisors, where he was responsible for all acquisitions in the western United States, and worked on new business initiatives (designing and marketing business products), capital raising and asset management, and from December 1988 to December 1992, Vice President and Principal of Copley, where he was responsible for new investments in Southern California, and prior thereto, Associate at Copley. Mr. Evans is registered with the National Association of Securities Dealers, Inc.

  ROBERT H. FIPPINGER--53--Vice President of Capital Markets Group since June 1995 and with SCG since October 1994, where he directs corporate communications services for affiliates of the firm; from November 1991 to October 1994, with Grubb & Ellis, where he represented corporate clients and provided tenant advisory services; from October 1988 to January 1991, Executive Director of Techmart in Santa Clara, California; prior thereto, Principal of Affiliated Capital Corp., a real estate development company.

  GERARD DE GUNZBURG--48--Vice President of Capital Markets Group in its New York office since January 1993; from June 1988 to December 1992, a consultant to American and European companies; prior thereto, Director and Partner of Lincoln Property Company, Europe, where he arranged real estate financing from 1976 to 1988. Mr. de Gunzburg is registered with the National Association of Securities Dealers, Inc.

  ALISON C. HEFELE--37--Vice President of Capital Markets Group since February 1994, where she provides capital markets services for affiliates of the firm; from January 1990 to February 1994, Vice President with Prudential Real Estate Investors (strategic planning and business development for institutional real estate investment management services); from September 1985 to January 1990, a management consultant with McKinsey & Company; prior thereto, a financial analyst with Morgan Stanley Realty Inc. Ms. Hefele is registered with the National Association of Securities Dealers, Inc.

  BRADFORD W. HOWE--31--Vice President of Capital Markets Group since January 1996, where he provides capital markets services for affiliates of the firm and where he has been an associate since December 1994; from March 1993 to December 1994, Assistant Vice President in the real estate investment banking group of Kidder Peabody & Co., Incorporated; prior thereto, real estate consultant at Coopers & Lybrand LLP. Mr. Howe is registered with the National Association of Securities Dealers, Inc.

  JAMES H. POLK, III--53--Trustee of PTR since 1976; Managing Director of Capital Markets Group since August 1992, where he provides capital markets services for affiliates of the firm. Mr. Polk has been affiliated with PTR's REIT manager since March 1991; prior thereto, he was President and Chief Executive Officer of PTR for sixteen years. He is registered with the National Association of Securities Dealers, Inc. and is a past President and Trustee of NAREIT.

CLASSIFICATION OF DIRECTORS

  Pursuant to the terms of ATLANTIC's Articles of Incorporation, the Directors are divided into three classes. One class (consisting of Mr. Potts) will hold office for a term expiring at the annual meeting of shareholders to be held in 1997, a second class (consisting of Messrs. Garcia and Holmes) will hold office for a term expiring at the annual meeting of shareholders to be held in 1998, and a third class (consisting of Mr. Blankenship and Ms. Moore) will hold office for a term expiring at the annual meeting of shareholders to be held in 1999. Each Director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified. At each annual meeting of shareholders of ATLANTIC, the successors to the class of Directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. See "Certain Provisions of Maryland Law and of ATLANTIC's Articles of Incorporation and Bylaws". SCG has a right to nominate up to three Directors, depending upon its level of ownership of Shares, as described under "Certain Relationships and Transactions". Messrs. Blankenship and Potts and Ms. Moore are deemed to be the nominees of SCG.

COMMITTEES OF THE BOARD

  The Board will establish an Audit Committee consisting solely of Independent Directors prior to the consummation of the Offering. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of ATLANTIC's internal accounting controls.

  The Board has established an Investment Committee consisting of Messrs. Potts, Holmes and Blankenship. The Investment Committee is responsible for reviewing and approving all asset acquisitions and other investment decisions between meetings of the full Board. Any decisions made by the Investment Committee are reported to the full Board at its next quarterly meeting. The Investment Committee receives recommendations from the REIT Manager's investment committee.

COMPENSATION OF DIRECTORS

  ATLANTIC pays an annual retainer of $14,000 to Directors who are not officers or employees of ATLANTIC, the REIT Manager or its affiliates. These fees are currently paid to Directors in cash (quarterly on each meeting date) and will be paid to the Directors in Shares (quarterly on each dividend payment date) based on the then current market price of the Shares following the adoption by ATLANTIC of a dividend reinvestment and share purchase plan as described below. Such Directors also receive $1,000 for each meeting attended (other than telephonic meetings), which is also paid in cash. Non-employee chairpersons of Board committees (other than the Investment Committee) receive an additional annual retainer of $1,000 payable in cash and non-employee members of the Investment Committee receive an additional annual retainer of $4,000 payable in cash. In the event that ATLANTIC adopts a dividend reinvestment and share purchase plan, both the retainer and fees will be paid directly into such plan. Officers of ATLANTIC, the REIT Manager or its affiliates who are Directors are not paid any Director fees.

  In addition, pursuant to the Outside Directors Plan (as defined below), each Director who is not an employee of ATLANTIC, the REIT Manager or its affiliates will be entitled to receive, on the effective date of the registration statement relating to the Offering and on the date of each subsequent annual meeting of shareholders, an option to purchase 2,000 Shares at a price per Share equal to the closing price of one Share on such annual meeting date. See "--Outside Directors Plan".

  Directors are reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board meetings. Messrs. Blankenship and Potts and Ms. Moore are not separately compensated for serving as Directors.

OUTSIDE DIRECTORS PLAN

  On March 12, 1996, the Board approved the Security Capital Atlantic Incorporated Share Option Plan for Outside Directors (the "Outside Directors Plan"). The Outside Directors Plan has been filed as an exhibit to the registration statement of which this Prospectus forms a part and the following summary of the material terms of the Outside Directors Plan is qualified in its entirety by reference to the actual terms thereof.

  The purpose of the Outside Directors Plan is to enable the Directors of ATLANTIC who are not employees or officers of ATLANTIC or SCG or any of its affiliates ("Outside Directors") to increase their ownership of ATLANTIC and thereby further the identity of their interests with those of ATLANTIC's other shareholders.

  To achieve the foregoing objective, the Outside Directors Plan provides for grants of options ("Options") to purchase Shares. The Secretary of ATLANTIC (the "Administrator") administers the Outside Directors Plan with a view to ATLANTIC's best interests and the Outside Directors Plan's objectives. The Administrator has authority to adopt administrative guidelines, rules and regulations relating to the Outside Directors Plan and to make all determinations necessary or advisable for the implementation and administration of the Outside Directors Plan.

  The number of Shares reserved for issuance upon exercise of Options granted under the Outside Directors Plan is 200,000. Shares that are forfeited will again become available for awards under the Outside Directors Plan. The Shares subject to the Outside Directors Plan may be currently authorized but unissued Shares or treasury Shares held or subsequently purchased by ATLANTIC, including Shares purchased in the open market or in private transactions.

  In the event of changes in the outstanding Shares by reason of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a dividend in Shares, or any other increase or decrease in the number of Shares, or merger or consolidation, or other similar event, the Administrator shall make appropriate adjustments to the aggregate number of Shares available under the Outside Directors Plan.

  On the date of each annual meeting of shareholders of ATLANTIC for the years 1997 through and including 2006, each Outside Director serving on such date (after the election of Directors in the meeting) will be granted an Option to purchase 2,000 Shares at an exercise price equal to the fair market value of the Shares on such date. Also, on the effective date of the Offering, each Outside Director serving on such date will be granted an option to purchase 2,000 Shares at the initial public offering price.

  Each Option will be immediately exercisable, but must be exercised before the earliest of the following events to occur: the date that is three months after the date that the optionee's position as a Director terminates, the date that is twelve months after the date the Director becomes disabled or dies or the date that is five years after the date the Option is granted.

  If fifty percent or more of the outstanding Shares are acquired by a cash tender offer or exchange offer, each optionee shall have the right to exercise his or her Option in full or surrender his or her outstanding Option in exchange for a cash payment from ATLANTIC in an amount equal to the excess of the offer price or value over the Option price. If ATLANTIC dissolves, each optionee shall have the right to exercise his or her Option in full before the date of the dissolution.

  The Outside Directors Plan may be amended or terminated at any time by the Board. The provisions relating to the amount, price and timing of grants under the Outside Directors Plan may not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder, unless such amendment would not affect the exemption provided by Rule 16b-3 promulgated under Section 16 of the Exchange Act of 1934, as amended (the "Exchange Act").

INDEMNIFICATION

  ATLANTIC's officers and Directors are and will be indemnified under the Articles of Incorporation against certain liabilities. The Articles of Incorporation provide that ATLANTIC will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director or officer of ATLANTIC or (b) any individual who, while a Director of ATLANTIC and at the request of ATLANTIC, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, employee benefit plan or other enterprise. ATLANTIC has the power, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who served a predecessor of ATLANTIC in any of the capacities described in (a) or (b) above and to any employee or agent of ATLANTIC or its predecessors.

  A Director or officer of ATLANTIC shall not be liable for monetary damages to ATLANTIC or its shareholders for any act or omission in the performance of his or her duties unless: (a) the Director or officer actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit in money, property or services actually received); (b) the Director's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated; (c) the Director's or officer's action or failure to act constitutes willful misconduct or deliberate recklessness; or (d) such liability to ATLANTIC is specifically imposed upon Directors or officers by statute.

  Additionally, ATLANTIC has entered into indemnity agreements with each of its officers and Directors which provide for reimbursement of all expenses and liabilities of such officer or Director, arising out of any lawsuit or claim against such officer or Director due to the fact that he or she was or is serving as an officer or Director, except for such liabilities and expenses
(a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Exchange Act or (c) relating to judicially determined criminal violations.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to Directors, officers or persons controlling ATLANTIC pursuant to the foregoing provisions, ATLANTIC has been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT MANAGER COMPENSATION

  See "Management's Discussion and Analysis of Financial Condition and Results of Operations--REIT Management Agreement" for a discussion of compensation of the REIT Manager.

                                  PROPERTIES

PROPERTIES OWNED

  The following table sets forth certain information with respect to ATLANTIC's properties owned or under control at May 31, 1996. The information is as of March 31, 1996 for properties owned or under control at March 31, 1996. For properties acquired or put under control subsequent to March 31, 1996, the information is as of May 31, 1996. The table excludes ATLANTIC's Homestead Village properties, which will be contributed to Homestead on the Merger Closing Date. No individual property, or group of properties operated as a single business unit, amounts to 10% or more of ATLANTIC's pro forma total assets nor does the gross revenue from any such properties amount to 10% or more of ATLANTIC's pro forma gross revenues for the fiscal year ended December 31, 1995.

                             YEAR                                     TOTAL
                         ACQUIRED OR  PERCENTAGE        ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS INVESTMENT INVESTMENT(2)
                         ------------ ---------- ----- ---------- -------------
                                                        (DOLLARS IN THOUSANDS)
PROPERTIES OWNED AT MARCH 31, 1996:
PROPERTIES STABILIZED AT MARCH 31,
 1996(3):
  Atlanta, Georgia:
    Camden at
     Ashford(4).........     1994        97.3%    365   $24,792      $24,886
    Camden at
     Briarcliff(5)......     1994        97.3     220    14,210       14,261
    Camden at
     Dunwoody(4)........     1994        95.8     238    16,798       16,842
    Camden Creek I(4)...     1994        96.3     404    24,436       24,596
    Camden Crest(4).....     1994        97.4     377    23,760       23,833
    Cameron Brook(6)(7).     1994        97.1     440    22,412       22,447
    Clairmont
     Crest(6)(8)........     1994        95.8     213    10,925       11,009
    The Greens(6)(9)....     1994        95.1     304    13,730       13,751
    Lenox Villa(4)......     1994        95.5     176    11,821       11,956
    Morgan's Landing(4).     1993        95.8     165     8,353        8,631
    Oaks at Sandy
     Springs(4).........     1993        93.2     250     9,457        9,646
    Old Salem(4)........     1994        95.9     172     7,875        8,136
    Trolley Square......     1994        97.4     270    13,843       13,954
    Vinings Landing(4)..     1994        96.5     200     9,794       10,036
  Birmingham, Alabama:
    Morning Sun
     Villas(4)..........     1994        94.0     184     9,180        9,275
  Charlotte, North
   Carolina:
    Cameron Oaks(4).....     1994        94.3     264    15,321       15,392
  Columbia, South
   Carolina:
    Greenbrier(4)(10)...     1994        93.3     358    14,681       14,681
  Ft. Lauderdale/W. Palm
   Beach, Florida:
    Parrot's Landing
     I(6)(11)...........     1994        94.9     408    18,464       18,686
    Spencer Run(5)......     1994        94.3     384    19,450       19,483
    Sun Pointe
     Cove(6)(12)........     1994        93.2     221     9,355        9,365
  Ft. Myers, Florida:
    Forestwood(6)(13)...     1994        95.2     397    13,744       13,769
  Jacksonville, Florida:
    Bay Club(4).........     1994        98.6     220    12,186       12,217
  Memphis, Tennessee:
    Cameron at Kirby
     Parkway(4).........     1994        92.9     324    10,037       10,064
    Stonegate(4)........     1994        91.8     208     6,938        6,987
  Miami, Florida:
    Park Hill(4)........     1994        95.1     264    11,255       11,353

                             YEAR                                      TOTAL
                         ACQUIRED OR  PERCENTAGE         ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS  INVESTMENT INVESTMENT(2)
                         ------------ ---------- ------ ---------- -------------
                                                         (DOLLARS IN THOUSANDS)
  Nashville, Tennessee:
    Arbor Creek(4)......     1994        93.6%      360  $ 18,102    $ 18,197
  Orlando, Florida:
    Camden Springs(4)...     1994        95.3       340    17,282      17,350
    Cameron Villas
     I(14)..............     1994        96.4       192     7,964       8,008
    Wellington(5).......     1994        94.8       192     7,974       8,005
  Raleigh, North
   Carolina:
    Cameron Square(4)...     1994        94.0       268    15,920      15,972
  Richmond, Virginia:
    Camden at
     Wellesley(4).......     1994        92.9       340    19,363      19,418
    Potomac Hunt(5).....     1994        98.2       220    10,091      10,156
  Sarasota, Florida:
    Camden at Palmer
     Ranch(4)...........     1994        96.8       432    23,993      24,095
  Tampa, Florida:
    Camden Downs(4).....     1994        95.6       250    12,499      12,551
    Cameron Lakes(4)....     1995        95.2       207     8,581       8,598
    Foxbridge(6)(15)....     1994        94.4       358    10,888      10,959
    Summer Chase(5).....     1994        97.9        96     3,723       3,748
  Washington, D.C.:
    Arbors at
     Landmark(4)........     1994        96.3       400    23,702      23,909
    Camden at Kendall
     Ridge(4)...........     1994        94.6       184    11,605      11,700
    Camden at
     Saybrooke(4).......     1994        94.8       252    18,825      18,927
                                         ----    ------  --------    --------
      Subtotals/Average.                 95.3%   11,117  $563,329    $566,849
                                         ----    ------  --------    --------
PROPERTIES PRE-STABILIZED AT MARCH
 31, 1996(3):
  Atlanta, Georgia:
    Azalea Park.........     1995        86.8%      447  $ 25,276    $ 25,435
    Cameron Forest(16)..     1995        90.1       152     6,002       6,241
    Cameron Place(16)...     1995        94.3       212     7,571       7,977
    Cameron
     Station(6)(17).....     1995        92.5       348    15,684      16,152
    Lake Ridge(4).......     1993        87.3       268    16,542      17,122
    WintersCreek
     (6)(18)............     1995        97.0       200     7,689       7,792
    Woodlands(4)........     1995        95.2       644    25,426      25,741
  Birmingham, Alabama:
    Cameron on the
     Cahaba(19).........     1995        95.3       400    18,649      18,887
    Colony Woods I(4)...     1994        90.7       216    10,555      10,579
    Colony Woods
     II*(16)............     1995        (20)       198    10,489      10,506
  Charlotte, North
   Carolina:
    Waterford
     Hills*(16).........     1995        (20)       270    12,609      14,062
  Ft. Lauderdale/W. Palm
   Beach, Florida:
    Cypress Lakes(4)....     1995        95.5       176     8,362       8,455
    Trails at Meadow
     Lakes(4)...........     1995        94.2       189     8,733       8,851
  Nashville, Tennessee:
    The Enclave at
     Brentwood(4).......     1995        95.8       380    15,966      16,270
  Orlando, Florida:
    Cameron Villas
     II(5)..............     1995        95.2        42     1,743       1,766
    Kingston Village(4).     1995        99.2       120     5,917       5,986

                             YEAR                                     TOTAL
                         ACQUIRED OR  PERCENTAGE        ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS INVESTMENT INVESTMENT(2)
                         ------------ ---------- ----- ---------- -------------
                                                        (DOLLARS IN THOUSANDS)
  Raleigh, North
   Carolina:
    Waterford
     Point*(16).........     1996        (20)      336  $ 15,800    $ 17,542
  Tampa, Florida:
    Country Place
     Village(21)........     1995        97.3%     188     8,247       8,309
  Washington, D.C.:
    Sheffield
     Forest(16).........     1995        94.1      256    15,182      15,618
                                         ----    -----  --------    --------
      Subtotals/Average.                 93.4%   5,042  $236,442    $243,291
                                         ----    -----  --------    --------
DEVELOPMENTS UNDER CONSTRUCTION AT MARCH 31,
 1996:
  Atlanta, Georgia:
    Camden Creek II*....     1996         N/A      260  $ 12,247    $ 18,289
  Charlotte, North
   Carolina:
    Waterford Square I*.     1996         N/A      408    18,836      21,051
  Jacksonville, Florida:
    Cameron Deerwood*...     1997         N/A      336     3,759      16,909
    Cameron Lakes*......     1996         N/A      302    14,957      16,065
    Cameron Timberlin
     Parc I*............     1997         N/A      320     5,585      16,572
  Raleigh, North
   Carolina:
    Cameron Brook*......     1997         N/A      228     2,397      11,985
    Waterford Forest*...     1997         N/A      384    11,482      19,839
  Richmond, Virginia:
    Cameron Crossing I*.     1997         N/A      280     2,186      16,566
  Washington, D.C.:
    Milestone*..........     1997         N/A      444    18,286      29,492
    Woodway at Trinity
     Center*............     1997         N/A      504    19,936      37,835
                                         ----    -----  --------    --------
      Subtotals.........                  N/A    3,466  $109,671    $204,603
                                         ----    -----  --------    --------
DEVELOPMENTS IN PLANNING--OWNED AT MARCH 31,
 1996(3):
  Birmingham, Alabama:
    Cameron at the
     Summit I*..........     1997         N/A      372  $  3,108    $ 20,034
  Charlotte, North
   Carolina:
    Waterford Square
     II*................     1998         N/A      286     2,418      17,181
  Ft. Lauderdale/W. Palm
   Beach, Florida:
    Parrot's Landing
     II*................     1997         N/A      152     2,067       9,454
  Jacksonville, Florida:
    Cameron Timberlin
     Parc II*...........     1998         N/A      200     1,294      10,500
  Nashville, Tennessee:
    Hickory Hollow*.....     1998         N/A      442     2,837      23,848
  Richmond, Virginia:
    Cameron at Wyndham*.     1997         N/A      312     2,623      18,339
                                         ----    -----  --------    --------
      Subtotals.........                  N/A    1,764  $ 14,347    $ 99,356
                                         ----    -----  --------    --------

                             YEAR                                       TOTAL
                         ACQUIRED OR  PERCENTAGE          ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS   INVESTMENT INVESTMENT(2)
                         ------------ ---------- ------  ---------- -------------
                                                          (DOLLARS IN THOUSANDS)
LAND HELD FOR FUTURE MULTIFAMILY
 DEVELOPMENT AT MARCH 31, 1996:
  Birmingham, Alabama:
    Cameron at the
     Summit II(22)......      N/A         N/A       --    $  1,902          --
                                         ----    ------   --------   ----------
      Total Properties
       Owned at March
       31, 1996.........                 94.8%   21,389   $925,691   $1,114,099
                                         ----    ------   --------   ----------
DEVELOPMENTS IN PLANNING--UNDER
 CONTROL AT MARCH 31, 1996(3):
  Atlanta, Georgia:
    Stockbridge*........      N/A         N/A       400     (23)     $   21,592
  Richmond, Virginia:
    Cameron Crossing
     II*................      N/A         N/A       144   (23)(24)        8,703
                                         ----    ------   --------   ----------
      Total Properties
       Under Control at
       March 31, 1996...                  N/A       544        N/A   $   30,295
                                         ----    ------   --------   ----------
      Total Properties
       Owned or Under
       Control at March
       31, 1996.........                 94.8%   21,933   $925,691   $1,144,394
                                         ====    ======   ========   ==========
PROPERTIES ACQUIRED FROM MARCH 31,
 1996 TO MAY 31, 1996:
PROPERTIES PRE-STABILIZED AT MAY 31,
 1996(3):
  Atlanta, Georgia:
    Cameron Pointe(16)..     1996        96.3%      214   $ 14,362   $   14,682
  Charlotte, North
   Carolina:
    Cameron at Hickory
     Grove..............     1996        94.6       202      8,034        8,293
  Ft. Lauderdale/W. Palm
   Beach, Florida:
    Park Place at Turtle
     Run(16)............     1996        90.0       350     14,591       15,627
    Pointe at Bayberry
     Lake...............     1996        90.9       308     16,453       17,075
  Greenville, South
   Carolina:
    Paces Court(16).....     1996        86.8       234     11,028       11,374
                                         ----    ------   --------   ----------
      Subtotals/Average.                 91.4%    1,308   $ 64,468   $   67,051
                                         ----    ------   --------   ----------
PROPERTIES DISPOSED OF FROM MARCH 31, 1996
 TO MAY 31, 1996:
  Columbia, South
   Carolina:
    Greenbrier(10)......      N/A         N/A      (358)  $(14,681)  $  (14,681)
                                         ----    ------   --------   ----------
      Subtotals.........                  N/A      (358)  $(14,681)  $  (14,681)
                                         ----    ------   --------   ----------
DEVELOPMENTS IN PLANNING--PUT UNDER
 CONTROL FROM MARCH 31, 1996 TO MAY 31, 1996(3):
  Atlanta, Georgia:
    Cameron Park*.......      N/A         N/A       288        N/A   $   14,573
    Northpoint Mall*....      N/A         N/A       264        N/A       20,270
  Nashville, Tennessee:
    Breckenridge*.......      N/A         N/A       264        N/A       14,136

                             YEAR                                      TOTAL
                         ACQUIRED OR  PERCENTAGE         ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS  INVESTMENT INVESTMENT(2)
                         ------------ ---------- ------ ---------- -------------
                                                         (DOLLARS IN THOUSANDS)
  Richmond, Virginia:
    Cameron at Virginia
     Center*............     N/A          N/A       280    N/A      $   16,543
                                         ----    ------  --------   ----------
      Subtotals.........     N/A          N/A     1,096    N/A      $   65,522
                                         ----    ------  --------   ----------
      Total Properties
       Acquired,
       Disposed of or
       Put Under Control
       from March 31,
       1996 to May 31,
       1996.............                 91.4%    2,046  $ 49,787   $  117,892
                                         ====    ======  ========   ==========
      Total Properties
       Owned or Under
       Control at May
       31, 1996.........                 94.5%   23,979  $975,478   $1,262,286
                                         ====    ======  ========   ==========

- --------
*Property developed by ATLANTIC.
 (1) With respect to developments under construction and developments in planning and owned, represents expected completion date.
 (2) For operating properties, represents cost, including planned renovations. For properties under construction and in planning, represents budgeted development cost, which includes the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period.
 (3) The term "stabilized" means that renovation, repositioning, new management and new marketing programs (or development and marketing in the case of newly-developed properties) have been completed and in effect for a sufficient period of time (but in no event longer than 12 months, except for major rehabilitations) to achieve 93% occupancy at market rents. Prior to being "stabilized", a property is considered "pre-stabilized". The term "in planning" means developments owned or under control (land which is under control through contingent contract or letter of intent) with construction anticipated to commence within 12 months.
 (4) Property is pledged as collateral for ATLANTIC's $350 million line of credit. For discussion of the line of credit, see "Business--Building ATLANTIC's Operating System--Capital Markets/Finance/Legal".
 (5) Property is pledged as additional security under ATLANTIC's thirty-year credit enhancement agreement with FNMA. For discussion of the FNMA credit enhancement agreement, see "Business--Building ATLANTIC's Operating System--Capital Markets/Finance/Legal".
 (6) Tax-exempt bond issue associated with this property is included in ATLANTIC's credit enhancement agreement with FNMA.
 (7) The Cameron Brook Apartments are subject to a deed of trust securing a mortgage note related to $19.5 million of tax-exempt bonds.
 (8) The Clairmont Crest Apartments are subject to a deed of trust securing a mortgage note related to $11.6 million of tax-exempt bonds.
 (9) The Greens Apartments are subject to a deed of trust securing a mortgage note related to $10.4 million of tax-exempt bonds.
(10) The Greenbrier Apartments were disposed of on April 9, 1996. A gain of approximately $670,000 was recognized at disposition.
(11) The Parrot's Landing Phase I Apartments are subject to a deed of trust securing a mortgage note related to $15.8 million of tax-exempt bonds.
(12) The Sun Pointe Cove Apartments are subject to a deed of trust securing a mortgage note related to $8.5 million of tax-exempt bonds.
(13) The Forestwood Apartments are subject to a deed of trust securing a mortgage note related to $11.5 million of tax-exempt bonds.

(14) The Cameron Villas I Apartments are subject to a deed of trust securing long-term mortgage debt of $6.4 million.
(15) The Foxbridge Apartments are subject to a deed of trust securing a mortgage note related to $10.4 million of tax-exempt bonds.
(16) ATLANTIC intends to pledge this property as collateral for its $350 million line of credit.
(17) The Cameron Station Apartments are subject to a deed of trust securing a mortgage note related to $14.5 million of tax-exempt bonds.
(18) The WintersCreek Apartments are subject to a deed of trust securing a mortgage note related to $5.0 million of tax-exempt bonds.
(19) Phase I consists of 150 units and is pledged as collateral for ATLANTIC's $350 million line of credit. Phase II consists of 250 units and is subject to a deed of trust securing long-term mortgage debt of $8.1 million.
(20) Property is in lease-up, therefore percentage leased is not given because it is not representative of a fully-operating property.
(21) Phase I consists of 88 units and is subject to a deed of trust securing long-term mortgage debt of $2.0 million. Phase II consists of 100 units and is pledged as collateral for ATLANTIC's $350 million line of credit.
(22) Consists of 25.2 acres of undeveloped land.
(23) As of March 31, 1996, ATLANTIC's investment in these developments was $0.1 million. This amount is reflected in the "Other Asset" caption of ATLANTIC's balance sheet as of March 31, 1996.
(24) Land was acquired by ATLANTIC in June 1996.

GEOGRAPHIC DISTRIBUTION

  ATLANTIC's multifamily properties are located in 16 metropolitan areas in 7 states. The table below demonstrates the geographic distribution of ATLANTIC's equity real estate investments at May 31, 1996, excluding ATLANTIC's Homestead Village properties, which will be contributed to Homestead on the Merger Closing Date.

                                                                   PRO FORMA
                                                                   PERCENTAGE
                                                     NUMBER OF     OF ASSETS
                                                     PROPERTIES BASED ON COST(1)
                                                     ---------- ----------------
     Atlanta, Georgia...............................     26            33%
     Birmingham, Alabama............................      5             5
     Charlotte, North Carolina......................      5             6
     Ft. Lauderdale/West Palm Beach, Florida........      8             8
     Ft. Myers, Florida.............................      1             1
     Greenville, South Carolina.....................      1             1
     Jacksonville, Florida..........................      5             6
     Memphis, Tennessee.............................      2             1
     Miami, Florida.................................      1             1
     Nashville, Tennessee...........................      4             6
     Orlando, Florida...............................      5             3
     Raleigh, North Carolina........................      4             5
     Richmond, Virginia.............................      6             7
     Sarasota, Florida..............................      1             2
     Tampa, Florida.................................      5             4
     Washington, D.C................................      6            11
                                                        ---           ---
         Total......................................     85           100%
                                                        ===           ===

- --------
(1) For operating properties, represents cost, including planned renovations. For properties under construction and in planning, represents budgeted development cost, which includes the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period.

ENVIRONMENTAL ASSESSMENTS

  Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. The costs of such removal or remediation of such substances could be substantial. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such hazardous or toxic substances. The presence of such substances may adversely affect the owner's ability to sell or rent such real estate or to borrow using such real estate as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for the release of asbestos containing materials into the air, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injuries associated with such materials, and prescribe specific methods for the removal and disposal of such materials, which may result in increased costs in connection with renovations at ATLANTIC's properties.

  ATLANTIC has not been notified by any governmental authority of any non-compliance, liability, or other claim in connection with any of the properties currently owned or being acquired, and ATLANTIC is not aware of any environmental condition with respect to any of the properties, which is likely to be material. ATLANTIC has subjected each of its properties to a Phase I environmental assessment (which does not involve invasive procedures such as soil sampling or ground water analysis) by independent consultants. While some of these assessments have led to further investigation and sampling, none of the environmental assessments has revealed, nor is ATLANTIC aware of, any environmental liability (including asbestos related liability) that the REIT Manager believes would have a material adverse effect on ATLANTIC's business, financial condition or results of operations. No assurance can be given, however, that these assessments and investigations reveal all potential environmental liabilities, that no prior owner or operator created any material environmental condition not known to ATLANTIC or the independent consultants or that future uses and conditions (including, without limitation, resident actions or changes in applicable environmental laws and regulations) will not result in the imposition of environmental liabilities. See "Risk Factors--Regulatory Compliance--Possible Liability Relating to Environmental Laws".

INSURANCE COVERAGE

  REIT Management believes that all of ATLANTIC's properties are adequately insured; however, an uninsured loss could result in loss of capital investment and anticipated profits. See "Risk Factors--General Real Estate Investment Risks".

                        SELECTED FINANCIAL INFORMATION

  The following table sets forth the Pro Forma Financial Results as of March 31, 1996 and for the three months ended March 31, 1996 and the year ended December 31, 1995, and the Historical Financial Results as of and for the three months ended March 31, 1996 and 1995 and as of and for the years ended December 31, 1995 and 1994 and the period from October 26, 1993 (the date of ATLANTIC's inception) through December 31, 1993. The following selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", and with the financial statements and notes thereto included in this Prospectus. The Pro Forma Financial Results are not necessarily indicative of what the actual financial position and results of operations of ATLANTIC would have been as of and for the periods indicated, nor do they purport to represent the financial position and results of operations for future periods.

                                  PRO FORMA                           HISTORICAL
                          ------------------------- --------------------------------------------------
                          THREE MONTHS                THREE MONTHS              PERIOD ENDED
                             ENDED      YEAR ENDED   ENDED MARCH 31,            DECEMBER 31,
                           MARCH 31,   DECEMBER 31, ------------------  ------------------------------
                              1996         1995       1996      1995      1995       1994     1993(1)
                          ------------ ------------ --------  --------  ---------  ---------  --------
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATIONS SUMMARY:
 Rental income..........    $ 32,941     $125,118   $ 30,809  $ 22,952  $ 103,634  $  55,071  $    156
 General and
  administrative
  expenses..............         168          583        187       105        646        266         1
 REIT management fee....       2,457        9,481      2,123     1,515      6,923      3,671        12
 Net earnings...........       8,141       30,560      6,650     4,175     19,639      9,926        38
 Net earnings per Share.                                0.12      0.11       0.45       0.41      0.07
 Distributions declared
  and paid..............      11,667       35,119     11,667     7,426     35,119     14,648       --
 Distributions declared
  and paid per Share....    $   0.21     $   0.80   $   0.21  $   0.20  $    0.80  $    0.60  $    --
 Weighted average Shares
  outstanding...........                              55,555    37,133     43,889     24,454       572
OTHER DATA:
 Funds from
  operations(2).........    $ 13,219     $ 49,220   $ 11,454  $  7,780  $  35,564  $  18,696  $     66
 Net cash provided
  (used) by operating
  activities............      19,776       58,891     18,011    12,954     45,235     26,205      (492)
 Net cash used by
  investing activities..     (47,201)    (321,082)   (47,201)  (39,177)  (240,652)  (392,718)  (31,005)
 Net cash provided by
  financing activities..      28,743      273,032     29,249    24,579    195,649    372,638    31,634
                                                                      HISTORICAL
                                                    --------------------------------------------------
                           PRO FORMA                    MARCH 31,               DECEMBER 31,
                           MARCH 31,                ------------------  ------------------------------
                              1996                    1996      1995      1995       1994       1993
                          ------------              --------  --------  ---------  ---------  --------
                                                                    (IN THOUSANDS)
Financial Position:
 Real estate owned, at
  cost..................    $975,463                $936,129  $678,564  $ 888,928  $ 631,260  $ 31,005
 Total assets...........     963,909                 929,318   678,683    885,824    637,846    31,850
 Line of credit(3)......      91,568                 226,000   181,000    190,000    153,000       --
 Mortgages payable......     129,291                 123,291   115,317    118,524    107,347       --
 Total liabilities......     247,201                 376,967   310,334    328,886    271,216       178
 Total shareholders'
  equity................    $716,708                $552,351  $368,349  $ 556,938  $ 366,630  $ 31,672
 Number of Shares
  outstanding...........                              55,570    37,588     55,526     37,133     3,163

- -------
(1) For the period from October 26, 1993 (the date of ATLANTIC's inception) to December 31, 1993.
(2) ATLANTIC believes that funds from operations is helpful in understanding a property portfolio in that such calculation reflects cash flow from operating activities and the properties' ability to support interest payments and general operating expenses. For an explanation of funds from operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources". Funds from operations should not be considered as an alternative to net income or any other GAAP measurement of performance as an indicator of ATLANTIC's operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. On January 1, 1996, ATLANTIC adopted NAREIT's new definition of funds from operations. Under this new definition, loan cost amortization is not added back to net earnings in determining funds from operations. For comparability, funds from operations for the periods prior to January 1, 1996 give effect to this new definition.
(3) At June 27, 1996, ATLANTIC had $194 million of debt outstanding under its $350 million line of credit.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the "Selected Financial Information" and all of the financial statements appearing elsewhere in this Prospectus. Historical results and percentage relationships set forth in "Selected Financial Information", the Financial Statements of ATLANTIC, and the Pro Forma Balance Sheet and Statements of Earnings for ATLANTIC are not indicative of future operations of ATLANTIC. ATLANTIC's historical financial information and historical financial statements do not give effect to the Homestead transaction. Consequently, the discussion below includes the Homestead Village properties owned by ATLANTIC.

OVERVIEW

  Since its inception on October 26, 1993, ATLANTIC has amassed a portfolio of 25,266 multifamily units located in the southeastern United States. ATLANTIC acquired existing properties aggregating 15,355 units, has completed developments aggregating 804 units and has developments under construction and in planning aggregating 9,107 units. At March 31, 1996, ATLANTIC's investment in real estate aggregated $936 million. This investment in real estate has been financed through both debt and equity. Since inception ATLANTIC has raised approximately $577 million in net equity, primarily through the private placement of Shares. Additionally, ATLANTIC assumed approximately $123 million in long-term debt in connection with certain of its property acquisitions. ATLANTIC's $350 million line of credit provided the remaining investment capital.

  ATLANTIC's operating results depend primarily upon income from multifamily properties, which is substantially influenced by (i) the demand for and supply of multifamily units in ATLANTIC's primary target market and submarkets, (ii) operating expense levels, (iii) the effectiveness of property level operations, and (iv) the pace and price at which ATLANTIC can acquire and develop additional multifamily properties. Capital and credit market conditions which affect ATLANTIC's cost of capital also influence operating results.

  ATLANTIC's target market cities and submarkets have benefitted substantially in recent periods from demographic trends (including population and job growth) which increase the demand for multifamily units. Consequently, rental rates for multifamily units have increased more than the inflation rate for the last two years and are expected to continue to experience such increases throughout 1996. Expense levels also influence operating results, and rental expenses (other than real estate taxes) as a percentage of rental revenues for multifamily properties have generally increased at approximately the same rate as rents for the past year and are expected to increase at a comparable rate throughout 1996.

  The REIT Manager believes that development of multifamily properties from the ground up, which are built for long-term ownership and are designed to meet broad renter preferences and demographic trends, will provide a greater source of long-term cash flow growth in the future. Therefore, while land prices are favorable, ATLANTIC has acquired and will continue to acquire, on an unleveraged basis, prudent amounts of land zoned for multifamily development. The REIT Manager believes ATLANTIC's ability to compete is significantly enhanced relative to other companies because of the REIT Manager's depth of development and acquisition personnel and presence in local markets combined with ATLANTIC's access to investment capital.

  ATLANTIC's strategy is to build its asset base through the development and acquisition of multifamily properties that will provide long-term growth in cash flow. ATLANTIC's real estate investments have been made with a view to effective long-term operation and ownership. Based upon ATLANTIC's market research and in an effort to optimize its portfolio composition, ATLANTIC may from time to time seek to dispose of assets that in management's view do not meet ATLANTIC's long-term investment criteria and redeploy the proceeds therefrom, preferably through like-kind exchanges, into assets that are more consistent with ATLANTIC's investment objectives.

RESULTS OF OPERATIONS

 INTERIM PERIOD RESULTS

  Net earnings for the three-month period ended March 31, 1996 were $6.7 million ($0.12 per Share) as compared to $4.2 million ($0.11 per Share) for the same period in 1995. In the first quarter of 1996, ATLANTIC had 59 operating properties (19 classified as pre-stabilized) as compared to 43 operating properties (40 classified as pre-stabilized) in the first quarter of 1995. The additional operating properties resulted in increases in rental revenues ($7.8 million), rental expenses, excluding real estate taxes ($3.1 million), real estate taxes ($0.7 million), depreciation ($1.2 million) and REIT Management fee ($0.6 million) in the three-month period ended March 31, 1996 as compared to the same period in 1995. The increase in rental expenses is attributable to the larger number of pre-stabilized properties in 1995 over 1996. After stabilization, consistent with ATLANTIC's conservative accounting policies, ATLANTIC expenses all make-ready costs, including carpet and appliance replacements.

  Interest expense in the three-month period ended March 31, 1996 was $4.3 million as compared to $4.7 million for the three-month period ended March 31, 1995. The decrease in interest expense of $0.4 million is primarily a result of lower short-term interest rates in 1996 which offset the effect of ATLANTIC's higher outstanding debt balances. ATLANTIC's weighted average short-term interest rate for the first quarter of 1996 was 7.61% as compared to 8.10% in the first quarter of 1995.

  Rental revenues were negatively impacted by the severe winter in the mid-Atlantic region, resulting in reduced leasing activity. For ATLANTIC's 38 stabilized properties at March 31, 1996 that were fully operational throughout both the first quarter of 1995 and the first quarter of 1996, rental revenues grew 3.1%. All of these properties were pre-stabilized in 1995 and stabilized in 1996. Due to the more conservative accounting treatment for stabilized properties, expense comparisons between periods are not meaningful. These properties represent 68.1% of ATLANTIC's operating properties at March 31, 1996, based on cost.

  ATLANTIC adopted Statement of Financial Accounting Standards No. 121, Accounting For The Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of, on January 1, 1996. As a result of adopting this new accounting standard, ATLANTIC did not recognize any provisions for possible losses.

 1995 COMPARED TO 1994

  Net earnings in 1995 were $19.6 million ($0.45 per Share), an increase of $9.7 million from net earnings in 1994 of $9.9 million ($0.41 per Share).

  PROPERTY OPERATIONS. Rental revenues for 1995 increased $48.6 million over revenues for 1994. The increase in rental revenues from 1994 to 1995 is attributable to (i) inclusion of a full year of operations for the 40 properties acquired in 1994; (ii) the acquisition of 15 existing properties in 1995; and (iii) the leasing of units in five of ATLANTIC's developments, two of which were completed at December 31, 1995.

  Because ATLANTIC will be completing construction on its current development portfolio and acquiring additional existing properties in its target market, ATLANTIC anticipates increases in rental revenues in subsequent periods. Additionally, revenues in subsequent periods will reflect a full year of operations for the 1995 acquisitions.

  In 1995, rental expenses and real estate taxes increased over the 1994 levels by $14.4 million and $4.0 million, respectively. These increases are attributable to the larger number of properties in operation in 1995. On a combined basis, rental expenses and real estate taxes as a percentage of rental revenues decreased to 40.0% in 1995 from 41.9% in 1994.

  Including the newly acquired and developed assets, income from property operations (which is defined as rental income plus other real estate income, less rental expenses, real estate taxes and depreciation) increased $23.0 million for 1995 over 1994. Depreciation expense increased $7.2 million for 1995 over 1994. These increases are almost entirely related to the increased number of assets in operation.

  Cash provided by operating activities was $45.2 million in 1995, an increase of $19.0 million from the 1994 level. This increase is primarily the result of the increased number of properties in operation in 1995 as compared to 1994.

  PROPERTIES FULLY OPERATING THROUGHOUT BOTH PERIODS. In building its portfolio, ATLANTIC made significant investments in multifamily properties in each year since its inception. Accordingly, the size of its portfolio changed significantly from 1993 to 1994 and from 1994 to 1995. ATLANTIC's portfolio included only three properties aggregating 683 units that were fully operating throughout both 1995 and 1994. Property level net operating income from these three properties increased by 10.1% in 1995 over 1994. These three properties represent 4.3% of ATLANTIC's operating properties at December 31, 1995, based on cost.

  INTEREST EXPENSE. Interest expense for 1995 was $9.8 million higher than for 1994. ATLANTIC had no debt outstanding until the second quarter of 1994, which resulted in higher average outstanding debt balances and higher interest expense in 1995. Total interest capitalized amounted to $4.4 million and $0.8 million for 1995 and 1994, respectively. This increase is a function of the higher interest expense incurred in 1995 and the increased development activity in 1995 as compared to 1994.

  GENERAL AND ADMINISTRATIVE EXPENSES INCLUDING REIT MANAGEMENT FEE. The REIT Management fee paid by ATLANTIC increased by $3.3 million from 1994 to 1995. Because the REIT Management fee fluctuates with the level of ATLANTIC's cash flow calculated before the REIT Management fee, this increase is expected and is proportionate to the increases in other revenue and expense items experienced by ATLANTIC in 1995. As ATLANTIC arranges fully amortizing, fixed rate, long-term debt, which it intends to arrange after achieving a substantial equity base, the REIT Management fee will effectively decline in proportion to ATLANTIC's cash flow because regularly scheduled principal payments or their assumed equivalent are deducted from the cash flow amount on which the REIT Management fee is based. Currently, principal and principal reserve account payments on long-term mortgage debt are deducted in arriving at cash flow for purposes of calculating the REIT Management fee, thus reducing REIT Management fee expense.

 1994 COMPARED TO 1993

  In 1994, net earnings increased by $9.9 million over 1993; $9.9 million ($0.41 per Share) in 1994 as compared to $38,000 ($0.07 per Share) in 1993.

  Rental revenues were $55.1 million in 1994 as compared to $0.2 million in 1993. This increase of $54.9 million is primarily the result of the acquisition of 40 multifamily properties during 1994. Rental revenues for 1993 are not reflective of a full year of operations since ATLANTIC was formed in October of that year. Additionally during 1993, ATLANTIC earned revenues from only three income producing properties acquired in December 1993. These factors also result in increases in rental expenses, real estate taxes, and depreciation in 1994 as compared to 1993.

  The increased number of operating properties in operation generated more cash in 1994 as compared to 1993. Cash provided by operating activities was $26.2 million in 1994. In 1993, operations used $0.5 million of cash. As discussed above, the increase in cash flow affects the calculation of the REIT Management fee. The REIT Management fee increased by $3.7 million for 1994 as compared to 1993.

  In 1994, ATLANTIC obtained its line of credit facility. Also in 1994, ATLANTIC assumed mortgage obligations in connection with the acquisition of certain properties. These debt obligations generated interest expense of $9.2 million in 1994. ATLANTIC had no outstanding debt and incurred no interest expense in 1993.

ENVIRONMENTAL MATTERS

  ATLANTIC is subject to environmental regulations related to the ownership, operation, development and acquisition of real estate. As part of its due diligence procedures, ATLANTIC has conducted Phase I environmental assessments on each property prior to acquisition. The cost of complying with environmental regulations was not material to ATLANTIC's results of operations. ATLANTIC is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on ATLANTIC's financial position or results of operations.

LIQUIDITY AND CAPITAL RESOURCES

  The REIT Manager considers ATLANTIC's liquidity and ability to generate cash from operations and financings to be adequate and expects it to continue to be adequate to meet ATLANTIC's development, acquisition, operating, debt service and shareholder distribution requirements.

 INVESTING AND FINANCING ACTIVITIES

  OVERVIEW. ATLANTIC's investment activities, which consisted primarily of acquiring and developing multifamily properties, used approximately $47.2 million, $240.7 million, $392.7 million and $31.0 million of cash for the three-month period ended March 31, 1996, the years ended December 31, 1995 and 1994 and the period ended December 31, 1993, respectively.

  ATLANTIC's financing activities provided net cash flow of $29.2 million, $195.6 million, $372.6 million and $31.6 million for the three-month period ended March 31, 1996, the years ended December 31, 1995 and 1994 and the period ended December 31, 1993, respectively. Combined proceeds from equity offerings of $0.4 million in the three-month period ended March 31, 1996, $205.8 million, net of Share repurchases, in 1995, $239.7 million in 1994, and $31.6 million in 1993 were the primary source of financing funds. Proceeds from line of credit borrowings, net of repayments, were $36.0 million in the three-month period ended March 31, 1996, $37.0 million in 1995 and $153.0 million in 1994.

  ATLANTIC expects to finance construction, development and acquisitions primarily with cash on hand, borrowings under its line of credit and cash from future securities offerings. After building a substantial equity base, ATLANTIC intends to arrange fully amortizing, fixed rate, 15 year to 25 year debt to finance additional acquisitions and developments. ATLANTIC believes that its current conservative ratio of long-term debt to total long-term undepreciated book capitalization, the sum of long-term debt and shareholders' equity after adding back accumulated depreciation (17.5% at March 31, 1996 on an historical basis and 14.8% at March 31, 1996 on a pro forma basis as adjusted to give effect to the Offering and other sales of Shares subsequent to March 31, 1996 and application of the proceeds therefrom and to the Homestead transaction, which are discussed below) provides considerable flexibility to prudently increase its capital base by utilizing long-term debt as a financing tool in the future.

  1993 INVESTING AND FINANCING ACTIVITIES. ATLANTIC's initial portfolio investment consisted of the acquisition of three operating properties (683 units) located in Atlanta, Georgia. Additionally, ATLANTIC purchased a land parcel in Charlotte, North Carolina for the development of a 270-unit property.

  ATLANTIC's investment in real estate at December 31, 1993 aggregated $31 million, all of which was financed by the sale of Shares.

  1994 INVESTING AND FINANCING ACTIVITIES. ATLANTIC's investment strategy in 1994 focused on two components: the acquisition of a substantial base of existing operating properties to provide operating cash flow and the creation of an internal development process. During 1994, ATLANTIC acquired 40 operating properties, 31 of which were obtained in two large portfolio acquisitions. These 40 properties, located in 14 metropolitan areas, added 11,307 units to the portfolio for a total of 11,990 operating units. At December 31, 1994, ATLANTIC had a total of 15,060 units in its portfolio, 3,070 of which were in development (1,212 units in construction and 1,858 units in planning). The nine projects under development had an estimated completion cost of $190.7 million.

  ATLANTIC's investment in real estate at December 31, 1994 aggregated $631.3 million. The additional investment of approximately $600 million in 1994 was financed through a combination of debt and equity. As partial payment for the largest of the portfolio acquisitions, ATLANTIC issued $100 million in Shares to the seller of the portfolio. Sales of Shares through a private placement raised an additional $240 million. Existing debt of $107.5 million associated with certain of the properties acquired was assumed by ATLANTIC. Additionally, ATLANTIC had net borrowings on its line of credit during 1994 of $153 million.

  1995 INVESTING AND FINANCING ACTIVITIES. In 1995, ATLANTIC acquired existing properties aggregating 3,961 units and disposed of two properties aggregating 596 units. The cost of the 15 operating properties acquired in 1995 was $177.6 million. Also in 1995, ATLANTIC began development on 5,051 units. In the fourth quarter ATLANTIC completed construction on its first two internally developed multifamily communities, a 270-unit property in Charlotte, North Carolina and a 198-unit property in Birmingham, Alabama. At December 31, 1995, ATLANTIC's operating property portfolio aggregated 15,823 units. ATLANTIC's development portfolio at the end of 1995 included 3,095 units under construction and 4,558 units in planning with an estimated cost upon completion of $401.3 million. Three properties under construction began leasing completed units in the fourth quarter of 1995. At December 31, 1995, Homestead Village properties, ATLANTIC's moderate priced, purpose-built, extended-stay lodging properties, comprised 2,515 units of the development portfolio with 137 units under construction and the remaining units in planning.

  During 1995, ATLANTIC's net additional investment in real estate was $257.7 million bringing its total real estate investment at December 31, 1995 to $888.9 million. Sales of Shares generated the largest source of capital in 1995. ATLANTIC sold $205.8 million of Shares, net of Share repurchases, through two private placements. In connection with the acquisition of certain properties in 1995, ATLANTIC assumed $24.7 million in existing debt. Additional borrowings on its line of credit during 1995 aggregated $37 million. At December 31, 1995, ATLANTIC's outstanding balance on its line of credit was $190 million.

  FIRST QUARTER 1996 INVESTING AND FINANCING ACTIVITIES. During the first quarter of 1996, ATLANTIC's additional investment in real estate aggregated $47.2 million, primarily as a result of development activity. This investment included the acquisitions of land parcels for the development of 1,790 units. These additional units brought ATLANTIC's total portfolio to 25,266 units at March 31, 1996 (16,159 operating units and 9,107 units of developments under construction and in planning). The additional investment during the first quarter of 1996 was financed primarily through borrowings on the line of credit and additional mortgage debt. Also during this period, ATLANTIC completed construction on a 336-unit multifamily community in Raleigh, North Carolina, bringing its internally developed operating units to 804. ATLANTIC began construction on 844 units during the first quarter of 1996.

  At March 31, 1996, ATLANTIC had $209.7 million of budgeted development costs for projects under construction, including $5.1 million associated with a Homestead Village property. Of the total budgeted development cost, $97.3 million was unfunded at March 31, 1996. In addition, ATLANTIC had developments in planning at March 31, 1996 aggregating 5,504 units in various target market cities with an aggregate budgeted development cost of $264.9 million, including $136.3 million associated with Homestead Village properties. The foregoing developments are subject to a number of conditions, and ATLANTIC cannot predict with certainty that any of them will be consummated.

  On April 9, 1996, ATLANTIC disposed of a 358-unit, middle income property as part of a tax-deferred exchange. This property accounted for $255,000 of net operating income during the three-month period ended March 31, 1996. A gain of approximately $670,000, which will be recognized in the second quarter of 1996, was realized on this disposition. The proceeds from this disposition were held in escrow until April 22, 1996 when these funds were used to acquire a 350-unit, moderate income property. Including this property, ATLANTIC acquired a total of three operating properties aggregating 786 units at a cost of $33.4 million in April 1996.

  Subsequent to March 31, 1996, ATLANTIC sold 4,210,870 Shares at $11.50 per Share. Total proceeds from these sales were $48,425,000.

 HOMESTEAD TRANSACTION

  ATLANTIC has traditionally focused on multifamily assets, which since the first quarter of 1995 has included certain purpose-built, extended-stay lodging properties known as Homestead Village. In March 1996 the Board began considering ways to maximize shareholder value with respect to the Homestead Village properties. In May 1996, ATLANTIC entered into the Merger Agreement, as more fully described under "Homestead Transaction", whereby ATLANTIC will contribute its Homestead Village properties to Homestead in exchange for Homestead common stock. The Homestead transaction is expected to (i) result in the Homestead Village properties being more effectively and profitably utilized and developed due to the elimination of certain restrictions applicable to REITs and (ii) enhance the ability of Homestead to access external capital markets necessary to carry out its plans.

  In exchange for ATLANTIC's contribution of the Homestead Village properties and for ATLANTIC entering into the Funding Commitment Agreement, as more fully described under "Certain Relationships and Transactions--Funding Commitment Agreements", ATLANTIC will receive shares of Homestead common stock, convertible mortgages and warrants to purchase shares of Homestead common stock. Following the consummation of the transaction, ATLANTIC will distribute the Homestead common stock and warrants to its shareholders of record on the Distribution Record Date. Each mortgage loan issued by Homestead pursuant to the Funding Commitment Agreement bears interest at 9% per annum and will be convertible into Homestead common stock on the basis of one share of Homestead common stock for every $11.50 of principal outstanding on the mortgage loan.

  ATLANTIC's contribution to Homestead will consist of cash, one operating Homestead Village property and twenty-five Homestead Village land parcels, which are either owned or under ATLANTIC's control. ATLANTIC's contribution, including budgeted completion cost for the 26 properties, is approximately $158.7 million. On the Merger Closing Date, ATLANTIC will contribute assets with an expected book value of approximately $29 million and cash of approximately $18.6 million (subject to adjustment as provided in the Merger Agreement). The remaining cost to complete the properties of $111.1 million will constitute the funding commitment amount. ATLANTIC intends to fund this commitment through cash on hand, borrowings on its line of credit and sales of Shares. See "Homestead Transaction".

 LINE OF CREDIT

  ATLANTIC obtained a $225 million secured line of credit agented by Morgan Guaranty Trust Company of New York in June 1994. In August 1995, the line of credit was increased to $300 million, and in June 1996, the line of credit was increased to $350 million. The line of credit is scheduled to mature in June 1998 and may be extended for an additional year with the approval of Morgan Guaranty Trust Company of New York and the other participating lenders. The line of credit provides for interest at prime or, at ATLANTIC's option, LIBOR plus 1.50% or the certificate of deposit rate plus 1.625%. ATLANTIC obtained a fixed rate of interest of 7.46% through February 5, 1997 on $100 million of its borrowings on the line of credit through an interest rate protection agreement with Goldman Sachs Capital Markets, L.P. A commitment fee of .1875% per annum on the average unfunded line of credit balance is payable quarterly.

  All debt incurrences are subject to certain covenants. Primarily these covenants address tangible net worth, interest payment coverage and distributions. ATLANTIC must maintain a debt to tangible net worth ratio of not greater than 2 to 1 and an adjusted net worth (as defined) of at least $325 million. ATLANTIC's interest payment coverage (as defined) is required to be not less than 2 to 1. Restricted payments or distributions (as defined) may not exceed 95% of ATLANTIC's funds from operations (as defined) for the preceding four quarters. The lenders have agreed to exclude the Distribution from the restricted payments covenant and have granted ATLANTIC a waiver of the restricted payments covenant. This waiver allows for restricted payments not to exceed 97% of funds from operations through the third quarter of 1997. ATLANTIC is currently in compliance with all covenants.

  As of June 27, 1996, $194 million of borrowings were outstanding (and $ million of borrowings are expected to be outstanding at the time of closing of the Offering) and multifamily properties with an undepreciated cost of approximately $476.2 million were pledged as collateral.

 MORTGAGE DEBT

  At March 31, 1996, ATLANTIC had approximately $123 million of mortgages payable consisting of approximately $16 million of fixed rate conventional mortgage debt and approximately $107 million of mortgages which secure nine tax-exempt bond issues. As further discussed below, this long-term mortgage debt, which is substantially fully amortizing, has a weighted average interest rate of 6.73% and an average maturity of 25.8 years, thus providing ATLANTIC with favorable and conservative financial leverage on the investment in the properties associated with such debt.

  Eight of ATLANTIC's nine tax-exempt bond issues have variable interest rates. The tax-exempt bond issues are included in a credit enhancement agreement with FNMA. Under the agreement with FNMA, ATLANTIC makes monthly principal payments, based upon a thirty-year amortization, into a principal reserve account. To mitigate the variable interest rate exposure associated with these bond issues, ATLANTIC has entered into interest rate protection agreements. Under these interest rate protection agreements, ATLANTIC pays and receives interest on the aggregate principal amount of the underlying bonds outstanding, net of the amount held in the principal reserve account. These agreements effectively mitigate ATLANTIC's variable interest rate exposure by ensuring that ATLANTIC pays interest on a fixed rate as provided in such agreements.

  ATLANTIC has three interest rate protection agreements: (i) an agreement expiring in June 2002 on approximately $23 million of bonds that fixes the interest rate at 6.31% (including the cost of the interest rate protection agreement); (ii) an agreement expiring in June 2005 on approximately $65 million of bonds that fixes the interest rate at 6.59% (including the cost of the interest rate protection agreement); and (iii) an agreement expiring in March 2006 on $5 million of bonds that fixes the interest rate at 4.82%, (including the cost of the interest rate protection agreement). To the extent the deposits in the principal reserve account with FNMA have not been used to redeem any of the outstanding bonds, ATLANTIC pays interest at the variable rates as provided by the mortgage agreements on that portion of bonds outstanding which is equivalent to the balance in the principal reserve fund.

 DISTRIBUTIONS AND FUNDS FROM OPERATIONS

  ATLANTIC's current distribution policy is to pay quarterly distributions to shareholders based upon what REIT Management considers to be a reasonable percentage of cash flow. Because depreciation is a non-cash expense, cash flow typically will be greater than earnings from operations and net earnings. Therefore, quarterly distributions will be higher than quarterly earnings.

  Distributions paid on Shares in 1995 and 1994 aggregated $35.1 million ($0.80 per Share) and $14.6 million ($0.60 per Share), respectively. No distributions were paid in 1993. The distributions paid were in excess of net earnings in both 1995 and 1994 resulting in decreases in shareholders' equity of $15.5 million in 1995 and $4.7 million in 1994.

  ATLANTIC announces the following year's proposed distribution level after the Board's annual budget review and approval in December of each year. At its December 19, 1995 meeting, the Board announced a projected increase in the annual distribution level from $0.80 to $0.84 per Share. The payment of distributions is subject to the discretion of the Board and is dependent upon the financial condition and operating results of ATLANTIC. A $0.21 per Share distribution for the first quarter of 1996 was paid on March 28, 1996. The distribution paid aggregated $11.7 million. In light of the Homestead transaction (including the Distribution of the Homestead common stock and warrants), the Board is evaluating the proposed 1996 distribution level.

  Funds from operations represents ATLANTIC's net earnings computed in accordance with GAAP, excluding gains (or losses) plus depreciation. ATLANTIC believes that funds from operations is helpful in understanding a property portfolio's ability to support interest payments and general operating expenses. On January 1, 1996, ATLANTIC adopted NAREIT's new definition of funds from operations. Under this new definition, loan cost amortization is not added back to net earnings in determining funds from operations. For comparability, funds from operations for the periods prior to January 1, 1996 give effect to this new definition.

  Funds from operations were $11.5 million and $7.8 million for the three-month periods ended March 31, 1996 and 1995, respectively. Funds from operations were $35.6 million, $18.7 million and $0.1 million for the years ended December 31, 1995 and 1994 and the period ended December 31, 1993, respectively. The aggregate increases corresponded with the increased number of properties in operation in each year.

  Funds from operations should not be considered as an alternative to net income or any other GAAP measurement of performance as an indicator of ATLANTIC's operating performance nor as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. Cash flow from financing activities is expected to be substantially equivalent to cash used in investing activities, as ATLANTIC utilizes revolving credit borrowings, to be refunded with sales of equity and long-term, fully amortizing debt securities, to fund its investment activities. ATLANTIC's policy is to expense, rather than capitalize, repairs and maintenance, in determining net income and funds from operations. Only major renovations, replacements or improvements with a substantial expected economic life (such as roofs, parking lots and additions) are capitalized.

REIT MANAGEMENT AGREEMENT

  Effective October 28, 1993, ATLANTIC entered into the REIT Management Agreement, as amended and restated, pursuant to which the REIT Manager assumed the day-to-day management of ATLANTIC (the "REIT Management Agreement").

  The REIT Management Agreement requires ATLANTIC to pay an annual fee of approximately 16% of cash flow as defined in the REIT Management Agreement, payable monthly. Cash flow is calculated by reference to ATLANTIC's cash flow from operations, plus (i) fees paid to the REIT Manager, (ii) extraordinary expenses incurred at the request of the Independent Directors of ATLANTIC (of which there were none in the periods reported) and (iii) 33% of any interest paid by ATLANTIC on convertible subordinated debentures (of which there were none in the periods reported); and after deducting (i) regularly scheduled principal payments (excluding prepayments or balloon payments) for debt with commercially reasonable amortization schedules, (ii) assumed principal and interest payments on senior unsecured debt treated as having regularly scheduled principal and interest payments like a 20-year level-payment, fully amortizing mortgage (of which there were none in the periods reported) and (iii) distributions actually paid with respect to any non-convertible preferred stock of ATLANTIC (of which there were none in the periods reported). Cash flow does not include dividend and interest income from Atlantic Development Services, interest income from the convertible Homestead mortgage notes, realized gains or losses from dispositions of investments or income from cash equivalent investments. The REIT Manager also receives a fee of 0.20% per year on the average daily balance of cash equivalent investments. The REIT Management fee aggregated $2,123,000 for the three-month period ended March 31, 1996 and $6,923,000, $3,671,000 and $12,000 for the years ended December 31, 1995 and 1994 and the period ended December 31, 1993, respectively.

  Total real estate operating, interest, general and administrative costs will increase due to ATLANTIC's larger asset size, as well as unforeseen changes which may occur. REIT Management fees paid by ATLANTIC will increase if cash flow of ATLANTIC, as defined in the REIT Management Agreement, increases, including such increases that may relate to increases in ATLANTIC's assets. ATLANTIC does not expect its other operating costs and expenses to increase except as a result of inflation, market conditions or other factors over which the REIT Manager has no control. Operating costs for particular items, however, may be increased if they are expected to result in greater decreases in other expenses or increases in revenues from ATLANTIC assets.

  ATLANTIC is obligated to reimburse the REIT Manager for all expenses incurred by the REIT Manager on behalf of ATLANTIC relating to ATLANTIC's operations, primarily including third party legal, accounting, property management and similar fees paid on behalf of ATLANTIC, and travel expenses incurred in seeking financing, property acquisitions, property sales and similar activities on behalf of ATLANTIC and in attending ATLANTIC Board, committee and shareholder meetings. Under the REIT Management Agreement, the REIT Manager or any of its affiliates are not precluded from rendering services to other investors, including REITs, even if such investors compete with ATLANTIC. Since the REIT Manager is owned by ATLANTIC's largest shareholder, the REIT Manager has no intention of rendering services to investors who compete with ATLANTIC.

  The REIT Management Agreement is renewable by ATLANTIC annually, subject to a determination by the Independent Directors that the REIT Manager's performance has been satisfactory and that the compensation payable to the REIT Manager is fair. Each of ATLANTIC or the REIT Manager may terminate the REIT Management Agreement on 60 days' notice. Because of the year-to-year nature of the agreement, its maximum effect on ATLANTIC's results of operations cannot be predicted, other than that the REIT Management fees will generally increase or decrease in proportion to cash flow increases or decreases.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

  The Board may amend or revise ATLANTIC's policies from time to time without a vote of the shareholders of ATLANTIC. The Board also reserves the right to make exceptions for transactions when it believes that the transaction is in the best long-term interests of ATLANTIC and its shareholders.

INVESTMENT POLICIES

  Prospective property investments are analyzed pursuant to several underwriting criteria, including purchase price, competition and other market factors, and prospects for long-term growth in cash flow. ATLANTIC's investment decision is based upon the expected contribution of the property to long-term cash flow growth on an unleveraged basis. The expected cash flow contribution is based on an estimate of all cash revenues from leases and other revenue sources, minus expenses incurred in operating the property (generally, real estate taxes, insurance, maintenance, personnel costs and utility charges, but excluding depreciation, debt service and amortization of loan costs) and a reserve for capital expenditures.

  It is ATLANTIC's policy to generally limit its investments such that (i) no more than 10% of its assets are invested in land held for development other than land under development or where development is in planning, (ii) ATLANTIC will not be treated as an investment company under the Investment Company Act of 1940, and (iii) ATLANTIC will not invest in mortgage loans, other than mortgage loans to third party owner-developers in connection with the development of multifamily properties that are contractually required to be sold to ATLANTIC upon completion or mortgage loans to Homestead or to entities in which ATLANTIC owns a substantial majority of the economic interest and other than mortgage loans (convertible, participating or other) where the Board believes that such loans are in the best long-term interests of ATLANTIC and its shareholders.

  ATLANTIC's strategy includes the development of industry-leading, moderate income multifamily product designed for the largest renter groups. Long term, REIT Management believes that development will contribute as much, or more, to ATLANTIC's earnings growth than acquisitions.

  While the current policy of ATLANTIC is to make equity investments in multifamily properties exclusively, ATLANTIC may invest in other real estate interests consistent with its qualification as a REIT. A change in this policy could occur, for example, if ATLANTIC concludes that it may benefit from the cash flow or any appreciation in the value of the property arising through mortgage investment or as a means of ultimately achieving equity ownership of a property.

  Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, ATLANTIC may also invest in securities of other entities engaged in real estate activities or securities of other issuers. See "Federal Income Tax Considerations--Taxation of ATLANTIC". ATLANTIC does not currently intend to invest in the securities of other issuers except in connection with acquisitions of indirect interests in properties (normally, general or limited partnership interests in special purpose partnerships controlled by ATLANTIC and owning multifamily properties and except for preferred stock of entities in which ATLANTIC has a substantial majority of the economic interest).

FINANCING POLICIES

  ATLANTIC has a secured line of credit for the purpose of facilitating investment in developments and acquisitions as well as for working capital. ATLANTIC may also determine to issue securities senior to the Shares, including preferred stock and debt securities (either of which may be convertible into Shares or be accompanied by warrants to purchase Shares). ATLANTIC's financing policies are to replace revolving credit borrowings with the proceeds of equity offerings or long-term, fixed rate, fully amortizing debt. ATLANTIC does not intend to incur long-term, floating rate debt other than in connection with property acquisitions in which the debt assumed is impracticable to prepay or is tax-exempt debt. Because its assets are largely long-term, ATLANTIC's debt is expected to be long-term, fixed rate, fully amortizing debt.

  The proceeds of any borrowings by ATLANTIC may be used to pay distributions, to provide working capital, to pay existing indebtedness or to finance acquisitions, expansions or development of new properties.

CONFLICT OF INTEREST POLICIES

  ATLANTIC does not intend to engage in principal transactions with officers and Directors or to engage Independent Directors to provide services to ATLANTIC. In addition, transactions with the REIT Manager and its affiliates are significantly restricted and must be reviewed and approved by a majority of Independent Directors, as described below. ATLANTIC's policy is not to borrow from or make loans to affiliates, other than mortgage loans to entities in which ATLANTIC owns a substantial majority of the economic interest, mortgage loans to Homestead or mortgage loans (convertible, participating or other) where the Board believes that such loans are in the best long-term interests of ATLANTIC and its shareholders.

  With a view to resolving potential conflicts of interest and protecting the interests of ATLANTIC's shareholders against such possible conflicts, the Articles of Incorporation require that a majority of the Board be Independent Directors immediately following the effective date of the registration statement relating to the Offering. "Independent Director" means a Director who (i) is not affiliated, directly or indirectly, with the REIT Manager, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of, the REIT Manager or a business entity which is an affiliate of the REIT Manager, (ii) is not serving as a trustee or director for more than three real estate investment trusts organized by a sponsor of ATLANTIC and
(iii) performs no other services for ATLANTIC, except as Director. ATLANTIC's Independent Directors are required to monitor the performance of the REIT Manager.

POLICIES APPLICABLE TO THE REIT MANAGER AND OFFICERS AND DIRECTORS OF ATLANTIC

  The REIT Manager has agreed in writing not to engage in any principal transaction with ATLANTIC, including but not limited to purchases, sales or leases of property or borrowing or lending of funds, except for transactions approved by a majority of the Independent Directors not otherwise interested in such transaction as being fair and reasonable to ATLANTIC and on terms and conditions not less favorable to ATLANTIC than those available from unaffiliated third parties. The Homestead transaction would be prohibited by the terms of the REIT Management Agreement; the REIT Manager and ATLANTIC have waived this prohibition. In addition to the requirements described above, ATLANTIC will not engage in such transactions unless the Independent Directors believe that any such transaction is in the long-term best interests of ATLANTIC and its shareholders. The sole activity of the REIT Manager is advising ATLANTIC.

  The REIT Management Agreement permits affiliates of the REIT Manager to provide property management and other services to ATLANTIC for compensation. The fees charged for such services must be comparable to fees that would be charged by unaffiliated, qualified third parties. Any property management fees are reviewed annually by the Board and must be approved by a majority of the Independent Directors.

  With certain exceptions, officers and employees of the REIT Manager spend all of their time on ATLANTIC's affairs. In the future, certain officers or employees may be transferred to or from other affiliates of the REIT Manager, consistent with REIT Management's plan for management depth and orderly succession.

  ATLANTIC does not intend to issue options or warrants to the REIT Manager or its employees.

  Under the law of Maryland (where ATLANTIC is organized), each Director will be obligated to offer to ATLANTIC any opportunity (with certain limited exceptions) which comes to him or her and which ATLANTIC could reasonably be expected to have an interest in developing. In addition, under Maryland law, any contract or transaction between ATLANTIC and any Director or any entity in which the Director has a material financial interest will be voidable unless
(i) it is approved, after disclosure of the interest, by the affirmative vote of a majority of disinterested Directors or by the affirmative vote of a majority of the votes cast by disinterested shareholders, or (ii) it is fair and reasonable to ATLANTIC.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

  ATLANTIC may, but does not presently intend to, make investments other than as previously described. All investments will be primarily related to multifamily properties and the management and development thereof. ATLANTIC has authority to issue senior securities, to offer its Shares or other securities and to repurchase or otherwise reacquire its Shares or any other securities and may engage in such activities in the future. ATLANTIC's policy is not to make loans to its officers or directors or to the REIT Manager. ATLANTIC may in the future make loans to partnerships and joint ventures in which it participates in order to meet working capital needs. ATLANTIC has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and does not intend to do so. ATLANTIC does not intend to engage in the purchase or sale of investments (other than acquisition or disposition of properties in accordance with the REIT rules and ATLANTIC's investment policies) and may on a selected basis in the future offer securities in exchange for properties. ATLANTIC intends to make annual and quarterly reports to shareholders. The annual reports will contain audited financial statements.

  At all times, ATLANTIC intends to make investments in such a manner as to be consistent with the requirements of the Code for ATLANTIC to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Board determines that it is no longer in the best interests of ATLANTIC to qualify as a REIT.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

  In addition to the transactions with affiliates described elsewhere in this Prospectus, ATLANTIC has entered into the following transactions:

REIT MANAGEMENT AGREEMENT

  Pursuant to the REIT Management Agreement, the REIT Manager assumed the day-to-day management of ATLANTIC. The REIT Manager is owned by SCG, which currently beneficially owns approximately 64.1% of the outstanding Shares
(   %, after giving effect to the Offering). The REIT Manager's sole business and principal occupation since its formation in October 1993 is advising ATLANTIC. The services provided or coordinated by the REIT Manager include strategic and day-to-day management, research, investment analysis, acquisition and due diligence, multifamily property development, asset management, capital markets, asset disposition, legal and accounting services. All such services are included in the REIT Management fee, including capital markets and development services, which most REITs capitalize (or, in the case of capital markets, deduct from proceeds). The REIT Management fee is paid monthly and was $6.9 million for the year ended December 31, 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--REIT Management Agreement".

SCG INVESTOR AGREEMENT

  ATLANTIC and SCG are parties to an Investor Agreement, dated as of October 28, 1993 (the "Investor Agreement"), which required SCG to purchase $21.5 million in Shares, subject to certain conditions. The Investor Agreement, among other things, requires ATLANTIC to obtain SCG's approval of (i) the annual operating budget and substantial deviations therefrom, (ii) contracts for investment management, property management or leasing services or that contemplate annual payments in excess of $100,000 and (iii) acquisitions or dispositions in a single transaction or a group of related transactions where the purchase price exceeds $5 million. The Investor Agreement also provides that, so long as SCG owns at least 10% of the outstanding Shares, ATLANTIC may not increase the Board to more than seven members. SCG is entitled to designate one or more persons as Directors, and

ATLANTIC is obligated to use its best efforts to cause the election of such persons, as follows: (i) so long as SCG owns at least 10%, but less than 20%, of the outstanding Shares, it is entitled to nominate two persons; and (ii) so long as SCG owns at least 20% of the outstanding Shares, it is entitled to nominate three persons.

SHAREHOLDERS' AGREEMENT

  To facilitate ATLANTIC's acquisition of certain properties from Laing, SCG granted Laing certain rights to require SCG to purchase Laing's Shares at pre-agreed prices. ATLANTIC assumed SCG's first put obligation for 5,000,000 Shares and on March 31, 1995 purchased such Shares from Laing at $11.00 per Share. In exchange for ATLANTIC's assumption of the first put obligation, SCG purchased $94.8 million of Shares at $11.00 per Share from ATLANTIC in a private offering. In November 1995, ATLANTIC assumed SCG's second put obligation for 2,500,000 Shares at $11.568 per Share. In exchange for ATLANTIC's assumption of the second put obligation, SCG purchased 2,500,000 Shares at a price of $11.568 per Share and purchased an additional $21.1 million of Shares at $11.50 per Share in a private offering. Laing has exercised its rights with respect to SCG's third put obligation for 2,500,000 Shares (representing all Shares owned by Laing) at $12.265 per Share. SCG's purchase of Shares under the third put obligation is expected to occur on July 1, 1996.

PROPERTY MANAGEMENT COMPANY

  Commencing May 12, 1994, SCG Realty Services, an affiliate of the REIT Manager, began providing property management services for certain of ATLANTIC's properties. The agreement terminates September 30, 1996, subject to earlier termination by ATLANTIC on 30 days' notice, is renewable annually upon approval of ATLANTIC's Independent Directors, and contemplates a fee to SCG Realty Services of 3.5% per annum of property revenues for properties located in Atlanta and Washington D.C. markets and 3.75% per annum of property revenues for all other properties, paid monthly, which was $3.5 million for the year ended December 31, 1995. The REIT Manager anticipates that SCG Realty Services will manage additional ATLANTIC properties in the future. Any management contracts executed with SCG Realty Services are expected to be at market rates.

PROTECTION OF BUSINESS AGREEMENT

  ATLANTIC will enter into a protection of business agreement dated as of the Merger Closing Date (the "Protection of Business Agreement") with Homestead which will prohibit ATLANTIC and its affiliates from engaging, directly or indirectly, in the extended-stay lodging business except through Homestead and its subsidiaries. The Protection of Business Agreement also prohibits Homestead from, directly or indirectly, engaging in the ownership, operation, development, management or leasing of multifamily properties. The Protection of Business Agreement does not prohibit ATLANTIC from: (i) owning securities of Homestead; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as it does not actively participate in the business of such person; (iii) owning the outstanding securities of another person, a majority owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties; and (iv) owning securities of another person primarily engaged in a business otherthan owning, operating, developing, managing or leasing extended-stay lodging properties,including a person primarily engaged in business as an owner, operator or developer of hotelproperties, whether or not such person owns, operates, develops, manages or leases extended-stay lodging properties. The Protection of Business Agreement does not prohibit Homestead from: (i) owning securities of ATLANTIC, PTR or SCG; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing garden style multifamily properties; and (iii) owning the outstanding securities of another person, a majority owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing garden style multifamily properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties. The Protection of Business Agreement will terminate in the event of an acquisition, directly or indirectly (other than by purchase from ATLANTIC, PTR or SCG or any of their respective affiliates), by any person (or group of associated persons acting in concert), other than ATLANTIC, PTR or SCG or their respective affiliates, of 25% or more of the outstanding voting stock of Homestead, without the prior written consent of Homestead's board of directors. Subject to earlier termination pursuant to the preceding sentence, the Protection of Business Agreement will terminate on the tenth anniversary of the Merger Closing Date.

FUNDING COMMITMENT AGREEMENTS

  Pursuant to funding commitment agreements to be dated as of the Merger Closing Date (the "Funding Commitment Agreements"), each of ATLANTIC and PTR will agree to make mortgage loans to Homestead. ATLANTIC and PTR will provide Homestead aggregate funding for developments in amounts of up to $111 million and $133 million, respectively, which amounts are anticipated to be sufficient to complete the development of the respective Homestead Village facilities contributed by them. ATLANTIC and PTR will receive convertible mortgage notes in respect of such fundings in stated amounts of up to $98 million and $144 million, respectively. The effect of these provisions of the Funding Commitment Agreement is that ATLANTIC will fund $1,133,535 for each $1,000,000 of convertible mortgage loans. The difference between the funded amounts and the stated amounts of the convertible mortgage loans arises because the rate of return on the existing Homestead Village facilities contributed by PTR is projected to exceed the rate of return on the Homestead Village facilities contributed by ATLANTIC and PTR to Homestead which are under construction or in pre-development planning. In calculating the relative ownership interests of ATLANTIC and PTR, SCG took into account the fact that as of July 1, 1996, PTR will have 28 Homestead Village facilities in operation and generating income, while ATLANTIC will have one. In addition, SCG expects that the average property development costs for the existing PTR Homestead Village properties will, on balance, be less than those for the ATLANTIC and PTR Homestead Village properties projected to be built in the future because a large portion of the existing PTR Homestead Village properties were in planning or under development during 1992 and 1993 when land prices and construction costs were less than they are now and are anticipated to be over the next 18 months. The obligations of ATLANTIC and PTR are limited to a specific dollar amount for each property identified in the respective Funding Commitment Agreements. Upon any determination by Homestead to commence development of a property identified in the Funding Commitment Agreement, Homestead is required to notify ATLANTIC or PTR, as the case may be, and ATLANTIC or PTR, as the case may be, is required to fund up to the full amount of its obligation with respect to such property. Homestead is required to use its reasonable efforts to complete the development of such property consistent with the development plans for such property. Each mortgage note issued by Homestead pursuant to a Funding Commitment Agreement will be convertible into shares of Homestead common stock on the basis of one share of Homestead common stock for every $11.50 of principal outstanding on the mortgage loan. The obligation of Homestead to call for funding of, and the obligations of ATLANTIC and PTR to provide funding for, the mortgage loans expire on March 31, 1998, except with respect to properties for which Homestead has given notice that it intends to develop. Interest on the mortgage notes accrues at the rate of 9% on the unpaid principal balance, payable every six months. The mortgage notes are scheduled to mature on October 31, 2006, and, are not callable until five years after the Merger Closing Date. Homestead has pledged the assets being contributed by ATLANTIC as collateral for the mortgage loans being made by ATLANTIC, and it has pledged the assets being contributed by PTR as collateral for the mortgage loans being made by PTR.

HOMESTEAD INVESTOR AGREEMENT

  ATLANTIC will enter into an investor and registration rights agreement with Homestead pursuant to which ATLANTIC is entitled to designate one person for nomination to the Homestead board of directors, and Homestead will use its best efforts to cause the election of such nominee, until March 31, 1998 and for so long thereafter as ATLANTIC has the right to convert in excess of $20 million in principal amount of loans made pursuant to its Funding Commitment Agreement. Such nominee may, but need not, include the same person(s) nominated by SCG pursuant to SCG's investor agreement with Homestead. In addition, Homestead has granted to ATLANTIC registration rights with respect to the distribution of all of the shares of Homestead common stock issuable upon conversion of the convertible mortgage notes. Prior to the one-year anniversary of the date the Homestead common stock is registered under the Exchange Act, ATLANTIC may request one registration of those shares of Homestead common stock which are issued upon conversion of any or all of the convertible mortgage notes during such one year period and which it intends to distribute to its stockholders. After such one-year anniversary, ATLANTIC may request three additional registrations pursuant to Rule 415 promulgated under the Securities Act of all shares of Homestead common stock issued or issuable upon conversion of the convertible mortgage notes. Such registration, except for the fees and disbursements of counsel to ATLANTIC, shall be at the expense of Homestead.

OTHER TRANSACTIONS WITH AFFILIATES

  In ATLANTIC's March through June 1995 private offering, SCG purchased $94.8 million of Shares at $11.00 per Share. In ATLANTIC's December 1995 through May 1996 private offering, SCG purchased an aggregate of $50 million of Shares, $21.1 million of which were purchased at $11.50 per Share (which was the price per Share paid by other investors in the offering) and $28.9 million of which were purchased at $11.568 per Share. See "--Shareholders' Agreement". Except as described above, all subscriptions were made on the same terms and at the same times as made available to other investors.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of July 1, 1996, the beneficial ownership of Shares for (i) each person known to ATLANTIC to be the beneficial owner of more than 5% of ATLANTIC's Shares, (ii) each Director of ATLANTIC and (iii) the Directors and executive officers of ATLANTIC as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power.

                NAME AND ADDRESS                    NUMBER OF SHARES  PERCENT OF
               OF BENEFICIAL OWNER                 BENEFICIALLY OWNED ALL SHARES
               -------------------                 ------------------ ----------
Security Capital Group Incorporated..............      42,257,407(1)     64.1%
 125 Lincoln Avenue
 Santa Fe, NM 87501
  William D. Sanders (Corporate Ownership).......      42,257,407(2)     64.1
   7777 Market Center Avenue
   El Paso, TX 79912
  William D. Sanders (Personal Ownership)........          12,310           *
   7777 Market Center Avenue
   El Paso, TX 79912
Ameritech Pension Trust..........................       4,446,640         6.7
 Ameritech Corporation
 225 West Randolph Street
 HQ-13A
 Chicago, IL 60606
General Motors Investment Management Corporation.       4,347,826(3)      6.6
 767 Fifth Avenue
 New York, NY 10153
C. Ronald Blankenship............................           1,000           *
 125 Lincoln Avenue
 Santa Fe, NM 87501
Manuel A. Garcia, III............................          20,000           *
 P.O. Box 2066
 Davgar Restaurants, Inc.
 Winter Park, FL 32790
Ned S. Holmes....................................         120,000(4)        *
 Parkway Investments/Texas, Inc.
 55 Waugh Drive
 Houston, TX 77007
Constance B. Moore...............................          21,739           *
 Six Piedmont Center
 Atlanta, GA 30305
James C. Potts...................................          26,100           *
 Six Piedmont Center
 Atlanta, GA 30305
All Directors and executive officers as a group
 (10 persons)....................................         189,839           *

- --------
 * Less than 1%
(1) These Shares are owned of record by SC Realty Incorporated, a wholly owned subsidiary of SCG, and are pledged to secure SCG's $300 million revolving line of credit facility with a syndicate of banks. As of July 1, 1996, SCG expects that there will be $163 million of borrowings outstanding under the line of credit. The line of credit is also secured by securities owned by SCG of PTR, SCI and Security Capital U.S. Realty, an entity based in Luxembourg which invests in real estate operating companies in the United States. SCG estimates that the aggregate market value of the pledged securities exceeded $1.9 billion as of June 26, 1996. SCG was in compliance with all covenants under the line of credit at March 31, 1996.
(2) Mr. Sanders may be deemed to beneficially own these Shares, which are owned by SCG, because Mr. Sanders shares voting and dispositive power with respect to all Shares owned by SCG. SCG and Mr. Sanders intend to play a major role in the direction of ATLANTIC for the purpose of maximizing the value of ATLANTIC.
(3) 3,913,043 of these Shares are owned by the General Motors Hourly-Rate Employees Pension Trust and 434,783 of these Shares are owned by the General Motors Salaried Employees Pension Trust.
(4) Mr. Holmes directly owns 5,000 of these Shares. Mr. Holmes may be deemed to beneficially own 115,000 of these Shares which are owned by Mr. Holmes' wife and children and by Holmes Family Venture Ltd., a family entity with respect to which Mr. Holmes shares voting and dispositive power.

                         DESCRIPTION OF CAPITAL STOCK

  The following summary of the terms of the capital stock of ATLANTIC does not purport to be complete and is subject to and qualified in its entirety by reference to ATLANTIC's Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this Prospectus forms a part.

GENERAL

  The authorized capital stock of ATLANTIC consists of 250,000,000 Shares. The Board may classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of such Shares. No holder of any class of capital stock of ATLANTIC will have any preemptive right to subscribe to any securities of ATLANTIC except as may be granted by the Board in authorizing the issuance of a class of preferred stock. Under Maryland law, shareholders are generally not liable for ATLANTIC's debts or obligations. For a description of certain provisions that could have the effect of delaying, deferring or preventing a change in control, see "Risk Factors--Limitations on Acquisition of Shares and Change in Control", "Certain Relationships and Transactions--SCG Investor Agreement" and "Certain Provisions of Maryland Law and of ATLANTIC's Articles of Incorporation and Bylaws".

  The transfer agent and registrar for the Shares is The First National Bank of Boston, 150 Royall Street, Canton, Massachusetts 02021.

COMMON STOCK

  The outstanding Shares are fully paid and non-assessable. Each Share entitles the holder to one vote on all matters requiring a vote of shareholders, including the election of Directors. Shareholders do not have the right to cumulate their votes in the election of Directors, which means that the holders of a majority of the outstanding Shares can elect all of the Directors then standing for election. Shareholders are entitled to such distributions as may be authorized from time to time by the Directors out of assets legally available therefor. ATLANTIC's current distribution policy is to pay quarterly distributions to shareholders based on a reasonable percentage of funds from operations. Prior to the Offering, ATLANTIC has paid consecutive distributions of $0.21 per Share for the first two quarters of 1996, $0.20 per Share for 1995 quarters and $0.15 per Share for 1994 quarters. ATLANTIC paid no distributions in 1993.

  In the event of any liquidation, dissolution or winding-up of the affairs of ATLANTIC, holders of Shares will be entitled, subject to the preferential rights of holders of preferred stock, if any, to share ratably in the assets of ATLANTIC remaining after provision for payment of liabilities to creditors.

  All Shares have equal distribution, liquidation and other rights, and shall have no preference, preemptive, appraisal, conversion or exchange rights.

PREFERRED STOCK

  The Board is empowered by the Articles of Incorporation, without the approval of shareholders, to cause shares of preferred stock to be issued in one or more series and to determine, among other things, the number of preferred shares of each series and the rights, preferences, powers and limitations of each series which may be senior to the rights of Shares. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of ATLANTIC and may adversely affect the voting and other rights of shareholders. Upon completion of the Offering, no shares of preferred stock will be outstanding and ATLANTIC has no present plans to issue any preferred stock following completion of the Offering other than as contemplated by the Rights Agreement (as defined below).

PURCHASE RIGHTS

  On March 12, 1996, the Board declared a dividend of one Purchase Right for each Share outstanding at the close of business on March 12, 1996 (the "Rights Record Date") to the holders of Shares of record as of the Rights Record Date. The dividend was paid on the Rights Record Date. The holders of any additional Shares issued after the Rights Record Date and before the redemption or expiration of the Purchase Rights will also be entitled to one Purchase Right for each such additional Share. Each Purchase Right entitles the registered holder under certain circumstances to purchase from ATLANTIC one one-hundredth of a Participating Preferred Share of ATLANTIC at a price of $40 per one one-hundredth of a Participating Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Purchase Rights are set forth in the Rights Agreement dated as of March 12, 1996 between ATLANTIC and The First National Bank of Boston, as rights agent (the "Rights Agreement").

  The Purchase Rights will be exercisable and will be evidenced by separate certificates only after the earlier to occur of: (1) 10 days following a public announcement that a person or group of affiliated or associated persons (excluding SCG) has acquired beneficial ownership of 20% or more of the outstanding Shares (thereby becoming an "Acquiring Person") or (2) 15 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of persons (excluding SCG) of 25% or more of the outstanding Shares (the first to occur of such dates being called the "Rights Distribution Date"). With respect to any of the Share certificates outstanding as of the Rights Record Date, until the Rights Distribution Date the Purchase Rights will be evidenced by such Share certificate. Until the Rights Distribution Date (or earlier redemption or expiration of the Purchase Rights), new Share certificates issued after the Rights Record Date upon transfer or new issuance of Shares will contain a notation incorporating the Rights Agreement by reference. Notwithstanding the foregoing, if the Board in good faith determines that a person who would otherwise be an Acquiring Person under the Rights Agreement has become such inadvertently, and such person divests as promptly as practicable a sufficient number of Shares so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be an Acquiring Person for purposes of the Rights Agreement.

  The Purchase Rights will expire on March 12, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by ATLANTIC, in each case as described below.

  The Purchase Price payable, and the number of Participating Preferred Shares or other securities or property issuable, upon exercise of the Purchase Rights are subject to adjustment under certain circumstances from time to time to prevent dilution. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

  Participating Preferred Shares purchasable upon exercise of the Purchase Rights will not be redeemable. Each Participating Preferred Share will be entitled to a minimum preferential quarterly distribution payment of $1 per share but will be entitled to an aggregate distribution of 100 times the distribution declared per Share. Each Participating Preferred Share will have 100 votes, voting together with the Shares. In the event of liquidation, the holders of the Participating Preferred Shares will be entitled to a minimum preferential liquidation payment of $1 per share but will be entitled to an aggregate payment of 100 times the payment made per Share. In the event of any merger, consolidation or other transaction in which Shares are exchanged, each Participating Preferred Share will be entitled to receive 100 times the amount received per Share. In the event of issuance of Participating Preferred Shares upon exercise of the Purchase Rights, in order to facilitate trading, a depositary receipt may be issued for each one one-hundredth of a Participating Preferred Share. The Purchase Rights will be protected by customary antidilution provisions.

  In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Purchase Right, other than Purchase Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise a number of Shares having a market value (determined in accordance with the Rights Agreement) of twice the Purchase Price. In lieu of the issuance of Shares upon exercise of Purchase Rights, the Board may under certain circumstances, and if there is an insufficient number of Shares authorized but unissued or held as treasury Shares to permit the exercise in full of the Purchase Rights, the Board is required to, take such action as may be necessary to cause ATLANTIC to issue or pay upon the exercise of Purchase Rights, cash (including by way of a reduction of purchase price), property, other securities or any combination of the foregoing having an aggregate value equal to that of the Shares which otherwise would have been issuable upon exercise of Purchase Rights.

  In the event that, after any person or group becomes an Acquiring Person, ATLANTIC is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Purchase Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, a number of shares of common stock of the acquiring company having a market value (determined in accordance with the Rights Agreement) of twice the Purchase Price.

  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by that person or group of 50% or more of the outstanding Shares, the Board may exchange the Purchase Rights (other than Purchase Rights owned by that person or group which will have become void), in whole or in part, at an exchange ratio of one Share (or one one-hundredth of a Participating Preferred Share) per Purchase Right (subject to adjustment).

  As soon as practicable after a Rights Distribution Date, ATLANTIC is obligated to use its best efforts to file a registration statement under the Securities Act relating to the securities issuable upon exercise of Purchase Rights and to cause such registration statement to become effective as soon as practicable.

  At any time prior to the time a person or group of persons becomes an Acquiring Person, the Board may redeem the Purchase Rights in whole, but not in part, at a price of $0.01 per Purchase Right (the "Redemption Price") payable in cash, Shares or any other form of consideration deemed appropriate by the Board. The redemption of the Purchase Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon the effectiveness of any redemption of the Purchase Rights, the right to exercise the Purchase Rights will terminate and the only right of the holders of Purchase Rights will be to receive the Redemption Price.

  The terms of the Purchase Rights may be amended by the Board without the consent of the holders of the Purchase Rights, except that from and after the time any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Purchase Rights and in no event shall any such amendment change the 20% threshold at which a person acquiring beneficial ownership of Shares becomes an Acquiring Person.

  The Purchase Rights have certain anti-takeover effects. The Purchase Rights will cause substantial dilution to a person or group that attempts to acquire ATLANTIC on terms not approved by its Board, except pursuant to an offer conditioned on a substantial number of Purchase Rights being acquired. The Purchase Rights should not interfere with any merger or other business combination approved by the Board since the Purchase Rights may be redeemed by ATLANTIC at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 20% or more of the Shares. The form of Rights Agreement specifying the terms of the Purchase Rights has been incorporated by reference into the registration statement of which this Prospectus forms a part and is incorporated herein by reference. The foregoing description of the Purchase Rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Rights Agreement, including the definitions therein of certain terms.

RESTRICTION ON SIZE OF HOLDINGS OF SHARES

  ATLANTIC's Articles of Incorporation contains certain restrictions on the number of Shares that individual shareholders may own. For ATLANTIC to qualify as a REIT under the Code, no more than 50% in value of its Shares (after taking into account options to acquire Shares) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year) or during a proportionate part of a short taxable year. The Shares must also be beneficially owned (other than during the first taxable year) by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because ATLANTIC is a REIT, the Articles of Incorporation contain restrictions on the acquisition of Shares intended to ensure compliance with these requirements.

  Subject to certain exceptions specified in the Articles of Incorporation, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of the issued and outstanding Shares. The Board, upon receipt of a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel or other evidence satisfactory to the Board and upon such other conditions as the Board may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of such exemption, the proposed transferee must give written notice to ATLANTIC of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit. The Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure ATLANTIC's status as a REIT. Any transfer of Shares that would (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit, (ii) result in the Shares being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution) as provided in Section 856(a) of the Code, or (iii) result in ATLANTIC being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void ab initio, and the intended transferee will acquire no rights to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Board determines, which determination must be approved by the shareholders, that it is no longer in the best interests of ATLANTIC to attempt to qualify, or to continue to qualify, as a REIT. The Articles of Incorporation exclude SCG (and its transferees) from the foregoing ownership restriction.

  Any Shares the purported transfer of which would result in a person owning Shares in excess of the Ownership Limit or cause ATLANTIC to become "closely held" under Section 856(h) of the Code that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"), which will be transferred pursuant to the Articles of Incorporation to a party not affiliated with ATLANTIC designated by ATLANTIC as the trustee of a trust for the exclusive benefit of an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the trust (the "Charitable Beneficiary"), until such time as the Excess Shares are transferred to a person whose ownership will not violate the restrictions on ownership. While these Excess Shares are held in trust, distributions on such Excess Shares will be paid to the trust for the benefit of the Charitable Beneficiary and may only be voted by the trustee for the benefit of the Charitable Beneficiary. Subject to the Ownership Limit, the Excess Shares shall be transferred by the trustee at the direction of ATLANTIC to any person (if the Excess Shares would not be Excess Shares in the hands of such person). The purported transferee will receive the lesser of (i) the price paid by the purported transferee for the Excess Shares (or, if no consideration was paid, fair market value on the day of the event causing the Excess Shares to be held in trust) and (ii) the price received from the sale or other disposition of the Excess Shares held in trust. Any proceeds in excess of the amount payable to the purported transferee will be paid to the Charitable Beneficiary. In addition, such Excess Shares held in trust are subject to purchase by ATLANTIC for a 90 day period at a purchase price equal to the lesser of (i) the price paid for the Excess Shares by the purported transferee (or, if no consideration was paid, fair market value at the time of the event causing the shares to be held in trust) and (ii) the fair market value of the Excess Shares on the date ATLANTIC elects to purchase. Fair market value, for these purposes, means the last reported sales price reported on the NYSE on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which the relevant class of shares of stock may be traded, or if not then traded over or through any exchange or quotation system, then the market price on the relevant date as determined in good faith by the Board.

  From and after the purported transfer to the purported transferee of the Excess Shares, the purported transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to the Excess Shares except the right to payment on the transfer of the Excess Shares as described above. Any distribution paid to a purported transferee on Excess Shares prior to the discovery by ATLANTIC that such Excess Shares have been transferred in violation of the provisions of the Articles of Incorporation shall be repaid, upon demand, to ATLANTIC, which shall pay any such amounts to the trust for the benefit of the Charitable Beneficiary. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the purported transferee of any Excess Shares may be deemed, at the option of ATLANTIC, to have acted as an agent on behalf of ATLANTIC in acquiring such Excess Shares and to hold such Excess Shares on behalf of ATLANTIC.

  All certificates representing Shares will bear a legend referring to the restrictions described above.

  All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares must give a written notice containing certain information to ATLANTIC by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to ATLANTIC in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Board deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine ATLANTIC's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

  These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

DIRECTOR LIABILITY

  ATLANTIC's Articles of Incorporation provide that Directors shall not be individually liable for any obligation or liability incurred by or on behalf of ATLANTIC or by Directors for the benefit and on behalf of ATLANTIC. Under the Articles of Incorporation and Maryland law respecting REITs, Directors are not liable to ATLANTIC or the shareholders for any act or omission except for acts or omissions which constitute bad faith, willful misfeasance, gross negligence or reckless disregard of duties to ATLANTIC and its shareholders. See "REIT Management--Indemnification".

         CERTAIN PROVISIONS OF MARYLAND LAW AND OF ATLANTIC'S ARTICLES
                          OF INCORPORATION AND BYLAWS

  The following paragraphs summarize certain provisions of Maryland law and ATLANTIC's Articles of Incorporation and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and ATLANTIC's Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this Prospectus forms a part.

CLASSIFICATION OF THE BOARD

  ATLANTIC's Bylaws provide that the number of Directors may be established by the Board but may not be fewer than three nor more than fifteen. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Directors, except that a vacancy resulting from an increase in the number of Directors will be filled by a majority of the entire Board. Pursuant to the Articles of Incorporation, the Directors are divided into three classes. One class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1997, another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1998 and another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1999. As the term of each class expires, Directors in that class will be elected for a term of three years and until their successors are duly elected and qualify. ATLANTIC believes that classification of the Board will help to assure the continuity and stability of ATLANTIC's business strategies and policies as determined by the Board.

  The classified Director provision could have the effect of making the removal of incumbent Directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of ATLANTIC, even though such an attempt might be beneficial to ATLANTIC and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board. Thus, the classified board provision could increase the likelihood that incumbent Directors will retain their positions.

BUSINESS COMBINATIONS

  Under Maryland law, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other things, the corporation's stockholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Board has exempted from these provisions of Maryland law any business combination with SCG and its affiliates and successors. As a result, SCG and its affiliates and successors may be able to enter into business combinations with ATLANTIC that may not be in the best interests of ATLANTIC's shareholders without compliance by ATLANTIC with the super-majority vote requirements and other provisions of the statute.

CONTROL SHARE ACQUISITIONS

  Maryland law provides that "Control Shares" of a Maryland corporation acquired in a "Control Share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  A person who has made or proposes to make a Control Share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the Control Share acquisition.

  The Control Share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

  ATLANTIC's Bylaws contain a provision exempting SCG and its affiliates and successors from the provisions of the Control Share acquisition statute.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  ATLANTIC's Bylaws provide that (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board and the proposal of business to be considered by shareholders may be made only (i) pursuant to ATLANTIC's notice of the meeting, (ii) by the Board or

(iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws, and (b) with respect to special meetings of shareholders, only the business specified in ATLANTIC's notice of the meeting may be brought before the meeting and nominations of persons for election to the Board may be made only on terms similar to those for annual meetings.

                       SHARES AVAILABLE FOR FUTURE SALE

  As of June 27, 1996, ATLANTIC had 65,903,161 Shares issued and outstanding which were held of record by 289 shareholders. Upon completion of the
Offering, ATLANTIC will have     Shares issued and outstanding or reserved for
issuance upon exercise of outstanding options. All of the     Shares to be
issued or sold by ATLANTIC in the Offering, other than any Shares purchased by affiliates, will be tradeable without restriction under the Securities Act. The Shares currently issued and outstanding or reserved for issuance upon exercise of options will be eligible for sale in the future, subject to the volume resale, manner of sale and notice limitations of Rule 144 of the Securities Act.

  In general, under Rule 144, a person (or persons whose Shares are aggregated in accordance with the Rule) who has beneficially owned his or her Shares for at least two years, including any such persons who may be deemed "affiliates" of ATLANTIC (as defined in the Securities Act), would be entitled to sell within any three-month period a number of Shares that does not exceed the greater of 1% of the then outstanding number of Shares or the average weekly trading volume of the Shares during the four calendar weeks preceding each such sale. After Shares are held for three years, a person who is not deemed an "affiliate" of ATLANTIC is entitled to sell such Shares under Rule 144 without regard to the volume limitations described above. Sales of Shares by affiliates will continue to be subject to the volume limitations. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, is controlled by, or is under common control with, such issuer.

  ATLANTIC has granted SCG, which beneficially owns 42,257,407 Shares, the right to demand, at any time after the Shares are registered under the Exchange Act, registration of all or any part of the Shares owned by SCG pursuant to Rule 415 of the Securities Act. In addition, ATLANTIC has agreed to file a registration statement (within one year of the consummation of the Offering) pursuant to Rule 415 of the Securities Act for up to $50 million of Shares on behalf of certain investors who purchased Shares in ATLANTIC's most recent private offering. The persons entitled to register their securities are responsible for all costs and expenses (other than ATLANTIC's legal, audit and certain accounting fees) incident to any registration of the type discussed in this paragraph.

  ATLANTIC has reserved an additional 200,000 Shares for future issuance upon exercise of Options under the Outside Directors Plan. See "REIT Management-- Outside Directors Plan".

  No prediction can be made as to the effect, if any, that future sales of Shares or the availability of Shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of Shares (including Shares issued upon the exercise of options), or the perception that such sales could occur, could adversely affect the prevailing market price of the Shares.

  For a description of certain restrictions on transfers of Shares by ATLANTIC (and certain of its Directors and officers) and by SCG, see "Underwriting".

                       FEDERAL INCOME TAX CONSIDERATIONS

  ATLANTIC intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. The following is a description of the federal income tax consequences to ATLANTIC and its shareholders of the treatment of ATLANTIC as a REIT. Since these provisions are highly technical and complex, each prospective purchaser of ATLANTIC's Shares is urged to consult his or her own tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Shares.

  Based upon certain representations of ATLANTIC with respect to the facts as set forth and explained in the discussion below, in the opinion of Mayer, Brown & Platt, counsel to ATLANTIC, ATLANTIC has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ended December 31, 1994, and its proposed method of operation described in this Prospectus and as represented by management will enable it to satisfy the requirements for such qualification.

  This opinion is conditioned upon certain representations made by ATLANTIC as to certain factual matters relating to ATLANTIC's organization and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date hereof. ATLANTIC's qualification and taxation as a REIT will depend upon ATLANTIC's ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. Mayer, Brown & Platt will not review compliance with these tests on a continuing basis. No assurance can be given that ATLANTIC will satisfy such tests on a continuing basis.

  In brief, if certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as ATLANTIC, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at both the corporate and shareholder levels) that generally results from the use of corporations.

  If ATLANTIC fails to qualify as a REIT in any year, however, it will be subject to federal income taxation as if it were a domestic corporation, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, ATLANTIC could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated.

  ATLANTIC elected REIT status effective for the taxable year ended December 31, 1994 and the Board currently intends that ATLANTIC will operate in a manner that permits it to qualify as a REIT in each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on ATLANTIC continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on ATLANTIC's operating results.

  The following summary is based on existing law, is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

TAXATION OF ATLANTIC

 GENERAL

  In any year in which ATLANTIC qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. ATLANTIC may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

  Notwithstanding its qualification as a REIT, ATLANTIC may also be subject to taxation in certain other circumstances. If ATLANTIC should fail to satisfy either the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which ATLANTIC fails to satisfy either the 75% test or the 95% test, multiplied by a fraction intended to reflect ATLANTIC's profitability. ATLANTIC will also be subject to a tax of 100% on net income from any "prohibited transaction", as described below, and if ATLANTIC has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or
(ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if ATLANTIC should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, ATLANTIC would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. ATLANTIC may also be subject to the corporate "alternative minimum tax", as well as tax in certain situations and on certain transactions not presently contemplated. ATLANTIC will use the calendar year both for federal income tax purposes and for financial reporting purposes.

  In order to qualify as a REIT, ATLANTIC must meet, among others, the following requirements:

 SHARE OWNERSHIP TEST

  ATLANTIC's Shares must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the capital stock of ATLANTIC may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals (the "50% test"), which for this purpose includes certain tax-exempt entities. Any stock held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. Pursuant to the constructive ownership rules, SCG's ownership of Shares is attributed to its shareholders for purposes of the 50% test.

  In order to ensure compliance with the 50% test, ATLANTIC has placed certain restrictions on the transfer of the Shares to prevent additional concentration of ownership. Moreover, to evidence compliance with these requirements under United States Treasury Department ("Treasury") regulations, ATLANTIC must maintain records which disclose the actual ownership of its outstanding Shares. In fulfilling its obligations to maintain records, ATLANTIC must and will demand written statements each year from the record holders of designated percentages of its Shares disclosing the actual owners of such Shares (as prescribed by Treasury regulations). A list of those persons failing or refusing to comply with such demand must be maintained as a part of ATLANTIC's records. A shareholder failing or refusing to comply with ATLANTIC's written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of Shares and certain other information. In addition, ATLANTIC's Articles of Incorporation provide restrictions regarding the transfer of its Shares that are intended to assist ATLANTIC in continuing to satisfy the Share ownership requirements. See "Description of Capital Stock-- Restriction on Size of Holdings of Shares". ATLANTIC intends to enforce the 9.8% limitation on ownership of Shares to assure that its qualification as a REIT will not be compromised.

 ASSET TESTS

  At the close of each quarter of ATLANTIC's taxable year, ATLANTIC must satisfy certain tests relating to the nature of its assets (determined in accordance with GAAP). First, at least 75% of the value of ATLANTIC's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, and government securities (including certain government guaranteed securities) and qualified temporary investments. Second, although the remaining 25% of ATLANTIC's assets generally may be invested without restriction, securities in this class may not exceed either (i) in the case of securities of any one non-government issuer, 5% of the value of ATLANTIC's total assets or (ii) 10% of the outstanding voting securities of any one such issuer. Where ATLANTIC invests in a partnership, it will be deemed to own a proportionate share of the partnership's assets.

 GROSS INCOME TESTS

  There are three separate percentage tests relating to the sources of ATLANTIC's gross income which must be satisfied for each taxable year. For purposes of these tests, where ATLANTIC invests in a partnership, ATLANTIC will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of ATLANTIC as it has in the hands of the partnership. The three tests are as follows:

    1. THE 75% TEST. At least 75% of ATLANTIC's gross income for the taxable year must be "qualifying income". Qualifying income generally includes: (i) rents from real property (except as modified below); (ii) interest on obligations collateralized by mortgages on, or interests in, real property;
  (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of ATLANTIC's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property ("foreclosure property"); and (vii) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property.

    Rents received from a resident will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if ATLANTIC, or an owner of 10% or more of ATLANTIC, directly or constructively owns 10% or more of such resident. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, ATLANTIC generally must not operate or manage the property or furnish or render services to residents, other than through an "independent contractor" from whom ATLANTIC derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by ATLANTIC are "usually or customarily rendered" in connection with the rental of multifamily units for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience".

    2. THE 95% TEST. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of ATLANTIC's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest, or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends (other than on REIT shares) and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test.

    For purposes of determining whether ATLANTIC complies with the 75% and 95% income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property) unless such property is held by ATLANTIC for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. See "--Taxation of ATLANTIC-- General".

    Even if ATLANTIC fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) ATLANTIC's failure to comply was due to reasonable cause and not to willful neglect;
  (ii) ATLANTIC reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, ATLANTIC will nonetheless be subject to a special tax upon the greater of the amount by which it fails either the 75% or 95% gross income test for that year.

    3. THE 30% TEST. ATLANTIC must derive less than 30% of its gross income for each taxable year from the sale or other disposition of: (i) real property held for less than four years (other than foreclosure property and involuntary conversions); (ii) stock or securities held for less than one year; and (iii) property in a prohibited transaction. ATLANTIC does not anticipate that it will have any substantial difficulty in complying with this test.

 ANNUAL DISTRIBUTION REQUIREMENTS

  In order to qualify as a REIT, ATLANTIC is required to make distributions (other than capital gain dividends) to its shareholders each year in an amount at least equal to (i) the sum of (a) 95% of ATLANTIC's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before ATLANTIC timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that ATLANTIC does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

  ATLANTIC intends to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that ATLANTIC may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing ATLANTIC's REIT taxable income on the other hand. To avoid any problem with the 95% distribution requirement, ATLANTIC will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

  If ATLANTIC fails to meet the 95% distribution requirement as a result of an adjustment to ATLANTIC's tax return by the IRS, ATLANTIC may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

 FAILURE TO QUALIFY

  If ATLANTIC fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, ATLANTIC will be subject to applicable federal and state tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which ATLANTIC fails to qualify will not be deductible by ATLANTIC, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, ATLANTIC also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAXATION OF SHAREHOLDERS

 TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

  As long as ATLANTIC qualifies as a REIT, distributions made to ATLANTIC's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed ATLANTIC's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its Shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that ATLANTIC makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's Shares by the amount of such distribution (but not below zero), with distributions in excess of the shareholder's tax basis taxable as capital gains (if the Shares are held as a capital asset). See "Distributions". In addition, any dividend declared by ATLANTIC in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by ATLANTIC and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by ATLANTIC during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of ATLANTIC. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to ATLANTIC shareholders.

  In general, any loss upon a sale or exchange of Shares by a shareholder who has held such Shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from ATLANTIC required to be treated by such shareholder as long-term capital gains.

 BACKUP WITHHOLDING

  ATLANTIC will report to its domestic shareholders and to the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at applicable rates with respect to dividends paid unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide ATLANTIC with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be credited against the shareholder's income tax liability. In addition, ATLANTIC may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to ATLANTIC. See "--Taxation of Foreign Shareholders" below.

 TAXATION OF TAX-EXEMPT SHAREHOLDERS

  The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT", based upon the ruling, the analysis therein and the statutory framework of the Code, distributions by ATLANTIC to a shareholder that is a tax-exempt entity should also not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of the Code, and that the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that ATLANTIC, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment conduit.

  However, if any pension or other retirement trust that qualifies under
Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT if (i) such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of stock of the REIT and (ii) at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

 TAXATION OF FOREIGN SHAREHOLDERS

  ATLANTIC will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its Shares is held by foreign persons (i.e., non-resident aliens, and foreign corporations, partnerships, trusts and estates). It is currently anticipated that ATLANTIC will qualify as a domestically-controlled REIT. Under these circumstances, gain from the sale of the Shares by a foreign person should not be subject to U.S. taxation, unless such gain is effectively connected with such person's U.S. business or, in the case of an individual foreign person, such person is present within the U.S. for more than 182 days in such taxable year.

  Distributions of cash generated by ATLANTIC's real estate operations (but not by its sale or exchange of such properties) that are paid to foreign persons generally will be subject to U.S. withholding tax at a rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign shareholder files with ATLANTIC the required form evidencing such lower rate or (ii) the foreign shareholder files an IRS Form 4224 with ATLANTIC claiming that the distribution is "effectively connected" income. Treasury Regulations proposed in 1996, which have not yet been adopted, and are therefore not currently effective, would, if and when they become effective, revise in certain respects the rules applicable to foreign shareholders with respect to payments made after December 31, 1997.

  Distributions of proceeds attributable to the sale or exchange by ATLANTIC of U.S. real property interests are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief or exemption. ATLANTIC is required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person that could be designated by ATLANTIC as a capital gain dividend; this amount is creditable against the foreign shareholder's FIRPTA tax liability.

  The federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors in ATLANTIC should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investment in ATLANTIC.

TAX CONSEQUENCES OF THE HOMESTEAD TRANSACTION

  The following is a summary of the material United States Federal income tax consequences of the Homestead transaction to ATLANTIC and ATLANTIC shareholders. The summary is based upon the Code, administrative pronouncements, judicial decisions and Treasury regulations, subsequent changes to any of which may affect the tax consequences described herein. The summary only applies to persons who hold Shares as capital assets and does not address tax considerations which may affect the treatment of certain special status taxpayers such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies and foreign taxpayers. Shareholders are urged to consult their tax advisors as to the particular United States Federal income tax consequences to them of the Homestead transaction and as to the foreign, state, local and other tax consequences of the Homestead transaction.

 TAX CONSEQUENCES TO ATLANTIC

  THE MERGERS. PTR, ATLANTIC, SCG and Homestead have requested a ruling from the IRS that, among other matters, the Mergers constitute a transaction subject to Section 351 of the Code and related provisions. In the event that ATLANTIC does not receive a favorable ruling from the IRS prior to the consummation of the Homestead transaction, it is expected that Mayer, Brown & Platt will give an opinion that, among other matters, the Mergers constitute a transaction subject to Section 351 or the reorganization provisions of the Code and related provisions. The obligation of PTR, ATLANTIC, Homestead and SCG to consummate the Mergers is conditioned on receipt of either a favorable ruling from the IRS or an opinion of Mayer, Brown & Platt that the Mergers so qualify. Assuming the Mergers constitute a transaction subject to Section 351 or the reorganization provisions of the Code and related provisions, (i) ATLANTIC will not recognize gain, income or loss upon the receipt of the Homestead common stock in the Mergers in exchange for the assets transferred except to the extent that ATLANTIC is treated as having received boot in the Mergers, (ii) the tax basis of the Homestead common stock received by ATLANTIC will be the same as ATLANTIC's and its subsidiaries' tax basis in the Homestead Village properties transferred by ATLANTIC to Homestead in the Mergers, and (iii) the holding period of the Homestead common stock received by ATLANTIC will be the same as ATLANTIC's and its subsidiaries' holding period in the Homestead Village properties, allocated among the shares of the Homestead common stock received according to the fair market values of such properties. To the extent that ATLANTIC is treated as having received boot in the Mergers, (i) ATLANTIC will recognize taxable gain, but only to the extent that the fair market value of the assets transferred by ATLANTIC in the Mergers exceeds ATLANTIC's and its subsidiaries' tax basis therein, and (ii) the tax basis of the Homestead common stock received by ATLANTIC will be increased by the amount of any such taxable gain recognized. Any such taxable gain recognized by ATLANTIC as a result of the receipt of boot will reduce the amount of gain recognized by ATLANTIC on the Distribution.

  THE DISTRIBUTION. ATLANTIC will recognize gain upon the Distribution of the Homestead common stock and warrants to its shareholders in an amount equal to the excess of the fair market value of the Homestead common stock and warrants on the Distribution Record Date over ATLANTIC's tax basis therein, and the earnings and profits of ATLANTIC will be increased by the amount of any such gain recognized. ATLANTIC's gain on the Distribution will be reduced to the extent that ATLANTIC recognized gain on the Mergers from the receipt of boot and its tax basis in the Homestead common stock was increased thereby. In computing its taxable income for the year in which the Distribution occurs, ATLANTIC will be allowed a dividends paid deduction with respect to the Distribution in an amount equal to the sum of the fair market value on the Distribution Record Date of the Homestead common stock and warrants distributed and any cash distributed in lieu of fractional shares of Homestead common stock and fractional Homestead warrants, but in no event in excess of the earnings and profits of ATLANTIC.

  The fair market value of the Homestead common stock and warrants on the Distribution Record Date will be determined by the best available evidence as to their value on that date. Assuming there are no aberrations in the trading of the Homestead common stock and warrants, and absent special factors bearing on the value of a particular holder's Homestead common stock and warrants, the best available evidence of the fair market value of the Homestead common stock and warrants on the Distribution Record Date should be their value as reflected by their trading prices on the Distribution Record Date or within a reasonable period before or after such date. To the extent the trading price of the Homestead common stock and warrants does not reflect their fair market value because, for example, there are too few trades, the trading is of a sporadic nature or such securities are not traded, then other relevant date bearing on the value of the Homestead common stock and warrants will be considered in determining the fair market value of the Homestead common stock and warrants.

  As a result of the Homestead transaction, ATLANTIC will recognize gain to the full extent of the excess of the value of the Homestead Village properties transferred to Homestead in the Mergers over ATLANTIC's or its subsidiaries' basis therein (the "built-in gain"). ATLANTIC will recognize the built-in gain either as a result of the receipt of boot in the Mergers or upon the Distribution (or on the Mergers and Distribution together), but in no event will ATLANTIC recognize the built-in gain on both the Mergers and the Distribution.

  MORTGAGES. After consummation of the Homestead transaction, ATLANTIC will hold mortgage notes of Homestead convertible into shares of Homestead common stock. The terms of the Funding Commitment Agreement provide that ATLANTIC will fund $1,133,535 for each $1,000,000 of convertible mortgage loans. Accordingly, ATLANTIC will be treated as having acquired the convertible mortgage loans at a premium which ATLANTIC will be entitled to amortize as an offset to interest income (with a corresponding reduction in ATLANTIC's tax basis) under a constant yield method over the terms of the convertible mortgage notes if (as ATLANTIC intends) an election under Section 171 of the Code is made. Interest paid by Homestead to ATLANTIC on the mortgage notes will constitute qualified income for purposes of determining whether ATLANTIC meets the gross income requirements for REIT qualification.

  The terms of the mortgages provide for adjustment of the price for conversion of the mortgages into the Homestead common stock if Homestead makes certain distributions of stock, cash or other property to its shareholders. While Homestead does not presently contemplate making such a distribution, if Homestead makes a distribution of cash or property resulting in an adjustment to the conversion price, ATLANTIC, as a holder of such convertible mortgages, may be viewed as receiving a "deemed distribution" under Section 305 of the Code, even if ATLANTIC does not hold any Homestead common stock at such time. The deemed distribution would be considered a return of capital, would reduce ATLANTIC's tax basis in the convertible mortgages (but not below zero) by the value of the deemed distribution, and, to the extent that the value of the deemed distribution exceeds ATLANTIC's tax basis in the convertible mortgages, the deemed distribution would result in gain to ATLANTIC. ATLANTIC's tax basis in the convertible mortgages would then immediately be increased by the value of the property deemed to have been distributed.

  Except as discussed below with respect to cash received in lieu of fractional shares of Homestead common stock, ATLANTIC will not recognize gain or loss upon the exercise of the conversion right. ATLANTIC's tax basis in the Homestead common stock received upon the conversion will be equal to ATLANTIC's tax basis in the mortgages converted. Upon conversion of the mortgages, ATLANTIC will receive cash in lieu of any fractional shares of Homestead common stock and will recognize gain to the extent that the cash received exceeds ATLANTIC's tax basis in the portion of the mortgages converted for cash in lieu of fractional shares. In the event that ATLANTIC exercises its conversion right, it is expected that ATLANTIC, consistent with its status as a REIT, will shortly thereafter distribute to its shareholders or sell in the open market the Homestead common stock received. ATLANTIC will recognize gain upon such distribution or sale of the Homestead common stock received upon conversion in an amount equal to the excess of the fair market value of the Homestead common stock over ATLANTIC's tax basis therein, and the earnings and profits of ATLANTIC will be increased by the amount of any such gain recognized. In computing its taxable income for the year in which any Homestead common stock is distributed, ATLANTIC will be allowed a dividends paid deduction in an amount equal to the fair market value at the time of distribution of the Homestead common stock distributed, but in no event in excess of the earnings and profits of ATLANTIC.

  COMMITMENT FEE INCOME. The receipt by ATLANTIC of the Homestead warrants in consideration for entering into the Funding Commitment Agreement will be treated as a commitment fee to ATLANTIC for entering into the Funding Commitment Agreement which will constitute taxable income to ATLANTIC. Such income will constitute qualified income for purposes of determining whether ATLANTIC meets the gross income requirements for REIT qualification. The earnings and profits of ATLANTIC will be increased by the amount of the commitment fee income, consequently increasing the amount of the Distribution which will be treated as a fully taxable dividend to ATLANTIC shareholders.

 TAX CONSEQUENCES TO HOMESTEAD

  Assuming the Mergers constitute a transaction subject to Section 351 or the reorganization provisions of the Code and related provisions, (i) Homestead will not recognize gain, income or loss as a result of the Homestead transaction, (ii) the tax bases of the Homestead Village properties received by Homestead from ATLANTIC and its subsidiaries will be the same as the tax bases of ATLANTIC and its subsidiaries in such properties increased by the amount of any gain recognized by ATLANTIC as a result of the receipt by ATLANTIC of boot in the Mergers, and (iii) the holding period of the Homestead Village properties received by Homestead from ATLANTIC and its subsidiaries will be the same as the holding period of ATLANTIC and its subsidiaries in such properties.

 TAX CONSEQUENCES TO ATLANTIC SHAREHOLDERS

  THE DISTRIBUTION. The amount received by ATLANTIC shareholders in the Distribution will be equal to the fair market value of the Homestead common stock and warrants received plus the amount of any cash received in lieu of fractional shares of Homestead common stock and fractional Homestead warrants. The Distribution will constitute a taxable dividend to ATLANTIC shareholders, taxable as ordinary income, to the extent of the earnings and profits of ATLANTIC allocable to such Homestead common stock and warrants and cash. The amount of the Distribution which exceeds the allocated earnings and profits of ATLANTIC will be treated as a nontaxable reduction (although not below zero) of a shareholder's adjusted tax basis in its Shares. To the extent that the Distribution exceeds such shareholder's adjusted tax basis in its Shares, the Distribution will be treated as gain to such shareholder. Any such gain will constitute capital gain to such shareholder if the shareholder holds its Shares as a capital asset. Such gain will constitute short-term capital gain for any holder acquiring its Shares in the Offering. As discussed above, gain recognized by ATLANTIC upon the distribution of the Homestead common stock and warrants will increase ATLANTIC's earnings and profits, thus increasing the portion of the distributions of ATLANTIC for the taxable year of the Distribution which will be treated as taxable dividends as opposed to return of capital.

  To the extent that ATLANTIC has a net capital gain for the taxable year, it may designate all or a portion of any dividend distributed as a capital gain dividend. In this event, shareholders will be provided written notice of such designation within 30 days after the close of ATLANTIC's taxable year. Shareholders will be taxed at the long-term capital gains rate on any such capital gain dividends regardless of the shareholder's holding period of its Shares. The amount of capital gain dividends which may be designated by ATLANTIC will be reduced by any capital loss carryovers of ATLANTIC. Gain recognized by ATLANTIC as a result of the Distribution will constitute capital gain to the extent attributable to Homestead Village properties held by ATLANTIC and its subsidiaries in excess of one year prior to the Mergers and ATLANTIC anticipates that it will designate dividends attributable to any net capital gain resulting from the Distribution as capital gain dividends. However, ATLANTIC does not anticipate that it will derive significant net capital gain from the Distribution.

  ATLANTIC is required to report the amount distributed to shareholders pursuant to the Distribution (and the allocation of such amount among ordinary dividends, capital gain dividends and return of capital) to the IRS and each shareholder on Form 1099-DIV.

  HOMESTEAD COMMON STOCK. A shareholder's tax basis in the Homestead common stock received in the Distribution will be the fair market value of the Homestead common stock on the Distribution Record Date to be determined as discussed above. A shareholder's holding period for the Homestead common stock received in the Distribution will begin on the Distribution Record Date.

  Upon the sale or exchange of Homestead common stock, a Homestead shareholder will realize gain or loss measured by the difference between the amount realized on the sale or other disposition and the shareholder's tax basis in the Homestead common stock. Such gain or loss will be a capital gain or loss to such shareholder if the shareholder holds its Homestead common stock as a capital asset, and will be a long-term capital gain or loss if the Homestead shareholder's holding period with respect to the Homestead common stock sold is more than one year at the time of sale or exchange.

  HOMESTEAD WARRANTS. A shareholder's tax basis in the Homestead warrants received in the Distribution will be the fair market value of the Homestead warrants on the Distribution Record Date to be determined as discussed above. A shareholder's holding period for the Homestead warrants received in the Distribution will begin on the Distribution Record Date.

  The terms of the Homestead warrants distributed to ATLANTIC shareholders pursuant to the Merger Agreement provide for adjustment of the price for exercise if Homestead makes certain distributions of stock, cash or other property to its shareholders. While Homestead does not presently contemplate making such a distribution, if Homestead makes a distribution of cash or property resulting in an adjustment to the exercise price, the holders of the Homestead warrants may be viewed as receiving a "deemed distribution" under
Section 305 of the Code even if such holder does not hold any Homestead common stock at such time. The deemed distribution would be considered a return of capital, the Homestead warrant holder's tax basis in the Homestead warrants would be reduced (but not below zero) by the value of the deemed distribution and, to the extent that the value of the deemed distribution exceeds the Homestead warrant holder's tax basis in its Homestead warrants, the deemed distribution would result in gain to such holder. The Homestead warrant holder's tax basis in its Homestead warrants would then immediately be increased by the amount of the property deemed to have been distributed.

  Except as discussed below with respect to cash received in lieu of fractional shares of Homestead common stock, Homestead warrant holders will not recognize gain or loss upon the exercise of the Homestead warrants. The Homestead warrant holder's tax basis in the Homestead common stock received upon the exercise of the Homestead warrants will be equal to the sum of (i) the Homestead warrant holder's tax basis in the warrants exercised and (ii) the exercise price paid. Upon the exercise of the Homestead warrants, Homestead warrant holders will receive cash in lieu of any fractional shares of Homestead common stock and will recognize gain to the extent that the cash received exceeds the Homestead warrant holder's tax basis in the portion of the Homestead warrants exercised for cash in lieu of fractional shares.

  Upon a sale or other disposition of a Homestead warrant, a Homestead warrant holder will recognize gain or loss measured by the difference between the amount realized on the sale or other disposition and the warrant Holder's tax basis in the Homestead warrant. Such gain or loss will be capital gain or loss if the stock into which the Homestead warrants are exercisable would be a capital asset in the Homestead warrant holder's hands, and will be a short-term capital gain or loss because the Homestead warrants expire within one year and therefore the Homestead warrant holder's holding period will be one year or less.

  If a Homestead warrant holder's Homestead warrants expire without being exercised, the Homestead warrant holder will recognize a loss at the time such Homestead warrants expire equal to its tax basis in the expired Homestead warrants. In general, such loss will be a capital loss if the stock into which the warrants were exercisable would be a capital asset in the Homestead warrant holder's hands.

OTHER TAX CONSIDERATIONS

 TAX ON BUILT-IN GAIN

  Pursuant to I.R.S. Notice 88-19, 1988-1 C.B. 486, a "C" corporation that elects to be taxed as a REIT has to recognize any gain that would have been realized if the "C" corporation had sold all of its assets for their respective fair market values at the end of its last taxable year before the taxable year in which it qualifies to be taxed as a REIT and immediately liquidated unless the REIT elects to be taxed under rules similar to the rules of Section 1374 of the Code.

  Since ATLANTIC has made this election, if during the 10-year period beginning on the first day of the first taxable year for which ATLANTIC qualifies as a REIT (the "Recognition Period"), ATLANTIC recognizes gain on the disposition of any asset held by ATLANTIC as of the beginning of such Recognition Period, then, to the extent of the excess of (a) the fair market value of such asset as of the beginning of such Recognition Period over (b) ATLANTIC's adjusted basis in such asset as of the beginning of such Recognition Period (the "Built-in Gain"), such gain will be subject to tax at the highest regular corporate rate. Because ATLANTIC acquired many of its properties in fully taxable transactions and presently expects to hold each property beyond the Recognition Period, it is not anticipated that ATLANTIC will pay a substantial corporate level tax on its Built-in Gain.

 POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

  Prospective shareholders should recognize that the present federal income tax treatment of an investment in ATLANTIC may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in ATLANTIC.

 STATE AND LOCAL TAXES

  ATLANTIC and its shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of ATLANTIC and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Shares of ATLANTIC.

  EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, ATLANTIC has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Goldman, Sachs & Co. are acting as representatives, has severally agreed to purchase from ATLANTIC, the respective number of Shares set forth opposite its name below:

                           UNDERWRITER                          NUMBER OF SHARES
                           -----------                          ----------------
   Goldman, Sachs & Co.........................................
                                                                      ---
       Total...................................................
                                                                      ===

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Shares offered hereby, if any are taken.

  The Underwriters propose to offer the Shares in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a
concession of $    per Share. The Underwriters may allow, and such dealers may
reallow, a concession not in excess of $    per Share to certain brokers and
dealers. After the Shares are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

  ATLANTIC has granted the Underwriters an option exercisable for     days
after the date of this Prospectus to purchase up to an aggregate of additional Shares solely to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of Shares to be purchased by each of them, as shown in
the foregoing table, bears to the    Shares offered.

  The representatives of the Underwriters have informed ATLANTIC that they do not expect sales to accounts over which the Underwriters exercise discretionary authority to exceed five percent of the total number of Shares offered by them.

  Prior to the Offering, there has been no public market for the Shares. The initial public offering price will be negotiated among ATLANTIC and the representatives. Among the factors to be considered in determining the initial public offering price of the Shares, in addition to prevailing market conditions, will be the dividend yields and price earnings ratios of publicly traded real estate investment trusts that ATLANTIC and the representatives believe to be comparable to ATLANTIC, estimates of the business potential and earnings prospects of ATLANTIC, an assessment of ATLANTIC's management, the current state of ATLANTIC's industry and the economy as a whole.

  SCG, ATLANTIC and certain of its Directors and officers have agreed that, during the period beginning from the date of this Prospectus and continuing to and including the date 90 days after the date of this Prospectus, they will not offer, sell, contract to sell or otherwise dispose of any securities of ATLANTIC (other than pursuant to employee or director stock option plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of this Prospectus and except pursuant to rights offerings to existing shareholders (which may include sales of unsubscribed and additional Shares to third parties) and except for the issuance of limited partnership interests (which partnership interests may be exchangeable for Shares after such 90-day period)) which are substantially similar to the Shares or which are convertible or exchangeable into securities which are substantially similar to the Shares without the prior written consent of Goldman, Sachs & Co., except for the Shares offered in connection with the Offering.

  Application will be made to list the Shares on the New York Stock Exchange
under the symbol "   ". In order to meet one of the requirements for listing
the Shares on the New York Stock Exchange, the Underwriters have undertaken to sell lots of 100 or more Shares to a minimum of 2,000 beneficial holders.

  ATLANTIC and Homestead have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

  Goldman Sachs Capital Markets, L.P., an affiliate of Goldman, Sachs & Co., and ATLANTIC are parties to an interest rate swap agreement, which effectively fixes the interest rate on $100 million of ATLANTIC's borrowings under ATLANTIC's line of credit at 7.46% through February 5, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources--Line of Credit". In addition, in connection with the Mergers, Goldman, Sachs & Co. is providing a fairness opinion to PTR.

                                    EXPERTS

  The financial statements and related schedule of ATLANTIC included in this Prospectus and elsewhere in the registration statement of which this Prospectus forms a part have been audited by Ernst & Young LLP, independent certified public accountants to the extent indicated in their reports thereon also appearing elsewhere herein and in the registration statement. Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                              VALIDITY OF SHARES

  The validity of the issuance of the Shares offered pursuant to this Prospectus will be passed upon for ATLANTIC by Mayer, Brown & Platt, Chicago, Illinois and for the Underwriters by Sullivan & Cromwell, New York, New York. Mayer, Brown & Platt has in the past represented and is currently representing ATLANTIC, SCG and certain of their affiliates, including representation of SCG and Homestead in connection with the Homestead transaction. As to all matters of Maryland law, Mayer, Brown & Platt and Sullivan & Cromwell will rely upon
the opinion of                                                       .

                            ADDITIONAL INFORMATION

  ATLANTIC has filed with the Commission a registration statement (of which this Prospectus forms a part) on Form S-11 under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding ATLANTIC and the Shares offered hereby, reference is hereby made to the registration statement and such exhibits and schedules.

  The registration statement, the exhibits and schedules forming a part thereof filed by ATLANTIC with the Commission can be inspected and copies obtained from the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can also be obtained from the Commission's Web site at http://www.sec.gov.

  ATLANTIC intends to furnish its shareholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                   GLOSSARY

  "Acquiring Person" means a person or group of affiliated or associated persons (excluding certain affiliates of ATLANTIC and certain current shareholders) that has acquired beneficial ownership of 20% or more of the outstanding Shares.

  "ADA" means the Americans with Disabilities Act of 1990.

  "Administrator" means the Secretary of ATLANTIC as administrator of the Outside Directors Plan.

  "Articles of Incorporation" means the Second Amended and Restated Articles of Incorporation of ATLANTIC, as amended.

  "ATLANTIC" means, as the context may require, Security Capital Atlantic Incorporated, a Maryland corporation formed in April 1994 and/or its predecessor and its subsidiaries.

  "ATLANTIC Development Services" means ATLANTIC Development Services Incorporated, a Maryland corporation.

  "Board" means ATLANTIC's Board of Directors.

  "Capital Markets Group" means Security Capital Markets Group Incorporated, an affiliate of the REIT Manager and a registered broker-dealer.

  "Charitable Beneficiary" means an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the Excess Shares trust.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the Securities and Exchange Commission.

  "Control Share acquisition" means, under Maryland law, the acquisition of Control Shares, subject to certain exceptions.

  "Control Shares" means, under Maryland law, voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power.

  "Distribution" means the distribution by ATLANTIC of the Homestead common stock and warrants received by ATLANTIC pursuant to the Merger Agreement to the holders of Shares on the Distribution Record Date.

  "Distribution Record Date" means the record date established by ATLANTIC for determining the holders of Shares who are entitled to receive the Distribution.

  "Excess Shares" means Shares that would result in a person owning Shares in excess of the Ownership Limit or cause ATLANTIC to become "closely held" under
Section 856(h) of the Code, unless acquired in a permitted transfer.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "FHA" means the Fair Housing Amendments Act of 1988.

  "Final Expiration Date" means March 12, 2006.

  "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

  "FNMA" means the Federal National Mortgage Association.

  "Funds from operations" means net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.

  "GAAP" means generally accepted accounting principles.

  "Historical Financial Results" means selected financial information on an historical basis for ATLANTIC as of and for each of the years ended December 31, 1995 and December 31, 1994 and the period ended December 31, 1993.

  "Homestead" means Homestead Village Properties Incorporated, a Maryland corporation.

  "In planning" means developments owned or under control by ATLANTIC (land which is under control through contingent contract or letter of intent) with construction anticipated to commence within 12 months.

  "Independent Director" means a Director of ATLANTIC who (i) is not affiliated, directly or indirectly, with the REIT Manager, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of, the REIT Manager or a business entity which is an affiliate of the REIT Manager,
(ii) is not serving as a trustee or director for more than three real estate investment trusts organized by a sponsor of ATLANTIC and (iii) performs no other services for ATLANTIC, except as Director.

  "Interested Stockholder" means any person who beneficially owns 10% or more of the voting power of a Maryland corporation's shares or an affiliate of a Maryland corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

  "Investor Agreement" means the Investor Agreement dated October 28, 1993 between SCG and ATLANTIC.

  "IRS" means the Internal Revenue Service.

  "Laing" means Laing Properties, Inc.

  "Merger Agreement" means the Merger and Distribution Agreement, dated as of May 21, 1996, among PTR, ATLANTIC, SCG and Homestead.

  "Merger Closing Date" means the date of closing of the Mergers.

  "Mergers" means the series of merger transactions pursuant to which each of ATLANTIC, PTR and SCG will contribute all of their respective assets related to Homestead Village properties to Homestead.

  "NAREIT" means the National Association of Real Estate Investment Trusts.

  "NYSE" means the New York Stock Exchange, Inc.

  "Offering" means the offering of Shares to the public by ATLANTIC pursuant to this Prospectus.

  "Options" means options to acquire Shares granted pursuant to the Outside Directors Plan.

  "Outside Directors" means the Directors of ATLANTIC who are not employees or officers of ATLANTIC or SCG or any of its affiliates.

  "Outside Directors Plan" means the Security Capital Atlantic Incorporated Share Option Plan for Outside Directors.

  "Ownership Limit" means 9.8% of the number or value of the issued and outstanding Shares.

  "Participating Preferred Shares" means the shares of Series A Junior Participating Preferred Stock, $0.01 par value per share.

  "Pro Forma Financial Results" means selected financial information on a pro forma basis for ATLANTIC for the year ended December 31, 1995.

  "PTR" means Security Capital Pacific Trust, a publicly traded REIT managed by an affiliate of SCG.

  "Purchase Price" means $40 per one one-hundredth of a Participating Preferred Share.

  "Purchase Right" means a preferred share purchase right entitling the holder, under certain circumstances, to purchase Participating Preferred Shares or Shares pursuant to the Rights Agreement.

  "Recognition Period" means the 10-year period beginning on the first day of the first taxable year for which ATLANTIC qualifies as a REIT.

  "Redemption Price" means $0.01 per Purchase Right.

  "REIT" means a real estate investment trust as defined under the Code.

  "REIT Management Agreement" means the REIT management agreement pursuant to which the REIT Manager assumed the day-to-day management of ATLANTIC.

  "REIT Manager" or "REIT Management" means Security Capital (Atlantic) Incorporated, a wholly owned subsidiary of SCG.

  "Representatives" means Goldman, Sachs & Co., as representatives of the Underwriters.

  "Rights Agreement" means the Rights Agreement governing the terms upon which the Purchase Rights will become exercisable.

  "Rights Distribution Date" means the earlier to occur of (i) 10 days following a public announcement that a person has become an Acquiring Person or (ii) 15 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of persons (excluding certain affiliates of ATLANTIC and certain current shareholders) of 25% or more of the outstanding Shares.

  "Rights Record Date" means March 12, 1996.

  "SCG Realty Services" means SCG Realty Services Atlantic Incorporated, an affiliate of the REIT Manager.

  "SCG" means Security Capital Group Incorporated, ATLANTIC's principal shareholder and the owner of the REIT Manager.

  "SCI" means Security Capital Industrial Trust, a publicly traded REIT managed by an affiliate of SCG.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Security Capital Investment Research" means Security Capital Investment Research Incorporated, an affiliate of the REIT Manager.

  "Shareholders' Agreement" means the Shareholders' Agreement dated May 12, 1994 among ATLANTIC, SCG and Laing.

  "Shares" means the shares of common stock, par value $.01 per share, of ATLANTIC.

  "Stabilized" means that renovation, repositioning, new management and new marketing programs (or development and marketing in the case of newly-developed properties) have been completed and in effect for a sufficient period of time (but in no event longer than 12 months, except for major rehabilitations) to achieve 93% occupancy at market rents. Prior to being "stabilized", a property is considered "pre-stabilized".

  "Treasury" means the United States Treasury Department.

  "UBTI" means unrelated business taxable income as defined under the Code.

  "Underwriting Agreement" means the Underwriting Agreement between ATLANTIC and the Underwriters.

  "Underwriters" means the Underwriters named in the Prospectus.

                     SECURITY CAPITAL ATLANTIC INCORPORATED

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
HISTORICAL:
  Condensed Balance Sheets as of March 31, 1996 and December 31, 1995.....  F-2
  Condensed Statements of Earnings for the three-month periods ended March
   31, 1996 and 1995......................................................  F-3
  Condensed Statements of Cash Flows for the three-month periods ended
   March 31, 1996 and 1995................................................  F-4
  Notes to Condensed Financial Statements.................................  F-5
  Report of Independent Certified Public Accountants...................... F-11
  Balance Sheets as of December 31, 1995 and 1994......................... F-12
  Statements of Earnings for the years ended December 31, 1995, 1994, and
   1993................................................................... F-13
  Statements of Shareholders' Equity for the years ended December 31,
   1993, 1994, and 1995................................................... F-14
  Statements of Cash Flows for the years ended December 31, 1995, 1994, and 1993............................................................... F-15
  Notes to Financial Statements........................................... F-16
  Schedule III--Real Estate and Accumulated Depreciation.................. F-25
  Note to Schedule III.................................................... F-29
PRO FORMA (UNAUDITED):
  Summary of Pro Forma adjustments........................................ F-30
  Pro Forma Balance Sheet as of March 31, 1996............................ F-31
  Pro Forma Statement of Earnings for the three-month period ended March
   31, 1996............................................................... F-32
  Pro Forma Statement of Earnings for the year ended December 31, 1995.... F-33
  Notes to Pro Forma Financial Statements................................. F-34
COMBINED HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
 PURSUANT TO RULE 3-14:
  Report of Independent Certified Public Accountants...................... F-38
  Group A Properties Combined Historical Summary of Gross Income and
   Direct Operating Expenses for the year ended December 31, 1994......... F-39
  Notes to Group A Properties Combined Historical Summary of Gross Income
   and Direct Operating Expenses.......................................... F-40
  Report of Independent Certified Public Accountants...................... F-42
  Group B Properties Combined Historical Summary of Gross Income and
   Direct Operating Expenses for the period from January 1, 1995 through
   September 30, 1995..................................................... F-43
  Notes to Group B Properties Combined Historical Summary of Gross Income
   and Direct Operating Expenses.......................................... F-44
  Report of Independent Certified Public Accountants...................... F-46
  Group C Properties Combined Historical Summary of Gross Income and
   Direct Operating Expenses for the Year ended December 31, 1995......... F-47
  Notes to Group C Properties Combined Historical Summary of Gross Income
   and Direct Operating Expenses.......................................... F-48

                     SECURITY CAPITAL ATLANTIC INCORPORATED

                            CONDENSED BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                        MARCH 31,  DECEMBER 31,
                                                          1996         1995
                                                       ----------- ------------
                                                       (UNAUDITED)
                        ASSETS
Real estate...........................................  $936,129     $888,928
Less accumulated depreciation.........................    28,364       23,561
                                                        --------     --------
    Net investments in real estate....................   907,765      865,367
Cash and cash equivalents.............................     6,553        6,494
Other assets..........................................    15,000       13,963
                                                        --------     --------
    Total assets......................................  $929,318     $885,824
                                                        ========     ========
           LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Line of credit......................................  $226,000     $190,000
  Mortgages payable...................................   123,291      118,524
  Accounts payable....................................    16,267       11,030
  Accrued expenses and other liabilities..............    11,409        9,332
                                                        --------     --------
    Total liabilities.................................   376,967      328,886
                                                        --------     --------
Shareholders' equity:
  Common shares (250,000,000 authorized, 55,569,635
   issued and
   outstanding at March 31, 1996 and 55,525,635 issued
   and outstanding at December 31, 1995)..............       556          555
  Additional paid-in capital..........................   576,976      576,547
  Distributions in excess of net earnings.............   (25,181)     (20,164)
                                                        --------     --------
    Total shareholders' equity........................   552,351      556,938
                                                        --------     --------
    Total liabilities and shareholders' equity........  $929,318     $885,824
                                                        ========     ========


         See accompanying notes to the condensed financial statements.

                     SECURITY CAPITAL ATLANTIC INCORPORATED

                        CONDENSED STATEMENTS OF EARNINGS

                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     THREE-
                                                                  MONTH PERIODS
                                                                 ENDED MARCH 31,
                                                                 ---------------
                                                                  1996    1995
                                                                 ------- -------
Revenues:
  Rental income................................................. $30,809 $22,952
  Interest income...............................................      72      45
                                                                 ------- -------
                                                                  30,881  22,997
                                                                 ------- -------
Expenses:
  Rental expenses, excluding real estate taxes..................   9,632   6,488
  Real estate taxes.............................................   3,104   2,430
  Depreciation..................................................   4,804   3,605
  Interest......................................................   4,342   4,677
  General and administrative, including REIT management fee.....   2,310   1,620
  Other.........................................................      39       2
                                                                 ------- -------
                                                                  24,231  18,822
                                                                 ------- -------
Net earnings.................................................... $ 6,650 $ 4,175
                                                                 ======= =======
  Weighted average shares outstanding...........................  55,555  37,133
                                                                 ======= =======
  Net earnings per share........................................ $  0.12 $  0.11
                                                                 ======= =======


         See accompanying notes to the condensed financial statements.

                     SECURITY CAPITAL ATLANTIC INCORPORATED

                       CONDENSED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                           THREE-MONTH PERIODS
                                                             ENDED MARCH 31,
                                                           --------------------
                                                             1996       1995
                                                           ---------  ---------
OPERATING ACTIVITIES:
  Net earnings............................................ $   6,650  $   4,175
  Adjustments to reconcile net earnings to net cash flow
   provided by operating activities:
    Depreciation and amortization.........................     5,236      3,948
    Increase in accounts payable..........................     5,237      1,157
    Increase in accrued expenses and other liabilities....     2,076      1,991
    (Decrease) increase in other assets...................    (1,188)     1,683
                                                           ---------  ---------
      Net cash flow provided by operating activities......    18,011     12,954
                                                           ---------  ---------
INVESTING ACTIVITIES:
  Net cash flow used in real estate investing activities..   (47,201)   (39,177)
                                                           ---------  ---------
FINANCING ACTIVITIES:
  Repurchase of shares....................................       --     (55,000)
  Proceeds from sale of shares............................       430     59,970
  Proceeds from line of credit............................    42,000     32,000
  Proceeds from mortgage debt.............................     5,000        --
  Payments on line of credit..............................    (6,000)    (4,000)
  Distributions paid......................................   (11,667)    (7,426)
  Debt issuance costs incurred............................      (281)      (808)
  Regularly scheduled principal payments on mortgages
   payable................................................      (233)      (157)
                                                           ---------  ---------
      Net cash flow provided by financing activities......    29,249     24,579
                                                           ---------  ---------
Net increase (decrease) in cash and cash equivalents......        59     (1,644)
Cash and cash equivalents, beginning of period............     6,494      6,262
                                                           ---------  ---------
Cash and cash equivalents, end of period.................. $   6,553  $   4,618
                                                           =========  =========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Assumption of mortgages payable upon purchase of
   multifamily properties................................. $     --   $   8,127

         See accompanying notes to the condensed financial statements.

                    SECURITY CAPITAL ATLANTIC INCORPORATED

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                                MARCH 31, 1996
                                  (UNAUDITED)

NOTE 1--GENERAL

  The financial statements of Security Capital Atlantic Incorporated ("ATLANTIC") as of March 31, 1996 and for the three-month periods ended March 31, 1996 and 1995 are unaudited and certain information and footnote disclosures normally included in financial statements have been omitted. While management of ATLANTIC believes that the disclosures presented are adequate, these interim financial statements should be read in conjunction with the financial statements and notes included in ATLANTIC's financial statements for the years ended December 31, 1995 and 1994 and the period October 26, 1993 (inception) through December 31, 1993.

  In the opinion of management, the accompanying unaudited financial statements contain all adjustments for a fair presentation of ATLANTIC's financial statements for the interim periods presented. The results of operations for the three-month periods ended March 31, 1996 and 1995 are not necessarily indicative of the results to be expected for the entire year.

  The preparation of these financial statements required the use of certain estimates by management in determining ATLANTIC's assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

NOTE 2--REAL ESTATE

 Investments in Real Estate

  Investments in real estate, at cost, were as follows (dollar amounts in thousands):

                                       MARCH 31, 1996      DECEMBER 31, 1995
                                      -----------------    -----------------
                                      INVESTMENT UNITS     INVESTMENT UNITS
                                      ---------- ------    ---------- ------
      Operating properties:
        Acquired.....................  $760,874  15,355     $757,986  15,355
        Developed....................    38,897     804       23,097     468
                                       --------  ------     --------  ------
                                        799,771  16,159      781,083  15,823
      Developments under construc-
       tion..........................   112,429   3,603       95,293   3,095
      Developments in planning:
        Owned........................    22,027   2,542(1)    11,258   1,504(1)
        Under control (2)............       --    2,962(1)       --    3,054(1)
                                       --------  ------     --------  ------
                                         22,027   5,504       11,258   4,558
      Land held for future develop-
       ment..........................     1,902     --         1,294     --
                                       --------  ------     --------  ------
          Total......................  $936,129  25,266     $888,928  23,476
                                       ========  ======     ========  ======

- --------
(1) Unit information is based upon management's estimates.
(2) ATLANTIC's investment as of March 31, 1996 and December 31, 1995 for developments under control was $1.7 million and $2.0 million, respectively, and is reflected in the "Other assets" caption of ATLANTIC's balance sheets.

  At March 31, 1996, ATLANTIC had unfunded commitments for developments under construction of $97.3 million, for a total completed construction cost of $209.7 million. Costs for developments in planning shown above are primarily for land acquisitions.

                    SECURITY CAPITAL ATLANTIC INCORPORATED

  The change in investments in real estate, at cost, for the three-month period ended March 31, 1996 consisted of the following (in thousands):

      Balance at January 1, 1996...................................... $888,928
      Renovation expenditures.........................................    2,229
      Capital improvements............................................      586
      Development expenditures, including land acquisitions...........   44,386
                                                                       --------
      Balance at March 31, 1996....................................... $936,129
                                                                       ========

 Third Party Owner--Developments

  To enhance its flexibility in developing and acquiring multifamily properties, ATLANTIC has and will enter into presale agreements with third party owner-developers to acquire properties developed by such owner-developers where the developments meet ATLANTIC's investment criteria. ATLANTIC has and will fund such developments through development loans to such owner-developers. In addition, to provide greater flexibility for the use of land acquired for development and to dispose of excess parcels, ATLANTIC plans to make mortgage loans to Atlantic Development Services Incorporated ("Atlantic Development Services") to purchase land for development. ATLANTIC owns all of the preferred stock of Atlantic Development Services, which entitles ATLANTIC to substantially all of the net operating cash flow (95%) of Atlantic Development Services. All of the common stock of Atlantic Development Services is owned by an unaffiliated trust. The common stock is entitled to receive the remaining 5% of net operating cash flow. As of March 31, 1996 the outstanding balance of development and mortgage loans made by ATLANTIC to third party owner-developers and Atlantic Development Services aggregated $13,157,000 and none, respectively. The activities of Atlantic Development Services and development loans are consolidated with ATLANTIC's activities and all intercompany transactions have been eliminated in consolidation.

 Gains and Losses from Sales or Impairments of Real Estate

  ATLANTIC's real estate investments have been made with a view to effective long-term operation and ownership. Based upon ATLANTIC's market research and in an effort to optimize its portfolio composition, ATLANTIC may from time to time seek to dispose of assets that in management's view do not meet ATLANTIC's long-term investment criteria and redeploy the proceeds therefrom, preferably through like-kind exchanges, into assets that are more consistent with ATLANTIC's investment objectives.

  On April 9, 1996, ATLANTIC sold a 358-unit middle-income property as part of a tax-deferred exchange. This property accounted for $255,000 of net operating income during the three-month period ended March 31, 1996. A gain of approximately $670,000 on this disposition will be recognized in the second quarter. The proceeds from this sale were held in escrow until April 22, 1996 when these funds were used to acquire a 350-unit moderate-income operating property. Including this property, ATLANTIC acquired a total of three operating properties aggregating 786 units at a cost of $33.4 million in April 1996.

  ATLANTIC adopted Statement of Financial Accounting Standards (SFAS) No. 121, Accounting For The Impairment of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of, effective January 1, 1996. SFAS No. 121 requires that long-lived assets, including real estate assets, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 also requires that long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. No provisions for possible losses were required as a result of adopting this new accounting standard and real estate is carried at cost.

                    SECURITY CAPITAL ATLANTIC INCORPORATED

NOTE 3--LINE OF CREDIT AND MORTGAGES PAYABLE

  At March 31, 1996, ATLANTIC had $226 million outstanding on its $300 million revolving line of credit with Morgan Guaranty Trust Company of New York, as agent for a group of lenders ("MGT"). The line of credit was increased to $350 million on June 27, 1996. Borrowings bear interest at prime, or at ATLANTIC's option, LIBOR plus 1.50% (reduced from 1.75% on March 13, 1996) or the certificate of deposit rate (as defined) plus 1.625% (reduced from 1.875% on March 13, 1996). Additionally, there is a commitment fee of .1875% per annum on the average unfunded line of credit balance. The line is collateralized by multifamily properties having an aggregate undepreciated cost of $489,491,000 at March 31, 1996.

  The MGT line of credit matures June 1998 and may be extended for one year with the approval of MGT and other participating lenders. All debt incurrences are subject to certain covenants, as set forth in the loan agreement. ATLANTIC is in compliance with all such convenants.

 Mortgages Payable

  Mortgages payable consisted of the following at March 31, 1996 (dollar amounts in thousands):

           PROPERTY          INTEREST RATE MATURITY DATE PERIODIC PAYMENT TERMS PRINCIPAL BALANCE
           --------          ------------- ------------- ---------------------- -----------------
   Conventional fixed rate:
     Cahaba Forest II......     7.125%       03/01/29       fully amortizing        $  8,067
     Country Place Village
      I....................     7.750%       11/01/00             (1)                  2,030
     Longwood Villas.......     8.750%       04/01/24       fully amortizing           6,388
                                                                                    --------
                                                                                      16,485
                                                                                    --------
   Tax exempt fixed rate or
    variable rate subject
    to interest rate
    protection
    agreements(2):
     Cameron Brook.........       (3)        06/01/25       interest only             19,500
     Cameron Station.......       6.0%       06/01/07       interest only             14,500
     Clairmont Crest.......       (3)        06/01/25       interest only             11,600
     Forestwood............       (3)        06/01/25       interest only             11,485
     Foxbridge.............       (3)        06/01/25       interest only             10,400
     The Greens............       (3)        06/01/25       interest only             10,400
     Parrot's Landing......       (3)        06/01/25       interest only             15,835
     Sun Pointe Cove.......       (3)        06/01/25       interest only              8,500
     WintersCreek..........       (3)        06/01/25       interest only              5,000
   Less amounts held in
    principal reserve
    fund(4)................                                                             (414)
                                                                                    --------
                                                                                     106,806
                                                                                    --------
                                                                                    $123,291
                                                                                    ========
   Total annual weighted
    average interest rate..                                                             6.73%
                                                                                    ========

                    SECURITY CAPITAL ATLANTIC INCORPORATED

- --------
(1) Interest and principal payments due monthly; balloon payment of $1,845,000 due at maturity.
(2) These properties, in addition to others, are held by Security Capital Atlantic Multifamily Incorporated, a wholly-owned subsidiary of ATLANTIC. Security Capital Atlantic Multifamily Incorporated is a legal entity that is separate and distinct from ATLANTIC with separate assets and liabilities and business operations.
(3) Interest rate is fixed through interest rate protection agreements executed in conjunction with the credit enhancement agreement with the Federal National Mortgage Association discussed below.
(4) ATLANTIC has a thirty-year credit enhancement agreement with the Federal National Mortgage Association related to the tax exempt bond issues. This credit enhancement agreement requires ATLANTIC to make monthly payments on each mortgage, based upon a thirty-year amortization, into a principal reserve account.

  ATLANTIC has effectively mitigated its variable interest rate exposure by entering into interest rate protection agreements covering eight variable rate bond issues included in ATLANTIC's credit enhancement agreement with the Federal National Mortgage Association ("Fannie Mae"). Under these interest rate protection agreements, ATLANTIC pays and receives interest on the aggregate principal amount of the underlying bonds outstanding, net of the amount held in the principal reserve account. These agreements are summarized as follows:

       AMOUNT OF BONDS        TERM   FIXED RATE                  ISSUER
       ---------------      -------- ----------                  ------
   $23.1 million...........  7 years   6.31%    General Re Financial Products Corporation
   $64.6 million........... 10 years   6.59%    Morgan Guaranty Trust Company of New York
   $5.0 million............ 10 years   4.82%    Morgan Guaranty Trust Company of New York

  To the extent the deposits in the principal reserve account have not been used to redeem any of the outstanding bonds, ATLANTIC pays interest at the variable rates as provided by the mortgage agreements on that portion of bonds outstanding which is equivalent to the balance in the principal reserve fund.

  Real estate with an aggregate undepreciated cost at March 31, 1996 of $23,429,000 and $180,080,000 serves as collateral for the conventional mortgages payable and the tax exempt mortgages, respectively. Based on prevailing market borrowing rates, the fair value of the mortgages payable was not materially different from the book value at March 31, 1996.

  The change in mortgages payable for the three-month period ended March 31, 1996 is as follows (in thousands):

      Balances at January 1, 1996..................................... $118,524
      Mortgage proceeds...............................................    5,000
      Regularly scheduled principal payments..........................     (233)
                                                                       --------
      Balances at March 31, 1996...................................... $123,291
                                                                       ========

  In connection with an operating property acquisition on April 10, 1996, ATLANTIC assumed a $6 million conventional mortgage loan which bears interest at a fixed rate of 8%. The mortgage loan provides for monthly principal and interest payments of $44,026 through maturity on July 10, 2003, at which time a balloon payment of $5,556,000 will be due.

  At March 31, 1996 ATLANTIC was in compliance with all debt covenants.

                    SECURITY CAPITAL ATLANTIC INCORPORATED

  Interest paid in cash on all outstanding debt for the three months ended March 31, 1996 was $6,381,000 including $2,036,000 of interest capitalized during construction. Interest paid in cash on all outstanding debt for the three months ended March 31, 1995 was $5,386,000, including $610,000 of interest capitalized during construction.

  Amortization of loan costs included in interest expense for the three months ended March 31, 1996 and 1995 was $432,000 and $343,000, respectively.

NOTE 4--DISTRIBUTIONS AND FUNDS FROM OPERATIONS

  ATLANTIC's current policy is to pay distributions to shareholders based upon funds from operations and aggregating annually at least 95% of its taxable income. Funds from operations is not to be construed as a substitute for "net earnings" in evaluating operating results nor as a substitute for "cash flow" in evaluating liquidity.

  In January 1996, ATLANTIC adopted the National Association of Real Estate Investment Trusts' (NAREIT) new definition of funds from operations. Under this new definition, loan cost amortization is not added back to net earnings in determining funds from operations. For comparability, funds from operations for the three months ended March 31, 1995 gives effect to this change in definition as if it had been applied since January 1, 1995.

  Funds from operations for three-month periods ended March 31, 1996 and 1995 were as follows (in thousands):

                                                                 1996    1995
                                                                ------- -------
      Net earnings............................................. $ 6,650 $ 4,175
      Add depreciation.........................................   4,804   3,605
                                                                ------- -------
      Funds from operations.................................... $11,454 $ 7,780
                                                                ======= =======
      Weighted average shares outstanding......................  55,555  37,133
                                                                ======= =======

  On December 19, 1995, the Board of Directors of ATLANTIC set an annualized distribution level of $.84 per share in 1996. On March 28, 1996, ATLANTIC made a quarterly distribution of $0.21 per share.

NOTE 5--SHAREHOLDERS' EQUITY

 Capital Offerings

  ATLANTIC began a private offering in the fourth quarter of 1995. In connection with this offering ATLANTIC sold 11,391,030 shares; 8,891,030 shares at $11.50 per share and 2,500,000 shares at $11.568 per share, for an aggregate total of $130.7 million through December 31, 1995. In consideration for Security Capital Group Incorporated's ("SCG") purchase of $50 million of shares in this offering, and to permit greater participation by other investors in this offering, ATLANTIC assumed SCG's Put Obligation and purchased $28.9 million of ATLANTIC shares owned by the holder of the Put Obligation; 2,500,000 shares at $11.568 per share.

  During the three-month period ended March 31, 1996, ATLANTIC sold an additional 44,000 shares in this private placement. Subsequent to March 31, 1996, ATLANTIC raised an additional $48.4 million through the sale of 4,210,870 shares.

                    SECURITY CAPITAL ATLANTIC INCORPORATED

 Purchase Rights

  On March 12, 1996, the Board of Directors declared and paid a dividend of one Purchase Right for each common share outstanding at the close of business on March 12, 1996 to the holders of ATLANTIC's common shares on that date. Holders of additional common shares after March 12, 1996 and prior to the expiration of the rights on March 12, 2006 will be entitled to one Purchase Right for each such additional common share.

  Each Purchase Right entitles the holder, under certain circumstances, to purchase from ATLANTIC one-hundredth of non-redeemable Series A Junior Participating Preferred Stock of ATLANTIC at a price of $40. At this time, ATLANTIC has no Series A Junior Participating Preferred Stock outstanding.

NOTE 6--REIT MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS

  Effective June 30, 1995, ATLANTIC entered into an amended and restated REIT Management agreement with Security Capital (Atlantic) Incorporated (the "REIT Manager"), to provide Management services to ATLANTIC. The REIT Manager is a subsidiary of SCG, which owns 71.5% of ATLANTIC's common shares. The REIT Management fee was $2,123,000 and $1,515,000 for the three months ended March 31, 1996 and 1995, respectively.

  SCG Realty Services Atlantic Incorporated ("SCG Realty Services") began managing properties for ATLANTIC on May 12, 1994 and currently manages approximately 80% of ATLANTIC's multifamily properties. For the three months ended March 31, 1996 and 1995, ATLANTIC paid SCG Realty Services aggregate fees of $920,000 and $717,000, respectively. SCG owns 100% of SCG Realty Services voting shares. Rates for services performed by SCG Realty Services are subject to approval by ATLANTIC's independent Directors and are at rates prevailing in the markets in which ATLANTIC operates.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
Security Capital Atlantic Incorporated

  We have audited the accompanying balance sheets of Security Capital Atlantic Incorporated as of December 31, 1995 and 1994, and the related statements of earnings, shareholders' equity, and cash flows for the years ended December 31, 1995 and 1994 and the period October 26, 1993 (inception) through December 31, 1993. Our audits also included the schedule of real estate and accumulated depreciation as of December 31, 1995. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Capital Atlantic Incorporated at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994 and the period October 26, 1993 (inception) through December 31, 1993, in conformity with generally accepted accounting principles. Also, in our opinion, the schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          Ernst & Young LLP

West Palm Beach, Florida
 January 26, 1996 except for
 Note 3, as to which the date
 is February 5, 1996

                     SECURITY CAPITAL ATLANTIC INCORPORATED

                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                              DECEMBER 31,
                                                            ------------------
                                                              1995      1994
                                                            --------  --------
                          ASSETS
Real estate................................................ $888,928  $631,260
Less accumulated depreciation..............................   23,561     8,798
                                                            --------  --------
    Net investments in real estate.........................  865,367   622,462
Cash and cash equivalents..................................    6,494     6,262
Other assets...............................................   13,963     9,122
                                                            --------  --------
    Total assets........................................... $885,824  $637,846
                                                            ========  ========
           LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Line of credit........................................... $190,000  $153,000
  Mortgages payable........................................  118,524   107,347
  Accounts payable.........................................   11,030     4,590
  Accrued expenses and other liabilities...................    9,332     6,279
                                                            --------  --------
    Total liabilities......................................  328,886   271,216
                                                            --------  --------
Shareholders' equity:
  Common shares (250,000,000 authorized, 55,525,635 issued
   and outstanding at December 31, 1995 and 37,133,150
   issued and outstanding at December 31, 1994)............      555       371
  Additional paid-in capital...............................  576,547   370,943
  Distributions in excess of net earnings..................  (20,164)   (4,684)
                                                            --------  --------
    Total shareholders' equity.............................  556,938   366,630
                                                            --------  --------
    Total liabilities and shareholders' equity............. $885,824  $637,846
                                                            ========  ========


    The accompanying notes are an integral part of the financial statements.

                     SECURITY CAPITAL ATLANTIC INCORPORATED

                             STATEMENTS OF EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      YEAR ENDED DECEMBER 31,
                                                    ---------------------------
                                                                       (FROM
                                                                     INCEPTION)
                                                      1995    1994      1993
                                                    -------- ------- ----------
Revenues:
  Rental income.................................... $103,634 $55,071   $ 156
  Interest income..................................      245     149       3
                                                    -------- -------   -----
                                                     103,879  55,220     159
                                                    -------- -------   -----
Expenses:
  Rental expenses..................................   31,880  17,457      75
  Real estate taxes................................    9,570   5,595     --
  Depreciation.....................................   15,925   8,770      28
  Interest.........................................   19,042   9,240     --
  General and administrative, including REIT man-
   agement fee.....................................    7,569   3,937      13
  Other............................................      254     295       5
                                                    -------- -------   -----
                                                      84,240  45,294     121
                                                    -------- -------   -----
Net earnings....................................... $ 19,639 $ 9,926   $  38
                                                    ======== =======   =====
Weighted average shares outstanding................   43,889  24,454     572
                                                    ======== =======   =====
Net earnings per share............................. $   0.45 $  0.41   $0.07
                                                    ======== =======   =====


    The accompanying notes are an integral part of the financial statements.

                     SECURITY CAPITAL ATLANTIC INCORPORATED

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                                 (IN THOUSANDS)

                                      COMMON             DISTRIBUTIONS
                                      SHARES  ADDITIONAL   IN EXCESS
                                      AT PAR   PAID-IN      OF NET
                                      VALUE    CAPITAL     EARNINGS     TOTAL
                                      ------  ---------- ------------- --------
Balances at inception (October 26,
 1993)............................... $ --     $    --     $    --     $    --
  Net earnings.......................   --          --           38          38
  Shares issued......................    32      31,602         --       31,634
                                      -----    --------    --------    --------
Balances at December 31, 1993........    32      31,602          38      31,672
  Net earnings.......................   --          --        9,926       9,926
  Distributions......................   --          --      (14,648)    (14,648)
  Shares issued......................   339     339,341         --      339,680
                                      -----    --------    --------    --------
Balances at December 31, 1994........   371     370,943      (4,684)    366,630
  Net earnings.......................   --          --       19,639      19,639
  Distributions......................   --          --      (35,119)    (35,119)
  Shares repurchased.................   (75)    (83,845)        --      (83,920)
  Shares issued......................   259     289,449         --      289,708
                                      -----    --------    --------    --------
Balances at December 31, 1995........ $ 555    $576,547    $(20,164)   $556,938
                                      =====    ========    ========    ========


    The accompanying notes are an integral part of the financial statements.

                     SECURITY CAPITAL ATLANTIC INCORPORATED

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                    YEAR ENDED DECEMBER 31,
                                                 --------------------------------
                                                                         (FROM
                                                                       INCEPTION)
                                                   1995       1994        1993
                                                 ---------  ---------  ----------
OPERATING ACTIVITIES:
  Net earnings.................................  $  19,639  $   9,926   $     38
  Adjustments to reconcile net earnings to net
   cash flow provided (used) by operating
   activities:
    Depreciation and amortization..............     17,496      9,480         28
    Increase in accounts payable...............      6,440      4,550         39
    Increase in accrued expenses and other
     liabilities...............................      3,053      6,141        139
    Increase in other assets...................     (1,393)    (3,892)      (736)
                                                 ---------  ---------   --------
      Net cash flow provided (used) by
       operating activities....................     45,235     26,205       (492)
                                                 ---------  ---------   --------
INVESTING ACTIVITIES:
  Real estate investments......................   (264,511)  (392,718)   (31,005)
  Disposition of investment properties, net....     23,859        --         --
                                                 ---------  ---------   --------
      Net cash flow used in real estate
       investing activities....................   (240,652)  (392,718)   (31,005)
                                                 ---------  ---------   --------
FINANCING ACTIVITIES:
  Repurchase of shares.........................    (83,920)       --         --
  Proceeds from sale of shares.................    289,708    239,680     31,634
  Proceeds from line of credit.................    270,000    166,000        --
  Payments on line of credit...................   (233,000)   (13,000)       --
  Distributions paid...........................    (35,119)   (14,648)       --
  Debt issuance costs incurred.................     (5,019)    (5,204)       --
  Principal payments at maturity...............     (6,378)       --         --
  Regularly scheduled principal payments on
   mortgages payable...........................       (623)      (190)       --
                                                 ---------  ---------   --------
      Net cash flow provided by financing
       activities..............................    195,649    372,638     31,634
                                                 ---------  ---------   --------
Net increase in cash and cash equivalents......        232      6,125        137
Cash and cash equivalents, beginning of period.      6,262        137        --
                                                 ---------  ---------   --------
Cash and cash equivalents, end of period.......  $   6,494  $   6,262   $    137
                                                 =========  =========   ========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Issuance of shares as partial consideration
   for the purchase of multifamily properties..  $     --   $ 100,000   $    --
  Assumption of mortgages payable upon purchase
   of multifamily properties...................     24,678    107,537        --
  Reduction to mortgages payable upon
   disposition of multifamily property.........     (6,500)       --         --

    The accompanying notes are an integral part of the financial statements.

                    SECURITY CAPITAL ATLANTIC INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

NOTE 1--DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business

  Security Capital Atlantic Incorporated ("ATLANTIC") is an equity real estate investment trust organized as a corporation under the laws of the state of Maryland, which owns, acquires, develops and operates income-producing multifamily properties in the southeastern United States.

  ATLANTIC was formed on October 26, 1993 (inception) and, accordingly, the 1993 statements of earnings and cash flows reflect the results of operations and cash flows for the period from inception through December 31, 1993.

 Principles of Financial Presentation

  The accounts of ATLANTIC and its wholly-owned subsidiaries are consolidated in the accompanying financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  ATLANTIC considers all cash on hand, demand deposits with financial institutions and short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

 Real Estate and Depreciation

  Real estate is carried at cost, which is not in excess of net realizable value. Costs directly related to the acquisition, renovation or development of real estate are capitalized. Costs incurred in connection with the pursuit of unsuccessful land or property acquisitions are expensed at the time the pursuit is abandoned.

  Repairs and maintenance are expensed as incurred. Renovations and improvements are capitalized and depreciated over their estimated useful lives.

  Depreciation is computed over the economic useful lives of depreciable property on a straight-line basis. Properties are depreciated principally over the following periods:

      Buildings and improvements.................................... 20-40 years
      Furnishings and other.........................................  2-10 years

 Interest

  Periodically, ATLANTIC enters into interest rate protection agreements to manage its variable interest rate exposure. Interest rate protection agreements are agreements to exchange interest rate payment streams based on a notional principal amount. The net rate differentials to be paid or received are recorded currently as adjustments to interest expense in calculating net earnings and funds from operations. ATLANTIC is exposed to credit loss in the event of nonperformance by the other parties to the interest rate protection agreements. However, ATLANTIC does not anticipate nonperformance by the counterparties.

                    SECURITY CAPITAL ATLANTIC INCORPORATED

  During 1995, 1994, and 1993, the total interest paid in cash on all outstanding debt was $22,178,000, $9,120,000, and zero, respectively.

  ATLANTIC capitalizes interest as part of the cost of real estate projects under development. Interest capitalized during 1995, 1994, and 1993 aggregated $4,404,000, $793,000, and zero, respectively.

 Cost of Raising Capital

  Costs incurred in connection with the issuance of common shares are deducted from shareholders' equity. Costs incurred in connection with the incurrence or renewal of debt are capitalized, included with other assets and amortized over the term of the related loan or renewal term. Amortization of deferred financing costs included in interest expense for the years ended December 31, 1995, 1994, and 1993 totaled $1,568,000, $707,000, and zero, respectively.

 Revenue Recognition

  Rental and interest income are recorded on the accrual method of accounting for financial reporting and tax purposes. A provision for possible loss is made when collection of receivables is considered doubtful.

 Federal Income Taxes

  ATLANTIC has made an election to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended. ATLANTIC believes it qualifies as a real estate investment trust. Accordingly, no provisions have been made for federal income taxes in the accompanying financial statements.

 Per Share Data

  Per share data is computed based upon the weighted average number of common shares, par value $.01 per share, outstanding during the period.

 Reclassifications

  Certain of the 1994 financial statements and notes to financial statements amounts have been reclassified to conform to the 1995 presentation.

NOTE 2--REAL ESTATE

 Investments in Real Estate

  Investments in real estate, at cost, for the years ended December 31, 1995 and 1994, were as follows (dollar amounts in thousands):

                                             1995                 1994
                                       -----------------    -----------------
                                       INVESTMENT UNITS     INVESTMENT UNITS
                                       ---------- ------    ---------- ------
   Operating properties:
     Acquired.........................  $757,986  15,355     $600,880  11,990
     Developed........................    23,097     468          --      --
                                        --------  ------     --------  ------
                                         781,083  15,823      600,880  11,990
   Developments under construction....    95,293   3,095       20,741   1,212
   Developments in planning:
     Owned............................    11,258   1,504(1)     9,639     764(1)
     Under control(2).................       --    3,054(1)       --    1,094(1)
                                        --------  ------     --------  ------
                                          11,258   4,558        9,639   1,858
   Land held for future development...     1,294     --           --      --
                                        --------  ------     --------  ------
     Total............................  $888,928  23,476     $631,260  15,060
                                        ========  ======     ========  ======

- --------
(1) Unit information is based upon management's estimates and is unaudited.
(2) ATLANTIC's investment as of December 31, 1995 and 1994 for developments under control was $2.0 million and $1.8 million, respectively, and is reflected in the "Other assets" caption of ATLANTIC's balance sheets.

                    SECURITY CAPITAL ATLANTIC INCORPORATED

  At December 31, 1995, ATLANTIC had unfunded commitments for developments under construction of $86.6 million, for a total completed construction cost of $181.9 million. Costs for developments in planning shown above are primarily for land acquisitions.

  During January 1996, ATLANTIC acquired two of the land parcels included in "Developments in planning-Under control" as of December 31, 1995. These two developments represent an estimated 469 units with an aggregate estimated development cost of $23.8 million.

  The change in investments in real estate, at cost, for the years ended December 31, 1995, 1994, and 1993 consisted of the following (in thousands):

                                                                       (FROM
                                                                     INCEPTION)
                                                    1995      1994      1993
                                                  --------  -------- ----------
      Beginning balances......................... $631,260  $ 31,005  $   --
      Acquisitions and renovation expenditures...  187,267   571,288   29,591
      Development expenditures, including land
       acquisitions..............................  101,335    28,967    1,414
      Dispositions...............................  (30,934)      --       --
                                                  --------  --------  -------
      Ending balances............................ $888,928  $631,260  $31,005
                                                  ========  ========  =======

 Gains and Losses from Sales of Real Estate

  ATLANTIC develops and acquires multifamily properties with a view to effective long term operation and ownership. Based upon ATLANTIC's market research and in an effort to optimize its portfolio allocation, ATLANTIC may from time to time seek to dispose of assets that in management's view do not meet ATLANTIC's long term investment criteria and redeploy the proceeds therefrom, preferably through like kind exchanges, into assets that it believes provide better long term growth opportunities. ATLANTIC disposed of two properties in the fourth quarter of 1995. The proceeds from these dispositions were not materially different from the book value of the assets on the date of disposition.

  Properties are periodically evaluated for impairment and provisions for possible losses are made if required. Statement of Financial Accounting Standards No.121, Accounting For The Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of, will be adopted by ATLANTIC, as required, effective January 1, 1996. In the opinion of ATLANTIC's management, the adoption of this accounting standard will not have a material impact on the financial statements as of the date of adoption.

NOTE 3--LINE OF CREDIT AND MORTGAGES PAYABLE

 Line of Credit

  ATLANTIC has a $300 million revolving line of credit with Morgan Guaranty Trust Company of New York, as agent for a group of lenders ("MGT"). Borrowings bear interest at prime, or at ATLANTIC's option, LIBOR plus 1.75% or the certificate of deposit rate (as defined) plus 1.875%. Additionally, there is a commitment fee of .1875% per annum on the average unfunded line of credit balance. The line is collateralized by multifamily properties having an aggregate undepreciated cost of $487,790,000 at December 31, 1995. Subsequent to December 31, 1995, the line of credit agreement was amended to reduce the interest on borrowings to LIBOR plus 1.50% or the certificate of deposit rate (as defined) plus 1.625%.

  The MGT line of credit matures June 1997 and may be extended for one year with the approval of MGT and other participating lenders. All debt incurrences are subject to certain covenants, as set forth in the loan agreement. ATLANTIC is in compliance with all such covenants.

                    SECURITY CAPITAL ATLANTIC INCORPORATED

  A summary of ATLANTIC's line of credit borrowings for the years ended December 31, 1995 and 1994 (none in 1993) is as follows (dollar amounts in thousands):

                                                               1995      1994
                                                             --------  --------
      Total line of credit.................................. $300,000  $225,000
      Borrowings outstanding at December 31.................  190,000   153,000
      Weighted average daily borrowings.....................  178,318   127,957
      Maximum borrowings outstanding at any month end.......  252,000   153,000
      Weighted average daily interest rate..................     7.92%     7.34%
      Weighted average interest rate at December 31.........     7.73%     8.17%

  In August 1995, ATLANTIC entered into an interest rate protection agreement with Goldman Sachs Capital Markets, L.P. covering $100 million of borrowings under the line of credit. Under this one-year agreement which became effective on February 5, 1996, ATLANTIC pays a fixed rate of interest of 7.71%. By entering into this interest rate protection agreement, ATLANTIC has effectively mitigated a significant portion of the variable interest rate exposure associated with the line of credit.

 Mortgages Payable

  Mortgages payable consisted of the following at December 31, 1995 (dollar amounts in thousands):

                                                        PERIODIC
                                  INTEREST MATURITY     PAYMENT      PRINCIPAL
              PROPERTY              RATE     DATE        TERMS        BALANCE
              --------            -------- -------- ---------------- ---------
   Conventional fixed rate:
     Cahaba Forest II............  7.125%  03/01/29 fully amortizing $  8,083
     Country Place Village I.....  7.750%  11/01/00       (1)           2,038
     Longwood Villas.............  8.750%  04/01/24 fully amortizing    6,402
                                                                     --------
                                                                       16,523
                                                                     --------
   Tax exempt fixed rate or
    variable rate subject to
    interest rate protection
    agreements(2)(3):
     Cameron Brook...............   (4)    06/01/25  interest only     19,500
     Cameron Station.............    6.0%  06/01/07  interest only     14,500
     Clairmont Crest.............   (4)    06/01/25  interest only     11,600
     Forestwood..................   (4)    06/01/25  interest only     11,485
     Foxbridge...................   (4)    06/01/25  interest only     10,400
     The Greens..................   (4)    06/01/25  interest only     10,400
     Parrot's Landing............   (4)    06/01/25  interest only     15,835
     Sun Pointe Cove.............   (4)    06/01/25  interest only      8,500
     Less amounts held in
      principal reserve fund(3)..                                        (219)
                                                                     --------
                                                                      102,001
                                                                     --------
                                                                     $118,524
                                                                     ========
     Total annual weighted aver-
      age
      interest rate..............                                        6.67%
                                                                     ========

                    SECURITY CAPITAL ATLANTIC INCORPORATED

- --------
(1) Interest and principal payments due monthly; balloon payment of $1,845,000 due at maturity.
(2) These properties, in addition to others, are held by Security Capital Atlantic Multifamily Incorporated, a wholly-owned subsidiary of ATLANTIC. Security Capital Atlantic Multifamily Incorporated is a legal entity that is separate and distinct from ATLANTIC with separate assets and liabilities and business operations.
(3) ATLANTIC has a thirty-year credit enhancement agreement with the Federal National Mortgage Association related to eight tax exempt bond issues. This credit enhancement agreement requires ATLANTIC to make monthly payments on each mortgage, based upon a thirty-year amortization, into a principal reserve account.
(4) Interest rate is fixed through interest rate protection agreements executed in conjunction with the credit enhancement agreement with the Federal National Mortgage Association discussed below.

  ATLANTIC has effectively mitigated its variable interest rate exposure by entering into interest rate protection agreements covering seven variable rate bond issues included in ATLANTIC's credit enhancement agreement with the Federal National Mortgage Association ("Fannie Mae"). Under these interest rate protection agreements, ATLANTIC pays and receives interest on the aggregate principal amount of the underlying bonds outstanding, net of the amount held in the principal reserve account. These agreements effectively change ATLANTIC's variable interest rate exposure on the $23.1 million of bonds included in the seven-year protection agreement with General Re Financial Products Corporation to a fixed interest rate of 6.31% (including the cost of the interest rate protection agreement) and to a fixed interest rate of 6.59% (including the cost of the interest rate protection agreement) on the $64.6 million of bonds included in the ten-year protection agreement with Morgan Guaranty Trust Company of New York. To the extent the deposits in the principal reserve account have not been used to redeem any of the outstanding bonds, ATLANTIC pays interest at the variable rates as provided by the mortgage agreements on that portion of bonds outstanding which is equivalent to the balance in the principal reserve fund.

  The mortgages that secure the tax exempt bond issues contain certain covenants which require that a minimum percentage of units (generally 20% to 30%) be rented to individuals whose income does not exceed levels specified by U.S. Government programs. The Fannie Mae credit enhancement agreement contains additional covenants. ATLANTIC is in compliance with all such covenants.

  Real estate with an aggregate undepreciated cost at December 31, 1995 of $23,342,000 and $172,079,000 serves as collateral for the conventional mortgages payable and the tax exempt mortgages, respectively. Based on prevailing market borrowing rates, the fair value of the mortgages payable was not materially different from the book value at December 31, 1995.

  The change in mortgages payable for the years ended December 31, 1995 and 1994 (none in 1993) is as follows (in thousands):

                                                              1995      1994
                                                            --------  --------
      Balances at January 1................................ $107,347  $    --
      Mortgages assumed....................................   24,678   107,537
      Principal payments at maturity.......................   (6,378)      --
      Regularly scheduled principal payments...............     (623)     (190)
      Reduction to mortgages payable upon disposition of
       multifamily property................................   (6,500)      --
                                                            --------  --------
      Balances at December 31.............................. $118,524  $107,347
                                                            ========  ========

                    SECURITY CAPITAL ATLANTIC INCORPORATED

  Approximate principal payments due on mortgages payable during each of the years in the five-year period ending December 31, 2000 and thereafter are as follows (in thousands):

      1996............................................................. $    962
      1997.............................................................    1,046
      1998.............................................................    1,137
      1999.............................................................    1,235
      2000.............................................................    3,184
      Thereafter.......................................................  110,960
                                                                        --------
                                                                        $118,524
                                                                        ========

NOTE 4--DISTRIBUTIONS AND FUNDS FROM OPERATIONS

  ATLANTIC's current policy is to pay distributions to shareholders based upon funds from operations and aggregating annually at least 95% of its taxable income. Funds from operations is not to be construed as a substitute for "net earnings" in evaluating operating results nor as a substitute for "cash flow" in evaluating liquidity. In January 1996, ATLANTIC adopted the National Association of Real Estate Investments Trusts' new definition of funds from operations. Under this new definition, loan cost amortization is not added back to net earnings in determining funds from operations. Funds from operations for the years ended December 31, 1995 and 1994 give effect to this change in definition as if it had been in effect during those periods. ATLANTIC did not incur loan cost amortization prior to 1994, therefore, funds from operations for the period from October 26, 1993 (inception) to December 31, 1993 is not affected by the change in definition.

  Funds from operations for the years ended December 31, 1995, 1994, and 1993 were as follows (in thousands):

                                                                        (FROM
                                                                      INCEPTION)
                                                       1995    1994      1993
                                                      ------- ------- ----------
      Net earnings................................... $19,639 $ 9,926    $38
      Add depreciation...............................  15,925   8,770     28
                                                      ------- -------    ---
      Funds from operations.......................... $35,564 $18,696    $66
                                                      ======= =======    ===
      Weighted average shares outstanding............  43,889  24,454    572
                                                      ======= =======    ===

  ATLANTIC made total distributions of $.80 per share in 1995 and $.60 per share in 1994. No distributions were made in 1993. On December 19, 1995, the Board of Directors of ATLANTIC set an annualized distribution level of $.84 per share in 1996.

  For federal income tax purposes, the following summarizes the taxability of distributions paid for 1994, and the estimated taxability for 1995:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                   -------------
                                                                    1995   1994
                                                                   ------ ------
      Per share:
        Ordinary income........................................... $  .46 $  .46
        Return of capital.........................................    .34    .14
                                                                   ------ ------
          Total................................................... $  .80 $  .60
                                                                   ====== ======

  ATLANTIC's tax return for the year ended December 31, 1995 has not been filed. The taxability information for 1995 is based upon the best available data. ATLANTIC's tax returns have not been examined by the Internal Revenue Service and, therefore, the taxability of dividends is subject to change.

                    SECURITY CAPITAL ATLANTIC INCORPORATED

NOTE 5--SHAREHOLDERS' EQUITY

 Ownership Restrictions and Significant Shareholder

  ATLANTIC's Articles of Incorporation restrict beneficial ownership (or ownership generally attributed to a person under the REIT tax rules) of ATLANTIC's outstanding common shares by a single person, or persons acting as a group, to 9.8% of ATLANTIC's common shares.

  The purpose of this provision is to assist in protecting and preserving ATLANTIC's REIT status and to protect the interest of shareholders in takeover transactions by preventing the acquisition of a substantial block of shares unless the acquiror makes a cash tender offer for all outstanding shares. For ATLANTIC to qualify as a REIT under the Internal Revenue Code of 1986, as amended, not more than 50% in value of its outstanding capital shares may be owned by five or fewer individuals at any time during the last half of ATLANTIC's taxable year. The provision permits five persons to individually acquire up to a maximum of 9.8% each of the common shares, or an aggregate of 49% of the outstanding common shares and, thus, assists the Directors in protecting and preserving ATLANTIC's REIT status for tax purposes.

  Common shares owned by a person or group of persons in excess of these limits are subject to redemption by ATLANTIC. The provision does not apply where a majority of the Board of Directors, in its sole and absolute discretion, waives such limit after determining that the status of ATLANTIC as a REIT for federal income tax purposes will not be jeopardized or the disqualification of ATLANTIC as a REIT is advantageous to the shareholders.

  The Board of Directors has permitted Security Capital Group Incorporated ("Security Capital Group"), an affiliate of the REIT Manager (see Note 6) to acquire more than the stated maximum percentage of shares. Security Capital Group owned 71.6% of the outstanding common shares at December 31, 1995. For tax purposes, Security Capital Group's ownership is attributed to its shareholders.

 Capital Offerings

  ATLANTIC completed a private offering in August 1994 in order to attain the 100 shareholders necessary to obtain REIT qualification. In the offering, 1,000,000 shares were offered at a price of $10.00 per share. All shares were subscribed for by 125 persons and were purchased as of August 31, 1994.

  ATLANTIC exchanged 10,000,000 shares of common stock at a price of $10 per share as partial consideration for the acquisition of a pool of properties in May 1994. The acquisition price was negotiated prior to the seller becoming a related party. To facilitate ATLANTIC's transactions with the seller, Security Capital Group granted the seller certain rights to require Security Capital Group to purchase the 10,000,000 ATLANTIC shares owned by the seller at pre-agreed prices (the "Put Obligation").

  In the second quarter of 1995, ATLANTIC completed a private offering of 14,545,455 shares at $11.00 per share for an aggregate offering price of $160 million. In consideration for Security Capital Group purchasing $95 million of shares in this offering, and to permit greater participation by other investors in this offering, ATLANTIC assumed Security Capital Group's first Put Obligation to purchase $55 million of ATLANTIC shares owned by the holder of the Put Obligation. ATLANTIC purchased 5,000,000 shares on March 31, 1995 at $11.00 per share with a portion of the net proceeds from this offering.

  ATLANTIC began a private offering in the fourth quarter of 1995. In connection with this offering ATLANTIC sold 11,391,030 shares; 8,891,030 shares at $11.50 per share and 2,500,000 shares at $11.568 per share, for an aggregate total of $131.2 million. In consideration for Security Capital Group's purchase of $50 million of shares in this offering, ATLANTIC assumed Security Capital Group's Put Obligation and purchased $28.9 million of ATLANTIC shares owned by the holder of the Put Obligation; 2,500,000 shares at $11.568 per share.

                    SECURITY CAPITAL ATLANTIC INCORPORATED

  In December 1995, the holder of the Put Obligation provided notice of its intent to require Security Capital Group to purchase the remaining Put Obligation on June 30, 1996. The remaining Put Obligation consists of 2,500,000 shares at $12.265 per share.

 Merger/Share Conversion

  On April 22, 1994, ATLANTIC, which was previously a Delaware corporation, was merged with and into a newly formed Maryland corporation so as to change ATLANTIC's state of domicile to Maryland. Each issued and outstanding ATLANTIC share was converted into one hundred (100) shares in such merger. All share and per share information in the financial statements have been adjusted to retroactively reflect the share conversion. An amount equal to the par value of the shares issued was transferred from additional paid-in capital to the common share account.

NOTE 6--REIT MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS

  Effective June 30, 1995, ATLANTIC entered into an amended and restated REIT management agreement (the "REIT Management Agreement") with Security Capital (Atlantic) Incorporated (the "REIT Manager") to provide management services to ATLANTIC. The REIT Manager is a subsidiary of Security Capital Group (see Note
5). All officers of ATLANTIC are employees of the REIT Manager and ATLANTIC has no employees. The REIT Manager provides both strategic and day-to-day management of ATLANTIC, including research, investment analysis, acquisition and development, asset management, capital markets and legal and accounting services.

  The REIT Management Agreement requires ATLANTIC to pay an annual fee of 16% of cash flow, as defined in the REIT Management Agreement ("Cash Flow"). Cash Flow is calculated by reference to ATLANTIC's cash flow from operations before deducting (i) fees paid to the REIT Manager, (ii) extraordinary expenses incurred at the request of the independent Directors of ATLANTIC, and (iii) 33% of any interest paid by ATLANTIC on convertible subordinated debentures (of which ATLANTIC has none); and, after deducting (i) regularly scheduled principal payments (excluding prepayments or balloon payments) for debt with commercially reasonable amortization schedules, (ii) assumed principal and interest payments on senior unsecured debt treated as having regularly scheduled principal and interest payments like a 20-year level-payment, fully amortizing mortgage (of which ATLANTIC has none) and (iii) distributions actually paid with respect to any non-convertible preferred stock of ATLANTIC (of which ATLANTIC has none).

  Cash Flow does not include realized gains or losses from dispositions of investments or income from cash equivalent investments. The REIT Manager also receives a fee of .20% per year on the average daily balance of cash equivalent investments.

  REIT management fees aggregated $6,923,000, $3,671,000, and $12,000 for the years ended December 31, 1995, 1994, and 1993 respectively.

  ATLANTIC will also reimburse the REIT Manager for third-party and out-of-pocket expenses relating to travel, transaction costs, and similar costs relating to the acquisition, development or disposition of assets or the obtaining of financing for ATLANTIC and its operations. The REIT Manager will pay all of its own salary and other overhead expenses. ATLANTIC will not have any employee expense; however, it will pay all of the third-party costs related to its normal operations, including legal, accounting, travel, architectural, engineering, shareholder relations, unaffiliated directors fees and similar expenses.

  The REIT Management Agreement is renewable by ATLANTIC annually, subject to a determination by the independent Directors that the REIT Manager's performance has been satisfactory and that the compensation payable to the REIT Manager is fair. ATLANTIC may terminate the REIT Management Agreement on 60-days notice. Because of the year-to-year nature of the

                    SECURITY CAPITAL ATLANTIC INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONCLUDED) agreement, its maximum effect on ATLANTIC's results of operations cannot be predicted, other than that REIT management fees will generally increase or decrease in proportion to cash flow increases or decreases.

  SCG Realty Services Incorporated ("Realty Services") began managing properties for ATLANTIC on May 12, 1994 and currently manages approximately 82% of ATLANTIC's multifamily properties. Security Capital Group owns 100% of Realty Services' voting shares. For the years ended December 31, 1995 and 1994, respectively, ATLANTIC paid fees aggregating $3,499,000 and $2,018,000 to Realty Services, including $3,475,000 and $1,536,000 for property management fees and $24,000 and $482,000 for other services.

  The property management agreement, like the REIT Management Agreement, is renewable annually and subject to the approval of ATLANTIC's independent Directors. The property management agreement can be terminated by ATLANTIC on 30-days notice. Rates for services performed by Realty Services are subject to approval by ATLANTIC's independent Directors and are at rates prevailing in the markets in which ATLANTIC operates.

NOTE 7--SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

  Selected quarterly financial data (in thousands except for per share amounts) for 1995 and 1994 is as follows:

                                                  THREE MONTHS ENDED
                                       ----------------------------------------
                                        3-31    6-30    9-30    12-31   TOTAL
                                       ------- ------- ------- ------- --------
1995:
  Rental income....................... $22,952 $24,330 $26,969 $29,383 $103,634
                                       ======= ======= ======= ======= ========
  Net earnings........................ $ 4,175 $ 4,956 $ 5,333 $ 5,175 $ 19,639
                                       ======= ======= ======= ======= ========
  Net earnings per share.............. $  0.11 $  0.11 $  0.11 $  0.11 $   0.45
                                       ======= ======= ======= ======= ========
  Funds from operations............... $ 8,123 $ 9,058 $ 9,776 $10,178 $ 37,135
                                       ======= ======= ======= ======= ========
  Weighted average shares.............  37,133  43,284  46,679  48,306   43,889
                                       ======= ======= ======= ======= ========
1994:
  Rental income....................... $ 1,400 $ 9,730 $21,721 $22,220 $ 55,071
                                       ======= ======= ======= ======= ========
  Net earnings........................ $   504 $ 2,305 $ 3,753 $ 3,364 $  9,926
                                       ======= ======= ======= ======= ========
  Net earnings per share.............. $  0.13 $  0.12 $  0.10 $  0.09 $   0.41
                                       ======= ======= ======= ======= ========
  Funds from operations............... $   714 $ 3,995 $ 7,266 $ 7,431 $ 19,406
                                       ======= ======= ======= ======= ========
  Weighted average shares.............   3,781  19,977  36,459  37,133   24,454
                                       ======= ======= ======= ======= ========

NOTE 8--COMMITMENTS AND CONTINGENCIES

  ATLANTIC is a party to various claims and routine litigation arising in the ordinary course of business. ATLANTIC does not believe that the claims and litigation, individually or in the aggregate, will have a material adverse effect on its business, financial position, or results of operations.

  ATLANTIC is subject to environmental regulations related to the ownership, operation, development, and acquisition of real estate. As part of its due diligence procedures, ATLANTIC has conducted Phase I environmental assessments on each property prior to acquisition. The cost of complying with environmental regulations was not material to ATLANTIC's results of operations. ATLANTIC is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on ATLANTIC's financial position or results of operations.

                     SECURITY CAPITAL ATLANTIC INCORPORATED

             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                       INITIAL COST                    GROSS AMOUNT AT WHICH CARRIED AT
                                       TO ATLANTIC          COSTS             DECEMBER 31, 1995
                                   --------------------  CAPITALIZED  --------------------------------------
                           ENCUM-         BUILDINGS AND SUBSEQUENT TO             BUILDINGS AND   TOTALS     ACCUMULATED
 MUTIFAMILY PROPERTIESL    BRANCES  LAND  IMPROVEMENTS                  LANDACQUISIMPROVEMENTSITION (C)      DEPRECIATION
- ----------------------     ------- ------ ------------- ------------- ---------- --------------------------- ------------
   OPERATING
   PROPERTIES:
   Properties
   acquired:
   Atlanta, Georgia:
    Azalea Park.....        $ --   $3,717    $21,076       $   70     $    3,717    $    21,146  $    24,863     $ 94
    Camden at
    Ashford.........         (a)    3,672     20,841          277          3,672         21,118       24,790      960
    Camden at
    Briarcliff......         (b)    2,105     11,953          149          2,105         12,102       14,207      557
    Camden at
    Dunwoody........         (a)    2,486     14,114          197          2,486         14,311       16,797      650
    Camden Creek....         (a)    3,627     20,589          215          3,627         20,804       24,431      913
    Camden Crest....         (a)    3,525     20,009          215          3,525         20,224       23,749      884
    Cameron Brook...        19,500  3,318     18,784          301          3,318         19,085       22,403      764
    Cameron Forest..         --       884      5,008         --              884          5,008        5,892       11
    Cameron Place...         --     1,124      6,372         --            1,124          6,372        7,496       14
    Cameron Station.        14,500  2,338     13,246         --            2,338         13,246       15,584      --
    Clairmont Crest.        11,600  1,603      9,102          223          1,603          9,325       10,928      371
    Lake Ridge......         (a)    2,001     11,359        2,690          2,001         14,049       16,050      654
    Lenox Villa.....         (a)    1,740      9,878          199          1,740         10,077       11,817      441
    Morgan's
    Landing.........         (a)    1,168      6,646          462          1,168          7,108        8,276      400
    Oaks at Sandy
    Springs.........         (a)    1,270      7,212          972          1,270          8,184        9,454      454
    Old Salem.......         (a)    1,053      6,144          624          1,053          6,768        7,821      295
    The Greens......        10,400  2,004     11,354          363          2,004         11,717       13,721      471
    Trolley Square..         --     2,031     11,528          196          2,031         11,724       13,755      563
    Vinings Landing.         (a)    1,363      7,902          515          1,363          8,417        9,780      378
    WintersCreek....         --     1,133      6,434           75          1,133          6,509        7,642       68
    Woodlands.......         (a)    3,785     21,471           96          3,785         21,567       25,352      178
   Birmingham,
   Alabama:
    Cahaba Forest I.         (a)    1,020      5,784          173          1,020          5,957        6,977      116
    Cahaba Forest
    II..............         8,083  1,688      9,580          272          1,688          9,852       11,540      192
    Colony Woods I..         (a)    1,560      8,845          149          1,560          8,994       10,554      406
    Morning Sun
    Villas..........         (a)    1,260      7,309          548          1,260          7,857        9,117      335
   Charlotte, North
   Carolina:
    Camden Oaks.....         (a)    2,255     12,800          189          2,255         12,989       15,244      601
   Columbia, South
   Carolina:
    Greenbrier......         (a)    2,165     12,293          170          2,165         12,463       14,628      606
                           CONSTRUCTION   YEAR
 MUTIFAMILY PROPERTIESL        YEAR     ACQUIRED
- ----------------------     ------------ --------
   OPERATING
   PROPERTIES:
   Properties
   acquired:
   Atlanta, Georgia:
    Azalea Park.....           1987       1995
    Camden at
    Ashford.........           1990       1994
    Camden at
    Briarcliff......           1989       1994
    Camden at
    Dunwoody........           1989       1994
    Camden Creek....           1988       1994
    Camden Crest....           1988       1994
    Cameron Brook...           1988       1994
    Cameron Forest..           1981       1995
    Cameron Place...           1979       1995
    Cameron Station.           (e)        1995
    Clairmont Crest.           1987       1994
    Lake Ridge......           1979       1993
    Lenox Villa.....           1988       1994
    Morgan's
    Landing.........           1983       1993
    Oaks at Sandy
    Springs.........           1965       1993
    Old Salem.......           1968       1994
    The Greens......           1986       1994
    Trolley Square..           1989       1994
    Vinings Landing.           1978       1994
    WintersCreek....           1984       1995
    Woodlands.......           (f)        1995
   Birmingham,
   Alabama:
    Cahaba Forest I.           1987       1995
    Cahaba Forest
    II..............           1990       1995
    Colony Woods I..           1991       1994
    Morning Sun
    Villas..........           1985       1994
   Charlotte, North
   Carolina:
    Camden Oaks.....           1989       1994
   Columbia, South
   Carolina:
    Greenbrier......           1989       1994

                                                     (see notes following table)

                     SECURITY CAPITAL ATLANTIC INCORPORATED

                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                       INITIAL COST                    GROSS AMOUNT AT WHICH CARRIED AT
                                       TO ATLANTIC          COSTS             DECEMBER 31, 1995
                                   --------------------  CAPITALIZED  --------------------------------------
                           ENCUM-         BUILDINGS AND SUBSEQUENT TO             BUILDINGS AND   TOTALS     ACCUMULATED
 MUTIFAMILY PROPERTIESL    BRANCES  LAND  IMPROVEMENTS                  LANDACQUISIMPROVEMENTSITION (C)      DEPRECIATION
- ----------------------     ------- ------ ------------- ------------- ---------- --------------------------- ------------
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cypress Lakes...       $ (a)   $1,225    $ 6,961        $147      $    1,225    $     7,108  $     8,333     $ 78
    Parrot's
    Landing.........        15,835  2,691     15,276         399           2,691         15,675       18,366      635
    Spencer Run.....         (b)    2,852     16,194         392           2,852         16,586       19,438      670
    Sun Pointe Cove.         8,500  1,367      7,773         190           1,367          7,963        9,330      326
    Trails at Meadow
    Lakes...........         (a)    1,285      7,293         124           1,285          7,417        8,702       81
   Ft. Myers,
   Florida:
    Forestwood......        11,485  2,031     11,540         167           2,031         11,707       13,738      486
   Jacksonville,
   Florida:
    Bay Club........         (a)    1,789     10,160         168           1,789         10,328       12,117      477
   Memphis,
   Tennessee:
    Cameron at Kirby
    Parkway.........         (a)    1,386      7,959         674           1,386          8,633       10,019      429
    Stonegate.......         (a)      985      5,608         288             985          5,896        6,881      183
   Miami, Florida:
    Park Hill.......         (a)    1,650      9,377         212           1,650          9,589       11,239      372
   Nashville,
   Tennessee:
    Arbor Creek.....         (a)     --       17,671         404          --             18,075       18,075      784
    Enclave at
    Brentwood.......         (a)    2,263     12,847         621           2,263         13,468       15,731      229
   Orlando, Florida:
    Camden Springs..         (a)    2,477     14,072         710           2,477         14,782       17,259      648
    Cedar Bay
    Village.........         (b)      255      1,454          13             255          1,467        1,722       16
    Kingston
    Village.........         (a)      876      4,973          48             876          5,021        5,897       56
    Longwood Villas.         6,402  1,087      6,317         675           1,087          6,992        8,079      281
    Wellington......         (b)    1,155      6,565         235           1,155          6,800        7,955      275
   Raleigh, North
   Carolina:
    Camden Square...         (a)    2,314     13,143         434           2,314         13,577       15,891      587
   Richmond,
   Virginia:
    Camden at
    Wellesley.......         (a)    2,878     16,339         143           2,878         16,482       19,360      769
    Potomac Hunt....         (b)    1,486      8,452         142           1,486          8,594       10,080      229
   Sarasota,
   Florida:
    Camden at Palmer
    Ranch...........         (a)    3,534     20,057         381           3,534         20,438       23,972      908
   Tampa/St.
   Petersburg,
   Florida:
    Camden Downs....         (a)    1,840     10,447         206           1,840         10,653       12,493      483
    Cameron Lakes...         (a)    1,126      6,418         999           1,126          7,417        8,543      157
                           CONSTRUCTION   YEAR
 MUTIFAMILY PROPERTIESL        YEAR     ACQUIRED
- ----------------------     ------------ --------
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cypress Lakes...           1987       1995
    Parrot's
    Landing.........           1986       1994
    Spencer Run.....           1987       1994
    Sun Pointe Cove.           1986       1994
    Trails at Meadow
    Lakes...........           1983       1995
   Ft. Myers,
   Florida:
    Forestwood......           1986       1994
   Jacksonville,
   Florida:
    Bay Club........           1990       1994
   Memphis,
   Tennessee:
    Cameron at Kirby
    Parkway.........           1985       1994
    Stonegate.......           1986       1994
   Miami, Florida:
    Park Hill.......           1968       1994
   Nashville,
   Tennessee:
    Arbor Creek.....           1986       1994
    Enclave at
    Brentwood.......           1988       1995
   Orlando, Florida:
    Camden Springs..           1986       1994
    Cedar Bay
    Village.........           1981       1995
    Kingston
    Village.........           1982       1995
    Longwood Villas.           1982       1994
    Wellington......           1988       1994
   Raleigh, North
   Carolina:
    Camden Square...           1987       1994
   Richmond,
   Virginia:
    Camden at
    Wellesley.......           1989       1994
    Potomac Hunt....           1987       1994
   Sarasota,
   Florida:
    Camden at Palmer
    Ranch...........           1988       1994
   Tampa/St.
   Petersburg,
   Florida:
    Camden Downs....           1988       1994
    Cameron Lakes...           1986       1995

                                                     (see notes following table)

                     SECURITY CAPITAL ATLANTIC INCORPORATED

                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                         INITIAL COST                     GROSS AMOUNT AT WHICH CARRIED AT
                                         TO ATLANTIC           COSTS             DECEMBER 31, 1995
                                    ----------------------  CAPITALIZED  ------------------------------------
                           ENCUM-            BUILDINGS AND SUBSEQUENT TO            BUILDINGS AND   TOTALS    ACCUMULATED
 MLTIFAMILY PROPERTIESU   BRANCES     LAND   IMPROVEMENTS                  LAND ACQUIIMPROVEMENTSSITIO(C)N    DEPRECIATION
- ----------------------    --------  -------- ------------- ------------- ---------- ------------------------- ------------
  Tampa/St.
  Petersburg,
  Florida:
  (continued)
   Country Place
   Village I.......       $  2,038  $    567   $  3,219       $    68    $      567   $    3,287   $    3,854   $    36
   Country Place
   Village II......         (a)          644      3,658            56           644        3,714        4,358        41
   Foxbridge.......         10,400     1,591      9,036           258         1,591        9,294       10,885       383
   Summer Chase....         (b)          542      3,094            87           542        3,181        3,723       130
  Washington, D.C.:
   Arbors at
   Landmark........         (a)        3,434     19,501           579         3,434       20,080       23,514       941
   Camden at
   Kendall Ridge...         (a)        1,708      9,698           195         1,708        9,893       11,601       467
   Camden at
   Saybrooke.......         (a)        2,802     15,906           127         2,802       16,033       18,835       740
   Sheffield
   Forest..........          --        2,269     12,859                       2,269       12,859       15,128        29
  Less amounts held
  in principal
  reserve fund(d)..           (219)    --         --            --           --           --           --          --
                          --------  --------   --------       -------    ----------   ----------   ----------   -------
   Total operating
   properties
   acquired........       $118,524  $108,004   $631,500       $18,482    $  108,004   $  649,982   $  757,986   $23,302
                          ========  ========   ========       =======    ==========   ==========   ==========   =======
  PROPERTIES
  DEVELOPED:
  Birmingham,
  Alabama:
   Colony Woods II.          --        1,254      --            9,252         1,298        9,208       10,506        59
  Charlotte, North
  Carolina:
   Waterford Hills.          --        1,508      --           11,083         1,508       11,083       12,591       114
                          --------  --------   --------       -------    ----------   ----------   ----------   -------
   Total operating
   properties
   developed.......       $  --     $  2,762   $  --          $20,335    $    2,806   $   20,291   $   23,097   $   173
                          --------  --------   --------       -------    ----------   ----------   ----------   -------
   TOTAL OPERATING
   PROPERTIES......       $118,524  $110,766   $631,500       $38,817    $  110,810   $  670,273   $  781,083   $23,475
                          ========  ========   ========       =======    ==========   ==========   ==========   =======
  DEVELOPMENTS
  UNDER
  CONSTRUCTION:
  Atlanta, Georgia:
   Camden Creek II.          --        2,730      --            5,553         2,772        5,511        8,283      --
   Peachtree
   Corners.........          --          889      --              310           889          310        1,199      --
  Charlotte, North
  Carolina:
   Waterford
   Square..........          --        1,890      --           16,020         2,041       15,869       17,910        26
  Jacksonville,
  Florida:
   Cameron Lakes...          --        1,759      --           10,350         1,897       10,212       12,109      --
   Cameron
   Timberlin Parc
   I...............          --        2,167      --            1,150         2,169        1,148        3,317      --
  Raleigh, North
  Carolina:
   Waterford
   Forest..........          --        2,371      --            6,120         2,371        6,120        8,491      --
   Waterford Point.          --          985      --           14,947         1,094       14,838       15,932        60
                          CONSTRUCTION   YEAR
 MLTIFAMILY PROPERTIESU       YEAR     ACQUIRED
- ----------------------    ------------ --------
  Tampa/St.
  Petersburg,
  Florida:
  (continued)
   Country Place
   Village I.......           1982       1995
   Country Place
   Village II......           1983       1995
   Foxbridge.......           1986       1994
   Summer Chase....           1988       1994
  Washington, D.C.:
   Arbors at
   Landmark........           1990       1994
   Camden at
   Kendall Ridge...           1990       1994
   Camden at
   Saybrooke.......           1990       1994
   Sheffield
   Forest..........           1987       1995
  Less amounts held
  in principal
  reserve fund(d)..
   Total operating
   properties
   acquired........
  PROPERTIES
  DEVELOPED:
  Birmingham,
  Alabama:
   Colony Woods II.           1995(g)    1994
  Charlotte, North
  Carolina:
   Waterford Hills.           1995(g)    1993
   Total operating
   properties
   developed.......
   TOTAL OPERATING
   PROPERTIES......
  DEVELOPMENTS
  UNDER
  CONSTRUCTION:
  Atlanta, Georgia:
   Camden Creek II.            --        1994
   Peachtree
   Corners.........            --        1995
  Charlotte, North
  Carolina:
   Waterford
   Square..........           (g)        1994
  Jacksonville,
  Florida:
   Cameron Lakes...           (g)        1995
   Cameron
   Timberlin Parc
   I...............            --        1995
  Raleigh, North
  Carolina:
   Waterford
   Forest..........            --        1995
   Waterford Point.           (g)        1994

                                                     (see notes following table)

                    SECURITY CAPITAL ATLANTIC INCORPORATED

                               DECEMBER 31, 1995
                                (IN THOUSANDS)

                                       INITIAL COST                     GROSS AMOUNT AT WHICH CARRIED AT
                                       TO ATLANTIC           COSTS             DECEMBER 31, 1995
                                  ----------------------  CAPITALIZED  ------------------------------------
                          ENCUM-           BUILDINGS AND SUBSEQUENT TO            BUILDINGS AND   TOTALS    ACCUMULATED
 MLTIFAMILY PROPERTIESU   BRANCES   LAND   IMPROVEMENTS                  LAND ACQUIIMPROVEMENTSSITIO(C)N    DEPRECIATION
- ----------------------    ------- -------- ------------- ------------- ---------- ------------------------- ------------
  Washington, D.C.:
   Milestone.......       $ --    $  5,477   $  --         $  7,333    $    5,485   $    7,325   $   12,810   $ --
   Woodway Trinity.         --       5,342      --            9,900         5,492        9,750       15,242     --
                          ------- --------   --------      --------    ----------   ----------   ----------   -------
   TOTAL
   DEVELOPMENTS
   UNDER
   CONSTRUCTION....       $ --    $ 23,610   $  --         $ 71,683    $   24,210   $   71,083   $   95,293   $    86
                          ------- --------   --------      --------    ----------   ----------   ----------   -------
  DEVELOPMENTS IN
  PLANNING:
  Charlotte, North
  Carolina:
   Waterford Square
   II..............         --       2,014      --              253         2,039          228        2,267     --
  Ft.
  Lauderdale/West
  Palm Beach,
  Florida:
   Parrot's Landing
   II..............         --       1,328      --              300         1,342          286        1,628     --
  Raleigh, North
  Carolina:
   Cameron Brooke..         --       1,353      --              305         1,378          280        1,658     --
   Research
   Triangle Park...         --         805      --               38           805           38          843     --
  Richmond,
  Virginia:
   Cameron at
   Wyndham.........         --       2,038      --              229         2,038          229        2,267     --
   Cameron
   Crossing........         --       1,666      --              343         1,670          339        2,009     --
  Tampa/St.
  Petersburg,
  Florida:
   North Airport...         --         511      --               75           511           75          586     --
                          ------- --------   --------      --------    ----------   ----------   ----------   -------
   TOTAL
   DEVELOPMENTS IN
   PLANNING........       $ --    $  9,715   $  --         $  1,543    $    9,783   $    1,475   $   11,258   $ --
                          ------- --------   --------      --------    ----------   ----------   ----------   -------
  LAND HELD FOR
  FUTURE
  DEVELOPMENT:
  Jacksonville,
  Florida:
   Cameron
   Timberlin Parc
   II..............         --       1,294      --            --            1,294        --           1,294     --
                          ------- --------   --------      --------    ----------   ----------   ----------   -------
   TOTAL LAND HELD
   FOR FUTURE
   DEVELOPMENT.....       $ --    $  1,294   $  --         $  --       $    1,294   $    --      $    1,294   $ --
                          ------- --------   --------      --------    ----------   ----------   ----------   -------
   TOTAL
   MULTIFAMILY
   PROPERTIES......       $18,524 $145,385   $631,500      $112,043    $  146,097   $  742,831   $  888,928   $23,561
                          ======= ========   ========      ========    ==========   ==========   ==========   =======
                          CONSTRUCTION   YEAR
 MLTIFAMILY PROPERTIESU       YEAR     ACQUIRED
- ----------------------    ------------ --------
  Washington, D.C.:
   Milestone.......          --          1995
   Woodway Trinity.          --          1994
   TOTAL
   DEVELOPMENTS
   UNDER
   CONSTRUCTION....
  DEVELOPMENTS IN
  PLANNING:
  Charlotte, North
  Carolina:
   Waterford Square
   II..............          --          1995
  Ft.
  Lauderdale/West
  Palm Beach,
  Florida:
   Parrot's Landing
   II..............          --          1994
  Raleigh, North
  Carolina:
   Cameron Brooke..          --          1995
   Research
   Triangle Park...          --          1995
  Richmond,
  Virginia:
   Cameron at
   Wyndham.........          --          1995
   Cameron
   Crossing........          --          1995
  Tampa/St.
  Petersburg,
  Florida:
   North Airport...          --          1995
   TOTAL
   DEVELOPMENTS IN
   PLANNING........
  LAND HELD FOR
  FUTURE
  DEVELOPMENT:
  Jacksonville,
  Florida:
   Cameron
   Timberlin Parc
   II..............          --          1995
   TOTAL LAND HELD
   FOR FUTURE
   DEVELOPMENT.....
   TOTAL
   MULTIFAMILY
   PROPERTIES......

- ----
(a) Pledged to secure $300 million line of credit with Morgan Guaranty Trust Company of New York.
(b) Pledged as collateral under credit enhancement agreement with the Federal National Mortgage Association.
(c) For federal income tax purposes, ATLANTIC's aggregate cost of real estate at December 31, 1995 was $887,671,000.
(d) The Federal National Mortgage Association credit enhancement agreement requires payments to be made to a principal reserve fund.
(e) Phase I (108 units) was developed in 1981 and Phase II (240 units) was developed in 1983.
(f) Phase I (332 units) was developed in 1983 and Phase II (312 units) was developed in 1985.
(g) As of 12/31/95, property was in lease-up.

                     SECURITY CAPITAL ATLANTIC INCORPORATED

                              NOTE TO SCHEDULE III

                            AS OF DECEMBER 31, 1995

  The following is a reconciliation of the carrying amount and related accumulated depreciation of ATLANTIC's investment in real estate, at cost (in thousands):

                                                                       (FROM
                                                                     INCEPTION)
                    CARRYING AMOUNT                 1995      1994      1993
                    ---------------               --------  -------- ----------
      Beginning balances......................... $631,260  $ 31,005  $   --
      Acquisitions and renovation expenditures...  187,267   571,288   29,591
      Development expenditures, including land
       acquisitions..............................  101,335    28,967    1,414
      Dispositions...............................  (30,934)      --       --
                                                  --------  --------  -------
      Ending balances............................ $888,928  $631,260  $31,005
                                                  ========  ========  =======
                                                                       (FROM
                                                                     INCEPTION)
               ACCUMULATED DEPRECIATION             1995      1994      1993
               ------------------------           --------  -------- ----------
      Beginning balances......................... $  8,798  $     28  $   --
      Depreciation for the period................   15,925     8,770       28
      Accumulated depreciation of real estate
       sold......................................   (1,162)      --       --
                                                  --------  --------  -------
      Ending balances............................ $ 23,561  $  8,798  $    28
                                                  ========  ========  =======

                    SECURITY CAPITAL ATLANTIC INCORPORATED

                        PRO FORMA FINANCIAL STATEMENTS

                       SUMMARY OF PRO FORMA ADJUSTMENTS

                                  (UNAUDITED)

  The accompanying unaudited pro forma balance sheet as of March 31, 1996 and the unaudited pro forma statements of earnings for the three-month period ended March 31, 1996 and the year ended December 31, 1995 of ATLANTIC reflect:
(i) the acquisition and disposition by ATLANTIC of all properties acquired or disposed of since December 31, 1994 as if these properties had been acquired or disposed of as of January 1, 1995; (ii) the assumption or retirement of mortgage debt associated with the acquisition or disposition of the properties acquired or disposed of since December 31, 1994 as if this mortgage debt had been assumed or retired on January 1, 1995; (iii) the sale of ATLANTIC Common Stock through private placement subsequent to December 31, 1994, necessary to fund pro forma acquisitions, as if the shares had been issued on January 1, 1995; (iv) the sale of $100 million of ATLANTIC Common Stock in this Offering
(           shares at       per share), net of estimated costs of issuance of
$7.5 million; (v) the spin-off of the Homestead Village properties as if the Merger had been consummated on January 1, 1995; and, (vi) certain pro forma adjustments to the historical financial statements of ATLANTIC. For pro forma purposes, the proceeds from the sale of ATLANTIC Common Stock subsequent to March 31, 1996 have been used to repay pro forma borrowings on ATLANTIC's line of credit.

  The unaudited pro forma financial statements have been prepared by management of ATLANTIC and do not purport to be indicative of the results which would actually have been obtained had the transactions described above been completed on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the financial statements of ATLANTIC included elsewhere herein.

                     SECURITY CAPITAL ATLANTIC INCORPORATED

                            PRO FORMA BALANCE SHEET

                                 MARCH 31, 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                               PRO FORMA ADJUSTMENTS(A)
                                    -----------------------------------------------------
                                                                   PROPOSED
                                                   ISSUANCE OF      COMMON
                                    ACQUISITIONS/    COMMON          SHARE
                         HISTORICAL DISPOSITIONS     SHARES       ISSUANCE(D)    SUBTOTAL  HOMESTEAD(E) PRO FORMA
                         ---------- -------------  -----------    -----------    --------  ------------ ---------
         ASSETS
Real Estate.............  $936,129     $49,771 (a)  $              $             $985,900    $(10,437)  $975,463
 Less accumulated
  depreciation..........    28,364        (699)(a)                                 27,665         --      27,665
                          --------     -------      ---------      --------      --------    --------   --------
 Net real estate
  investments...........   907,765      50,470                                    958,235     (10,437)   947,798
Cash and cash
 equivalents............     6,553      (3,553)(b)                                  3,000         (72)     2,928
Other assets............    15,000                                                 15,000      (1,817)    13,183
                          --------     -------      ---------      --------      --------    --------   --------
   Total assets.........  $929,318     $46,917      $              $             $976,235    $(12,326)  $963,909
                          ========     =======      =========      ========      ========    ========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
 Line of credit.........  $226,000     $40,129 (b)  $(118,835)(c)  $(92,475)(d)  $ 54,819    $ 36,749   $ 91,568
 Mortgages payable......   123,291       6,000 (b)                                129,291                129,291
 Accounts payable.......    16,267                                                 16,267                 16,267
 Accrued expenses and
  other liabilities.....    11,409         118 (a)                                 11,527      (1,452)    10,075
                          --------     -------      ---------      --------      --------    --------   --------
   Total liabilities....   376,967      46,247       (118,835)      (92,475)      211,904      35,297    247,201
                          --------     -------      ---------      --------      --------    --------   --------
Shareholders' Equity:
 Common shares
  (250,000,000 shares
  authorized;
  55,569,635 issued in
  historical period and
             issued on
  pro forma basis)......       556                        103 (c)                     659                    659
 Additional paid-in
  capital...............   576,976                    118,732 (c)    92,475 (d)   788,183                788,183
 Distributions in
  excess of net
  earnings..............   (25,181)        670 (a)                                (24,511)    (47,623)   (72,134)
                          --------     -------      ---------      --------      --------    --------   --------
   Total shareholders'
    equity..............   552,351         670        118,835        92,475       764,331     (47,623)   716,708
                          --------     -------      ---------      --------      --------    --------   --------
   Total liabilities and
    shareholders'
    equity..............  $929,318     $46,917      $       0      $      0      $976,235    $(12,326)  $963,909
                          ========     =======      =========      ========      ========    ========   ========

           See accompanying notes to pro forma financial statements.

                     SECURITY CAPITAL ATLANTIC INCORPORATED

                        PRO FORMA STATEMENT OF EARNINGS

                    THREE-MONTH PERIOD ENDED MARCH 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                 HISTORICAL           PRO FORMA ADJUSTMENTS(F)
                           ----------------------     --------------------------------
                                    ACQUISITIONS/
                           ATLANTIC DISPOSITIONS       ACQUISITIONS         OTHER          SUBTOTAL HOMESTEAD(E) PRO FORMA
                           -------- -------------     ---------------     ------------     -------- ------------ ---------
Income
 Rental income............ $30,809     $2,138 (g)        $                $                $32,947     $  (6)     $32,941
 Interest income..........      72                                                              72                     72
                           -------     ------            -----------      ------------     -------     -----      -------
  Total income............  30,881      2,138                                               33,019        (6)      33,013
                           -------     ------            -----------      ------------     -------     -----      -------
Expenses
 Rental expenses..........  12,736        931 (g)                                           13,667                 13,667
 Mortgage interest........   2,041        120 (g)(h)                                         2,161                  2,161
 Depreciation.............   4,804        (93)(i)                367 (j)                     5,078                  5,078
 Interest on general debt.   2,301                                              (1,904)(q)     397       905        1,302
 General and
  administrative..........     186                                                             186       (18)         168
 REIT management fees.....   2,124                                                 476 (k)   2,600      (143)       2,457
 Other....................      39                                                              39                     39
                           -------     ------            -----------      ------------     -------     -----      -------
  Total expenses..........  24,231        958                    367            (1,428)     24,128       744       24,872
                           -------     ------            -----------      ------------     -------     -----      -------
Net earnings (loss),
 excludes gain on
 disposition.............. $ 6,650     $1,180            $      (367)     $      1,428     $ 8,891     $(750)     $ 8,141
                           =======     ======            ===========      ============     =======     =====      =======
Weighted average shares
 outstanding..............  55,555                                                     (p)
                           =======                                        ============     =======                =======
Net earnings per share,
 excludes gain on
 disposition.............. $  0.12                                                         $                      $
                           =======                                                         =======                =======


           See accompanying notes to pro forma financial statements.

                     SECURITY CAPITAL ATLANTIC INCORPORATED

                        PRO FORMA STATEMENT OF EARNINGS

                          YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                 HISTORICAL           PRO FORMA ADJUSTMENTS(F)
                           ----------------------     -------------------------------
                                    ACQUISITIONS/
                           ATLANTIC DISPOSITIONS       ACQUISITIONS         OTHER         SUBTOTAL HOMESTEAD(E) PRO FORMA
                           -------- -------------     ---------------     -----------     -------- ------------ ---------
Income
 Rental income............ $103,634    $21,488 (g)      $                 $               $125,122   $    (4)   $125,118
 Interest income..........      245                                                            245                   245
                           --------    -------          ------------      -----------     --------   -------    --------
  Total income............  103,879     21,488                                             125,367        (4)    125,363
                           --------    -------          ------------      -----------     --------   -------    --------
Expenses
 Rental expenses..........   41,450     10,396 (g)            (1,223)(l)                    50,623                50,623
 Mortgage interest........    7,662      1,104 (g)(m)                                        8,766                 8,766
 Depreciation.............   15,925     (1,052)(i)             3,787 (n)                    18,660                18,660
 Interest on general debt.   11,380                                            (8,716)(q)    2,664     3,772       6,436
 General and
  administrative..........      646                                                            646       (63)        583
 REIT management fees.....    6,923                                             3,152 (o)   10,075      (594)      9,481
 Other....................      254                                                            254                   254
                           --------    -------          ------------      -----------     --------   -------    --------
  Total expenses..........   84,240     10,448                 2,564           (5,564)      91,688     3,115      94,803
                           --------    -------          ------------      -----------     --------   -------    --------
Net earnings (loss),
 excludes gain on
 disposition.............. $ 19,639    $11,040          $     (2,564)     $     5,564     $ 33,679   $(3,119)   $ 30,560
                           ========    =======          ============      ===========     ========   =======    ========
Weighted average shares
 outstanding..............   43,889                                                   (p)
                           ========                                       ===========     ========              ========
Net earnings per share,
 excludes gain on
 disposition.............. $   0.45                                                       $                     $
                           ========                                                       ========              ========


           See accompanying notes to pro forma financial statements.

                    SECURITY CAPITAL ATLANTIC INCORPORATED

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

                     MARCH 31, 1996 AND DECEMBER 31, 1995
                                  (UNAUDITED)

  (a) Represents the acquisition of five properties and the disposition of one property that occurred subsequent to March 31, 1996 as follows:

                                                                    AMOUNT
      PROPERTY                                          DATE      (IN 000'S)
      --------                                          ----      ----------
      Acquisitions:
        Cameron at Hickory Grove (formerly Es-
         prit).................................... April 10, 1996  $  8,000
        Paces Court............................... April 22, 1996    11,007
        Park Place at Turtle Run (formerly Park
         Place)................................... April 22, 1996    14,355
        Pointe at Bayberry Lake................... May 29, 1996      16,650
        Cameron Pointe............................ May 30, 1996      14,450
                                                                   --------
                                                                     64,462
                                                                   --------
      Disposition:
        Greenbrier................................ April 9, 1996    (14,691)(1)
                                                                   --------
          Net acquisitions........................                 $ 49,771
                                                                   ========

- --------
(1) Greenbrier was sold at a gain of $670,000.

  (b) Reflects the application of cash on hand and additional borrowings under ATLANTIC's line of credit to fund the pro forma net acquisitions above. Additionally, reflects ATLANTIC's assumption of a $6 million mortgage note payable upon the purchase of the Cameron at Hickory Grove property.

  (c) Reflects the sale through a private placement of 10,333,526 common shares ($.01 par value) at a price of $11.50 subsequent to March 31, 1996. For pro forma purposes, the net proceeds have been assumed to be used to repay the pro forma borrowings under ATLANTIC's line of credit as discussed in note (b).

  (d) Reflects the proposed issuance of         common shares ($.01 par value)
at a price of $      (total proceeds of $100 million, net of estimated costs
of issuance of $7.5 million). For pro forma purposes the total proceeds have been assumed to be used to repay the pro forma borrowings under ATLANTIC's line of credit.

  (e) Reflects consummation of the Merger Agreement and spin-off of ATLANTIC's Homestead Village net assets as if the closing of the Homestead transaction, contemplated in the Merger Agreement, had occurred on January 1, 1995 as follows:

  1) Elimination of the results of operations of ATLANTIC's Homestead Village properties from the historical financial statements of ATLANTIC for the three months ended March 31, 1996 and the year ended December 31, 1995.

  2) Elimination of the Homestead Village net assets as of March 31, 1996.

  3) ATLANTIC's receipt of 4,201,220 shares of Homestead common stock and 2,818,517 Homestead warrants in exchange for ATLANTIC's contribution of Homestead Village net assets as of March 31, 1996, the Homestead Village assets expected to be acquired prior to the Merger Closing Date and cash.

  4) The additional borrowings under ATLANTIC's line of credit necessary to finance ATLANTIC's contribution to Homestead as of January 1, 1995.

  5) Additional interest expense and a corresponding reduction in the REIT management fee resulting from the additional pro forma borrowings of $36,749,000 and the borrowings that financed the Homestead Village net assets contributed by ATLANTIC. ATLANTIC's weighted average daily interest rates (7.92% for the year ended December 31, 1995 and 7.61% for the three-month period ended March 31, 1996) were used to calculate the additional interest expense.

  6) The special dividend to ATLANTIC shareholders of all of the Homestead common stock and Homestead warrants to be received by ATLANTIC under the Merger Agreement. For pro forma purposes, a value of $51,699,000 has been assumed for such Homestead common stock and

                    SECURITY CAPITAL ATLANTIC INCORPORATED

  Homestead warrants and ATLANTIC's basis in the assets contributed to Homestead is assumed to be $47,623,000. The resulting gain on the exchange of $4,076,000 is reflected in "Distributions in excess of net earnings" in the accompanying pro forma balance sheet as of March 31, 1996.

  (f) The pro forma financial statements do not reflect the funding of ATLANTIC's obligation of approximately $111,000,000 under the Funding Commitment Agreement or receipt of the related convertible mortgages of approximately $98,000,000, as this funding is related to future development costs of the properties contributed to Homestead. The convertible mortgages will be recorded at a premium of approximately $13,000,000 which will be amortized as an adjustment to interest income over the ten-year term of the mortgages.

  (g) All of ATLANTIC's acquisitions subsequent to December 31, 1994 were acquired from unaffiliated third parties. These acquisitions are described below:

                                                                                              OCCUPANCY
                          ACQUISITION                       ACQUISITION                      AT DATE OF
        PROPERTY             DATE          LOCATION       COST (IN 000'S) UNITS PRODUCT TYPE ACQUISITION
        --------          -----------      --------       --------------- ----- ------------ -----------
Cameron Lakes...........   2/01/95    Tampa, FL               $ 7,544      207    Middle        88.4%
Cameron on the Cahaba I
 & II...................   3/24/95    Birmingham, AL           18,072      400    Moderate      96.0%
Enclave at Brentwood....   4/28/95    Nashville, TN            15,110      380    Middle        97.1%
Cameron Villas II (for-
 merly Cedar Bay Vil-
 lage)..................   7/20/95    Orlando, FL               1,709       42    Moderate      97.6%
Country Place Village I
 & II...................   7/20/95    Tampa, FL                 8,088      188    Moderate      89.9%
Cypress Lakes...........   7/20/95    Fort Lauderdale, FL       8,186      176    Moderate      93.2%
Kingston Village........   7/20/95    Orlando, FL               5,849      120    Middle        97.5%
Trails at Meadow Lakes..   7/20/95    West Palm Beach, FL       8,578      189    Moderate      94.7%
WintersCreek............   8/01/95    Atlanta, GA               7,567      200    Moderate      99.0%
Woodlands...............   9/01/95    Atlanta, GA              25,256      644    Moderate      96.0%
Azalea Park.............   11/09/95   Atlanta, GA              24,793      447    Moderate      80.1%
Cameron Forest..........   12/12/95   Atlanta, GA               5,892      152    Moderate      92.8%
Cameron Place...........   12/12/95   Atlanta, GA               7,496      212    Moderate      93.9%
Sheffield Forest........   12/15/95   Washington, DC           15,128      256    Middle        88.7%
Cameron Station.........   12/19/95   Atlanta, GA              15,584      348    Moderate      95.7%
Cameron at Hickory Grove
 (formerly Esprit)......   4/10/96    Charlotte, NC             8,000      202    Moderate      93.6%
Paces Court.............   4/22/96    Greenville, SC           11,007      234    Middle        91.0%
Park Place at Turtle Run
 (formerly Park Place)..   4/22/96    Coral Springs, FL        14,355      350    Moderate      91.7%
Pointe at Bayberry Lake.   5/29/96    Pembroke Pines, FL       16,650      308    Moderate      90.9%
Cameron Pointe..........   5/30/96    Atlanta, GA              14,450      214    Middle        96.3%

  This adjustment reflects historical: 1) gross income, 2) rental expenses, and 3) mortgage interest on mortgage debt assumed, if applicable, for all properties acquired, subsequent to December 31, 1994 for the period January 1, 1995 to the earlier of the respective dates of acquisition, December 31, 1995 or March 31, 1996, as applicable (results of operations after the date of acquisition are included in ATLANTIC's historical operating results). Reflects removal from ATLANTIC's historical balances of: 1) gross income, 2) rental expenses, and 3) mortgage interest on mortgage debt, if applicable, for all properties disposed of subsequent to December 31, 1994 to the earlier of the respective dates of disposition, December 31, 1995 or March 31, 1996, as applicable. The historical gross income and rental expenses relating to the period prior to ATLANTIC's acquisition, exclude amounts which would not be comparable to the proposed future operations of the properties such as certain interest income and income taxes.

                    SECURITY CAPITAL ATLANTIC INCORPORATED

  The following tables summarize the historical income and expense amounts shown on the pro forma statements of earnings (in thousands):

                                                               RENTAL
                                                              EXPENSES,
                                                              EXCLUDING
                                                     RENTAL   MORTGAGE  MORTGAGE
                                                     INCOME   INTEREST  INTEREST
                                                     -------  --------- --------
   FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1996:
     Group C Properties............................  $ 1,446   $   717   $  120
     Other acquisitions in 1996....................    1,204       471      --
     Less: Post acquisition amounts already
          included in ATLANTIC's historical
          balances.................................      --        --       --
     Less: Disposition.............................     (512)     (257)     --
                                                     -------   -------   ------
       Net adjustment to ATLANTIC's historical bal-
        ances......................................  $ 2,138   $   931   $  120
                                                     =======   =======   ======
   FOR THE YEAR ENDED DECEMBER 31, 1995:
     Group A properties............................  $14,032   $ 6,398   $  159
     Group B properties............................    9,662     4,395      887
     Group C properties............................    5,876     3,043      480
     Other acquisitions in 1995....................    4,005     1,578      620
     Other acquisitions in 1996....................    4,917     2,110      --
                                                     -------   -------   ------
       Totals for the year.........................   38,492    17,524    2,146
     Less: Post acquisition amounts already in-
          cluded in ATLANTIC's historical balances.  (10,338)   (4,142)    (583)
     Less: Dispositions............................   (6,666)   (2,986)    (459)
                                                     -------   -------   ------
       Net adjustment to ATLANTIC's historical bal-
        ances......................................  $21,488   $10,396   $1,104
                                                     =======   =======   ======

  The following analysis reconciles the audited information for the Group A properties, the Group B properties and the Group C properties to the amounts contained in the pro forma statements of earnings (in thousands):

                                                          RENTAL
                                                         EXPENSES,
                                                         EXCLUDING
                                             RENTAL      MORTGAGE     MORTGAGE
                                             INCOME      INTEREST     INTEREST
                                             -------     ---------    --------
   Group A Properties: Audited results of
    operations for the year ended December
    31, 1994................................ $13,338      $6,330       $ 159
     Adjustment to reflect the results of
      operations of Group A properties for
      1995..................................     694(i)       68(i)        0(i)
                                             -------      ------       -----
       Total 1995 Group A................... $14,032      $6,398       $ 159
                                             =======      ======       =====
   Group B Properties: Audited results of
    operations for the nine months ended
    September 30, 1995...................... $ 7,126      $3,298       $ 653
     Adjustment to reflect fourth quarter
      1995 results of operations of Group B
      properties............................   2,536(ii)   1,097(ii)     234(ii)
                                             -------      ------       -----
       Total 1995 Group B................... $ 9,662      $4,395       $ 887
                                             =======      ======       =====
   Group C Properties: Audited results of
    operations for the year ended December
    31, 1995................................ $ 5,876      $3,043       $ --
     Adjustment to reflect interest on
      mortgage debt assumed.................     --          --          480
                                             -------      ------       -----
       Total 1995 Group C................... $ 5,876      $3,043       $ 480
                                             =======      ======       =====

- --------
 (i) Represents incremental income and expense adjustments necessary to reconcile the 1994 audited results with the 1995 actual results.
(ii) Represents fourth quarter 1995 actual results which are added to the audited results for the nine months ended September 30, 1995. This adjustment is necessary to present twelve months of information for Group B properties.

                    SECURITY CAPITAL ATLANTIC INCORPORATED

  (h) Reflects pro forma interest expense for the three-month period ended March 31, 1996 on a $6 million mortgage note which bears interest at 8%. The mortgage note was assumed in connection with a property acquisition in April 1996.

  (i) Represents the removal of depreciation expense recognized on properties disposed of subsequent to December 31, 1994 which is included in ATLANTIC's historical balances.

  (j) Reflects depreciation expense for the three-month period ended March 31, 1996 for the properties acquired subsequent to March 31, 1996. This depreciation adjustment is based on ATLANTIC's purchase cost assuming asset lives of 10 to 40 years. Depreciation is computed using a straight-line method.

  (k) Reflects the additional REIT management fee that would have been incurred in the three-month period ended March 31, 1996 had the property acquisitions subsequent to March 31, 1996 occurred on January 1, 1995.

  (l) Reflects the difference for the year ended December 31, 1995 between 1) historical property management fee expense and ATLANTIC's pro forma property management fee expense of $(107,000) and 2) historical make-ready expense and ATLANTIC's pro forma make-ready expense of $(1,116,000).

  (m) Reflects pro forma interest expense on mortgage notes payable assumed subsequent to December 31, 1994 as if these mortgages were assumed by ATLANTIC on January 1, 1995. The interest rates on the mortgage notes varies from 5.98% to 7.75%.

  (n) Reflects depreciation expense from January 1, 1995 through the acquisition date for all properties acquired subsequent to December 31, 1994 (depreciation expense after the date of acquisition is included in ATLANTIC's historical operating results). This depreciation adjustment is based on ATLANTIC's purchase cost assuming asset lives of 10 to 40 years. Depreciation is computed using a straight-line method.

  (o) Reflects the additional REIT management fee that would have been incurred in 1995 had the property acquisitions subsequent to December 31, 1994 and the pro forma paydowns on the line of credit all occurred on January 1, 1995.

  (p) The number of shares used in the calculation of the pro forma per share data was based on the weighted average number of common shares outstanding during the period adjusted to give effect to common shares assumed to have been issued on January 1, 1995 as necessary to complete the property acquisitions which are all assumed to have been financed with equity proceeds to the extent mortgage debt was not assumed and to make the pro forma paydowns on the line of credit.

  (q) Represents the reduction to interest expense resulting from the pro forma paydowns on the line of credit. The interest reduction is calculated using the weighted average daily interest rate for the applicable period (7.61% for 1996 and 7.92% for 1995).

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Security Capital Atlantic Incorporated

  We have audited the accompanying combined Historical Summary of Gross Income and Direct Operating Expenses (the Historical Summary) of the Group A Properties described in Note 1 for the year ended December 31, 1994. This combined Historical Summary is the responsibility of the Group A Properties management. Our responsibility is to express an opinion on this combined Historical Summary based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined Historical Summary. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Security Capital Atlantic Incorporated as described in the accompanying
Note 1 of the combined Group A Properties and is not intended to be a complete presentation of the income and expenses of the combined Group A Properties.

  In our opinion, the combined Historical Summary of Gross Income and Direct Operating Expenses referred to above presents fairly, in all material respects, the combined gross income and direct operating expenses as described in Note 1 of the combined Group A Properties for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

West Palm Beach, Florida
March 5, 1996

                     SECURITY CAPITAL ATLANTIC INCORPORATED
                               GROUP A PROPERTIES

                      COMBINED HISTORICAL SUMMARY OF GROSS
                      INCOME AND DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1994

Gross income:
  Rental........................................................... $12,951,378
  Other............................................................     387,073
                                                                    -----------
    Total gross income.............................................  13,338,451
                                                                    -----------
Direct operating expenses:
  Utilities and other property operating expenses..................   3,051,955
  Real estate taxes................................................   1,255,172
  Repairs and maintenance..........................................     997,451
  Management fees..................................................     601,533
  Interest on certain obligations assumed..........................     159,253
  Advertising......................................................     217,925
  Insurance........................................................     205,648
                                                                    -----------
    Total direct operating expenses................................   6,488,937
                                                                    -----------
Excess of gross income over direct operating expenses.............. $ 6,849,514
                                                                    ===========


                            See accompanying notes.

                    SECURITY CAPITAL ATLANTIC INCORPORATED
                              GROUP A PROPERTIES

                 NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS
                     INCOME AND DIRECT OPERATING EXPENSES

                               DECEMBER 31, 1994

1. ORGANIZATION AND BASIS OF PRESENTATION

  The combined Historical Summary of Gross Income and Direct Operating Expenses (the Historical Summary) for the year ended December 31, 1994 relates to the operations of the following Group A Properties which were acquired from unaffiliated parties by Security Capital Atlantic Incorporated (the Company) between April 1, 1995 and September 30, 1995:

      ACQUISITION DATE          PROPERTY NAME                LOCATION         ACQUISITION COST
      ----------------   --------------------------- ------------------------ ----------------
                                                                                 (IN 000'S)
      April 28,
       1995              Enclave at Brentwood        Nashville, Tennessee         $15,110
      July 20,
       1995              Trails at Meadowlakes       West Palm Beach, Florida       8,578
      July 20,
       1995              Country Place Village I     Tampa, Florida                 3,786
      July 20,
       1995              Country Place Village II    Tampa, Florida                 4,302
      July 20,
       1995              Kingston Village            Orlando, Florida               5,849
      July 20,
       1995              Cypress Lakes               Fort Lauderdale, Florida       8,186
      July 20,           Cameron Villas II (formerly
       1995              Cedar Bay Village)          Orlando, Florida               1,709
      August 1,
       1995              WintersCreek                Atlanta, Georgia               7,567
      September
       1, 1995           Woodlands I & II            Atlanta, Georgia              25,256

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration Statement on Form S-11 of the Company. The combined Historical Summary is not intended to be a complete presentation of combined income and expenses of the Group A Properties for the year ended December 31, 1994, as certain costs such as depreciation, amortization, certain mortgage interest, professional fees and other costs not directly related to the future operations of the Group A Properties have been excluded. These costs are not considered to be direct operating expenses.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Revenue Recognition

  Rental income from leasing activities consist of lease payments earned from tenants under lease agreements with terms of one year or less.

 Capitalization Policy

  Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

 Advertising Expense

  The cost of advertising is expensed as incurred.

 Use of Estimates

  The preparation of the combined Historical Summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined Historical Summary and accompanying notes. Actual results could differ from those estimates.

                    SECURITY CAPITAL ATLANTIC INCORPORATED
                              GROUP A PROPERTIES

                 NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS
               INCOME AND DIRECT OPERATING EXPENSES--(CONTINUED)

3. RELATED PARTY TRANSACTIONS

  Management fees of $601,533 were paid to affiliates of the prior owners under property management contracts.

4. DEBT ASSUMPTION

  The Company assumed outstanding debt in connection with the acquisition of Country Place Village I and WintersCreek.

 Country Place Village I

  A 7.75% mortgage note with an outstanding balance of $2,051,078 at July 20, 1995 (the date of acquisition) was assumed by the Company. The note, which is secured by the property, matures on November 1, 2000. The mortgage note provides for monthly principal and interest payments of $15,862 through maturity and for a balloon payment of $1,844,613 at maturity.

  At December 31, 1994, the mortgage note had an outstanding balance of $2,037,830. The Company's assumption of this mortgage note did not provide for any modification to the original terms, therefore, interest expense incurred prior to the Company's assumption is representative of future interest expense. Accordingly, interest expense of $159,253 is recognized in the accompanying combined Historical Summary.

 WintersCreek

  A variable rate mortgage note securing a $5,000,000 tax-exempt bond issue was assumed by the Company in connection with the acquisition of WintersCreek on August 1, 1995. The mortgage note, which is secured by the property, provides for monthly interest payments at the variable rate with the principal amount of the bonds due at maturity on October 1, 2004.

  Subsequent to the debt assumption, the Company obtained an interest rate protection agreement which provides for interest payments on a fixed rate. On a continuing basis, the interest expense incurred will differ from the amounts incurred prior to the Company's assumption of the debt. Accordingly, no interest expense is recognized in the accompanying combined Historical Summary.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Security Capital Atlantic Incorporated

  We have audited the accompanying combined Historical Summary of Gross Income and Direct Operating Expenses (the Historical Summary) of the Group B Properties described in Note 1 for the period from January 1, 1995 through September 30, 1995. This combined Historical Summary is the responsibility of the Group B Properties' management. Our responsibility is to express an opinion on this combined Historical Summary based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined Historical Summary. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Security Capital Atlantic Incorporated as described in the accompanying
Note 1 of the combined Group B Properties and is not intended to be a complete presentation of the income and expenses of the combined Group B Properties.

  In our opinion, the combined Historical Summary of Gross Income and Direct Operating Expenses referred to above presents fairly, in all material respects, the combined gross income and direct operating expenses as described in Note 1 of the combined Group B Properties for the period from January 1, 1995 through September 30, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

West Palm Beach, Florida
March 5, 1996

                     SECURITY CAPITAL ATLANTIC INCORPORATED
                               GROUP B PROPERTIES

                      COMBINED HISTORICAL SUMMARY OF GROSS
                      INCOME AND DIRECT OPERATING EXPENSES

                          PERIOD FROM JANUARY 1, 1995
                           THROUGH SEPTEMBER 30, 1995

Gross income:
  Rental............................................................ $6,825,589
  Other.............................................................    300,734
                                                                     ----------
    Total gross income..............................................  7,126,323
                                                                     ----------
Direct operating expenses:
  Utilities and other property operating expenses...................  1,685,757
  Real estate taxes.................................................    503,766
  Repairs and maintenance...........................................    582,710
  Management fees...................................................    283,974
  Interest on certain obligations assumed...........................    652,500
  Advertising.......................................................    157,178
  Insurance.........................................................     84,802
                                                                     ----------
    Total direct operating expenses.................................  3,950,687
                                                                     ----------
Excess of gross income over direct operating expenses............... $3,175,636
                                                                     ==========


                            See accompanying notes.

                    SECURITY CAPITAL ATLANTIC INCORPORATED
                              GROUP B PROPERTIES

                 NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS
                     INCOME AND DIRECT OPERATING EXPENSES

            PERIOD FROM JANUARY 1, 1995 THROUGH SEPTEMBER 30, 1995

1. ORGANIZATION AND BASIS OF PRESENTATION

  The combined Historical Summary of Gross Income and Direct Operating Expenses (the Historical Summary) for the period from January 1, 1995 to September 30, 1995, relates to the operations of the following Group B Properties which were acquired from unaffiliated parties by Security Capital Atlantic Incorporated (the Company) between October 1, 1995 and December 31, 1995:

      ACQUISITION DATE    PROPERTY NAME       LOCATION     ACQUISITION COST
      -----------------  ---------------- ---------------- ----------------
                                                              (IN 000'S)
      November 9, 1995   Azalea Park      Atlanta, Georgia     $24,793
      December 12, 1995  Cameron Place    Atlanta, Georgia       7,496
      December 12, 1995  Cameron Forest   Atlanta, Georgia       5,892
      December 15, 1995  Sheffield Forest Washington, D.C.      15,128
      December 19, 1995  Cameron Station  Atlanta, Georgia      15,584

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration Statement on Form S-11 of the Company. The combined Historical Summary is not intended to be a complete presentation of combined income and expenses of the Group B Properties for the period from January 1, 1995 through September 30, 1995, as certain costs such as depreciation, amortization, certain mortgage interest, professional fees and other costs not directly related to the future operations of the Group B Properties have been excluded. These costs are not considered to be direct operating expenses.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Revenue Recognition

  Rental income from leasing activities consist of lease payments earned from tenants under lease agreements with terms of one year or less.

 Capitalization Policy

  Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

 Advertising Expense

  The cost of advertising is expensed as incurred.

 Use of Estimates

  The preparation of the combined Historical Summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined Historical Summary and accompanying notes. Actual results could differ from those estimates.

                    SECURITY CAPITAL ATLANTIC INCORPORATED
                              GROUP B PROPERTIES

                 NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS
               INCOME AND DIRECT OPERATING EXPENSES--(CONTINUED)

3. RELATED PARTY TRANSACTIONS

  Management fees of $283,974 were paid to affiliates of the prior owners under property management contracts.

4. DEBT ASSUMPTION

  The Company assumed outstanding debt in connection with the acquisition of Cameron Station and Azalea Park.

 Cameron Station

  A 6% fixed rate mortgage note securing a $14,500,000 tax-exempt bond issue was assumed by the Company in connection with the acquisition of Cameron Station on December 19, 1995. The mortgage note, which is secured by the property, provides for monthly interest payments with the amount of the bonds due at maturity on June 1, 2007.

  The Company's assumption of this mortgage note did not provide for any modification to the original terms, therefore, interest expense incurred prior to the Company's assumption is representative of future interest expense. Accordingly, interest expense of $652,500 is recognized in the accompanying combined Historical Summary.

 Azalea Park

  A 12.76% mortgage note securing a $15,500,000 tax-exempt bond issue was assumed by the Company in connection with the acquisition of Azalea Park on November 9, 1995. The mortgage note, which is secured by the property, provides for monthly interest payments with the principal amount of the bonds due at maturity on February 1, 2008.

  The Company intends to include this bond issue in its existing credit enhancement agreement which will result in a reduction to the 12.76% interest rate. On a continuing basis, the interest expense incurred will differ from the amounts incurred prior to the Company's assumption of the debt. Accordingly, no interest expense is recognized in the accompanying combined Historical Summary.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Security Capital Atlantic Incorporated

  We have audited the accompanying combined Historical Summary of Gross Income and Direct Operating Expenses (the Historical Summary) of the Group C Properties described in Note 1 for the year ended December 31, 1995. This combined Historical Summary is the responsibility of the Group C Properties' management. Our responsibility is to express an opinion on this combined Historical Summary based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined Historical Summary. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Security Capital Atlantic Incorporated as described in the accompanying
Note 1 of the combined Group C Properties and is not intended to be a complete presentation of the income and expenses of the combined Group C Properties.

  In our opinion, the combined Historical Summary of Gross Income and Direct Operating Expenses referred to above presents fairly, in all material respects, the combined gross income and direct operating expenses as described in Note 1 of the combined Group C Properties for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

West Palm Beach, Florida
April 26, 1996

                     SECURITY CAPITAL ATLANTIC INCORPORATED
                               GROUP C PROPERTIES

                      COMBINED HISTORICAL SUMMARY OF GROSS
                      INCOME AND DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1995

      Gross income:
        Rental...................................................... $5,760,923
        Other.......................................................    114,949
                                                                     ----------
          Total gross income........................................  5,875,872
                                                                     ----------
      Direct operating expenses:
        Utilities and other property operating expenses.............  1,279,237
        Real estate taxes...........................................    615,907
        Repairs and maintenance.....................................    783,851
        Management fees.............................................    228,903
        Advertising.................................................     88,289
        Insurance...................................................     47,163
                                                                     ----------
          Total direct operating expenses...........................  3,043,350
                                                                     ----------
      Excess of gross income over direct operating expenses......... $2,832,522
                                                                     ==========


                            See accompanying notes.

                    SECURITY CAPITAL ATLANTIC INCORPORATED
                              GROUP C PROPERTIES

                 NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS
                     INCOME AND DIRECT OPERATING EXPENSES

                               DECEMBER 31, 1995

1. ORGANIZATION AND BASIS OF PRESENTATION

  The combined Historical Summary of Gross Income and Direct Operating Expenses (the Historical Summary) for the year ended December 31, 1995, relates to the operations of the following Group C Properties which were acquired from unaffiliated parties by Security Capital Atlantic Incorporated (the Company) between January 1, 1996 and April 29, 1996:

      ACQUISITION DATE PROPERTY NAME            LOCATION          ACQUISITION COST
      ---------------- -------------   -------------------------- ----------------
                                                                     (IN 000S)
      April 10, 1996   Cameron at      Charlotte, North Carolina      $ 8,000
                       Hickory
                       Grove
                       (formerly
                       Esprit)
      April 22, 1996   Park Place      Coral Springs, Florida          14,355
                       at Turtle
                       Run
                       (formerly
                       Park
                       Place)
                       Paces
      April 22, 1996   Court           Greenville, South Carolina      11,007

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of the Company. The combined Historical Summary is not intended to be a complete presentation of combined income and expenses of the Group C Properties for the year ended December 31, 1995, as certain costs such as depreciation, amortization, certain mortgage interest, professional fees and other costs not directly related to the future operations of the Group C Properties have been excluded. These costs are not considered to be direct operating expenses.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

  Rental income from leasing activities consist of lease payments earned from tenants under lease agreements with terms of one year or less.

Capitalization Policy

  Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

Advertising Expense

  The cost of advertising is expensed as incurred.

Use of Estimates

  The preparation of the combined Historical Summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined Historical Summary and accompanying notes. Actual results could differ from those estimates.

3. RELATED PARTY TRANSACTIONS

  Management fees of $228,903 were paid to affiliates of the prior owners under property management contracts.

4. DEBT ASSUMPTION

  During 1995, the Cameron at Hickory Grove Apartments secured an 8.75%, interest-only mortgage note with a balance of $6,660,000. The Company assumed this mortgage note on April 10, 1996 in connection with the acquisition of the property. Substantial modifications in the terms of the note were made prior to the assumption by the Company. Therefore, on a continuing basis, the interest expense incurred will differ from the amounts incurred prior to the Company's assumption of the debt. Accordingly, no interest expense is recognized in the accompanying combined Historical Summary.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THE PROSPECTUS (OF WHICH THIS APPENDIX A FORMS A PART) + +SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY + +NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH +
+OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR        +
+QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                                                      APPENDIX A

                   SUBJECT TO COMPLETION DATED JUNE 28, 1996

                   HOMESTEAD VILLAGE PROPERTIES INCORPORATED

                                  -----------

  This Appendix A is a part of the Prospectus of Security Capital Atlantic Incorporated ("ATLANTIC") to which this Appendix A is attached. This Appendix A also constitutes part of the Prospectus of Homestead Village Properties Incorporated ("Homestead") in connection with the distribution (the "Distribution") by Security Capital Pacific Trust ("PTR") and ATLANTIC of all of the shares of Common Stock, $0.01 par value per share, of Homestead (the "Homestead Common Stock"), and warrants to purchase shares of Homestead Common Stock (the "Homestead Warrants" and, together with the Homestead Common Stock, the "Homestead Securities") owned by them. The Distribution will result in all of the Homestead Securities issuable to PTR and ATLANTIC in connection with the Transaction (as hereafter defined) being distributed to holders of PTR common shares of beneficial interest, $1.00 par value per share (the "PTR Common Shares"), and holders of shares of ATLANTIC common stock, $0.01 par value per share (the "ATLANTIC Common Stock"), as of the record date to be established for the Distribution (the "Distribution Record Date").

  There has been no public trading market for the shares of Homestead Common Stock or the Homestead Warrants. Homestead will apply for quotation of the Homestead Common Stock and the Homestead Warrants on the Nasdaq Stock Market (National Market), although no assurance can be given that such application will be approved.

  SEE "RISK FACTORS" AT PAGE A-7 OF THIS APPENDIX A FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF HOMESTEAD SECURITIES.

                                  -----------

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROSPECTUS (OF WHICH THIS APPENDIX A FORMS A PART) HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION,  NOR  HAS  THE
 SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS (OF WHICH THIS APPENDIX A FORMS A PART). ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

 THE ATTORNEY GENERAL  OF THE STATE OF NEW YORK HAS NOT PASSED  ON OR ENDORSED
   THE  MERITS OF  THIS  OFFERING.  ANY REPRESENTATION  TO  THE CONTRARY  IS
     UNLAWFUL.

                                  -----------

               The date of this Appendix A is            , 1996.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY...................................................................   A-2
RISK FACTORS..............................................................   A-7
  Significant Influence of Principal Shareholder..........................   A-7
  Limited Operating History...............................................   A-7
  Risks of Borrowing......................................................   A-7
  General Real Estate Investment Risks....................................   A-8
  Development Risks.......................................................   A-8
  Risks Associated with Rapid Growth......................................   A-9
  Risks Associated with the Lodging Industry..............................   A-9
  Competition in the Lodging Industry.....................................   A-9
  Need for Additional Capital.............................................   A-9
  Impact of Environmental Regulations.....................................  A-10
  Government Regulation and Compliance with Americans with Disabilities
   Act....................................................................  A-10
  Losses in Excess of Insurance Coverage..................................  A-10
  Reliance on Key Personnel...............................................  A-11
  Limitations on Changes in Control.......................................  A-11
  Absence of Prior Public Market..........................................  A-12
  Shares Eligible for Future Sale.........................................  A-12
  Absence of Dividends....................................................  A-13
DIVIDEND POLICY...........................................................  A-13
CAPITALIZATION............................................................  A-14
HOMESTEAD PRO FORMA SELECTED FINANCIAL INFORMATION........................  A-15
PTR-HOMESTEAD VILLAGE GROUP SELECTED FINANCIAL INFORMATION................  A-16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF PTR-HOMESTEAD VILLAGE GROUP................................  A-17
  Overview................................................................  A-17
  Environmental Matters...................................................  A-17
  Liquidity and Capital Resources.........................................  A-17
  Results of Operations...................................................  A-17
ATLANTIC-HOMESTEAD VILLAGE GROUP SELECTED FINANCIAL INFORMATION...........  A-19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF ATLANTIC-HOMESTEAD VILLAGE GROUP...........................  A-20
  Overview................................................................  A-20
  Environmental Matters...................................................  A-20
  Liquidity and Capital Resources.........................................  A-20
  Results of Operations...................................................  A-20
SCG-HOMESTEAD VILLAGE GROUP SELECTED FINANCIAL INFORMATION................  A-21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF SCG-HOMESTEAD VILLAGE GROUP................................  A-22
  Overview................................................................  A-22
  Liquidity and Capital Resources.........................................  A-22
  Results of Operations...................................................  A-22

                                                                            PAGE
                                                                            ----
BUSINESS................................................................... A-23
  Objectives............................................................... A-23
  History.................................................................. A-24
  The Facilities........................................................... A-25
  Growth and Development Strategy.......................................... A-26
  Operating Strategy....................................................... A-27
  Homestead Village Properties............................................. A-28
  Administrative Services Agreement........................................ A-28
  Industry Overview........................................................ A-29
  Competition.............................................................. A-30
  Environmental Matters.................................................... A-31
  Governmental Regulation.................................................. A-31
  Trademarks............................................................... A-32
  Insurance................................................................ A-32
  Employees................................................................ A-32
  Legal Proceedings........................................................ A-32
MANAGEMENT................................................................. A-32
  Directors and Executive Officers......................................... A-32
  Other Officers of Homestead.............................................. A-34
  Management Philosophy.................................................... A-36
  Management Compensation.................................................. A-36
  Stock Option Plan........................................................ A-37
RELATIONSHIP WITH SECURITY CAPITAL GROUP INCORPORATED...................... A-38
CERTAIN RELATIONSHIPS AND TRANSACTIONS..................................... A-38
  Protection of Business Agreement......................................... A-38
  SCG Investor Agreement................................................... A-39
  Funding Commitment Agreements............................................ A-40
  ATLANTIC and PTR Investor Agreements..................................... A-41
  Escrow Agreement......................................................... A-41
  Finder's Agreements...................................................... A-42
PRINCIPAL SHAREHOLDERS..................................................... A-43
DESCRIPTION OF HOMESTEAD SECURITIES........................................ A-44
  General.................................................................. A-44
  Homestead Common Stock................................................... A-44
  Preferred Stock.......................................................... A-45
  Purchase Rights.......................................................... A-45
  Homestead Warrants....................................................... A-47
  Convertible Mortgage Notes............................................... A-47
CERTAIN PROVISIONS OF MARYLAND LAW AND OF HOMESTEAD'S CHARTER AND BYLAWS... A-50
  Classification of the Homestead Board.................................... A-50
  Business Combinations.................................................... A-50
  Control Share Acquisitions............................................... A-51
  Advance Notice Provisions................................................ A-51
SHARES AVAILABLE FOR FUTURE SALE........................................... A-52
INDEPENDENT PUBLIC ACCOUNTANTS AND EXPERTS................................. A-52
ADDITIONAL INFORMATION..................................................... A-53
INDEX TO HOMESTEAD FINANCIAL STATEMENTS....................................  F-1

                                    SUMMARY

  The following summary is qualified in its entirety by the detailed information appearing elsewhere in the ATLANTIC Prospectus, including this Appendix A. Shareholders are urged to review the entire ATLANTIC Prospectus and this Appendix and the Annexes thereto. All references to Homestead Village Properties Incorporated's operations include PTR, ATLANTIC and Security Capital Group Incorporated ("SCG") operations with respect to Homestead Village(R) properties. Homestead Village(R) is a registered trademark of SCG, which will be assigned to Homestead as a part of the Transaction. The term "Homestead Village" as used herein shall include a reference to such registered trademark.

                   HOMESTEAD VILLAGE PROPERTIES INCORPORATED

  The first Homestead Village facility was opened in 1992 by PTR, which since then has built and placed into operation 26 additional Homestead Village facilities. Homestead was organized in January 1996 to continue the operations of PTR, ATLANTIC and SCG with respect to their respective moderate priced, extended-stay lodging facilities. Homestead will develop, own and manage moderate priced, extended-stay lodging facilities designed to appeal to value-conscious customers on temporary assignment, undergoing relocation or in training. PTR's stabilized Homestead Village facilities have produced annual returns (based on funds from operations over actual investment cost) in excess of 14% for 1994 and 1995. No assurance can be given that Homestead will be able to achieve or sustain such returns in the future.

  The objective of Homestead is to be the preeminent developer, owner and national operator focused on the moderate priced, extended-stay lodging business. Homestead expects to achieve this objective by:

  . participating in high growth markets;

  . exercising investment discipline based on research; and

  . employing a consistent high quality service standard to property operations.

  Homestead currently operates 27 facilities, has begun construction of six additional facilities and has an additional 47 properties in pre-development planning. The term "in pre-development planning" means developments owned or under control (land which is under control through contingent contract) with construction anticipated to commence within 12 months. Homestead's facilities are designed and built to uniform plans developed by Homestead. Homestead expects to have a total of 31 facilities operational and 41 facilities under construction by the end of 1996 and plans to continue an active development program thereafter. Homestead's plans call for the average facility to have approximately 136 extended-stay rooms and take approximately eight to ten months to construct.

  The average length of stay for a customer is in excess of four weeks. For the quarter ended March 31, 1996, average economic occupancy and average weekly rate for stabilized properties was 87% and $217 per week, respectively. Homestead categorizes its operating properties (which include all properties not in development) as either "stabilized" or "pre-stabilized." The term "stabilized" means that development and initial marketing of properties has been completed and in effect for a sufficient period of time to achieve market rates and market occupancy. All properties have been newly developed by Homestead.

  Homestead believes that it is distinguished from its competitors in the moderate priced, extended-stay lodging business in several respects.

  . Homestead has been developing and operating moderate priced, extended-stay facilities since 1992. It has in place a staff of 66 professionals who have substantial experience in the real estate and lodging industries and has 318 site-level employees. Most of these individuals were previously employed by affiliates of SCG which operated and managed the Homestead Village properties on behalf of PTR and ATLANTIC in similar capacities to those they will have with Homestead.

  . Homestead currently operates 27 facilities in seven cities and will operate nationally. It expects to have 31 facilities in eight cities operating by the end of 1996.

  . Homestead has access to substantial financing through (i) the Funding
    Commitment Agreements with PTR and ATLANTIC (described herein), under which PTR and ATLANTIC have agreed to provide funding of $133 million and $111 million, respectively, and to receive convertible mortgage notes in respect thereof and (ii) the Investor Agreement with SCG (described herein) under which SCG has agreed to exercise upon notice from Homestead all of the Homestead Warrants it will receive directly and indirectly as part of the Transaction with an aggregate exercise price of approximately $51 million. This access to capital should provide Homestead with sufficient capital to fund its national development program through mid-1997 without having to seek additional external financing.

  . Homestead is affiliated with SCG, which will be the principal shareholder of Homestead and will be entitled to representation on the board of directors of Homestead (the "Homestead Board"). Homestead will be self-managed but will have access to various services which SCG offers to its real estate affiliates, including payroll and tax services, data processing and other computer services, human resources, research, insurance administration services, cash management and legal support. These and other services will be available to Homestead under an Administrative Services Agreement (described herein). Homestead believes that it can purchase these services from SCG at a price which would be less expensive than hiring the necessary personnel to perform these services, and that the level of services SCG can provide would be higher than Homestead could provide internally due to SCG's large, experienced staff and economies of scale.

  Homestead was formed in 1996 as a Maryland corporation and will operate as a Subchapter C corporation. Its executive offices are located at 125 Lincoln Avenue, Santa Fe, New Mexico 87501 and its telephone number is (505) 982-9292.

                                THE TRANSACTION

  Assuming that the conditions to the Merger and Distribution Agreement, dated as of May 21, 1996 (the "Merger Agreement" and, collectively with all of the transactions contemplated thereby and the Distribution, the "Transaction"), among PTR, ATLANTIC, SCG and Homestead, have been satisfied or waived, each of PTR, ATLANTIC and SCG will contribute, through a series of merger transactions (the "Mergers"), all of their respective assets related to Homestead Village properties in return for shares of Homestead Common Stock as follows:

  . PTR will contribute 54 properties (or the rights to acquire such properties) to Homestead in exchange for 9,485,727 shares of Homestead Common Stock.

  . ATLANTIC will contribute 26 properties (or the rights to acquire such properties) to Homestead in exchange for 4,201,220 shares of Homestead Common Stock. Pursuant to the Merger Agreement, ATLANTIC will provide an estimated cash payment of $18.6 million to Homestead at the date of the closing of the Mergers (the "Closing Date"). This payment is required because ATLANTIC's Homestead Village properties are in earlier stages of development than PTR's Homestead Village properties, therefore ATLANTIC has not funded the same percentage of total costs as PTR. This payment also assures that ATLANTIC receives all of its shares of Homestead Common Stock at the Closing Date rather than being received in smaller increments over time as funds are expended for Homestead Village properties contributed by ATLANTIC.

  . SCG will contribute to Homestead its anticipated future cash flows from the PTR and ATLANTIC real estate investment trust ("REIT") management agreements and property management agreements relating to the Homestead Village properties in exchange for 4,062,788 shares of Homestead Common Stock of which 2,243,038 shares will be placed in escrow and released as funds are advanced under the Funding Commitment Agreements. In addition, SCG will contribute the Homestead Village trademark and the operating system. No separate consideration was attributed to the Homestead Village trademark or the operating system, as the trademark and the operating system would be necessary to achieve the anticipated fees. There are additional Homestead Village facilities which are in early stages of planning, but which are not owned or under control and are not included in the 80 facilities which will be contributed in the Transaction, and are being planned outside the target markets of PTR or ATLANTIC by SCG with its own funds. SCG will contribute the rights to certain properties to Homestead for no additional consideration.

  . Simultaneous with the transactions described above, PTR and ATLANTIC will receive 6,363,789 and 2,818,517 Homestead Warrants, respectively, in exchange for their entering into the Funding Commitment Agreements. Each Homestead Warrant is exercisable at $10.00 per share and expires one year after the Closing Date.

  . Pursuant to the applicable Funding Commitment Agreement, PTR and ATLANTIC have agreed to provide funding of $133 million and $111 million, respectively, and to receive convertible mortgage notes in respect thereof. These notes will have a term of approximately ten years, bear interest at 9% per year, will not be callable for five years and will be convertible at the option of ATLANTIC or PTR, as the case may be, into shares of Homestead Common Stock after March 31, 1997 on the basis of one share of Homestead Common Stock for every $11.50 of principal amount outstanding, subject to adjustment. The PTR mortgage loans and ATLANTIC mortgage loans will be used to finance the acquisition and development properties contributed by PTR and ATLANTIC, respectively. In addition, PTR subsidiaries currently have $77,289,000 in convertible mortgage loans with PTR which will be assumed by Homestead at the Closing Date. These loans have substantially the same terms as the mortgage loans described above. If all such mortgage loans were made and converted, an additional 19,246,402 and 8,524,215 shares of Homestead Common Stock would be issued to PTR and ATLANTIC, respectively.

  . SCG will receive 817,694 Homestead Warrants in exchange for providing funding to Homestead during the time between the execution of the Merger Agreement and the Closing Date and the use of office facilities for one year.

  . The relative percentage ownership interests of PTR, ATLANTIC and SCG in Homestead, giving effect to the issuance of the Homestead Common Stock at the Closing Date, the exercise of all Homestead Warrants and the conversion of all mortgage loans outstanding and which could be made under the Funding Commitment Agreements, would be 63.21%, 28.00% and 8.79%, respectively. These percentages are different than the relative percentage ownership interests described elsewhere because the convertible mortgage loans issuable to PTR and ATLANTIC have a conversion price of $11.50 per share rather than the $10.00 per share used in calculating the original issuance of the Homestead Common Stock.

  . After giving effect to the distribution of the Homestead Securities by PTR and ATLANTIC, the exercise of all Homestead Warrants and the conversion of all mortgage loans and the subsequent distribution of the Homestead Common Stock issuable upon such conversion to the shareholders of PTR and ATLANTIC, SCG would own approximately 51.4% of the outstanding Homestead Common Stock.

                                THE DISTRIBUTION

  The shares of Homestead Common Stock and Homestead Warrants being distributed hereby are being issued in connection with the Distribution by PTR and ATLANTIC of all of the Homestead Securities owned by them to their respective shareholders. Set forth below is a summary of the number of shares of Homestead Common Stock and Homestead Warrants being issued in connection with the Transaction.

Homestead Common Stock...................................... 17,749,735 shares
Homestead Warrants.......................................... 10,000,000 warrants
Fully Exercised and Converted(1)............................ 55,520,352 shares

- --------
(1) Assumes the exercise of all 10,000,000 Homestead Warrants and conversion of the outstanding $77,289,000 principal amount of convertible mortgage loans and $242,073,091 principal amount of convertible mortgage loans issuable pursuant to the Funding Commitment Agreements.

               HOMESTEAD PRO FORMA SUMMARY FINANCIAL INFORMATION

  The following table sets forth certain unaudited selected pro forma condensed consolidated financial information for Homestead after giving effect to the Transaction, as if it had been consummated, with respect to statements of operations data, as of January 1, 1995, or, with respect to balance sheet data, as of the date presented. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the historical balance sheet and the notes thereto and unaudited pro forma condensed consolidated financial data and the notes thereto appearing elsewhere in this Appendix A. The unaudited selected pro forma condensed consolidated financial data have been included for comparative purposes only and do not purport to be indicative of the results of operations or financial position which actually would have been obtained if the Transaction had been effected at the dates indicated or of the financial position or results of operations which may be obtained in the future. See "Homestead Pro Forma Selected Financial Information" and "Homestead Pro Forma Financial Statements".

                                                              PRO FORMA
                                                      -------------------------
                                                      THREE MONTHS
                                                         ENDED      YEAR ENDED
                                                       MARCH 31,   DECEMBER 31,
                                                          1996         1995
                                                      ------------ ------------
                                                        (DOLLARS IN THOUSANDS
                                                       EXCEPT PER SHARE DATA)
OPERATIONS SUMMARY:
  Room Revenue....................................... $     6,753  $    18,337
  Total Revenue......................................       6,874       18,721
  Property Operating Expenses........................       2,946        7,600
  Corporate Operating Expenses.......................       2,000        6,188
  EBITDA(1)..........................................       1,928        4,933
  Net Income (Loss)..................................          48         (937)
PER SHARE DATA:
  EBITDA(1).......................................... $      0.11  $      0.28
  Net Income (Loss)..................................        .003        (.053)
  Net Book Value..................................... $      8.55          N/A
  Weighted Average Number of Shares of Homestead
   Common Stock Outstanding..........................  17,749,735   17,749,735
                                                       PRO FORMA
                                                       MARCH 31,
                                                          1996
                                                      ------------
                                                      (DOLLARS IN
                                                       THOUSANDS)
FINANCIAL POSITION:
  Property and Equipment, net........................ $   156,988
  Total Assets.......................................     211,538
  Convertible Mortgage Notes Payable.................      51,563
  Total Liabilities..................................      59,766
  Shareholders' Equity............................... $   151,772
  Common Stock Outstanding...........................  17,749,735

- --------
(1) EBITDA means operating income before mortgage and other interest, income taxes, depreciation and amortization. EBITDA does not represent cash generated from operating activities in accordance with GAAP, is not to be considered as an alternative to net income or any other GAAP measurement as a measure of operating performance and is not necessarily indicative of cash available to fund cash needs. Homestead has included EBITDA herein because Homestead believes that it is one measure used by certain investors to determine operating cash flow.

                                 RISK FACTORS

  Holders of Homestead Securities should consider carefully the specific factors set forth below as well as the other information contained in the ATLANTIC Prospectus, as appropriate, including this Appendix A.

SIGNIFICANT INFLUENCE OF PRINCIPAL SHAREHOLDER

  SCG beneficially owns approximately 37.9% of the issued and outstanding PTR Common Shares and 66.5% of the issued and outstanding shares of ATLANTIC Common Stock. Immediately after completion of the Mergers, SCG is expected to beneficially own 4,062,788 shares of Homestead Common Stock of which 2,243,038 shares of Homestead Common Stock will be held in escrow and released to SCG as funding is made by ATLANTIC and PTR under their Funding Commitment Agreements. See "Certain Relationships and Transactions--Escrow Agreement". As a result of the distribution by PTR and ATLANTIC to their respective shareholders, SCG expects to beneficially own an additional 3,595,091 and 2,793,811 shares of Homestead Common Stock, respectively, for a total of 10,451,690 shares of Homestead Common Stock or approximately 58.9% of the outstanding shares of Homestead Common Stock. SCG will also own Homestead Warrants to acquire an additional 5,103,884 shares of Homestead Common Stock. Through its beneficial ownership of Homestead Common Stock, it is expected that SCG will control 58.9% of the vote on all matters submitted for Homestead shareholder action. SCG may, over time, dispose of some of the shares of Homestead Common Stock it acquires in the Transaction to reduce its beneficial ownership in Homestead to below 50%. In addition, pursuant to an Investor Agreement between SCG and Homestead, SCG has agreed to exercise at the request of Homestead all Homestead Warrants it receives in the Transaction. In exchange for its agreement to exercise Homestead Warrants, Homestead has granted SCG the right, among other things, to nominate up to two directors to the Homestead Board, depending upon SCG's level of ownership of shares of Homestead Common Stock, and to be consulted on certain business decisions made by Homestead. In addition, pursuant to Investor Agreements with PTR and ATLANTIC, each of PTR and ATLANTIC will have the right to nominate one director to the Homestead Board. See "Certain Relationships and Transactions--PTR and ATLANTIC Investor Agreements" and "--SCG Investor Agreement".

LIMITED OPERATING HISTORY

  Although the first Homestead Village property was opened in 1992, Homestead has a limited operating history as a separate entity upon which investors may evaluate Homestead's performance. There can be no assurance that Homestead will be profitable in the future.

RISKS OF BORROWING

  As of the Closing Date, Homestead will assume approximately $77 million of indebtedness secured by convertible mortgages on Homestead's properties and various accounts and other assets. Homestead will incur additional debt (including up to approximately $242 million of additional convertible mortgages from PTR and ATLANTIC) from time to time, including construction loans to finance the construction of extended-stay lodging facilities and future acquisitions of land for development. The obligations under the mortgage loans with PTR and ATLANTIC and the terms thereof, including the maturity date and interest rate, have been fixed as of the date of the Merger Agreement. There can be no assurance that Homestead could not obtain better terms for such mortgage loans, if the terms were to be determined on the date a mortgage loan is made to Homestead. In addition, leverage increases the risks to Homestead of any variations in its results of operations, construction cost overruns, or any other factors affecting its cash flow or liquidity. In addition, Homestead's interest costs could increase as the result of general market increases in interest rates because Homestead expects to enter into a revolving credit facility which will bear interest at floating rates. See "Description of Other Indebtedness".

GENERAL REAL ESTATE INVESTMENT RISKS

  Real property investments are subject to varying degrees of risk. Real estate cash flows and values are affected by a number of factors, including changes in the general economic climate, local conditions (such as an oversupply of extended-stay properties or a reduction in rental demand in an area), the quality and philosophy of management, competition from other available extended-stay properties, the ability of the owner to provide adequate maintenance and insurance and to control operating costs. Although Homestead seeks to minimize these risks through its market research and asset management capabilities, these risks cannot be eliminated entirely. Real estate cash flows and values are also affected by such factors as government regulations, including zoning and tax laws, interest rate levels, the availability of financing and potential liability under, and changes in, environmental and other laws.

  Equity real estate investments are relatively illiquid and therefore may tend to limit the ability of Homestead to react promptly to changes in economic or other conditions. In addition, certain significant expenditures associated with equity investments (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investments. There can be no assurance that Homestead will be able to dispose of an investment when it finds disposition advantageous or necessary or that the sale price of any disposition will recoup or exceed the amount of Homestead's investment.

DEVELOPMENT RISKS

  Homestead intends to grow by developing additional company-owned moderate priced, extended-stay lodging facilities. Development involves substantial risks, including the risk that development costs will exceed budgeted or contracted amounts, the risk of delays in completion of construction, the risk of failing to obtain all necessary zoning and construction permits, the risk that financing might not be available on favorable terms, the risk that developed properties will not achieve desired revenue or profitability levels once opened, the risk of competition for suitable development sites from competitors which have greater financial resources than Homestead, the risks of incurring substantial costs in the event a development project must be abandoned prior to completion, changes in governmental rules, regulations, and interpretations (including interpretations of the requirements of the Americans with Disabilities Act of 1990 (the "ADA")), and general economic and business conditions. Although Homestead intends to manage development to reduce such risks, there can be no assurance that present or future developments will perform in accordance with Homestead's expectations. Homestead currently has six facilities under construction, expects to have 41 facilities under construction at the end of 1996 and plans to continue an active development program thereafter. All construction will be performed by third party general contractors overseen by Homestead's development group. Under the Funding Commitment Agreements with PTR and ATLANTIC, if there are cost overruns Homestead must complete the development of each property funded by PTR or ATLANTIC consistent with the development plans for such project with its own funds. There can be no assurance, however, that Homestead will complete the development and construction of the facilities, or that any such developments will be completed in a timely manner or within budget.

RISKS ASSOCIATED WITH RAPID GROWTH

  Homestead's rapid development plans will require the implementation of enhanced operational and financial systems and will require additional management, operational, and financial resources. For example, Homestead will be required to recruit and train property managers and other personnel for each new lodging facility as well as additional accounting personnel. There can be no assurance that Homestead will be able to manage its expanding operations effectively. The failure to implement such systems and add such resources on a cost-effective basis could have a material adverse effect on Homestead's results of operations and financial condition.

RISKS ASSOCIATED WITH THE LODGING INDUSTRY

  The moderate priced, extended-stay segment of the lodging industry, in which Homestead operates, may be adversely affected by changes in national or local economic conditions and other local market conditions, such as an oversupply of hotel space or a reduction in demand for hotel space in a geographic area, changes in travel patterns, extreme weather conditions, changes in governmental regulations which influence or determine wages, prices, or construction costs, changes in interest rates, the availability of financing for operating or capital needs, and changes in real estate tax rates and other operating expenses. Homestead's principal assets will consist of real property, and real estate values are sensitive to changes in local market and economic conditions and to fluctuations in the economy as a whole. In addition, due in part to the strong correlation between the lodging industry's performance and economic conditions, the lodging industry is subject to cyclical changes in revenue and profits. These risks may be exacerbated by the relatively illiquid nature of real estate holdings. The ability of Homestead to vary its portfolio in response to changes in economic and other conditions will be limited. There can be no assurance that downturns or prolonged adverse conditions in real estate or capital markets or in national or local economies, and the inability of Homestead to dispose of an investment when it finds disposition to be advantageous or necessary, will not have a material adverse impact on Homestead.

COMPETITION IN THE LODGING INDUSTRY

  There is no single competitor or small number of competitors of Homestead that is or are dominant in the moderate priced, extended-stay lodging market. Competition in the U.S. lodging industry is based generally on convenience of location, price, range of services and guest amenities offered, and quality of customer service. Homestead considers the reasonableness of its room rates, the location of its lodging facilities, and the services and the guest amenities provided by it to be among the most important factors in its business. Demographic or other changes in one or more of Homestead's markets could impact the convenience or desirability of the sites of certain lodging facilities, which would adversely affect their operations. Further, there can be no assurance that new or existing competitors will not significantly lower rates or offer greater convenience, services, or amenities or significantly expand or improve facilities in a market in which Homestead's facilities compete, thereby adversely affecting Homestead's operations. There have been a number of recent announcements indicating that a substantial number of competitors intend to enter the moderate priced or economy extended-stay lodging market, which could adversely affect Homestead's business. See "Business--Competition".

NEED FOR ADDITIONAL CAPITAL

  PTR and ATLANTIC have agreed to make convertible mortgage loans to Homestead to develop the properties being contributed by them (see "Certain Relationships and Transactions--Funding Commitment Agreements") and SCG has agreed to exercise at the request of Homestead all of its Homestead Warrants which it will receive in the Transaction. Homestead anticipates that the proceeds from the loans and exercise of warrants will provide sufficient capital for its operations through mid-1997. Thereafter, Homestead may need to procure additional financing over time, the amount of which will depend on a number of factors including the number of properties Homestead constructs and the cash flow generated by its properties. If additional financing is needed, there can be no assurance regarding the availability or terms of such financing Homestead may be able to procure over time. Any future debt financings or issuances of preferred stock by Homestead will be senior to the rights of the holders of Homestead Common Stock, and any future issuances of Homestead Common Stock will result in the dilution of the then existing shareholders' proportionate equity interests in Homestead. Although Homestead is unable to quantify its needs for additional financing, such needs will depend upon a number of factors, including the pace of Homestead's development activities and its ability to generate cash from operations.

IMPACT OF ENVIRONMENTAL REGULATIONS

  Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. The costs of such removal or remediation of such substances could be substantial. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such hazardous or toxic substances. The presence of such substances may adversely affect the owner's ability to sell or rent such real estate or to borrow using such real estate as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for the release of asbestos containing materials into the air, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injuries associated with such materials, and prescribe specific methods for the removal and disposal of such materials. Homestead has not been notified by any governmental authority of any non-compliance, liability, or other claim in connection with any of the properties currently owned or being acquired, and Homestead is not aware of any environmental condition with respect to any of the properties, which is likely to be material. Homestead has subjected each of its properties to a Phase I environmental site assessment ("Phase I Survey") (which does not involve invasive procedures such as soil sampling or ground water analysis) by independent consultants. While some of these assessments have led to further investigation and sampling, none of the environmental assessments has revealed, nor is Homestead aware of, any environmental liability (including asbestos related liability) that management believes would have a material adverse effect on Homestead's business, financial condition or results of operations. No assurance can be given, however, that these assessments and investigations reveal all potential environmental liabilities, that no prior owner or operator created any material environmental condition not known to Homestead or the independent consultants or that future uses and conditions (including, without limitation, resident actions or changes in applicable environmental laws and regulations) will not result in the imposition of environmental liabilities.

GOVERNMENT REGULATION AND COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

  The lodging industry is subject to numerous federal, state and local government regulations including those relating to building and zoning requirements. Also, Homestead is subject to laws governing its relationships with employees, including minimum wage requirements, overtime, working conditions and work permit requirements. An increase in the minimum wage rate, employee benefit costs or other costs associated with employees could adversely impact Homestead's results of operations or financial condition. In addition, in accordance with the provisions of the ADA, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While Homestead believes that its facilities are in compliance with these requirements, a determination that Homestead is not in compliance with the ADA could result in the imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the facilities, including changes to building codes and fire and life-safety codes, may occur. If Homestead were required to make substantial modifications at its facilities to comply with interpretations of the ADA or other changes in governmental rules and regulations, Homestead's financial condition and ability to develop new facilities could be materially adversely affected.

LOSSES IN EXCESS OF INSURANCE COVERAGE

  Homestead intends to maintain comprehensive insurance on each of its properties, including liability, fire, and extended coverage, in the types and amounts customarily obtained by an owner and operator in Homestead's industry. Nevertheless, there are certain types of losses, generally of a catastrophic nature, such as hurricanes, earthquakes, and floods, that may be uninsurable or not economically insurable. Homestead uses its discretion in determining amounts, coverage limits, and deductibility provisions of insurance, with a view to obtaining appropriate insurance on Homestead's properties at a reasonable cost and on suitable terms. This may result in insurance coverage that in the event of a loss would not be sufficient to pay the full current market value or current replacement value of Homestead's lost investment and the insurance proceeds received by Homestead might not be adequate to restore its economic position with respect to such property.

RELIANCE ON KEY PERSONNEL

  Homestead's success will depend to a significant extent upon the efforts and abilities of its senior management and key employees, particularly David C. Dressler, Jr., Chairman and President, John Patterson and Donald Schultz, each a Senior Vice President, and Gary DeLapp, a Vice President. The loss of the services of any of these individuals could have a material adverse effect upon Homestead. See "Management--Directors and Officers". Homestead does not have employment or consulting agreements with any of its officers nor does it carry key man life insurance on any of its officers.

LIMITATIONS ON CHANGES IN CONTROL

  SHAREHOLDER PURCHASE RIGHTS. On May 16, 1996, the Homestead Board declared a dividend of one preferred share purchase right (a "Purchase Right") for each share of Homestead Common Stock outstanding. Each Purchase Right entitles the holder under certain circumstances to purchase from Homestead one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Participating Preferred Shares"), at a price of $50.00 per one one-hundredth of a Participating Preferred Share, subject to adjustment. Purchase Rights are exercisable when a person or group of persons (other than SCG, PTR or ATLANTIC) acquires beneficial ownership of 20% or more of the outstanding shares of Homestead Common Stock or announces a tender offer for beneficial ownership of 25% or more of the outstanding shares of Homestead Common Stock. Under certain circumstances, each Purchase Right entitles the holder to purchase, at the Purchase Right's then current exercise price, a number of shares of Homestead Common Stock having a market value of twice the Purchase Right's exercise price. The acquisition of Homestead pursuant to certain mergers or other business transactions would entitle each holder to purchase, at the Purchase Right's then current exercise price, a number of the acquiring company's common shares having a market value at that time equal to twice the Purchase Right's exercise price. The Purchase Rights held by certain 20% shareholders (other than SCG, PTR or ATLANTIC) would not be exercisable. The Purchase Rights will expire in May 2006 and are subject to redemption in whole, but not in part, at a price of $0.01 per Purchase Right payable in cash, shares of Homestead Common Stock or any other form of consideration determined by the Homestead Board.

  The Purchase Rights may have certain anti-takeover effects, may have the effect of delaying, deferring or preventing a change in control of Homestead and may adversely affect the voting and other rights of shareholders. See "Description of Homestead Securities--Purchase Rights".

  PREFERRED SHARES. The Homestead charter (the "Homestead Charter") authorizes the Homestead Board to issue shares of preferred stock and to establish the preferences and rights of any shares of preferred stock so issued. See "Description of Homestead Securities--Preferred Stock". The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of Homestead even if a change in control were in the shareholders' interests.

  ADVANCE NOTICE PROVISIONS. For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, the Homestead Bylaws require such shareholder to deliver a notice to the Secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting setting forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, pursuant to Regulation 14A of the Securities Exchange Act of 1934 (the "Exchange Act");
(ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and
(iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder as it appears on Homestead's books and of such beneficial owner and (y) the number of shares of each class of Homestead Common Stock which are owned beneficially and of record by such shareholder and such beneficial owner, if any.

  CLASSIFIED BOARD. The Homestead Board has been divided into three classes. One class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1997, another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1998 and another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1999. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. Since at least two annual meetings will generally be required to effect a change in a majority of the Homestead Board, this provision could have the effect of delaying, deferring or preventing a change in control of Homestead even if a change in control were in the shareholders' interests.

  CERTAIN STATUTORY PROVISIONS. Homestead is subject to the Maryland General Corporation Law (the "MGCL"), which imposes certain restrictions and requires certain procedures with respect to the acquisition of certain levels of share ownership and business combinations, including combinations with interested shareholders. These provisions of the MGCL could have the effect of delaying, deferring or preventing a change in control of Homestead even if a change in control were in the shareholders' interest. Additionally, the Homestead Articles exempt SCG and its affiliates from these provisions, allowing SCG and its affiliates to take actions that other persons are prohibited from taking, which actions may not be in the best interests of the shareholders other than SCG. See "Certain Provisions of Maryland Law and of Homestead's Charter and Bylaws".

ABSENCE OF PRIOR PUBLIC MARKET

  Prior to the consummation of the Transaction, there will be no public market for the Homestead Securities. Application will be made to quote the Homestead Common Stock and the Homestead Warrants on the Nasdaq Stock Market (National Market). Although such quotation is a condition to closing of the Mergers, there can be no assurance that such application will be accepted or that, if accepted, an active trading market will develop. In addition, there can be no assurance of the price at which holders of the Homestead Common Stock or Homestead Warrants will be able to sell such Homestead Securities. From time to time, the stock market experiences significant price and volume volatility, which may affect the market price of the Homestead Common Stock or Homestead Warrants for reasons unrelated to Homestead's performance.

SHARES ELIGIBLE FOR FUTURE SALE

  Sales of a substantial number of shares of Homestead Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price for Homestead Common Stock. Upon completion of the Distribution, Homestead will have 17,749,735 shares of Homestead Common Stock outstanding. Except for shares issued to SCG, all such shares, as well as 10,000,000 shares issuable upon exercise of Homestead Warrants (other than those issued to SCG), may be sold in the public markets without limitation. Additionally, up to 6,720,783 shares of Homestead Common Stock may be issuable upon exercise of outstanding convertible mortgage notes and up to 21,049,834 shares of Homestead Common Stock may be issuable upon exercise of convertible mortgage notes to be issued pursuant to the Funding Commitment Agreements (described herein). All such shares of Homestead Common Stock may be sold in the public markets pursuant to registration rights or available exemptions from registration. See "Shares Available for Future Sale". No prediction can be made regarding the effect of future sales of Homestead Common Stock on the market price thereof.

ABSENCE OF DIVIDENDS

  Homestead intends to retain its earnings to finance its growth and for general corporate purposes and, therefore, does not anticipate paying any cash dividends in the foreseeable future. See "Dividend Policy".

                                DIVIDEND POLICY

  Homestead is a newly organized company. For Federal income tax purposes, Homestead is organized as a Subchapter C corporation rather than a real estate investment trust. As a result, it is under no obligation to distribute substantially all or any of its earnings to shareholders. The declaration and payment of dividends by Homestead are subject to the discretion of the Homestead Board. Any determination as to the payment of dividends will depend upon the results of operations, capital requirements and financial condition of Homestead and such other factors as the Homestead Board deems relevant. The Homestead Board intends to follow a policy of retaining earnings to finance Homestead's growth and for general corporate purposes and, therefore, does not anticipate paying any cash dividends in the foreseeable future.

                                CAPITALIZATION

  The following table sets forth the capitalization of Homestead as of March 31, 1996 and as adjusted to give effect to the Transaction. This table should be read in conjunction with the pro forma selected financial information, the historical Balance Sheet and Pro Forma Condensed Consolidated Balance Sheet of Homestead, and the related notes thereto contained elsewhere herein. See "Homestead Pro Forma Selected Financial Information" and "Index to Homestead Financial Statements".

                                ACTUAL        PRO FORMA
                               ---------     -------------
                               (DOLLARS IN THOUSANDS)
  Short-term notes payable....  $     --     $         --
  Convertible mortgage notes
   payable....................        --            51,563
  Shareholders' equity:
    Common Stock, par value
     $.01 per share, 1,000
     shares authorized
     (250,000,000 shares
     authorized pro forma);
     0 shares issued and
     outstanding (17,749,735
     shares issued and
     outstanding pro forma)...        -- (1)           177 (2)
    Additional paid-in
     capital/contributed
     capital..................        --           176,108
    Shares in escrow..........        --           (29,797)(3)
    Retained earnings.........        --             5,284
                                ---------    -------------
      Total shareholders'
       equity.................  $     --          $151,772 (2)
                                ---------    -------------
      Total capitalization....  $     --          $203,335 (4)
                                =========    =============

- --------
(1) Homestead was initially capitalized on April 18, 1996 in the amount of $1,000 in respect of the issuance of 1,000 shares.
(2) Does not include 10,000,000 shares of Homestead Common Stock issuable upon exercise of outstanding Homestead Warrants or any shares of Homestead Common Stock which may be issuable upon the conversion of any convertible mortgage notes payable.
(3) Reflects the shares of Homestead Common Stock to be issued to and held in escrow for SCG. As each property is funded under the Funding Commitment Agreements, the shares of Homestead Common Stock would be transferred to SCG.
(4) The total capitalization does not reflect the additional funding to be provided by PTR and ATLANTIC in the form of convertible mortgage notes pursuant to the Funding Commitment Agreements subsequent to the date of the Transaction. Therefore, the total capitalization as reflected in the pro forma above does not reflect the entire Transaction.

              HOMESTEAD PRO FORMA SELECTED FINANCIAL INFORMATION

  The following table sets forth certain unaudited pro forma selected condensed consolidated financial information for Homestead after giving effect to the Transaction, as if it had been consummated, with respect to statements of operations data, as of January 1, 1995, or, with respect to balance sheet data, as of the date presented. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the historical balance sheet and the notes thereto and unaudited pro forma condensed consolidated financial information and the notes thereto appearing elsewhere in this Appendix A. The unaudited selected pro forma condensed consolidated financial information have been included for comparative purposes only and do not purport to be indicative of the results of operations or financial position which actually would have been obtained if the Transaction had been effected at the dates indicated or of the financial position or results of operations which may be obtained in the future. See "Homestead Pro Forma Summary Financial Information" and "Homestead Pro Forma Financial Statements".

                                                              PRO FORMA
                                                      -------------------------
                                                      THREE MONTHS
                                                         ENDED      YEAR ENDED
                                                       MARCH 31,   DECEMBER 31,
                                                          1996         1995
                                                      ------------ ------------
                                                        (DOLLARS IN THOUSANDS
                                                       EXCEPT PER SHARE DATA)
OPERATIONS SUMMARY
  Room Revenue....................................... $     6,753  $    18,337
  Total Revenue......................................       6,874       18,721
  Property Operating Expenses........................       2,946        7,600
  Corporate Operating Expenses.......................       2,000        6,188
  EBITDA(1)..........................................       1,928        4,933
  Net Income (Loss)..................................          48         (937)
PER SHARE DATA:
  EBITDA(1).......................................... $      0.11  $      0.28
  Net Income (Loss)..................................        .003        (.053)
  Net Book Value..................................... $      8.55          N/A
  Weighted Average Number of Shares of Homestead
   Common Stock Outstanding..........................  17,749,735   17,749,735
                                                       PRO FORMA
                                                       MARCH 31,
                                                          1996
                                                      ------------
                                                      (DOLLARS IN
                                                       THOUSANDS)
FINANCIAL POSITION:
  Property and Equipment, net........................ $   156,988
  Total Assets.......................................     211,538
  Convertible Mortgage Notes Payable.................      51,563
  Total Liabilities..................................      59,766
  Shareholders' Equity............................... $   151,772
  Common Stock Outstanding...........................  17,749,735

- --------
(1) EBITDA means operating income before mortgage and other interest, income taxes, depreciation and amortization. EBITDA does not represent cash generated from operating activities in accordance with GAAP, is not to be considered as an alternative to net income or any other GAAP measurement as a measure of operating performance and is not necessarily indicative of cash available to fund cash needs. Homestead has included EBITDA herein because Homestead believes that it is one measure used by certain investors to determine operating cash flow.

  THE TRANSACTION DESCRIBED HEREIN INVOLVES THE SUBSIDIARIES OF PTR (THE "PTR-HOMESTEAD VILLAGE GROUP"), ATLANTIC (THE "ATLANTIC-HOMESTEAD VILLAGE GROUP") AND SCG (THE "SCG-HOMESTEAD VILLAGE GROUP") ENGAGED IN THE DEVELOPMENT, OWNERSHIP AND MANAGEMENT OF HOMESTEAD VILLAGE FACILITIES. SET FORTH BELOW ARE SELECTED FINANCIAL INFORMATION ON A COMBINED BASIS FOR SUCH HOMESTEAD RELATED SUBSIDIARIES PRESENTED SEPARATELY FOR EACH OF THE ABOVE ENTITIES. HOMESTEAD MANAGEMENT BELIEVES THAT PRESENTING SUCH INFORMATION ON A COMBINED BASIS RESULTS IN A MORE MEANINGFUL PRESENTATION THAN PRESENTING THE SEPARATE INFORMATION OF EACH SUBSIDIARY.

          PTR-HOMESTEAD VILLAGE GROUP SELECTED FINANCIAL INFORMATION

  The selected financial information set forth below has been derived from the historical combined financial statements of the PTR-Homestead Village Group. The financial information for the three-month periods is not necessarily indicative of results for subsequent periods or the full year. This selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of PTR-Homestead Village Group" and the historical combined financial statements and related notes thereto of the PTR-Homestead Village Group contained elsewhere herein.

                           THREE MONTHS
                          ENDED MARCH 31,         YEAR ENDED DECEMBER 31,
                         ------------------  -------------------------------------
                           1996      1995      1995      1994      1993     1992
                         --------  --------  --------  --------  --------  -------
                                        (DOLLARS IN THOUSANDS)
OPERATIONS SUMMARY:
  Room Revenue.......... $  6,753  $  3,359  $ 18,337  $  7,827  $  2,554  $   377
  Property Operating
   Expenses.............    3,446     1,458     8,618     3,606     1,302      254
  Corporate Operating
   Expenses.............      563       371     1,933     1,158       413       16
  Total Expenses........    5,829     2,766    15,852     7,018     2,204      367
  Net Income............    1,039       683     2,851       974       409       10
OTHER DATA:
  EBITDA(1)              $  2,859  $  1,620  $  8,152  $  3,228  $    898  $   107
  Net cash provided by
   (used in):
    Operating
     activities.........    2,264       200     6,019     2,381       599      374
    Investing
     activities.........  (16,724)  (10,480)  (48,116)  (35,474)  (15,751)  (7,007)
    Financing
     activities.........   15,495     9,985    43,065    33,832    15,275    6,699

                                                         DECEMBER 31,
                                      MARCH 31, -------------------------------
                                        1996      1995    1994    1993    1992
                                      --------- -------- ------- ------- ------
                                               (DOLLARS IN THOUSANDS)
FINANCIAL POSITION:
  Property and Equipment, net........ $120,871  $105,002 $59,099 $23,898 $6,972
  Total Assets.......................  126,390   108,965  60,866  24,921  7,076
  Current Liabilities................    6,742     5,850   3,667   2,529    367
  Intercompany Debt..................   11,185    80,144  45,131  19,290  5,123
  Convertible Mortgage Notes Payable.   77,289       --      --      --     --
  Total Liabilities..................   95,216    85,994  48,798  21,818  5,490
  Owners' Equity.....................   31,174    22,971  12,068   3,103  1,586

- --------
(1) EBITDA means operating income before mortgage and other interest, income taxes, depreciation and amortization. EBITDA does not represent cash generated from operating activities in accordance with GAAP, is not to be considered as an alternative to net income or any other GAAP measurement as a measure of operating performance and is not necessarily indicative of cash available to fund all cash needs. The PTR-Homestead Village Group has included EBITDA herein because the PTR-Homestead Village Group believes that it is one measure used by certain investors to determine operating cash flow.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                        OF PTR-HOMESTEAD VILLAGE GROUP

OVERVIEW

  The PTR-Homestead Village Group historical operating results reflect the growth and evolution of both the Homestead Village concept and the extended-stay lodging business as a whole. Since the first Homestead Village facility opened in 1992, the PTR-Homestead Village Group has developed an additional 26 properties in less than four years.

ENVIRONMENTAL MATTERS

  The PTR-Homestead Village Group is not aware of, nor does it expect, any environmental condition on its properties to have a material adverse affect upon its business, financial condition or results of operations.

LIQUIDITY AND CAPITAL RESOURCES

  From inception through March 31, 1996, PTR-Homestead Village Group invested $125.2 million for the acquisition and development of 36 Homestead Village properties, 23 of which are operating, seven of which are under construction and six of which are in pre-development planning. These investments have been financed through a combination of intercompany debt borrowed from PTR and contributed capital.

  At March 31, 1996, the PTR-Homestead Village Group expects to invest an additional $158.8 million for the acquisition, development and construction of 18 properties over the next two years. The foregoing transactions are subject to a number of conditions, and Homestead cannot predict with certainty that any of them will be consummated.

  PTR-Homestead Village Group expects to finance construction, development and land acquisitions primarily with cash on hand, convertible mortgage loans to be made under the Funding Commitment Agreements, exercise of Homestead Warrants by SCG pursuant to the SCG Investor Agreement, possible exercise of Homestead Warrants by other warrantholders and cash from future securities offerings.

RESULTS OF OPERATIONS

 1995 COMPARED TO 1994

  Total revenue for the year ended December 31, 1995 was $18.7 million, representing an increase of $10.7 million over the previous year. This increase was due primarily to (i) a 67% increase in the number of operating properties from twelve to twenty and (ii) a 14% increase in the average weekly rate for stabilized properties, from $186 to $212 per week.

  Total costs and expenses for the year ended December 31, 1995 were $15.9 million, representing an increase of $8.8 million over the previous twelve months. Property operating expense increases of approximately $5.0 million can be attributed to the (i) increase in the number of operating properties noted above, (ii) an increase in property taxes as a result of the additional operating properties and (iii) refinements in the number and quality of property-level programs and services. Corporate operating expenses increased approximately $0.8 million due to additional REIT management fees incurred as a result of increased property cash flow.

  Depreciation of the cost of properties and improvements is provided using the straight-line method over the estimated useful lives. Depreciation expense increased $1.5 million in 1995 primarily due to the eight new properties opened in 1995 and the full year of depreciation being charged for the nine properties opened in 1994.

  Interest expense increased $1.5 million over 1994 due primarily to eight additional properties opening in 1995. Additionally, a full year of interest was incurred on the nine properties which opened in 1994.

 1994 COMPARED TO 1993

  PTR-Homestead Village Group ended 1994 with twelve operating properties versus three operating properties at the end of 1993. These nine new properties generated a $4.5 million revenue increase over the prior twelve months. The remaining $0.9 million increase in revenue can be attributed to an increase in average weekly rates for stabilized properties increasing from $169 to $186 per week or approximately 10%.

  Total costs and expenses increased by $4.8 million over the same period, from $2.2 million to $7.0 million. Most of the $2.3 million increase in property expenses is attributable to the nine new property openings. The major component of the increase is due to property taxes that are expensed on operating properties. Corporate operating expenses related to REIT management fees increased approximately $0.7 million during this period as a result of increased property cash flow.

  Depreciation expense for December 31, 1994 increased $0.6 million over 1993 primarily due to the addition of nine new properties in 1994. Interest expense for the period increased $1.2 million due primarily to the completion of the nine new properties referred to above incurring interest plus a full year of interest on the properties which opened in 1993.

 THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THREE MONTHS ENDED MARCH 31,
 1995

  Total revenue for the three months ended March 31, 1996 was $6.9 million, an increase of $3.4 million over the three months ended March 31, 1995. This increase was due to both the addition of eleven properties over the period, as well as a 6.9% increase in the average weekly rates for stabilized properties from $203 to $217 per week.

  Total costs and expenses increased from $2.8 million to $5.8 million over the same period, an increase of $3.0 million. Property operating expenses contributed $2.0 million to this increase, due to a greater number of operating properties and the addition of certain customer amenities and property level programs and services. Corporate operating expenses increased approximately $0.2 million due to additional REIT management fees incurred as a result of increased property cash flow.

  The increase in depreciation expense of $0.5 million is primarily due to the additional eleven properties which were opened between April 1995 and March 1996. An increase of $0.4 million in interest expense resulted from additional operating properties and from the issuance of 9.00% convertible mortgage notes payable to PTR on January 24, 1996, replacing intercompany debt bearing interest at 7.37%.

        ATLANTIC-HOMESTEAD VILLAGE GROUP SELECTED FINANCIAL INFORMATION

  The selected financial information set forth below has been derived from the historical combined financial statements of the Atlantic-Homestead Village Group. The financial information for the three month period ended March 31, 1996 is not necessarily indicative of results for subsequent periods or the full year. These selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Atlantic-Homestead Village Group" and the combined historical financial statements and related notes thereto of the Atlantic-Homestead Village Group contained elsewhere herein.

                                                  THREE MONTHS     INCEPTION
                                                     ENDED      (APRIL 3, 1995)
                                                   MARCH 31,          TO
                                                      1996     DECEMBER 31, 1995
                                                  ------------ -----------------
                                                      (DOLLARS IN THOUSANDS)
OPERATIONS SUMMARY:
  Corporate operating expenses...................   $    18         $    63
  Net Loss.......................................       (12)            (59)
OTHER DATA:
  Net Cash Provided by (used in):
    Operating activities.........................   $   158         $    81
    Investing activities.........................    (6,994)         (4,118)
    Financing activities.........................     6,724           4,221
                                                   MARCH 31,
                                                      1996     DECEMBER 31, 1995
                                                  ------------ -----------------
                                                      (DOLLARS IN THOUSANDS)
FINANCIAL POSITION:
  Properties under development...................   $10,437         $ 2,627
  Total Assets...................................    12,326           4,317
  Development Costs Payable......................     1,142              15
  Total Current Liabilities......................     1,452             155
  Intercompany Debt..............................     9,295           2,627
  Total Liabilities..............................    10,747           2,782
  Owners' Equity.................................     1,579           1,535

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                      OF ATLANTIC-HOMESTEAD VILLAGE GROUP

OVERVIEW

  The Atlantic-Homestead Village Group's historical combined financial statements reflect the acquisition and development of Homestead Village properties. There are currently no operating properties. As of March 31, 1996, the Atlantic-Homestead Village Group has one property under construction and 25 in pre-development planning (as defined).

ENVIRONMENTAL MATTERS

  The Atlantic-Homestead Village Group is not aware of, nor does it expect, any environmental condition on its properties to have a material adverse affect upon its business, financial condition or results of operations.

LIQUIDITY AND CAPITAL RESOURCES

  From inception through March 31, 1996, Atlantic-Homestead Village Group invested $10.4 million for the acquisition and development of Homestead Village properties. These investments have been financed through intercompany debt.

  At March 31, 1996, Atlantic-Homestead Village Group plans to invest an additional $148.3 million for the acquisition, development and construction of 26 Homestead Village properties over approximately the next eighteen months.

  Atlantic-Homestead Village Group expects to finance construction, development and acquisitions primarily from convertible mortgage loans to be made under the Funding Commitment Agreements, exercise of Homestead Warrants by SCG pursuant to the SCG Investor Agreement, possible exercise of Homestead Warrants by other warrantholders and cash from future securities offerings.

RESULTS OF OPERATIONS

  PERIOD FROM APRIL 3, 1995 (DATE OF FORMATION) THROUGH DECEMBER 31, 1995 AND THE THREE MONTHS ENDED MARCH 31, 1996

  The Atlantic-Homestead Village Group consists of several entities that are subsidiaries of ATLANTIC. During 1995 and the three months ended March 31, 1996, the Atlantic-Homestead Village Group has been developing Atlantic-Homestead Village properties. As described in the combined financial statements of the Atlantic-Homestead Village Group, property acquisitions and development costs are assumed to have been funded via intercompany debt borrowed from ATLANTIC. All interest related to the intercompany debt during 1995 and the three months ended March 31, 1996 has been capitalized and included in "Properties under development". Operating expenses during 1995 and the three months ended March 31, 1996 pertain to pursuit costs relating to abandoned projects and various administrative expenses.

          SCG-HOMESTEAD VILLAGE GROUP SELECTED FINANCIAL INFORMATION

  The selected financial information set forth below has been derived from the historical combined financial statements of the SCG-Homestead Village Group. The financial information for the three month period ended March 31, 1996 is not necessarily indicative of results for subsequent periods or the full year. These selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" of SCG-Homestead Village Group and the historical combined financial statements and related notes thereto of the SCG-Homestead Village Group contained elsewhere herein.

                               THREE MONTHS
                              ENDED MARCH 31,     YEAR ENDED DECEMBER 31,
                             -----------------  ------------------------------
                               1996     1995     1995     1994    1993   1992
                             --------- -------  -------  -------  -----  -----
                                        (DOLLARS IN THOUSANDS)
OPERATIONS SUMMARY:
  REIT and Property
   Management Fees..........  $   861  $   402  $ 2,007  $   792  $ 254  $  43
  Payroll and related
   expenses.................    1,909      665    4,276    1,713    707    152
  Total Expenses............    3,097      920    7,176    2,454    922    233
  Net Loss..................  $(2,236) $  (518) $(5,155) $(1,662) $(668) $(190)
OTHER DATA:
  EBITDA(1).................  $(2,177) $  (510) $(5,046) $(1,640) $(668) $(190)
  Net Cash Provided by (used
   in):
    Operating activities....   (2,573)    (737)  (4,951)  (1,545)  (565)  (206)
    Investing activities....      (73)     (55)    (234)     (55)   --     --
    Financing activities....    2,658      792    5,185    1,600    565    206
                                                       DECEMBER 31,
                             MARCH 31,          ------------------------------
                               1996              1995     1994    1993   1992
                             ---------          -------  -------  -----  -----
                                        (DOLLARS IN THOUSANDS)
FINANCIAL POSITION:
  REIT and Property
   Management Fees
   Receivable...............  $   481           $   470  $    55  $  10  $  16
  Furniture and Equipment,
   net......................      233               228       47    --     --
  Total Assets..............      802               779      102     10     16
  Intercompany Debt.........    2,043             1,147      --     --     --
  Current Liabilities.......    2,543             2,046      251     96    --
  Total Liabilities.........    2,543             2,046      251     96    --
  Owners' Equity (Deficit)..   (1,741)           (1,267)    (149)   (86)    16

- --------
(1) EBITDA means operating income before mortgage and other interest, income taxes, depreciation and amortization. EBITDA does not represent cash generated from operating activities in accordance with GAAP, is not to be considered as an alternative to net income or any other GAAP measurement as a measure of operating performance and is not necessarily indicative of cash available to fund all cash needs. The SCG-Homestead Village Group has included EBITDA herein because the SCG-Homestead Village Group believes that it is one measure used by certain investors to determine operating cash flow.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                        OF SCG-HOMESTEAD VILLAGE GROUP


OVERVIEW

  The SCG-Homestead Village Group's business consists of providing development and property and REIT management services for the Homestead Village properties developed, owned and operated by the PTR-Homestead Village Group and the Atlantic-Homestead Village Group. SCG-Homestead Village Group earns REIT management fees which in general are 16% of cash flow (as defined) and property management fees which are computed as a percentage (5%-7%) of gross revenues (as defined).

LIQUIDITY AND CAPITAL RESOURCES

  The SCG-Homestead Village Group has incurred operating deficits since inception as a result of performing development services for the PTR-Homestead Village Group and the Atlantic-Homestead Village Group without compensation. Under the respective REIT management agreements, fees are paid from the cash flow of operating Homestead Village properties. Deficits are a result of having a significant number of properties under development thus incurring higher development overhead. The deficits have been and are expected to continue to be funded through intercompany borrowings and contributed capital from SCG.

  From inception through March 31, 1996, SCG-Homestead Village Group invested $0.3 million in furniture and equipment for the support of the operations and development of the Homestead Village properties.

RESULTS OF OPERATIONS

 1995 COMPARED TO 1994

  REIT and property management fees for the year ended December 31, 1995 were $2.0 million, an increase of $1.2 million, or approximately 153%, over the year ended December 31, 1994. These additional fees are primarily attributable to the revenues and cash flow generated by the new Homestead Village properties opened in 1995 (eight) as well as Homestead Village properties experiencing their first full year of operations during 1995 (nine).

  Costs and expenses increased by $4.7 million, or approximately 192%, to $7.2 million for the year ended December 31, 1995 from $2.5 million for the year ended December 31, 1994. The additional expenses resulted primarily from increased payroll, recruiting and relocation and other expenses associated with increased staffing given (i) the additional Homestead Village properties receiving property management services and (ii) the additional property acquisition and development activities applicable to the current and future growth of the Homestead Village properties.

 1994 COMPARED TO 1993

  REIT and property management fees for the year ended December 31, 1994 were $0.8 million, which is an increase of $0.5 million, or approximately 212%, over the year ended December 31, 1993. These additional fees are primarily attributable to the revenue and cash flow generated by Homestead Village properties which opened in 1994 (eight) as well as the effect of one Homestead Village property experiencing its first full year of operations during 1994.

  Costs and expenses increased $1.5 million (166%), to $2.4 million for the year ended December 31, 1994 from $0.9 million for the year ended December 31, 1993. The additional expenses resulted primarily from increased payroll and other expenses associated with increased staffing resulting from the growth in operating properties and property acquisitions and development activity.

 THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THREE MONTHS ENDED MARCH 31,
 1995

  REIT and property management fees for the three months ended March 31, 1996 were $0.9 million, an increase of $0.5 million, or approximately 114%, over the three months ended March 31, 1995. These additional fees are primarily attributable to (i) the increased revenue and cash flow generated by four Homestead Village properties which opened during the three months ended
March 31, 1996 as well as seven Homestead Village properties which opened during the period April 1, 1995 to December 31, 1995 and (ii) the property management fee percentage which increased to 7% of gross revenues commencing January 1, 1996.

  Costs and expenses increased $2.2 million, or approximately 237%, to $3.1 million for the three months ended March 31, 1996 from $0.9 million for the three months ended March 31, 1995. The additional expenses resulted primarily from increased payroll, recruiting and relocation, overhead allocated by SCG and other expenses associated with increased staffing as a result of the continued growth in operating Homestead Village properties and property acquisition and development activities.

                                   BUSINESS

OBJECTIVES

  The objective of Homestead is to be the preeminent developer, owner, and national operator focused on the moderate priced, extended-stay lodging business. Homestead intends to achieve this objective by:

  . participating in high growth markets;

  . exercising investment discipline based on research; and

  . employing a consistent high quality service standard to property operations.

  Homestead currently owns and operates 27 facilities in seven cities, has begun construction on six additional facilities and has an additional 47 properties in pre-development planning. (See "--Homestead Village
Properties".)

  Homestead seeks to offer a purpose-built standardized product for the value-conscious business customer on temporary assignment, undergoing relocation or in training. Homestead will offer as its primary amenities price and value. Secondary amenities include location and site livability--convenience to the targeted business base and services--in an environment that is attractive, well landscaped, and secure.

  Customer research indicates that the primary Homestead Village customer stay is work-related. The largest proportion of these relate to temporary business assignments. Average income of Homestead customers exceeds $50,000. Homestead believes the customer's foremost reason for selecting Homestead is the high level of value delivered to the customer in relation to the price. Forty-four percent (44%) of Homestead customers pay for their stay either out-of-pocket (are not reimbursed) or on a per diem. Twenty-five percent (25%) of Homestead Village customers are direct employer referrals, in many cases due to training. The average length of stay for a customer is in excess of four weeks. Management believes that Homestead will benefit from well-defined trends in business including an increased focus on cost-efficiency, reduction in travel expenses, out-sourcing, and geographic dispersion of customers and operations.

  Homestead is founded on research. The Homestead product was conceived and has evolved to meet consumer needs through research, testing, and the operating experience gained through the development and operation of twenty-seven properties over the past four years. Homestead believes its operating experience and its affiliation with Security Capital Investment Research Incorporated ("Security Capital Investment Research") allow it to better target markets where supply and demand factors permit high occupancies at increasing rental rates. Homestead targets submarkets that exhibit strong employment and demographic trends in selecting locations with barriers to extensive competitive development. Homestead believes it brings a strategic discipline to determining an investment focus which provides favorable initial returns and long-term growth prospects. Through its Investment Committee, described below, and due diligence process, Homestead employs uniform systems and procedures to achieve its investment goals.

  Homestead believes that the Homestead Village brand identity and the market opportunity in extended-stay lodging is best served by a property specifically designed and built to Homestead's standards and specifications. Accordingly, while Homestead intends to be an active national developer, it has no plans or intention to acquire existing extended-stay properties or to convert other existing lodging properties to extended-stay use. To ensure maximum control over the brand identity and quality of operations, Homestead has no plans or intention to franchise the Homestead Village concept.

  Homestead minimizes development risks by having zoning, site planning, construction budgets and similar risks resolved or assumed by third parties prior to Homestead's commitment to a transaction. Homestead incorporates into its development process certain proprietary technologies, design and purchasing aimed at enhancing occupancy and rental growth while reducing ongoing maintenance costs. Homestead has had the opportunity to evaluate and refine its product through its history of development. Homestead focuses on the quality of construction, materials and design with a view towards minimizing long term operation and maintenance costs. Homestead uses independent general contractors for the construction of its properties and intends to use a number of such contractors depending upon the geographic area, costs of construction and physical capacities of the contractors. Homestead personnel will oversee the progress of construction on a regular basis during the development cycle.

HISTORY

  Homestead was initially created as a byproduct of the multifamily development activities of PTR. The PTR REIT Manager (defined herein) identified a customer need not ideally addressed through its traditional multifamily garden apartment product or through corporate apartments operated within a garden apartment context. The PTR REIT Manager believed that a product which offered greater flexibility of rental term, a fully furnished studio apartment with cooking facilities, a focused array of services (such as limited maid service, voice mail, cable or satellite television), at an affordable price would meet the needs of a significant and growing segment of demand for those business customers on temporary assignment, training, or relocating.

  In conjunction with its research affiliate, Security Capital Investment Research, the PTR REIT Manager engaged in extensive study to determine an optimum approach to what it originally termed "Corporate Affordable Housing". Beginning in 1992, the PTR REIT Manager initiated development projects in Dallas and Houston, Texas. It was the PTR REIT Manager's express intention to gain operating experience and to fully understand market characteristics prior to committing to full-scale Homestead Village development on a broad geographical basis. SCG funded the early stages of development of the Homestead Village concept.

  Homestead properties which opened in 1992 and 1993 enjoyed substantial occupancy and customer acceptance. During this period, management reviewed Homestead Village properties and operations to refine and improve its approach to serving the Homestead customer. Management believes its initial operating experience allowed it to not only better understand the depth and scope of the available market opportunity for Homestead Village but also to create a better development process and operating system in response to that opportunity.

  During 1995, a distinct and separate management team was created to support and expand the opportunity for Homestead Village in PTR and ATLANTIC. PTR and ATLANTIC are affiliates of SCG and are REITs which own, operate and develop multifamily properties. PTR's target market is the western United States and ATLANTIC's target market is the southeastern United States. Homestead projects were developed by each entity in its own region. From January 1995 to April 1996 the number of professional employees focused exclusively on Homestead Village increased from eight to 66 and the number of on-site personnel is currently 318. Operations and development were organized within PTR and ATLANTIC to meet the distinct needs of the moderate priced, extended-stay lodging business. Homestead believes it has not only brought a focused approach to the development and operations of moderate priced, extended-stay properties, but that Homestead currently has superior management depth and experience in the industry.

  As a result of the Mergers, Homestead will become a separate entity. It has been organized as a Subchapter C corporation and is internally managed. However, Homestead has a relationship with SCG which it intends to continue through the Administrative Services Agreement and will enjoy the benefits of SCG's organization and service. See "--Administrative Services Agreement".

THE FACILITIES

  Homestead has developed, owns and operates 27 Homestead Village properties representing in the aggregate 3,747 units in seven cities. Homestead currently has six Homestead Village properties under construction totaling 833 units within two of these cities as well as two additional cities. In addition, Homestead owns or controls through contracts 47 development sites for which it plans to initiate construction within the next 12 months. Units operating, under construction, or in pre-development planning aggregate 10,908 units in 23 cities. Homestead has 46 additional sites under review and is continually searching for additional appropriate sites.

  The average size and development cost of the initial 80 Homestead Village properties is 136 units and $40,593 per unit, respectively. It is expected, however, that the size and cost to develop a property will vary significantly by geographic location. The six Homestead Village properties currently under construction average 139 units at an average project cost of $5.7 million with an average cost per unit of $41,350.

  Homestead Village properties are designed and built to uniform plans developed and periodically refined since 1991. Units generally contain 260 to 325 square feet of fully furnished living space, with kitchen facilities including full-size refrigerator, microwave, sink and cook-top. Generally, units include combination work station/eating area, chair and features such as individual voice mail, cable/satellite television, weekly housekeeping, dataport and free local telephone calls.

  For the quarter ended March 31, 1996, the stabilized Homestead Village properties had an average economic occupancy of 87% with an average weekly rate of $217 per unit.

  Each Homestead Village property employs a General Manager who is responsible for the operations of the particular property. The General Manager shares duties with and oversees a staff typically consisting of a Guest Services Manager, Operations Manager, a Maintenance Supervisor, front desk clerk and housekeeping/laundry staff of five to seven individuals (some of whom are part-time employees). The office at each property is generally open daily from 7:00 am to 7:00 pm.

  Homestead expects that the majority of daily operational decisions will be made by the General Manager under the supervision of a Regional Manager who will be responsible for six to twelve properties, depending on geographic location. The Regional Manager oversees the performance of the General Managers in such areas as guest service, property maintenance, staffing and cost control. Each Homestead Village property is measured against a detailed revenue and expense budget, as well as against the performance of Homestead's other properties. Homestead employs a series of incentive programs, encompassing all employees, based on guest service, cleanliness, recruiting and retaining people and property level performance.

  Homestead has invested substantially in training for its regional and on-site personnel. Twelve separate training modules with subjects ranging from personal selling and guest service to guest safety are conducted on a regular basis. Training design and organizational development are administered on a corporate basis with field implementation personnel located within a geographic region. Homestead views its investment in training and developing its site-level personnel as essential to its goal of providing a high customer-service standard consistent with the objective of becoming the preeminent operator in the moderate priced, extended-stay lodging business.

GROWTH AND DEVELOPMENT STRATEGY

  Homestead's goal is to become a national provider of moderate priced, extended-stay lodging in its target markets. Homestead intends to achieve this goal by developing properties in a disciplined manner in its target markets, providing high value accommodations for its customers, actively managing its existing properties to increase revenues and reduce operating costs, and increasing awareness of the moderate priced, extended-stay concept and the Homestead Village name. Homestead currently owns and operates 27 properties, has begun construction of six additional properties and has an additional 47 properties in pre-development planning. Homestead expects to have a total of 31 properties operational by the end of 1996. Homestead plans to continue an active development program thereafter. Homestead's plans call for the average facility to have approximately 136 extended-stay rooms and to take approximately eight to ten months to construct.

  Homestead targets major metropolitan areas which, based on its own research, it has determined have suitable submarkets with favorable employment and demographic trends. To achieve and maintain certain management efficiencies, Homestead has elected not to enter markets where its submarket research indicates that Homestead is not likely to be successful in achieving multiple desirable site locations. Homestead employs dedicated site acquisition professionals who evaluate each site against a set of eighteen separate criteria where optimum standards have been established.

  As part of its development strategy, Homestead employs contingent contracts which allow it to conduct thorough due diligence and obtain entitlements prior to taking title to a site. Homestead employs a dedicated due diligence staff of six experienced professionals which reviews each investment according to uniform standards concerning environmental, legal, entitlement and geotechnical risk.

  Each investment transaction undergoes a detailed and comprehensive review by operational and development senior management and a subsequent review by Homestead's Investment Committee. Members of the Investment Committee include David Dressler, Jr., Chairman and President, John Patterson and Donald Schultz, each a Senior Vice President, and Gary DeLapp, a Vice President. The Investment Committee process is designed to review both the specific investment as well as to ensure its conformance to Homestead's investment policies and goals.

  Sites for development will be selected by Homestead's real estate professionals, subject to review and approval of the Investment Committee. Homestead currently maintains offices in Atlanta, Dallas and Santa Fe. Homestead expects to open regional offices in other geographic areas in the future as Homestead increases the number of regions in which it is focusing its development. Homestead will utilize independent general contractors for the construction of its lodging facilities and intends to use a number of such contractors depending upon geographic area, costs of construction, and financial and physical capacities of the contractors. Homestead's personnel will oversee the progress of construction on a regular basis during the development cycle.

OPERATING STRATEGY

  Homestead's business strategy is to develop moderate priced, extended-stay facilities providing an affordable and attractive lodging alternative for value conscious business customers looking for extended-stay accommodations. Homestead's goal is to provide its customers with a level of amenities needed to optimize room and occupancy rates while maintaining high operating margins at its facilities. Homestead attempts to achieve this goal through the following:

  APPEAL TO VALUE CONSCIOUS GUESTS. Homestead's facilities are designed to offer quality accommodations for guests at substantially lower rates than most other extended-stay lodging providers and hotels. Homestead's properties currently offer extended-stay accommodations at a standard weekly rate of between $189 and $259 per week. Room rates at Homestead's facilities may vary significantly, however, depending upon specific market factors and the size of the room. These rates contrast with average weekly rates of approximately $500 for traditional extended-stay hotels.

  LODGING FACILITY FEATURES. Homestead's facilities are designed and built to uniform plans. Units generally contain 260 to 325 square feet of fully furnished living space, with kitchen facilities including full-size refrigerator, microwave, sink and cook-top. Generally, units include combination work station/eating area, chair and features such as individual voice mail, cable/satellite television, weekly housekeeping, dataport and free local telephone calls.

  STANDARDIZED CONCEPT. Homestead has developed standardized plans and specifications for its properties which lower construction and purchasing costs and establish uniform quality and operational standards.

  OPERATING EFFICIENCIES. Homestead believes that the design and price level of its properties attract guest stays of several weeks or more, which result in a more stable revenue stream and, coupled with low-labor amenities, will in turn lead to reduced administrative and operational costs and higher operating margins.

HOMESTEAD VILLAGE PROPERTIES

  Operating and development properties are located in 23 metropolitan areas in 14 states. The table below demonstrates the geographic distribution of Homestead's initial 80 property investments at May 20, 1996:

                                      NUMBER OF PROPERTIES
                               ----------------------------------
                                        UNDER     IN PRE-         PERCENTAGE OF
                               OPERA- CONSTRUC- DEVELOPMENT       ASSETS BASED
      CITY                      TING    TION     PLANNING   TOTAL  ON COST(1)
      ----                     ------ --------- ----------- ----- -------------
      Albuquerque, NM.........    1                   1        2        2%
      Atlanta, GA.............             1          5        6        8%
      Austin, TX..............    2        1          1        4        4%
      Dallas, TX..............    9                   1       10        9%
      Denver, CO..............    2                   2        4        5%
      Houston, TX.............    8                            8        7%
      Jacksonville, FL........                        1        1        1%
      Kansas City, MO.........                        1        1        1%
      Los Angeles, CA.........                        1        1        1%
      Miami/Ft. Lauderdale,
       FL.....................                        3        3        5%
      Nashville, TN...........                        2        2        3%
      Orange County, CA.......                        1        1        1%
      Phoenix, AZ.............    2        2                   4        5%
      Portland, OR............                        1        1        2%
      Raleigh, NC.............                        3        3        4%
      Richmond, VA............                        1        1        2%
      Salt Lake City, UT......                        2        2        3%
      San Antonio, TX.........    3                            3        3%
      San Diego, CA...........                        2        2        3%
      San Francisco, CA.......             2          5        7       11%
      Seattle, WA.............                        4        4        6%
      Tampa, FL...............                        3        3        4%
      Washington, DC..........                        7        7       10%
                                ---      ---        ---      ---      ----
          Total...............   27        6         47       80      100%
                                ===      ===        ===      ===      ====

- --------
(1) Represents budgeted development costs, which includes the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period, for properties under development.

ADMINISTRATIVE SERVICES AGREEMENT

  SCG currently provides certain administrative services to Homestead through Security Capital Pacific Incorporated (the "PTR REIT Manager") and Security Capital (Atlantic) Incorporated (the "ATLANTIC REIT Manager") and the property managers for the Homestead Village properties currently owned and developed by PTR and ATLANTIC. Certain employees of the PTR and ATLANTIC REIT Managers who performed various services for the Homestead predecessor entities controlled by PTR and ATLANTIC and who participated in various benefit plans maintained by SCG will become employees of Homestead and perform similar services.

  At or prior to the consummation of the Mergers, Homestead and SCG will enter into an administrative services agreement (the "Administrative Services Agreement"), pursuant to which SCG will provide Homestead with certain administrative, office facility and other services with respect to certain aspects of Homestead's business. These services will include, but are not limited to, payroll and tax services, data processing and other computer services, human resources, research, insurance administration services, cash management, and legal support. The fees payable to SCG will be based on market rates as mutually agreed. The Administrative Services Agreement will be for an initial term expiring on December 31, 1996 and will automatically be renewed for one-year terms, subject to approval by a majority of the disinterested members of the Homestead Board and the approval by the disinterested members of the Homestead Board of the annual compensation payable to SCG for services rendered to Homestead.

  Homestead believes its relationship with SCG under this agreement provides certain advantages to Homestead. Homestead believes that a properly structured Administrative Services Agreement provides Homestead with access to greater quality and depth of management personnel and resources, highly focused research, information systems, insurance, cash management and legal support provided at substantial economies of scale, than it could provide internally.

INDUSTRY OVERVIEW

 TRADITIONAL LODGING INDUSTRY

  The United States lodging industry is estimated to have generated approximately $52.7 billion in annual room revenues in 1995 and had approximately 3.3 million rooms at the end of 1995. Over 62.7% of the industry's rooms are owned, managed, or franchised by the 10 largest lodging chains.

  Industry statistics, which Homestead believes to be reliable, indicate that the United States lodging industry's performance is strongly correlated to economic activity. Room supply and demand historically have been sensitive to shifts in economic growth, which has resulted in cyclical changes in average daily room and occupancy rates. Overbuilding in the lodging industry in the mid and late 1980s, when approximately 500,000 rooms were added, resulted in an oversupply of rooms. Homestead believes this oversupply and the general downturn in the economy led to depressed industry performance and a lack of capital available to the industry in the late 1980s and early 1990s.

  Homestead believes that the lodging industry has benefited from a gradually improving supply and demand balance, evidenced by increased average daily room and occupancy rates. Room supply growth in the lodging industry has slowed in recent years as the industry absorbs the oversupply of rooms that resulted from an annual room supply growth range of approximately 3% to 4% from 1987 to 1990. According to industry reports, which Homestead believes are reliable, this growth slowed to 1.0% in 1993, 1.4% in 1994, and 1.6% in 1995. The 4.0%
and 2.7% increases in demand (measured by occupied rooms) from 1993 to 1994 and 1994 to 1995, respectively, as compared to increases in supply during the same periods reflect an improved supply and demand balance in the industry. Homestead believes these factors were primarily responsible for the increase in industry occupancy rates from 63.8% in 1993 to 65.4% in 1994 and to 66.1% in 1995 and the increase in average daily room rates from $60.35 in 1993 to $62.62 in 1994 and to $65.62 in 1995.

  The lodging industry generally can be segmented by the level of service provided and the pricing of the rooms. Segmentation by level of service is divided into the following categories: full service hotels, which offer food and beverage services, meeting rooms, room service, and similar guest services; limited service hotels, which generally offer only rooms with amenities such as swimming pools, continental breakfast, or similar limited services; and all-suites, which generally have limited public spaces but provide guests with two rooms or distinct partitioned areas and which may or may not offer food and beverage service to guests. Segmentation by price level may generally be divided into the following categories with the respective average daily room rates for 1995: budget ($36), economy-priced ($47), mid-price ($61), upscale ($80), and luxury ($118).

  The all-suites segment of the lodging industry is a relatively new segment, having developed largely over the past 10 years, and is principally oriented toward business travelers in the mid-price to upscale price levels. All-suite hotels were developed partially in response to the increasing number of corporate relocations, transfers, and temporary assignments and the need of business travelers for more than just a room. To address those needs, all-suite hotels began to offer suites with additional space and, in some cases, an efficiency kitchen, and guests staying for extended periods of time were offered discounts to daily rates when they paid on a weekly or monthly basis. Because of the perceived positive price/value relationship, all-suite hotels have generally outperformed the lodging industry as a whole over the last five years.

 EXTENDED-STAY MARKET

  Homestead believes that the extended-stay market, in which Homestead participates, is a continuation of the all-suites phenomenon, and that the same price/value relationship which has enabled the all-suites segment to achieve higher than industry average occupancy rates and operating margins will also carry through to the extended-stay market. Demand for extended-stay lodging has been stimulated by the economic and social changes resulting from the increased volume of corporate reorganizations and trends toward down-sizing and out-sourcing of various functions, the break-up and geographic dispersion of the traditional family, and technological improvements which have allowed businesses to relocate outside of large metropolitan areas. These changes have created new accommodation needs for, among others, corporate executives and trainees, consultants, sales representatives, construction workers, and relocating individuals.

 MODERATE PRICED, EXTENDED-STAY CONCEPT

  Moderate priced, extended-stay lodging competes on the basis of price and value compared to the extended-stay market generally, thereby providing an economic inducement to guests who are already attracted to the extended-stay concept. In addition, moderate priced, extended-stay lodging provides a new and affordable lodging alternative for guests who are value conscious, have lower incomes, or are on limited expense accounts. Based on published occupancy rates for other participants in the extended-stay market, Homestead believes that there is a strong demand for moderate priced, extended-stay accommodations and that in certain areas of the country there is no organized competition for that business. Of the approximately 3.3 million total available rooms in the United States lodging industry at the end of 1995, there were approximately 44,000, or 1.4%, dedicated extended-stay rooms at approximately 380 separate properties. More than 225 of these extended-stay properties were controlled by only two other competitors, both of which are priced toward the upscale segment of the extended-stay market.

COMPETITION

  The lodging industry is highly competitive. Competitive factors within the lodging industry include room rates, quality of accommodations, service levels, convenience of location, reputation, reservation systems, name recognition and supply and availability of alternative lodging in local markets, including short-term lease lodging facilities. Homestead's facilities will compete with a number of competitors, including budget and economy segment hotels and other companies focusing on the extended-stay market. Each of Homestead's existing properties is located in a developed area that includes competing lodging facilities. In addition, each of Homestead's proposed properties is likely to be located in an area that includes competing facilities. The number of competitive lodging facilities in a particular area could have a material adverse effect on the levels of occupancy and average weekly room rates of Homestead's existing and future properties.

  Homestead anticipates that competition within the moderate priced, extended-stay lodging market will substantially increase as participants in other segments of the lodging industry and others focus on this relatively new market. A number of other extended-stay lodging facilities exist, many of which are oriented toward the upscale segment; however, recent announcements indicate a substantial number of competitors intend to enter the mid-priced or economy extended-stay segment. Homestead may compete for development sites with established entities which have greater financial resources than Homestead and better relationships with lenders and sellers. These entities may generally be able to accept more risk than Homestead can prudently manage. Further, there can be no assurance that new or existing competitors will not significantly reduce their rates or offer greater convenience, services, or amenities or significantly expand, improve or develop facilities in a market in which Homestead competes, thereby adversely affecting Homestead's operations.

ENVIRONMENTAL MATTERS

  Under various federal, state, and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. Furthermore, a person that arranges for the disposal or transports for disposal or treatment a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property. The costs of remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral. In connection with the ownership and operation of its properties, Homestead may be potentially liable for any such costs.

  Homestead has obtained recent Phase I Surveys on its existing properties and intends to obtain Phase I Surveys prior to the purchase of any future properties. The Phase I Surveys are intended to identify potential environmental contamination and regulatory compliance concerns. Phase I Surveys generally include historical reviews of the properties, reviews of certain public records, preliminary investigations of the sites and surrounding properties and the preparation and issuance of written reports. Phase I Surveys generally do not include invasive procedures, such as soil sampling or ground water analysis.

  The Phase I Surveys have not revealed any environmental liability or compliance concern that Homestead believes would have a material adverse effect on Homestead's business, financial condition or results of operations nor is Homestead aware of any such liability or concern. Nevertheless, it is possible that Phase I Surveys will not reveal all environmental liabilities or compliance concerns or that there will be material environmental liabilities or compliance concerns of which Homestead will not be aware. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of Homestead's existing and future properties will not be affected by the condition of neighboring properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to Homestead.

GOVERNMENTAL REGULATION

  A number of states regulate the licensing of hotels by requiring registration, disclosure statements and compliance with specific standards of conduct. Homestead believes that each of its facilities has the necessary permits and approvals to operate its respective business and Homestead intends to continue to obtain such permits and approvals for its new facilities. In addition, Homestead is subject to laws governing its relationship with employees, including minimum wage requirements, overtime, working conditions and work permit requirements. An increase in the minimum wage rate, employee benefit costs or other costs associated with employees could adversely affect Homestead. Both at the federal and state level from time to time, there are proposals under consideration to increase the minimum wage.

  Under the ADA, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Although Homestead has attempted to satisfy ADA requirements in the designs for its facilities, no assurance can be given that a material ADA claim will not be asserted against Homestead, which could result in a judicial order requiring compliance, and the expenditure of substantial sums to achieve compliance, an imposition of fines, or an award of damages to private litigants. These and other initiatives could adversely affect Homestead as well as the lodging industry in general.

TRADEMARKS

  The Homestead Village name has been registered with the United States Patent and Trademark office.

INSURANCE

  Homestead currently has the types and amounts of insurance coverage that it considers appropriate for a company in its business. While management believes that its insurance coverage is adequate, if Homestead were held liable for amounts exceeding the limits of its insurance coverage or for claims outside of the scope of its insurance coverage, Homestead's business, results of operations or financial condition could be materially and adversely affected.

EMPLOYEES

  Upon consummation of the Mergers, Homestead will employ approximately 66 professionals and 318 on site personnel. Homestead expects that it will significantly increase the number of its employees as it expands its business. Homestead's employees are not subject to any collective bargaining agreements and management believes that its relationship with its employees is good.

LEGAL PROCEEDINGS

  Homestead is not a party to any litigation or claims, other than routine matters incidental to the operation of the business of Homestead. To date, no claims have had a material adverse effect on Homestead nor does Homestead expect that the outcome of any pending claims will have such an effect.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following are Homestead's directors and executive officers:

               NAME               AGE                      POSITION
               ----               ---                      --------
      David C. Dressler, Jr.      42          Chairman, President and Director
      C. Ronald Blankenship       46          Director
      John P. Frazee, Jr.         51          Director
      Mark G. Conroe              38          Senior Vice President
      Jeffrey A. Klopf            48          Senior Vice President and Secretary
      John R. Patterson           44          Senior Vice President
      Donald J. Schultz           41          Senior Vice President

  DAVID C. DRESSLER, JR.--42--Director; Chairman of Homestead since May 1996 and President since January 1996; Director and Chairman of Homestead Village Incorporated since June 1995; Managing Director of PTR since May 1993 and Director and Managing Director of the PTR and ATLANTIC REIT Managers since April 1992; from 1984 to May 1991, Regional Partner, Trammell Crow Residential, Boston, Massachusetts (multifamily real estate development and property management). While with Trammell Crow Residential, Mr. Dressler was on the Management Board for Trammell Crow Residential Services (managing 90,000 multifamily units nationwide) and was co-founder and a board member of Trammell Crow Residential Services-North, which managed 10,000 multifamily units in the Midwest and Northeast. In his various positions prior to his affiliation with PTR, Mr. Dressler supervised the development of approximately 6,500 multifamily units.

  C. RONALD BLANKENSHIP--46--Director; Chairman of PTR and the PTR REIT Manager and Managing Director of SCG since March 1991; Director of ATLANTIC and the ATLANTIC REIT Manager since April 1996; from June 1988 to March 1991, Regional Partner, Trammell Crow Residential, Chicago, Illinois (multifamily real estate development and property management); prior thereto Executive Vice President and Chief Financial Officer, The Mischer Corporation, Houston, Texas (multibusiness holding company with investments primarily in real estate). While with Trammell Crow Residential, Mr. Blankenship was on the Management Board for Trammell Crow Residential Services, a property management company that managed approximately 90,000 multifamily units nationwide, and was chief executive officer of Trammell Crow Residential Services-North, which managed 10,000 multifamily units in the Midwest and Northeast. In his various positions prior to his affiliation with the PTR REIT Manager, Mr. Blankenship supervised the development of approximately 9,300 multifamily units. Mr. Blankenship supervises the overall operations of PTR and the PTR REIT Manager.

  JOHN P. FRAZEE, JR.--51--Director; private investor; formerly President and Chief Operating Officer of Sprint Corporation; prior to the March 1993 merger with Sprint, Mr. Frazee was the Chairman and Chief Executive Officer of Centel Corporation (a major telecommunications company he joined in 1972). He is a member of the Board of Directors of Nalco Chemical Company, Dean Foods Company, Paging Network Inc., C-Span and SCG. He is a life trustee of Rush-Presbyterian-St. Luke's Medical Center, a national trustee of The Newberry Library and a trustee of the Florida State University Foundation.

  MARK G. CONROE--38--Senior Vice President of Homestead since May 1996 and Homestead Village Incorporated since June 1995 where he is a member of the development group; Vice President of ATLANTIC since February 1994; from October 1991 to February 1994, President of Classic Communities, Inc., a home building company; prior thereto, General Partner and Executive Vice President of the Mozart Development Company, a real estate development company.

  JEFFREY A. KLOPF--48--Senior Vice President of Homestead since May 1996 and Secretary since January 1996 and Senior Vice President and Secretary of Homestead Village Incorporated, PTR, ATLANTIC and SCG since January 1996, where he provides securities offerings and corporate acquisition services and oversees the provision of legal services for affiliates of the firm; from January 1988 to December 1995, partner of Mayer, Brown & Platt where he practiced corporate and securities law.

  JOHN R. PATTERSON--44--Senior Vice President of Homestead since May 1996 and Homestead Village Incorporated since June 1995 where he is a member of the operations group; Vice President of PTR since January 1995; from July 1993 to January 1995, a Senior Vice President in business development at NationsBank in Atlanta; prior thereto, Division President and Partner of Trammell Crow Residential Services.

  DONALD J. SCHULTZ--41--Senior Vice President of Homestead since May 1996 and Homestead Village Incorporated since June 1995 where he is a member of the development group; from

November 1993 to June 1995, Senior Vice President of Construction with Avalon Properties, Inc.; and from March 1986 to November 1993, President of Construction for Trammell Crow Residential (Northwest Region).

OTHER OFFICERS OF HOMESTEAD

  LAURIE B. BURNS--33--Vice President of Homestead since May 1996, and Homestead Village Incorporated since November 1995 where she is a member of the development group; from March 1994 to November 1995, Director of the Real Estate division of Apple South, Inc.; and from June 1986 to March 1994, with the Real Estate Division of Taco Bell Corporation where her most recent position was a Director of the Real Estate Division.

  ROBERT E. CLARK--36--Vice President, Treasurer and Controller of Homestead since May 1996 and Vice President of Homestead Village Incorporated since September 1995 where he is responsible for accounting and financial reporting; from September 1990 to August 1995, Director of accounting for the Residence Inn, Courtyard and Fairfield Inn divisions of Marriott International; and from February 1989 to September 1990, controller of business travel programs for Marriott where he was responsible for all accounting and finance for Marriott's marketing programs.

  GARY A. DELAPP--36--Vice President of Homestead since May 1996 and of Homestead Village Incorporated since February 1996 where he is a member of the operations group; from July 1983 to February 1996 with Vista Host Inc. where his most recent position was Senior Vice President of Operations.

  ROBERT W. FROST JR.--49--Vice President of Homestead since May 1996 and Homestead Village Incorporated since November 1995 where he is a member of the development group; from February 1982 to November 1995, Vice President of Payless Shoesource, Inc. where he was responsible for the real estate and construction in a 23-state region. Prior thereto, Mr. Frost was a Group Development Manager of The Southland Corporation where he was responsible for expanding Chief Auto Parts stores in California, Nevada and Texas.

  FREDRIC A. GOERS--53--Vice President of Homestead since May 1996 and Homestead Village Incorporated since November 1995 where he is a member of the development group; from September 1993 to October 1995 Vice President of Discovery Zone, Inc. where he was responsible for design and construction; and from May 1990 to August 1993, a partner of Garrison Goers Associates, Inc., a construction and development firm providing service to institutional lenders, developers and investors.

  BRADLEY P. GRIGGS--39--Vice President of Homestead since May 1996 and Homestead Village Incorporated since September 1995 where he is a member of the development group; from November 1990 to September 1995; Project Manager with The Fieldstone Company where he directed all aspects of project management; and from November 1987 to November 1990, Operations Manager with M.J. Brock and Sons, Inc. for Riverside and San Diego Counties.

  A. DAVID HALE--38--Vice President of Homestead since May 1996 and Homestead Village Incorporated since June 1995 where he is a member of the development group; from May 1992 to June 1995, Director of Human Resources of Ryland Homes mid-Atlantic region; and from April 1989 to May 1992, Vice President of Acquisition and Development at Questar Properties.

  LAURA L. HAMILTON--33--Vice President of Homestead since May 1996 and Homestead Village Incorporated since January 1996 where she supervises Homestead's due diligence group, and a member of the PTR due diligence group since April 1992; prior thereto Ms. Hamilton was a real estate paralegal with the law firm of Poole, Kelly & Ramo in Albuquerque, New Mexico.

  W. GEOFFREY JEWETT--48--Vice President of Homestead since May 1996 and Homestead Village Incorporated since January 1996 where he is a member of the operations group; Vice President of PTR since March 1995; from November 1994 to March 1995, Vice President of Security Capital Pacific Incorporated which merged into PTR in March 1995 ("PACIFIC"), where he was involved with and had overall responsibility for acquisitions; from May 1994 to November 1994, Vice President of ATLANTIC, where he had overall responsibility for the acquisitions group; from September 1993 to April 1994, member of the acquisition group of PACIFIC; prior thereto, Vice President of LaSalle Partners Limited in its acquisitions and property finance group, where he provided investment property sale, financing and acquisition services on behalf of corporate and institutional clients throughout the western United States.

  JEFFREY A. JONES--37--Vice President of Homestead since May 1996 and Homestead Village Incorporated since June 1995 where he is a member of the development group and with PTR since February 1995; from June 1993 to January 1995, Vice President of SENTRE Partners where he was responsible for investment acquisitions and development activities in Mexico; and from November 1989 to April l993, a Development Manager with Stark Companies International where he was responsible for site acquisitions and entitlement processing for residential and hotel projects.

  ARTHUR G. MAY--36--Vice President of Homestead since May 1996 and Homestead Village Incorporated since June 1995 where he is a member of the development group and with PTR since September 1994; from August 1989 to September 1994, Vice President and Chief Financial Officer at Western Development Group, Inc. where he was responsible for residential development projects. Prior thereto, Mr. May was a Project Manager at J.R. Abbott Construction Co., Inc.

  GREGG A. PLOUFF--39--Vice President of Homestead since May 1996 and Homestead Village Incorporated since June 1995 where he is a member of the development group; Vice President of PTR since March 1995; from July 1994 to March 1995, Vice President of PACIFIC; from November 1993 to July 1994, a member of the acquisitions group of PTR; prior to November 1993, Mr. Plouff served in an acquisitions consulting capacity for PTR; prior thereto, Mr. Plouff was with Trammell Crow Residential, most recently as a partner, where he was involved with residential development in the Dallas, Chicago and Southern California markets.

  MARK E. RILEY--37--Vice President of Homestead since May 1996 and Homestead Village Incorporated since June 1995 where he is a member of the development group; from September 1993 to September 1994, co-founder of Southeast Lodges Development Company where he developed and operated economy extended-stay facilities across the Southeast; and from May 1990 to September 1993, Vice President of Suburban Lodges of America Inc., where he was responsible for franchising and financing activities of economy extended-stay facilities.

  WILLIAM C. STEAD--53--Vice President of Homestead since May 1996 and Homestead Village Incorporated since September 1995 where he is a member of the development group; from March 1991 to September 1995, Vice President of Heritage Construction Company where he has managed all development and construction activities; and from May 1988 to February 1991, Partner of Morgan-Stead & Associates which complete projects abandoned by financial institutions in Tennessee, Florida and Georgia.

  S. SCOTT STEWART--32--Vice President of Homestead since May 1996 and Homestead Village Incorporated since June 1995 where he is a member of the development group; from May 1993 to January 1995, President of Potomac Land & Development Company; and from November 1991 to May 1993 with Providence Savings Bank as a Real Estate Owned Manager.

MANAGEMENT PHILOSOPHY

  Homestead believes that the quality of management should be assessed in the light of the following factors:

  MANAGEMENT DEPTH/SUCCESSION. Management should have several senior executives with the leadership, operational, investment and financial skills and experience to oversee the entire operations of Homestead. Homestead believes that several of its senior officers could serve as the principal executive officer and continue Homestead's performance.

  STRATEGIC VISION. Management should have the strategic vision to determine an investment focus that provides both favorable initial yields and strong long-term growth prospects. Homestead will demonstrate its strategic vision by focusing Homestead on the extended-stay lodging business in target markets where demographic and supply factors will permit high occupancies at increasing rates.

  RESEARCH CAPABILITY. Management should have the means for researching both markets and product to determine appropriate investment opportunities. Homestead divides its target markets into multiple submarkets for analysis purposes. Through its relationship with Security Capital Investment Research, Homestead will have several professionals devoting substantial time to research, on a submarket-by-submarket basis, who are closely supervised by the directors and executive officers of Homestead.

  INVESTMENT COMMITTEE PROCESS. Investment committees should provide discipline and guidance for the investment activities of Homestead in order to achieve its long-term strategic objectives. The four members of Homestead's Investment Committee have a combined 56 years of experience in the real estate industry. The Investment Committee receives detailed written analyses and research, in a standardized format, from Homestead's development and acquisition personnel and evaluates all prospective investments pursuant to uniform underwriting criteria prior to submission of investment recommendations to the Homestead Board. The quality of the Investment Committee's process will be evident from the ability of Homestead to achieve its investment goals, generally exceeding its projected initial returns and growth from the extended-stay lodging business.

  DEVELOPMENT CAPABILITY. Homestead has no plans or intentions of acquiring existing hotel properties and converting them to the Homestead Village concept. Homestead's personnel have substantial development experience. Homestead has 39 full-time professionals committed to development activities. Homestead has engaged in substantial development at attractive yields that have generally exceeded projections.

  DUE DILIGENCE PROCESS. Management should have experienced personnel dedicated to performing intelligent and thorough due diligence. Homestead has six full-time due diligence professionals and has developed uniform systems and procedures for due diligence.

  OPERATING CAPABILITY. Management can substantially improve cash flow by actively and effectively managing assets. Homestead has devoted substantial personnel and financial resources to developing value-added operating systems, which control and effectively administer the operation of Homestead's extended-stay lodging business.

MANAGEMENT COMPENSATION

  DIRECTORS' COMPENSATION. Directors who are not employees of Homestead or SCG will receive $14,000 per year for serving as a director and will be reimbursed for their travel and other expenses incurred in connection with attending meetings of the Homestead Board or committees thereof.

  EXECUTIVE COMPENSATION. Homestead was incorporated in January 1996 and did not conduct any operations prior to that time. Homestead anticipates that during 1996 its most highly compensated officers, with estimated salary amounts for each such individual on an annualized basis, will be

David C. Dressler, Jr., $195,000; Robert W. Frost, Jr., $160,000; John R. Patterson, $160,000; Mark G. Conroe, $150,000; and Donald J. Schultz, $160,000, (the "Named Executive Officers"). Each Named Executive Officer will also be eligible for discretionary bonuses.

STOCK OPTION PLAN

 LONG-TERM INCENTIVE PLAN

  Prior to consummation of the Mergers, Homestead anticipates adoption of the Homestead Village Properties Incorporated Long-Term Incentive Plan (the "Incentive Plan"), subject to approval of Homestead shareholders, which, it is expected, will contain the following terms and conditions. The number of shares of Homestead Common Stock which may be awarded under the Incentive Plan shall not exceed 5,000,000 shares in the aggregate. Shares of Homestead Common Stock issued under the Incentive Plan may be authorized and unissued shares or treasury shares. In the event of certain transactions affecting the type or number of outstanding shares, the number of shares subject to the Incentive Plan, the number or type of shares subject to outstanding awards, and the exercise price thereof, will be appropriately adjusted. The Incentive Plan will authorize the award of stock options, stock appreciation rights ("SARs"), stock grants (which may be subject to restrictions), performance stock and performance units, and authorizes the establishment of one or more stock purchase programs. A committee of the Homestead Board (the "Committee") will be appointed to administer the Incentive Plan. Subject to the terms of the Incentive Plan, the Committee will determine which employees or other individuals providing services to Homestead shall be eligible to receive awards under the Incentive Plan, and the amount, price, timing and other terms and conditions applicable to such awards.

  Options awarded under the Incentive Plan may be either incentive stock options which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options which are not intended to satisfy Section 422 of the Code. SARs may be granted in tandem or otherwise in connection with options, or may be granted as free-standing awards. Exercise of an option will result in the corresponding surrender of any tandem SAR. Options and SARs will become exercisable in accordance with the terms established by the Committee, which may include conditions relating to completion of a specified period of service or achievement of performance standards. Options and SARs will expire on the date determined by the Committee which shall not be later than the earliest to occur of (i) the tenth anniversary of the grant date, (ii) the first anniversary of the participant's termination of employment by reason of death or disability, (iii) the third anniversary of the participant's termination of employment by reason of retirement, or (iv) the three month anniversary of the participant's termination of employment for any other reason. Shares transferred to a participant pursuant to the exercise of an option may be subject to such additional restrictions or limitations as the Committee may determine.

  Under the Incentive Plan, the Committee may grant awards of Homestead Common Stock to participants, which shall be subject to such conditions and restrictions, if any, as the Committee may determine. During the period a stock award is subject to restrictions or limitations, the Committee may award the participant dividend rights with respect to such shares. The Incentive Plan may also provide that the Committee may establish one or more stock programs which may permit purchases of Homestead Common Stock.

  The Committee may award participants performance stock, the distribution of which is subject to achievement of performance objectives, or performance units which entitle the participant to receive value for the units at the end of a performance period to the extent provided under the award. In either case, the number of shares or units and the performance measures and periods shall be established by the Committee at the time the award is made.

             RELATIONSHIP WITH SECURITY CAPITAL GROUP INCORPORATED

  Prior to consummation of the Mergers, portions of Homestead's properties, assets and operations were owned by subsidiaries of each of PTR, ATLANTIC and SCG. SCG is a private real estate company which owns controlling positions in several real estate operating companies, including PTR and ATLANTIC, and owns several REIT managers which direct these operating businesses.

  Immediately after completion of the Mergers, SCG is expected to beneficially own 10,451,690 shares of Homestead Common Stock or approximately 58.9% of the outstanding shares of Homestead Common Stock, of which 2,243,038 will be issued to and held in escrow by an escrow agent pending funding of convertible mortgages loans under the Funding Commitment Agreements. See "Certain Relationships and Transactions--Escrow Agreement." SCG will also own Homestead Warrants to acquire an additional 5,103,884 shares of Homestead Common Stock. Through its beneficial ownership of Homestead Common Stock, SCG will control 58.9% of the vote on all matters submitted for Homestead shareholder action. In addition, pursuant to an Investor Agreement between SCG and Homestead, SCG will agree to exercise at the request of Homestead all Homestead Warrants it receives in the Transaction. In exchange for its agreement to exercise Homestead Warrants, Homestead will grant SCG the right, among other things, to nominate up to two directors to the Homestead Board, depending upon SCG's level of ownership of shares of Homestead Common Stock, and to be consulted on certain business decisions made by Homestead. In addition, pursuant to investor agreements with ATLANTIC and PTR, each of ATLANTIC and PTR will have the right to nominate one director to the Homestead Board. See "Certain Relationships and Transactions--PTR and ATLANTIC Investor Agreements" and "-- SCG Investor Agreement".

  SCG has funded the development of the Homestead Village concept since 1991. As part of the Transaction, SCG will contribute, for no additional consideration, the Homestead Village trademark, the Homestead Village operating system and Homestead Village properties which it is developing in areas outside the target markets of PTR and ATLANTIC. SCG will also provide financing to Homestead for additional developments undertaken between the execution of the Merger Agreement and the Closing Date.

  Prior to the Mergers, Homestead obtained certain services from affiliates of SCG and the SCG employees who performed services for Homestead under the PTR and ATLANTIC REIT management agreements and the property management agreements participated in a number of employee benefit plans maintained by SCG. Prior to completion of the Transaction, SCG and Homestead will enter into certain agreements relating to these matters. See "Business--Administrative Services Agreement" and "Certain Relationships and Transactions."

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

PROTECTION OF BUSINESS AGREEMENT

  Each of PTR, ATLANTIC and SCG will enter into a protection of business agreement dated as of the Closing Date (the "Protection of Business Agreement") with Homestead which will prohibit PTR, ATLANTIC, SCG and their respective affiliates from engaging, directly or indirectly, in the extended-stay lodging business for a period of 10 years except through Homestead and its subsidiaries. The Protection of Business Agreement also prohibits Homestead from, directly or indirectly, engaging in the ownership, operation, development, management or leasing of multifamily properties. The Protection of Business Agreement does not prohibit any of PTR, ATLANTIC or SCG from: (i) owning securities of Homestead; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as they do not actively participate in the business of such person; (iii) owning the outstanding securities of another person, a majority owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties; and (iv) owning securities of another person primarily engaged in business other than a business owning, operating, developing, managing or leasing extended-stay lodging properties, including a person primarily engaged in business as an owner, operator or developer of hotel properties, whether or not such person owns, operates, develops, manages or leases extended-stay lodging properties. The Protection of Business Agreement does not prohibit Homestead from: (i) owning securities of ATLANTIC, PTR or SCG; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing garden style multifamily properties; and (iii) owning the outstanding securities of another person, a majority owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing garden style multifamily properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties. The Protection of Business Agreement will terminate in the event of an acquisition, directly or indirectly (other than by purchase from PTR, ATLANTIC and SCG), by any person (or group of associated persons acting in concert), other than PTR, ATLANTIC, SCG, or their respective affiliates, of 25% or more of the outstanding voting stock of Homestead, without the prior written consent of the Homestead Board. Subject to earlier termination pursuant to the preceding sentence, the Protection of Business Agreement will terminate on the tenth anniversary of the Closing Date.

SCG INVESTOR AGREEMENT

  Homestead and SCG will enter into an investor agreement (the "SCG Investor Agreement"), which will require SCG, upon notice from Homestead, to exercise all of the Homestead Warrants (at an exercise price of $10.00 per share) received by SCG in connection with the Transaction. Homestead may call for the exercise of Homestead Warrants by SCG upon 10 days' prior written notice. The SCG Investor Agreement, among other things, provides that, without having first consulted with the nominee of SCG designated in writing, Homestead may not seek Homestead Board approval of (i) Homestead's annual budget, (ii) incurring expenses in any year exceeding (A) any line item in the annual budget by 20% and (B) the total expenses set forth in the annual budget by 5%,
(iii) acquisitions or dispositions in a single transaction or group of related transactions where the purchase price paid or received exceeds $5 million,
(iv) new contracts with a service provider for (A) investment management, property management or leasing services, or (B) that reasonably contemplates annual contract payments by Homestead in excess of $200,000, (v) the declaration or payment of any dividend or other distribution, (vi) the approval of stock option plans, (vii) the offer or sale of any shares of stock of Homestead or any securities convertible into shares of stock of Homestead (other than the sale or grant of any stock or grants of options or exercise of options granted under any benefit option plan approved by stockholders) and
(viii) the incurrence, restructuring, renegotiation or repayment of indebtedness for borrowed money in which the aggregate amount involved exceeds $5 million. The SCG Investor Agreement also provides that, so long as SCG owns at least 10% of the outstanding shares of Homestead Common Stock, Homestead may not increase the number of persons serving on the Homestead Board to more than seven. SCG also will be entitled to designate one or more persons as directors of Homestead, as follows: (i) so long as SCG owns at least 10% but less than 30% of the outstanding shares of Homestead Common Stock, it is entitled to nominate one person; and (ii) so long as SCG owns at least 30% of the outstanding shares of Homestead Common Stock, it is entitled to nominate that number of persons as shall bear approximately the same ratio to the total number of members of the Homestead Board as the number of shares of Homestead Common Stock beneficially owned by SCG bears to the total number of outstanding shares of Homestead Common Stock, provided, that, SCG shall be entitled to designate no more than two persons so long as the Homestead Board consists of no more than seven members. Any person who is employed by SCG or who is an employee, a 25% shareholder or a director of any corporation of which SCG is a 25% shareholder shall be deemed to be a designee of SCG. The nominee(s) of SCG may, but need not, be the same person(s) nominated by either PTR pursuant to the PTR Investor Agreement or ATLANTIC pursuant to the ATLANTIC Investor Agreement.

  In addition, because SCG is an affiliate of Homestead, the SCG Investor Agreement provides SCG with registration rights pursuant to which, in certain specified circumstances, SCG may request, at any time after the first anniversary of the date on which the Homestead Common Stock is registered with the Securities and Exchange Commission (the "Commission") under either Section 12(b) or 12(g) of the Exchange Act, and on not more than three occasions, registration of all of SCG's Homestead Common Stock pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act").

FUNDING COMMITMENT AGREEMENTS

  Pursuant to funding commitment agreements to be dated as of the Closing Date (the "Funding Commitment Agreements") each of PTR and ATLANTIC will agree to make mortgage loans to Homestead of up to $144,044,620 and $98,028,471, respectively. The obligations of PTR and ATLANTIC are limited to a specific dollar amount for each property identified in the respective Funding Commitment Agreements. Upon any determination by Homestead to commence development of a property identified in the Funding Commitment Agreement, Homestead is required to notify PTR or ATLANTIC, as the case may be, and PTR or ATLANTIC, as the case may be, is required to fund up to the full amount of its obligation with respect to such property. Homestead is required to complete the development of such property consistent with the development plans for such property. Each mortgage loan issued by Homestead pursuant to a Funding Commitment Agreement will be convertible into shares of Homestead Common Stock on the basis of one share of Homestead Common Stock for every $11.50 of principal outstanding on the mortgage loan. The obligation of Homestead to call for funding of, and the obligations of PTR and ATLANTIC to provide funding for, the mortgage loans expires on March 31, 1998, except with respect to properties for which Homestead has given notice that it intends to develop. Interest on the mortgage loans accrues at the rate of 9% on the unpaid principal balance, payable every six months. The mortgages are scheduled to mature on October 31, 2006, and are not callable until five years after the Closing Date. Homestead has pledged substantially all of its assets as collateral for the mortgage loans.

  Pursuant to each Funding Commitment Agreement, PTR and ATLANTIC will provide Homestead aggregate funding on such developments in the amounts of up to approximately $133 million and $111 million, respectively, which amounts are anticipated to be sufficient to complete the development of the respective Homestead Village facilities contributed by them. PTR and ATLANTIC will receive convertible mortgage notes in respect of such fundings in stated amounts of up to approximately $144 million and $98 million, respectively. The effect of these provisions is that PTR will fund $898,000 for each $1,000,000 of convertible mortgage loans and ATLANTIC will fund $1,133,535 for each $1,000,000 of convertible mortgage loans. The differences between the funded amounts and the stated amounts of the convertible mortgage loans arise because the rate of return on the existing Homestead Village facilities contributed by PTR is projected to exceed the rate of return on the Homestead Village facilities contributed by PTR and ATLANTIC to Homestead which are under construction or in pre-development planning. In calculating the relative ownership interests of PTR and ATLANTIC, SCG took into account the fact that as of July 1, 1996 PTR will have 28 Homestead Village facilities in operation and generating income, while ATLANTIC will have none. In addition, SCG expects that the average property development costs for the existing PTR Homestead Village properties will, on balance, be less than those for the PTR and ATLANTIC Homestead Village properties projected to be built in the future because a large portion of the existing PTR Homestead Village properties were in planning or under development during 1992 and 1993 when land prices and construction costs were less than they are now and are anticipated to be over the next 18 months. The stated amount of the convertible mortgage loans was determined based on a 9% interest rate to provide an effective yield to each of PTR and ATLANTIC that is reflective of the relative rates of return anticipated to be realized on all of the facilities contributed by PTR and ATLANTIC, respectively.

ATLANTIC AND PTR INVESTOR AGREEMENTS

  ATLANTIC and PTR will each enter into an investor and registration rights agreement with Homestead (the "ATLANTIC and PTR Investor Agreements") pursuant to which ATLANTIC and PTR each are entitled to designate one person for nomination to the Homestead Board, and Homestead will use its best efforts to cause the election of such nominee(s), until March 31, 1998 and for so long thereafter as PTR or ATLANTIC has the right to convert in excess of $20 million in principal amount of loans made pursuant to the Funding Commitment Agreement. Such nominee(s) may, but need not, be the same person(s) nominated by SCG pursuant to the SCG Investor Agreements. In addition, Homestead has granted to each of ATLANTIC and PTR registration rights with respect to the issuance upon conversion and the distribution of all of the shares of Homestead Common Stock issuable upon conversion of the convertible mortgage notes. Prior to the one-year anniversary of the date the Homestead Common Stock is registered under the Exchange Act, each of ATLANTIC and PTR may request one registration of those shares of Homestead Common Stock which are issued upon conversion of any or all the convertible mortgage notes converted during such one-year period and which it intends to distribute to its stockholders. After such one-year anniversary, each of ATLANTIC and PTR may request three additional registrations pursuant to Rule 415 promulgated under the Securities Act of all shares of Homestead Common Stock issued or issuable upon conversion of the convertible mortgage notes. Such registration, except for the fees and disbursements of counsel to ATLANTIC or PTR, shall be at the expense of Homestead.

ESCROW AGREEMENT

  Pursuant to an escrow agreement to be dated the Closing Date (the "Escrow Agreement") among Homestead, SCG and State Street Bank and Trust Company ("Escrow Agent"), a portion of the shares of Homestead Common Stock issuable to SCG in the Transaction will be placed in an escrow account maintained with the Escrow Agent. In general, as PTR and ATLANTIC advance funds to Homestead in accordance with the terms of their respective Funding Commitment Agreements, a portion of the shares of Homestead Common Stock in the escrow account will be released to SCG, together with a proportionate amount of accrued dividends, if any. On January 1, 2000, unless all of the shares of Homestead Common Stock placed in the escrow account have been released to SCG sooner in accordance with the provisions of the Escrow Agreement, the Escrow Agent will release to Homestead all of the shares of Homestead Common Stock remaining in the escrow account. All dividends or other distributions paid by Homestead in respect of the shares of Homestead Common Stock held in the escrow account shall be retained by the Escrow Agent for the benefit of the party to whom the related shares of Homestead Common Stock are ultimately issued. The Escrow Agent will vote all shares of Homestead Common Stock held in the escrow account in accordance with the written instructions of SCG. In the event that written instructions are not received, the Escrow Agent will not vote such shares.

  Because the number of shares of Homestead Common Stock being received by SCG is based on the anticipated future REIT management fees and property management fees SCG would have received under existing agreements with PTR and ATLANTIC for the 80 Homestead Village properties contributed to Homestead, net of overhead of SCG related to those properties, and since many of the contributed Homestead Village properties are either in the development or planning stage, the purpose of the Escrow Agreement is to time SCG's receipt of the shares of Homestead Common Stock pursuant to the Merger Agreement with the time the properties are actually funded and supported by a completion guaranty.

FINDER'S AGREEMENTS

  Pursuant to a series of agreements between PTR and the unaffiliated person who brought the Homestead concept to PTR and certain of his affiliates (collectively, "Finder"), Finder agreed to assist PTR in locating, developing and operating temporary corporate affordable housing facilities. In accordance with these agreements, Finder is entitled to receive: (i) with respect to four Homestead properties currently in operation and located in the Dallas area (collectively, the "Dallas Properties"), an annual amount of $535,000; (ii) with respect to the first 35 Homestead facilities constructed by Homestead (other than the Dallas Properties), an annual amount of $7,500 per property (such amount subject to proportionate increase or decrease if the property has less than 120 units or more than 150 units) for each fiscal year beginning on the date the facility achieves 80% occupancy and provided that Homestead expects to receive for such fiscal year an annual return from the facility equal to 12% of its undepreciated cost in the facility; (iii) upon the sale of any of the Dallas Properties to an unaffiliated third party, 20% of the net proceeds received by Homestead from the sale of such property; and (iv) upon the sale of any of the other 35 properties to an unaffiliated third party, 10% of the net proceeds received by Homestead from the sale of such property. The annual payments for each facility are payable until the earliest to occur of the sale of the facility to an unaffiliated third party, a breach of the agreements by Finder (subject to various cure provisions), and February 2043. In addition, Finder has agreed, until December 31, 1996, not to compete, directly or indirectly, with Homestead in certain states in which Homestead operates. Finder is not affiliated with Homestead, PTR, ATLANTIC or SCG. Homestead does not currently have an intention to sell any of its properties.

                            PRINCIPAL SHAREHOLDERS

  As of May 20, 1996, there were 1,000 shares of Homestead Common Stock issued and outstanding, which were held of record by SCG. The following table sets forth, as of May 20, 1996 and as adjusted to give effect to the Transaction, certain information regarding the beneficial ownership of Homestead Common Stock by each person who is expected to be the beneficial owner of five percent or more of the outstanding Homestead Common Stock, by each of Homestead's directors and Named Executive Officers, and by all directors and executive officers of Homestead as a group. As of such date, there are expected to be approximately 3,400 record holders of Homestead Common Stock.

                                                     AMOUNT OF     PERCENT OF
      NAME AND ADDRESS OR NUMBER OF PERSONS IN       BENEFICIAL     HOMESTEAD
      GROUP                                         OWNERSHIP(1)   COMMON STOCK
      ----------------------------------------      ------------   ------------
      Security Capital Group Incorporated..........  15,555,574(2)     68.1%
       125 Lincoln Avenue
       Santa Fe, New Mexico 87501
        William D. Sanders (Corporate Ownership)...  15,555,574(3)     68.1%
         7777 Market Center Avenue
         El Paso, Texas 79912
        William D. Sanders (Personal Ownership)....      64,593(4)        *
         7777 Market Center Avenue
         El Paso, Texas 79912
      C . Ronald Blankenship.......................       7,962           *
       125 Lincoln Avenue
       Santa Fe, New Mexico 87501
      David C. Dressler, Jr........................         909           *
       125 Lincoln Avenue
       Santa Fe, New Mexico 87501
      John P. Frazee, Jr...........................       3,143           *
       9512 Bull Headley Road
       Tallahassee, Florida 32312
      Marc G. Conroe...............................         501           *
       125 Lincoln Avenue
       Santa Fe, New Mexico 87501
      Robert W. Frost, Jr..........................           0           *
       Six Piedmont Center
       Atlanta, Georgia 30305
      John R. Patterson............................           0           *
       125 Lincoln Avenue
       Santa Fe, New Mexico 87501
      Donald J. Schultz............................         199           *
       125 Lincoln Avenue
       Santa Fe, New Mexico 87501
      Directors and Executive Officers as a group
       (7 persons).................................      12,714           *

- --------
   * Less than 1%.
(1) Includes for SCG, Messrs. Sanders, Blankenship, Dressler, Frazee, Conroe and Schultz and all directors and executive officers as a group, 5,103,884, 25,935, 3,197, 365, 1,262, 201, 80 and 5,105 shares of
    Homestead Common Stock, respectively, that may be acquired upon exercise of Homestead Warrants.

(2) These shares of Homestead Common Stock will be owned of record by SC Realty Incorporated, a wholly owned subsidiary of SCG, and are pledged to secure SCG's $300 million revolving line of credit facility with a syndicate of banks. As of May 20, 1996, there were $30 million of borrowings outstanding under the line of credit. The line of credit is also secured by securities owned by SCG of PTR, ATLANTIC, Security Capital Industrial Trust, a publicly-traded REIT affiliatd with SCG, and Security Capital U.S. Realty, an entity based in Luxembourg that is affiliated with SCG and which invests in real estate operating companies in the United States. SCG estimates that the aggregate market value of the pledged securities exceeded $1.9 billion as of May 20, 1996. SCG was in compliance with all covenants under the line of credit as of March 31, 1996. 2,243,038 of these shares of Homestead Common Stock with respect to which SCG has sole voting power will be held in escrow. See "Certain Relationships and Transactions--Escrow Agreement."
(3) Mr. Sanders may be deemed to beneficially own these shares of Homestead Common Stock, which will be owned by SCG, because Mr. Sanders shares voting and dispositive power with respect to all shares of Homestead Common Stock owned by SCG. SCG and Mr. Sanders intend to play a major role in the direction of Homestead for the purpose of maximizing the value of Homestead.
(4) 3,455 of these shares of Homestead Common Stock will be owned by Mr. Sanders directly. Mr. Sanders may be deemed to beneficially own 58,395 of these shares of Homestead Common Stock which will be owned by Sanders Partners Incorporated and CAMPR Partners Limited, family entities with respect to which Mr. Sanders shares voting and dispositive power, and 2,743 of these shares of Homestead Common Stock will be owned by a foundation of which Mr. Sanders is a director.

                      DESCRIPTION OF HOMESTEAD SECURITIES

  The following summary of the terms of the securities of Homestead does not purport to be complete and is subject to and qualified in its entirety by reference to the Homestead Charter and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Appendix A forms a part.

GENERAL

  The authorized stock of Homestead consists of 250,000,000 shares of common stock, $0.01 par value per share. The Homestead Board may classify or reclassify any unissued shares of stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of such stock. No holder of any class of stock of Homestead will have any preemptive right to subscribe to any securities of Homestead except as may be granted by the Homestead Board in authorizing the issuance of a class of preferred stock. Under Maryland law, stockholders are generally not liable for Homestead's debts or obligations. For a description of certain provisions that could have the effect of delaying, deferring or preventing a change in control, see "Risk Factors-- Limitations on Changes in Control," "Certain Relationships and Transactions-- SCG Investor Agreement" and "Certain Provisions of Maryland Law and of Homestead's Charter and Bylaws."

  The transfer agent and registrar for the Homestead Common Stock is The First National Bank of Boston, 150 Royall Street, Canton, Massachusetts 02021.

HOMESTEAD COMMON STOCK

  The outstanding shares of Homestead Common Stock are fully paid and non-assessable. Each share of Homestead Common Stock entitles the holder to one vote on all matters requiring a vote of stockholders, including the election of directors. Stockholders do not have the right to cumulate their votes in the election of directors, which means that the holders of a majority of the outstanding shares of Homestead Common Stock can elect all of the directors then standing for election. Stockholders are entitled to such dividends as may be authorized from time to time by the directors out of assets legally available therefor.

  In the event of any liquidation, dissolution or winding-up of the affairs of Homestead, holders of Homestead Common Stock will be entitled, subject to the preferential rights of holders of preferred stock, if any, to share ratably in the assets of Homestead remaining after provision for payment of liabilities to creditors.

  All shares of Homestead Common Stock have equal distribution, liquidation and other rights, and shall have no preference, appraisal, conversion or exchange rights. Upon completion of the Distribution, 17,749,735 shares of Homestead Common Stock will be issued and outstanding.

PREFERRED STOCK

  The Homestead Board is empowered by the Homestead Charter, without the approval of stockholders, to cause shares of preferred stock to be issued in one or more series and to determine, among other things, the number of preferred shares of each series and the rights, preferences, powers and limitations of each series which may be senior to the rights of Homestead Common Stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of Homestead and may adversely affect the voting and other rights of stockholders. Upon completion of the Transaction, no shares of preferred stock will be outstanding and Homestead has no present plans to issue any preferred stock following completion of the Distribution other than as contemplated by the Rights Agreement (as defined below).

PURCHASE RIGHTS

  On May 16, 1996, the Board of Directors declared a dividend of one Purchase Right for each share of Homestead Common Stock outstanding at the close of business on May 16, 1996 (the "Rights Record Date") to the holders of Homestead Common Stock of record as of the Rights Record Date. The dividend was paid on the Rights Record Date. The holders of any additional shares of Homestead Common Stock issued after the Rights Record Date and before the redemption or expiration of the Purchase Rights will also be entitled to one Purchase Right for each such additional share. Each Purchase Right entitles the registered holder under certain circumstances to purchase from Homestead one-hundredth of a Participating Preferred Share of Homestead at a price of $50.00 per one-hundredth of a Participating Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Purchase Rights are set forth in the Rights Agreement dated as of May 16, 1996 between Homestead and The First National Bank of Boston, as rights agent (the "Rights Agreement").

  The Purchase Rights will be exercisable and will be evidenced by separate certificates only after the earlier to occur of: (1) 10 days following a public announcement that a person or group of affiliated or associated persons (excluding certain affiliates of Homestead) has acquired beneficial ownership of 20% or more of the outstanding shares of Homestead Common Stock (thereby becoming an "Acquiring Person") or (2) 15 business days (or such later date as may be determined by action of the Homestead Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of persons (excluding certain affiliates of Homestead) of 25% or more of the outstanding shares of Homestead Common Stock (the first to occur of such dates being called the "Rights Distribution Date"). With respect to any of the stock certificates outstanding as of the Rights Record

Date, until the Rights Distribution Date the Purchase Rights will be evidenced by such stock certificate. Until the Rights Distribution Date (or earlier redemption or expiration of the Purchase Rights), new stock certificates issued after the Rights Record Date upon transfer or new issuance of shares of Homestead Common Stock will contain a notation incorporating the Rights Agreement by reference. Notwithstanding the foregoing, if the Homestead Board in good faith determines that a person who would otherwise be an Acquiring Person under the Rights Agreement has become such inadvertently, and such person divests as promptly as practicable a sufficient number of shares of Homestead Common Stock so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be an Acquiring Person for purposes of the Rights Agreement.

  The Purchase Rights will expire on May 16, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Purchase Rights are earlier redeemed or exchanged by Homestead, in each case as described below.

  The Purchase Price payable, and the number of Participating Preferred Shares or other securities or property issuable, upon exercise of the Purchase Rights are subject to adjustment under certain circumstances from time to time to prevent dilution. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

  Participating Preferred Shares purchasable upon exercise of the Purchase Rights will not be redeemable. Each Participating Preferred Share will be entitled to a minimum preferential quarterly distribution payment of $1 per share but will be entitled to an aggregate distribution of 100 times the distribution declared per share of Homestead Common Stock. Each Participating Preferred Share will have 100 votes, voting together with the shares of Homestead Common Stock. In the event of liquidation, the holders of the Participating Preferred Shares will be entitled to a minimum preferential liquidation payment of $1 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Homestead Common Stock. In the event of any merger, consolidation or other transaction in which shares of Homestead Common Stock are exchanged, each Participating Preferred Share will be entitled to receive 100 times the amount received per share of Homestead Common Stock. In the event of issuance of Participating Preferred Shares upon exercise of the Purchase Rights, in order to facilitate trading, a depositary receipt may be issued for each one-hundredth of a Participating Preferred Share. The Purchase Rights will be protected by customary antidilution provisions.

  In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Purchase Right, other than Purchase Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise a number of shares of Homestead Common Stock having a market value (determined in accordance with the Rights Agreement) of twice the Purchase Price. In lieu of the issuance of shares of Homestead Common Stock upon exercise of Purchase Rights, the Homestead Board may under certain circumstances, and if there is an insufficient number of shares of Homestead Common Stock authorized but unissued or held by Homestead to permit the exercise in full of the Purchase Rights, the Homestead Board is required to, take such action as may be necessary to cause Homestead to issue or pay upon the exercise of Purchase Rights, cash (including by way of a reduction of purchase price), property, other securities or any combination of the foregoing having an aggregate value equal to that of the shares of Homestead Common Stock which otherwise would have been issuable upon exercise of Purchase Rights.

  In the event that, after any person or group becomes an Acquiring Person, Homestead is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Purchase Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, a number of shares of common stock of the acquiring company having a market value (determined in accordance with the Rights Agreement) of twice the Purchase Price.

  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by that person or group of 50% or more of the outstanding shares of Homestead Common Stock, the Homestead Board may exchange the Purchase Rights (other than Purchase Rights owned by that person or group which will have become void), in whole or in part, at an exchange ratio of one share of Homestead Common Stock (or one-hundredth of a Participating Preferred Share) per Purchase Right (subject to adjustment).

  As soon as practicable after a Rights Distribution Date, Homestead is obligated to use its best efforts to file a registration statement under the Securities Act relating to the securities issuable upon exercise of Purchase Rights and to cause such registration statement to become effective as soon as practicable.

  At any time prior to the time a person or group of persons becomes an Acquiring Person, the Homestead Board may redeem the Purchase Rights in whole, but not in part, at a price of $0.01 per Purchase Right (the "Redemption Price") payable in cash, shares of Homestead Common Stock or any other form of consideration deemed appropriate by the Homestead Board. The redemption of the Purchase Rights may be made effective at such time, on such basis and with such conditions as the Homestead Board in its sole discretion may establish. Immediately upon the effectiveness of any redemption of the Purchase Rights, the right to exercise the Purchase Rights will terminate and the only right of the holders of Purchase Rights will be to receive the Redemption Price.

  The terms of the Purchase Rights may be amended by the Homestead Board without the consent of the holders of the Purchase Rights, except that from and after the time any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Purchase Rights and in no event shall any such amendment change the 20% threshold at which a person acquiring beneficial ownership of shares of Homestead Common Stock becomes an Acquiring Person.

  The Purchase Rights have certain anti-takeover effects. The Purchase Rights will cause substantial dilution to a person or group that attempts to acquire Homestead on terms not approved by the Homestead Board, except pursuant to an offer conditioned on a substantial number of Purchase Rights being acquired. The Purchase Rights should not interfere with any merger or other business combination approved by the Homestead Board since the Purchase Rights may be redeemed by Homestead at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 20% or more of the shares of Homestead Common Stock. The foregoing description of the Purchase Rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Rights Agreement, including the definitions therein of certain terms, a copy of which has been filed as an exhibit to the Registration Statement on Form S-4 filed with the Commission by Homestead (the "Homestead Registration Statement").

HOMESTEAD WARRANTS

  The Homestead Warrants are to be issued under a Warrant Agreement (the "Warrant Agreement") between Homestead and The First National Bank of Boston, as Warrant Agent (the "Warrant Agent"). The following is a summary of the material terms of the Homestead Warrants and the Warrant Agreement. The summary is subject to, and is qualified in its entirety by reference to, all the provisions of the Homestead Warrants and the Warrant Agreement, including the definitions therein of certain terms, a copy of which has been filed as an exhibit to the Homestead Registration Statement.

 GENERAL

  Each Homestead Warrant will entitle the registered holder thereof, subject to and upon compliance with the provisions thereof and of the Warrant Agreement, at such holder's option, to purchase at an exercise price of $10.00 per share from Homestead one share of Homestead Common Stock. The number of shares of Homestead Common Stock for which a Homestead Warrant may be exercised is subject to adjustment as set forth in the Warrant Agreement.

  Homestead Warrants may be exercised at any time by surrendering the certificate evidencing such Homestead Warrants (the "Warrant Certificates") with the form of election to purchase shares set forth on the reverse side thereof duly completed and executed by the holder thereof and paying in full the exercise price for such Homestead Warrant at the office or agency designated for such purpose, which will initially be the corporate trust office of the Warrant Agent in New York, New York. Each Homestead Warrant may be exercised only in whole and the exercise price may be paid only in cash or by certified or official bank check. The Homestead Warrants will expire at 5:00 p.m., New York time on the first anniversary of the date on which the Transaction is consummated.

  The Warrant Certificates evidencing the Homestead Warrants may be surrendered for exercise or exchange, and the transfer of Warrant Certificates will be registrable, at the office or agency of Homestead maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York. The Warrant Certificates will be issued only in fully registered form. No service charge will be made for any exercise, exchange or registration of transfer of Warrant Certificates, but Homestead may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Fractional shares of Homestead Common Stock will not be issued upon exercise of Homestead Warrants. In lieu thereof Homestead will pay a cash adjustment based on the Current Market Value (as defined in the Warrant Agreement) of a share of Homestead Common Stock on the date the Warrant Certificate is surrendered for conversion.

  Holders of Homestead Warrants will not be entitled, by virtue of being such holders, to receive dividends, vote, receive notice of any meetings of stockholders or otherwise have any right of stockholders of Homestead.

 ADJUSTMENTS

  The number of shares of Homestead Common Stock issuable upon exercise of a Homestead Warrant (the "Exercise Rate") is subject to adjustment upon the occurrence of certain events, including (a) dividends or distributions on Homestead Common Stock payable in Homestead Common Stock or certain other capital stock of Homestead; (b) subdivisions, combinations or certain reclassifications of Homestead Common Stock; (c) distributions to all holders of Homestead Common Stock of rights, warrants or options entitling them to subscribe for Homestead Common Stock at a price per share less than 94% of the Current Market Value at the Time of Determination (each as defined in the Warrant Agreement); (d) sales by Homestead of Homestead Common Stock or of securities convertible into or exchangeable or exercisable for Homestead Common Stock (other than pursuant to (1) the exercise of the Homestead Warrants and (2) any security convertible into, or exchangeable or exercisable for, Homestead Common Stock as to which the issuance thereof has previously been the subject of any required adjustment pursuant to the Warrant Agreement) at a price per share less than the Current Market Value at the Time of Determination; and (e) distributions to stockholders of assets or debt securities of Homestead or certain rights, warrants or options to purchase assets, debt securities or other securities of Homestead (excluding cash dividends or other cash distributions from consolidated retained earnings other than any Extraordinary Cash Dividend (as defined in the Warrant Agreement)). No adjustment in the Exercise Rate will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Rate; provided that any adjustment that is not made will be carried forward and taken into account in any subsequent adjustment.

  If Homestead is a party to a consolidation or merger, or certain transfers of all or substantially all of its assets occur, the right to exercise a Homestead Warrant for Homestead Common Stock may be changed into a right to receive securities, cash or other assets of Homestead or another person.

  In the event of a taxable distribution to holders of Homestead Common Stock which results in an adjustment to the number of shares of Homestead Common Stock or other consideration for which a Homestead Warrant may be exercised, the holders of the Homestead Warrants may, in certain circumstances, be deemed to have received a distribution subject to United States Federal income tax.

CONVERTIBLE MORTGAGE NOTES

  As of the Closing Date, Homestead will assume the $77,289,000 principal amount of promissory notes of its predecessors in connection with funding the acquisition and construction costs and expenses incurred in connection with acquiring and developing various real properties as Homestead Village properties. Pursuant to the Funding Commitment Agreements, PTR and ATLANTIC have agreed to provide Homestead aggregate funding on the respective Homestead Village properties contributed by such party in the amounts of up to approximately $133 million and $111 million, respectively. PTR and ATLANTIC will receive convertible mortgage notes in respect of such fundings in stated amounts of up to $144,044,620 and $98,028,471, respectively. The differences between the funded amounts and the stated amounts of the convertible mortgage loans arise because the rate of return on the existing Homestead Village facilities contributed by PTR is projected to exceed the rate of return on the Homestead Village facilities contributed by PTR and ATLANTIC to Homestead which are under construction or in pre-development planning. In calculating the relative ownership interests of PTR and ATLANTIC, SCG took into account the fact that as of July 1, 1996 PTR will have 28 Homestead Village facilities in operation and generating income, while ATLANTIC will have none. In addition, SCG expects that the average property development costs for the existing PTR Homestead Village properties will, on balance, be less than those for the PTR and ATLANTIC Homestead Village properties projected to be built in the future because a large portion of the existing PTR Homestead Village properties were in planning or under development during 1992 and 1993 when land prices and construction costs were less than they are now and are anticipated to be over the next 18 months. The stated amount of the convertible mortgage loans was determined based on a 9% interest rate to provide an effective yield to each of PTR and ATLANTIC that is reflective of the relative rates of return anticipated to be realized on all of the facilities contributed by PTR and ATLANTIC, respectively.

  Interest on the promissory notes accrues at the rate of 9% on the unpaid principal balance payable every six months. The promissory notes are scheduled to mature on October 31, 2006. Homestead has pledged substantially all of its assets as collateral for the promissory notes. PTR and ATLANTIC have the right, beginning on or after March 31, 1997, to convert all of the outstanding principal amount of the promissory notes into shares of Homestead Common Stock on the basis of one share of Homestead Common Stock for each $11.50 aggregate principal amount outstanding on the promissory notes being converted. This conversion rate is subject to adjustment on substantially the same terms as the Homestead Warrants.

                   CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                        HOMESTEAD'S CHARTER AND BYLAWS

  The following paragraphs summarize certain provisions of Maryland law and the Homestead Charter and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Homestead Charter and Bylaws.

CLASSIFICATION OF THE HOMESTEAD BOARD

  Homestead's Bylaws provide that the number of directors may be established by the Homestead Board but may not be fewer than three nor more than fifteen. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors will be filled by a majority of the entire Homestead Board. Pursuant to the Homestead Charter, the directors are divided into three classes. One class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1997, another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1998 and another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1999. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualify. Homestead believes that classification of the Homestead Board will help to assure the continuity and stability of Homestead's business strategies and policies as determined by the Homestead Board.

  The classified director provision could have the effect of making the replacement of incumbent directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of Homestead, even though such an attempt might be beneficial to Homestead and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Homestead Board. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions.

BUSINESS COMBINATIONS

  Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Homestead Board has exempted from these provisions of the MGCL any business combination with SCG and its affiliates and successors. As a result, SCG and its affiliates and successors may be able to enter into business combinations with Homestead that may not be in the best interests of its stockholders without compliance by Homestead with the super-majority vote requirements and other provisions of the statute.

CONTROL SHARE ACQUISITIONS

  Maryland law provides that "Control Shares" of a Maryland corporation acquired in a "Control Share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  A person who has made or proposes to make a Control Share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the Control Share acquisition.

  The Control Share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

  Homestead's Bylaws contain a provision exempting SCG and its affiliates and successors from the provisions of the Control Share acquisition statute.

ADVANCE NOTICE PROVISIONS

  For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder, the Homestead Bylaws require such stockholder deliver a notice to the Secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting setting forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, pursuant to Regulation 14A of the Exchange Act; (ii) as to any other business that the stockholder proposed to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (iii) as to the stockholder giving the notice and beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder as they appear on Homestead's books, and of such beneficial owner and (y) the number of shares of each class of Homestead common stock which are owned beneficially and of record by such stockholder and such beneficial owner, if any.

                       SHARES AVAILABLE FOR FUTURE SALE

  Upon completion of the Mergers, Homestead will have 17,749,735 shares of Homestead Common Stock and Homestead Warrants to purchase 10,000,000 shares of Homestead Common Stock issued and outstanding. All of the shares to be issued in the Distribution, other than any shares purchased by affiliates, will be tradeable without restriction under the Securities Act. The shares of Homestead Common Stock currently issued and outstanding or reserved for issuance upon conversion of the convertible mortgage notes or exercise of options will be eligible for sale, subject to the volume resale, manner of sale and notice limitations of Rule 144 of the Securities Act.

  In general, under Rule 144, a person (or persons whose shares are aggregated in accordance with the Rule) who has beneficially owned his or her shares of Homestead Common Stock for at least two years, including any such persons who may be deemed "affiliates" of Homestead (as defined in the Securities Act), would be entitled to sell within any three-month period a number of shares of Homestead Common Stock that does not exceed the greater of 1% of the then outstanding number of shares or the average weekly trading volume of the shares during the four calendar weeks preceding each such sale. After shares are held for three years, a person who is not deemed an "affiliate" of Homestead is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Sales of shares of Homestead Common Stock by affiliates will continue to be subject to the volume limitations. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, is controlled by, or is under common control with, such issuer.

  Homestead has granted SCG, which will beneficially own 10,451,690 shares of Homestead Common Stock after the Transaction, and each of PTR and ATLANTIC, certain registration rights. See "Certain Relationships and Transactions--SCG Investor Agreement" and "--ATLANTIC and PTR Investor Agreements."

  No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares (including shares issued upon the exercise of warrants and options), or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

                  INDEPENDENT PUBLIC ACCOUNTANTS AND EXPERTS

  The following financial statements have been included herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

  (i) the combined balance sheets of the PTR-Homestead Village Group as of December 31, 1994 and 1995, the related combined statements of operations, owners' equity and cash flows for each of the years in the three-year period ended December 31, 1995 and the related combined schedule as of December 31, 1995;

  (ii) the combined balance sheet of the Atlantic-Homestead Village Group as of December 31, 1995, the related combined statements of operations, owners' equity and cash flows for the period from April 3, 1995 (date of formation) through December 31, 1995 and the related combined schedule as of December 31, 1995;

  (iii) the combined balance sheets of the SCG-Homestead Village Group as of December 31, 1994 and 1995 and the related combined statements of operations, shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995.

  The balance sheet of Homestead Village Properties Incorporated at April 30, 1996 appearing in the Prospectus of Homestead included in the Homestead Registration Statement has been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  Homestead has filed with the Commission the Homestead Registration Statement under the Securities Act with respect to the Homestead Securities being distributed hereby. This Appendix A omits certain information contained in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to Homestead and the Homestead Securities being distributed hereby, reference is made to the Registration Statement including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to such contract or other documents filed with the Commission as an exhibit to the Registration Statement, or otherwise, each such statement being qualified by and subject to such reference in all respects.

  As a result of the Mergers, Homestead will become subject to the informational requirements of the Exchange Act, and in accordance therewith will file reports and other information with the Commission. Reports, registration statements, proxy statements and other information filed by Homestead with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such material can also be obtained from the Commission's Web site at http://www.sec.gov.

                            VALIDITY OF SECURITIES

  The validity of the Homestead Common Stock and the Homestead Warrants offered hereby has been passed upon for Homestead by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt has relied upon the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland, as to certain matters of Maryland law. Mayer, Brown & Platt has represented and is currently representing ATLANTIC, PTR, SCG and Homestead and certain of their respective affiliates.

                    INDEX TO HOMESTEAD FINANCIAL STATEMENTS

HOMESTEAD VILLAGE PROPERTIES INCORPORATED
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
PRO FORMA (UNAUDITED):
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1996.......   F-4
Pro Forma Condensed Consolidated Statement of Operations for the three months ended
 March 31, 1996...........................................................   F-7
Pro Forma Condensed Consolidated Statement of Operations for the year
 ended December 31, 1995 .................................................   F-8
THE PTR--HOMESTEAD VILLAGE GROUP
HISTORICAL COMBINED FINANCIAL STATEMENTS:
Independent Auditors' Report..............................................   F-9
Combined Balance Sheets as of December 31, 1994 and 1995 and the unaudited
 Combined Balance Sheet as of March 31, 1996..............................  F-10
Combined Statements of Operations for the years ended December 31, 1993,
 1994 and 1995 and the unaudited Combined Statements of Operations for the three months ended March 31, 1995 and 1996...............................  F-11
Combined Statements of Owners' Equity for the years ended December 31,
 1993, 1994 and 1995 and the unaudited Combined Statement of Owners'
 Equity for the three months ended March 31, 1996.........................  F-12
Combined Statements of Cash Flows for the years ended December 31, 1993,
 1994 and 1995 and the unaudited Combined Statements of Cash Flows for the three months ended March 31, 1995 and 1996...............................  F-13
Notes to Combined Financial Statements....................................  F-14
Schedule III--Real Estate and Accumulated Depreciation as of December 31,
 1995.....................................................................  F-19
THE ATLANTIC--HOMESTEAD VILLAGE GROUP
HISTORICAL COMBINED FINANCIAL STATEMENTS:
Independent Auditors' Report..............................................  F-21
Combined Balance Sheet as of December 31, 1995 and the unaudited Combined
 Balance Sheet as of March 31, 1996.......................................  F-22
Combined Statement of Operations for the period from April 3, 1995 (date of formation) through December 31, 1995 and the unaudited Combined
 Statement of Operations for the three months ended March 31, 1996........  F-23
Combined Statement of Owners' Equity for the period from April 3, 1995
 (date of formation) through December 31, 1995 and the unaudited Combined
 Statement of Owners' Equity for the three months ended March 31, 1996....  F-24
Combined Statement of Cash Flows for the period from April 3, 1995 (date of formation) through December 31, 1995 and the unaudited Combined
 Statement of Cash Flows for the three months ended March 31, 1996........  F-25
Notes to Combined Financial Statements....................................  F-26
Schedule III--Real Estate and Accumulated Depreciation as of December 31,
 1995.....................................................................  F-29
THE SCG--HOMESTEAD VILLAGE GROUP
HISTORICAL COMBINED FINANCIAL STATEMENTS:
Independent Auditors' Report..............................................  F-30
Combined Balance Sheets as of December 31, 1994 and 1995 and the unaudited
 Combined Balance Sheet as of March 31, 1996..............................  F-31

Combined Statements of Operations for the years ended December 31, 1993,
 1994 and 1995 and the unaudited Combined Statements of Operations for the three months ended March 31, 1995 and 1996...............................  F-32
Combined Statements of Shareholder's Equity (Deficit) for the years ended
 December 31, 1993, 1994 and 1995 and the unaudited Combined Statement of
 Shareholder's Equity (Deficit) for the three months ended March 31, 1996.  F-33
Combined Statements of Cash Flows for the years ended December 31, 1993,
 1994 and 1995 and the unaudited Combined Statements of Cash Flows for the three months ended March 31, 1995 and 1996...............................  F-34
Notes to Combined Financial Statements....................................  F-35
HOMESTEAD VILLAGE PROPERTIES INCORPORATED
BALANCE SHEET:
Report of Independent Auditors............................................  F-38
Balance Sheet as of April 30, 1996........................................  F-39
Notes to Balance Sheet....................................................  F-40

                   HOMESTEAD VILLAGE PROPERTIES INCORPORATED

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                             AS OF MARCH 31, 1996
                                  (UNAUDITED)

  The unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the following transactions had occurred on March 31, 1996; (I) the PTR-Homestead Village Group including land parcels which were under contract as of March 31, 1996 and expected to be acquired prior to the date of the transaction, merged with and into Homestead; (II) the acquisition of net assets of the Atlantic-Homestead Village Group including land parcels which were under contract as of March 31, 1996 and expected to be acquired prior to the transaction date had been completed; (III) the acquisition of the net assets of SCG-Homestead Village Group had occurred. Such pro forma information is based in part on the historical Combined Balance Sheets of the PTR-Homestead Village Group, the Atlantic-Homestead Village Group and the SCG-Homestead Village Group. It should be read in conjunction with the financial statements listed in the index page F-1 of the Prospectus. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

  In accordance with the merger and distribution agreement and the funding commitment agreement the PTR-Homestead Village Group will contribute a total of 54 facilities either in operation, under construction or in pre-development planning. Similarly, the Atlantic-Homestead Village Group will contribute a total of 26 facilities either in operation, under construction or in pre-development planning. Subsequent to the date of the transaction, PTR and Atlantic will be obligated to provide the additional funding to complete the development of the facilities contributed. The Pro Forma Condensed Consolidated Balance Sheet excludes expected development costs related to the properties under development or planned to be developed and the related convertible mortgage notes for the period April 1, 1996 through ultimate completion of the facilities and therefore is not reflective of the entire transaction.

  The unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming these transactions had been completed as of March 31, 1996, nor does it purport to represent the future financial position of Homestead.

                   HOMESTEAD VILLAGE PROPERTIES INCORPORATED

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                             AS OF MARCH 31, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                   FUNDING OF                 ACQUISITION
                                                  HOMESTEAD AND   HOMESTEAD     OF THE    ACQUISITION
                        THE PTR-                   MERGER WITH     VILLAGE     ATLANTIC-  OF THE SCG-
                        HOMESTEAD                   THE PTR-      PROPERTIES   HOMESTEAD   HOMESTEAD   OTHER PRO      PRO FORMA
                      VILLAGE GROUP  PRO FORMA      HOMESTEAD    INCORPORATED   VILLAGE     VILLAGE      FORMA        CONDENSED
                      HISTORICAL(A) ADJUSTMENTS   VILLAGE GROUP   PRO FORMA    GROUP (G)   GROUP (H)  ADJUSTMENTS    CONSOLIDATED
                      ------------- -----------   -------------  ------------ ----------- ----------- -----------    ------------
ASSETS
- ------
Current assets:
 Cash and cash
 equivalents.......     $  2,931      $   --         $     1 (e)   $  2,932     $27,239     $    12    $ (1,500)(j)    $ 28,683
 Accounts
 receivable........          799          --             --             799         --          481         --            1,280
 Other current
 assets............          314          --             --             314         --            4         --              318
                        --------      -------        -------       --------     -------     -------    --------        --------
   Total current
   assets..........        4,044          --               1          4,045      27,239         497      (1,500)         30,281
Property and
equipment, net.....      120,871       11,789 (c)        --         132,660      24,095         233         --          156,988
Other assets.......        1,475          --             --           1,475       1,817          72       1,500 (j)       4,864
Trademark and other
intangible assets..          --           --             --             --          --       19,405         --           19,405
                        --------      -------        -------       --------     -------     -------    --------        --------
   Total assets....     $126,390      $11,789        $     1       $138,180     $53,151     $20,207    $    --         $211,538
                        ========      =======        =======       ========     =======     =======    ========        ========
LIABILITIES AND SHAREHOLDERS'
EQUITY
- -----------------------------
Current
liabilities:
 Development costs
 payable...........     $  3,590      $   --         $   --        $  3,590     $ 1,142     $   --     $    --         $  4,732
 Accrued real
 estate taxes......          760          --             --             760           5         --          --              765
 Accounts payable..          342          --             --             342         142           6         --              490
 Other accrued
 expenses..........          867          --             --             867         163           3         --            1,033
 Accrued interest
 payable...........        1,183          --             --           1,183         --          --          --            1,183
 Advances from
 shareholders......          --           --             --             --          --          --          --              --
                        --------      -------        -------       --------     -------     -------    --------        --------
   Total current
   liabilities.....        6,742          --             --           6,742       1,452           9         --            8,203
 Intercompany
 debt..............       11,185      (11,185)(d)        --             --          --          --          --              --
 Convertible
 mortgage notes
 payable...........       77,289      (25,726)(b)        --          51,563         --          --          --           51,563
                        --------      -------        -------       --------     -------     -------    --------        --------
   Total
   liabilities.....       95,216      (36,911)           --          58,305       1,452           9         --           59,766
Shareholders'
Equity:                                                                                                     --
 Common stock......          --           --              95 (f)         95          42          16          24 (i)         177
 Additional paid
 in
 capital/Contributed
 capital...........       25,890       11,789 (c)          1 (e)
                                       25,726 (b)     74,495 (f)
                                       11,185 (d)    (74,590)(f)     74,496      51,657      20,182      29,773 (i)     176,108
 Shares in escrow..          --           --             --             --          --          --      (29,797)(i)     (29,797)
 Retained
 earnings..........        5,284          --             --           5,284         --          --          --            5,284
                        --------      -------        -------       --------     -------     -------    --------        --------
   Total
   shareholders'
   equity..........       31,174       48,700              1         79,875      51,699      20,198         --          151,772
                        --------      -------        -------       --------     -------     -------    --------        --------
Total liabilities
and shareholders'
equity.............     $126,390      $11,789        $     1       $138,180     $53,151     $20,207    $    --         $211,538
                        ========      =======        =======       ========     =======     =======    ========        ========

- --------
(a) Reflects the historical combined balance sheet of the PTR-Homestead Village Group as of March 31, 1996, which is presented elsewhere in this registration statement.
(b) Reflects the conversion of convertible mortgage notes of the PTR-Homestead Village Group to capital contributed as a result of the transaction.
(c) Reflects the land to be acquired by the PTR-Homestead Village Group subsequent to March 31, 1996 and prior to the date of transaction.
(d) Reflects the conversion of intercompany debt of the PTR-Homestead Village Group to contributed capital in accordance with the merger and distribution agreement.
(e) Reflects the funding of Homestead through the issuance of 1,000 shares of common stock in exchange for $1.
(f) Reflects the issuance of 9,486 shares of $.01 par value common stock of Homestead to PTR in exchange for the net assets of the PTR-Homestead Village Group. This transaction is accounted for as a reorganization of entities under common control and accordingly, assets and liabilities are reflected at the PTR-Homestead Village Group's historical cost. Additionally, PTR would receive 6,364 warrants to purchase additional shares of Homestead common stock at the exercise price of $10 per share.
(g) Reflects the acquisition of the Atlantic-Homestead Village Group's net assets by Homestead at fair market value in exchange for 4,201 shares of Homestead's $.01 par value common stock. Included in the net assets of the Atlantic-Homestead Village Group are costs estimated to be $9,582 relating to the acquisition of land under contract, subsequent to March 31, 1996 and prior to the date of the transaction. Also included is cash of $27,167 contributed by Atlantic as partial consideration for the Homestead stock received (the $27,167 is expected to be reduced to approximately $18,600 at the Closing Date as a result of development costs incurred between March 31, 1996 and the Closing Date). Additionally, the fair market value of the net assets of the Atlantic-Homestead Village Group is estimated to be $4,076 in excess of its historical cost basis. The excess has been allocated to property and equipment.
  Additionally, Atlantic would receive 2,818 warrants to purchase additional shares of Homestead common stock at the exercise price of $10 per share.
(h) Reflects the acquisition of the net assets of SCG-Homestead Village Group by Homestead at fair market value. The net assets acquired by Homestead primarily consist of trademarks and tradenames, development and property management expertise as well as, operating systems necessary to conduct the business of developing, owning and operating the Homestead Village properties. The fair market value of the net assets, including trademarks and other intangible assets is estimated by management to be $49,995. At the transaction date, SCG would receive a pro rata portion of total expected shares based on the ratio of actual funding provided by PTR and Atlantic to the total expected funding to be provided. Accordingly, the pro forma adjustment reflects that SCG would receive 1,641 shares of Homestead $.01 par value common stock in exchange for net assets with a total fair market value of $20,198, including trademark and other intangible assets of $19,405. Additionally, SCG would receive 818 warrants to purchase additional shares of Homestead common stock at the exercise price of $10 per share.
(i) The remaining shares of Homestead common stock of 2,422 would be issued at $10 per share to an escrow agent to be held for SCG. As the properties are completed, the shares of Homestead common stock would be transferred to SCG as discussed in (h) above.
  For the shares of Homestead common stock issued to the escrow agent, a corresponding reduction to shareholder's equity would be recorded.
(j) Reflects estimated expenses of consummating the merger transaction.

                   HOMESTEAD VILLAGE PROPERTIES INCORPORATED
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 and for the three months ended March 31, 1996 of Homestead Village Properties Incorporated ("Homestead") are presented as if: I) Homestead was funded and the PTR-Homestead Village Group merged into Homestead; II) the PTR-Homestead Village Group acquired land parcels which were under contract as of March 31, 1996 and expected to close prior to the date of the transaction; and III) Homestead acquired the net assets of the Atlantic-Homestead Village Group and the SCG-Homestead Village Group through the issuance of shares of Homestead common stock and warrants as of January 1, 1995. The financial statements and related footnotes of the PTR-Homestead Village Group, the Atlantic-Homestead Village Group and the SCG-Homestead Village Group are presented elsewhere in this registration statement. The statements also include estimated incremental expenses related to operating a publicly held company as if it were publicly held as of January 1, 1995. Such pro forma information is based in part upon the Historical Combined Statements of Operations of the PTR-Homestead Village Group, the Atlantic-Homestead Village Group and the SCG-Homestead Village Group. It should be read in conjunction with the financial statements listed in the index on page F-1 of the Prospectus. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

  The unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what Homestead's actual results of operations would have been assuming such transactions had been completed as of January 1, 1995, nor do they purport to present the results of operations for future periods. Results of operations and the related earnings or loss per share will be affected by a number of factors including, but not limited to, the total number of extended-stay lodging facilities opened and operated and the related operating results thereon, interest cost incurred on indebtedness, corporate operating and management expenses, development and acquisition costs and the number of shares issued. Additionally, the Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1996 is not necessarily indicative of the results of operations for the full year.

                   HOMESTEAD VILLAGE PROPERTIES INCORPORATED

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                           THE PTR-    THE ATLANTIC-   THE SCG-
                           HOMESTEAD     HOMESTEAD     HOMESTEAD                                          PRO FORMA
                         VILLAGE GROUP VILLAGE GROUP VILLAGE GROUP ELIMINATION   COMBINED   PRO FORMA     CONDENSED
                         HISTORICAL(A) HISTORICAL(A) HISTORICAL(A)   ENTRIES    HISTORICAL ADJUSTMENTS   CONSOLIDATED
                         ------------- ------------- ------------- -----------  ---------- -----------   ------------
REVENUE:
 Room revenue...........    $6,753         $--          $   --        $ --       $ 6,753     $   --         $6,753
 Other..................       115            6             861        (861)(b)      121         --            121
                            ------         ----         -------       -----      -------     -------        ------
   Total Revenue........     6,868            6             861        (861)       6,874         --          6,874
COSTS AND EXPENSES:
 Property operating
  expenses..............     3,446          --              --         (500)(b)    2,946         --          2,946
 Corporate operating
  expenses..............       563           18           3,038        (361)(b)    3,258      (1,339)(c)
                                                                                                  81 (d)     2,000
 Depreciation and
  amortization..........       859          --               10         --           869         243 (e)     1,112
 Interest expense.......       961          --               49         --         1,010        (425)(f)       585
                            ------         ----         -------       -----      -------     -------        ------
   Total costs and
    expenses............     5,829           18           3,097        (861)       8,083      (1,440)        6,643
                            ------         ----         -------       -----      -------     -------        ------
 Income (loss) before
  income tax expense....     1,039          (12)         (2,236)        --        (1,209)      1,440           231
 Income tax expense.....       --           --              --          --           --         (183)(g)      (183)
                            ------         ----         -------       -----      -------     -------        ------
NET INCOME (LOSS).......    $1,039         $(12)        $(2,236)      $ --       $(1,209)    $ 1,257        $   48
                            ======         ====         =======       =====      =======     =======        ======
PRO FORMA NET INCOME PER COMMON SHARE................................................................       $ .003
                                                                                                            ======
PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING NOTE (H)...............................................       17,750
                                                                                                            ======

- -------
(a) Reflects the historical combined statements of operations of the PTR-Homestead Village Group, the Atlantic-Homestead Village Group and the SCG-Homestead Village Group, which are presented elsewhere in this registration statement.
(b) Reflects the elimination of intercompany REIT and property management fee income and expense which will no longer be paid since Homestead will be self-managed.
(c) Reflects the adjustment for development overhead costs incurred by the SCG-Homestead Village Group in conjunction with the acquisition of land and the development of the extended-stay lodging facilities that will now be incurred and capitalized by Homestead in accordance with generally accepted accounting principles. Development overhead costs consisted primarily of payroll and related benefits and are included in the historical financial statements of the SCG-Homestead Village Group.
(d) Reflects the additional costs of operating as a public company for the three months ended March 31, 1996 including additional salaries and benefits, ($44) and legal, accounting and other professional fees ($37).
(e) Depreciation is computed utilizing the straight-line method over the estimated useful lives of 20 to 40 years for buildings and improvements and 2 to 7 years for equipment. This treatment is consistent with the historical financial statements and, therefore, no pro forma adjustment is necessary. Trademark and other intangible assets are being amortized over a period of 20 years. Amortization totaled $243 for the three months ended March 31, 1996. Upon release of the escrowed shares to SCG additional trademark and other intangibles of $29,797 would be recorded and quarterly amortization would increase by $372.
(f) Reflects the adjustment to reduce interest expense as a result of the conversion of a portion of convertible mortgage notes and intercompany debt to contributed capital.
(g) Prior to the proposed transaction, the PTR-Homestead Village Group and the Atlantic-Homestead Village Group were taxed as qualified real estate investment trust subsidiaries under the Internal Revenue Code of 1986, as amended. The SCG-Homestead Village Group was a subsidiary of a Subchapter C corporation, which has experienced operating losses since its inception. Therefore, as described further in the historical combined financial statements of the PTR-Homestead Village Group, the Atlantic-Homestead Village Group and the SCG-Homestead Village Group, which appear elsewhere in this registration statement, no provision was required for federal or state income taxes.
  Homestead will be taxed as a Subchapter C corporation and, as such, will be subject to federal and any applicable state income taxes. The components of the pro forma adjustment for income taxes consist of the following:

       Income before income tax expenses................................. $231
       Amortization of trademark and other intangible assets acquired from the SCG-Homestead Village Group not deductible for tax purposes.........................................................  243
                                                                          ----
                                                                           474
       Assumed federal and state income tax rate......................... 38.6%
                                                                          ----
       Pro forma adjustment.............................................. $183
                                                                          ====

(h) Reflects the assumed number of weighted average common shares outstanding during the three months ended March 31, 1996 based upon the assumed issuance of 17,750 total shares of common stock, including the shares in escrow, at the beginning of the period.
  The conversion features associated with the convertible 9% mortgage notes are assumed to be anti-dilutive to earnings per share since the conversion price of $11.50 per share is greater than the assumed common stock price of $10 per share. Similarly, the warrants, which are exercisable at $10 per share were not considered since the strike price is equal to the assumed price per common share of $10.

                   HOMESTEAD VILLAGE PROPERTIES INCORPORATED

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                           THE PTR-    THE ATLANTIC-   THE SCG-
                           HOMESTEAD     HOMESTEAD     HOMESTEAD                                           PRO FORMA
                         VILLAGE GROUP VILLAGE GROUP VILLAGE GROUP ELIMINATION    COMBINED   PRO FORMA     CONDENSED
                         HISTORICAL(A) HISTORICAL(A) HISTORICAL(A)   ENTRIES     HISTORICAL ADJUSTMENTS   CONSOLIDATED
                         ------------- ------------- ------------- -----------   ---------- -----------   ------------
REVENUE:
 Room revenue...........    $18,337        $ --         $   --       $   --       $18,337     $   --        $18,337
 Other..................        366            4          2,021       (2,007)(b)      384         --            384
                            -------        -----        -------      -------      -------     -------       -------
   Total Revenue........     18,703            4          2,021       (2,007)      18,721         --         18,721
COSTS AND EXPENSES:
 Property operating
  expenses..............      8,618          --             --        (1,018)(b)    7,600         --          7,600
 Corporate operating
  expenses..............      1,933           63          7,067         (989)(b)    8,074      (2,211)(c)
                                                                                                  325 (d)     6,188
 Depreciation and
  amortization..........      2,343          --              39          --         2,382         970 (e)     3,352
 Interest expense.......      2,958          --              70          --         3,028        (530)(f)     2,498
                            -------        -----        -------      -------      -------     -------       -------
   Total costs and
    expenses............     15,852           63          7,176       (2,007)      21,084      (1,446)       19,638
                            -------        -----        -------      -------      -------     -------       -------
 Income (loss) before
  income tax expense....      2,851          (59)        (5,155)         --        (2,363)      1,446          (917)
 Income tax expense.....        --           --             --           --           --          (20)(g)       (20)
                            -------        -----        -------      -------      -------     -------       -------
NET INCOME (LOSS).......    $ 2,851        $ (59)       $(5,155)     $   --       $(2,363)    $ 1,426       $  (937)
                            =======        =====        =======      =======      =======     =======       =======
PRO FORMA NET LOSS PER COMMON SHARE..................................................................       $ (.053)
                                                                                                            =======
PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING NOTE (H)...............................................        17,750
                                                                                                            =======

- -------
(a) Reflects the historical combined statements of operations of the PTR-Homestead Village Group, the Atlantic-Homestead Village Group and the SCG-Homestead Village Group, which are presented elsewhere in this registration statement.
(b) Reflects the elimination of intercompany REIT and property management fee income and expense which will no longer be paid since Homestead will be self-managed.
(c) Reflects the adjustment for development overhead costs incurred by the SCG-Homestead Village Group in conjunction with the acquisition of land and the development of the extended-stay lodging facilities that will now be incurred and capitalized by Homestead in accordance with generally accepted accounting principles. Development overhead costs consisted primarily of payroll and related benefits and are included in the historical financial statements of the SCG-Homestead Village Group.
(d) Reflects the additional costs of operating as a public company for the year ended December 31, 1995 including additional salaries and benefits, ($175) and legal, accounting and other professional fees ($150).
(e) Depreciation is computed utilizing the straight-line method over the estimated useful lives of 20 to 40 years for buildings and improvements and 2 to 7 years for equipment. This treatment is consistent with the historical financial statements and, therefore, no pro forma adjustment is necessary. Trademark and other intangible assets are being amortized over a period of 20 years. Amortization totaled $970 for the year ended December 31, 1995. Upon release of the escrowed shares to SCG additional trademark and other intangibles of $29,797 would be recorded and annual amortization would increase by $1,490.
(f) Reflects the adjustment to reduce interest expense as a result of the conversion of a portion of convertible mortgage notes and intercompany debt to contributed capital.
(g) Prior to the proposed transaction, the PTR-Homestead Village Group and the Atlantic-Homestead Village Group were taxed as qualified real estate investment trust subsidiaries under the Internal Revenue Code of 1986, as amended. The SCG-Homestead Village Group was a subsidiary of a Subchapter C corporation, which has experienced operating losses since its inception. Therefore, as described further in the historical combined financial statements of the PTR-Homestead Village Group, the Atlantic-Homestead Village Group, and the SCG-Homestead Village Group which appear elsewhere in this registration statement, no provision was required for federal or state income taxes.

  Homestead will be taxed as a Subchapter C corporation and, as such, will be subject to federal and any applicable state income taxes. The components of the pro forma adjustment for income taxes consist of the following:

        Income (loss) before income tax expense......................... $(917)
        Amortization of trademark and other intangible assets acquired from the SCG-Homestead Village Group not deductible for tax
         purposes.......................................................   970
                                                                         -----
                                                                            53
        Assumed federal and state income tax rate.......................  38.6%
                                                                         -----
        Pro forma adjustment............................................ $  20
                                                                         =====

(h) Reflects the assumed number of weighted average common shares outstanding during the year ended December 31, 1995 based upon the assumed issuance of 17,750 total shares of common stock, including the shares in escrow, at the beginning of the period.
  The conversion features associated with the convertible 9% mortgage notes are assumed to be anti-dilutive to earnings per share since the conversion price of $11.50 per share is greater than the assumed common stock price of $10 per share. Similarly, the warrants, which are exercisable at $10 per share were not considered since the strike price is equal to the assumed price per common share of $10.

                         INDEPENDENT AUDITORS' REPORT

To the Owners of
The PTR-Homestead Village Group:

  We have audited the accompanying combined balance sheets of the PTR-Homestead Village Group (as described in Note 1) as of December 31, 1994 and 1995 and the related combined statements of operations, owners' equity and cash flows for each of the years in the three-year period ended December 31, 1995. In connection with our audits, we also have audited the accompanying
Schedule III, Real Estate and Accumulated Depreciation. These combined financial statements and combined financial statement schedule are the responsibility of the PTR-Homestead Village Group's management. Our responsibility is to express an opinion on these combined financial statements and combined financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the PTR-Homestead Village Group as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles. Also in our opinion, the related combined financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          KPMG Peat Marwick LLP

Chicago, Illinois
May 1, 1996

                        THE PTR-HOMESTEAD VILLAGE GROUP

                            COMBINED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                      DECEMBER 31,    MARCH 31,
                                                    ---------------- -----------
                                                     1994     1995      1996
                                                    ------- -------- -----------
                                                                     (UNAUDITED)
                      ASSETS
                      ------
Current assets:
  Cash and cash equivalents........................ $   928 $  1,896  $  2,931
  Accounts receivable..............................     111      436       799
  Other current assets.............................     145      353       314
                                                    ------- --------  --------
    Total current assets...........................   1,184    2,685     4,044
Property and equipment, net........................  59,099  105,002   120,871
Other assets.......................................     583    1,278     1,475
                                                    ------- --------  --------
Total assets....................................... $60,866 $108,965  $126,390
                                                    ======= ========  ========
          LIABILITIES AND OWNERS' EQUITY
          ------------------------------
Current liabilities:
  Development costs payable........................ $ 2,564 $  3,389  $  3,590
  Accrued real estate taxes........................     272    1,056       760
  Accounts payable.................................     349      578       342
  Other accrued expenses...........................     482      827       867
  Accrued interest payable.........................     --       --      1,183
                                                    ------- --------  --------
    Total current liabilities......................   3,667    5,850     6,742
Intercompany debt..................................  45,131   80,144    11,185
Convertible mortgage notes payable.................     --       --     77,289
                                                    ------- --------  --------
    Total liabilities..............................  48,798   85,994    95,216
                                                    ------- --------  --------
Commitments and contingencies
Owners' equity:
  Contributed capital..............................  10,674   18,726    25,890
  Retained earnings................................   1,394    4,245     5,284
                                                    ------- --------  --------
    Total owners' equity...........................  12,068   22,971    31,174
                                                    ------- --------  --------
Total liabilities and owners' equity............... $60,866 $108,965  $126,390
                                                    ======= ========  ========

     The accompanying notes are an integral part of the combined financial statements.

                        THE PTR-HOMESTEAD VILLAGE GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                  THREE MONTHS
                                            YEARS ENDED DECEMBER      ENDED
                                                     31,            MARCH 31,
                                            --------------------- -------------
                                             1993   1994   1995    1995   1996
                                            ------ ------ ------- ------ ------
                                                                   (UNAUDITED)
REVENUE:
  Room revenue............................. $2,554 $7,827 $18,337 $3,359 $6,753
  Other revenue............................     59    165     366     90    115
                                            ------ ------ ------- ------ ------
    Total revenue..........................  2,613  7,992  18,703  3,449  6,868
                                            ------ ------ ------- ------ ------
COSTS AND EXPENSES:
  Property operating expenses..............  1,302  3,606   8,618  1,458  3,446
  Corporate operating expenses.............    413  1,158   1,933    371    563
  Depreciation.............................    234    845   2,343    397    859
  Interest expense.........................    255  1,409   2,958    540    961
                                            ------ ------ ------- ------ ------
    Total costs and expenses...............  2,204  7,018  15,852  2,766  5,829
                                            ------ ------ ------- ------ ------
NET INCOME................................. $  409 $  974 $ 2,851 $  683 $1,039
                                            ====== ====== ======= ====== ======



     The accompanying notes are an integral part of the combined financial statements.

                        THE PTR-HOMESTEAD VILLAGE GROUP

                     COMBINED STATEMENTS OF OWNERS' EQUITY

                                 (IN THOUSANDS)

                                                      TOTAL
                                                   CONTRIBUTED RETAINED OWNERS'
                                                     CAPITAL   EARNINGS EQUITY
                                                   ----------- -------- -------
Balance at December 31, 1992......................   $ 1,576    $   11  $ 1,587
  Contributed capital.............................     1,107       --     1,107
  Net income......................................       --        409      409
                                                     -------    ------  -------
Balance at December 31, 1993......................     2,683       420    3,103
  Contributed capital.............................     7,991       --     7,991
  Net income......................................       --        974      974
                                                     -------    ------  -------
Balance at December 31, 1994......................    10,674     1,394   12,068
  Contributed capital.............................     8,052       --     8,052
  Net income......................................       --      2,851    2,851
                                                     -------    ------  -------
Balance at December 31, 1995......................    18,726     4,245   22,971
  Contributed capital (unaudited).................     7,164       --     7,164
  Net income (unaudited)..........................       --      1,039    1,039
                                                     -------    ------  -------
Balance at March 31, 1996 (unaudited).............   $25,890    $5,284  $31,174
                                                     =======    ======  =======



     The accompanying notes are an integral part of the combined financial statements.

                        THE PTR-HOMESTEAD VILLAGE GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                               THREE MONTHS
                                YEARS ENDED DECEMBER 31,      ENDED MARCH 31,
                               ----------------------------  ------------------
                                 1993      1994      1995      1995      1996
                               --------  --------  --------  --------  --------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income.................  $    409  $    974  $  2,851  $    683  $  1,039
  Adjustments to reconcile
   net income to net cash
   provided by operating
   activities:
    Depreciation.............       234       845     2,343       397       859
  Change in:
    Accounts receivable......       (31)      (62)     (325)     (177)     (363)
    Accounts payable and
     accrued expenses........       (17)      752     1,358      (712)      690
    Other current assets.....         4      (128)     (208)        9        39
                               --------  --------  --------  --------  --------
      Net cash provided by
       operating activities..       599     2,381     6,019       200     2,264
                               --------  --------  --------  --------  --------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Other assets...............      (769)     (186)     (695)     (142)     (197)
  Investment in property and
   equipment, net of
   development costs payable.   (14,982)  (35,288)  (47,421)  (10,338)  (16,527)
                               --------  --------  --------  --------  --------
  Net cash used in investing
   activities................   (15,751)  (35,474)  (48,116)  (10,480)  (16,724)
                               --------  --------  --------  --------  --------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Proceeds from intercompany
   debt......................    15,275    33,832    43,065     9,985    15,495
                               --------  --------  --------  --------  --------
  Net cash provided by
   financing activities......    15,275    33,832    43,065     9,985    15,495
                               --------  --------  --------  --------  --------
NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS...       123       739       968      (295)    1,035
BEGINNING BALANCE OF CASH AND
 CASH EQUIVALENTS............        66       189       928       928     1,896
                               --------  --------  --------  --------  --------
ENDING BALANCE OF CASH AND
 CASH EQUIVALENTS............  $    189  $    928  $  1,896  $    633  $  2,931
                               ========  ========  ========  ========  ========
NON-CASH TRANSACTIONS:
  Conversion of intercompany
   debt to owners' equity....  $  1,107  $  7,991  $  8,052  $  5,284  $  7,164
                               ========  ========  ========  ========  ========
  Conversion of intercompany
   debt to convertible
   mortgage notes payable....  $    --   $    --   $    --   $    --   $ 77,289
                               ========  ========  ========  ========  ========

     The accompanying notes are an integral part of the combined financial statements.

                        THE PTR-HOMESTEAD VILLAGE GROUP

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                       (UNAUDITED AS TO INTERIM PERIODS)

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS:

  The accompanying combined financial statements have been prepared by combining the accounts of PTR Homestead Village Incorporated and its consolidated limited partnership, PTR Homestead Village Limited Partnership, hereinafter collectively referred to as the PTR-Homestead Village Group. PTR Homestead Village Incorporated directly owns a 99% limited partner interest in PTR Homestead Village Limited Partnership and through a wholly-owned subsidiary, also owns a 1% general partner interest. PTR Homestead Village Incorporated is a wholly-owned subsidiary of Security Capital Pacific Trust, a real estate investment trust, ("PTR"). Each of the entities comprising the PTR-Homestead Village Group were formed in 1995. Prior to formation, the activities of these entities were performed within PTR. Such activities have been carved out of PTR for purposes of inclusion in the accompanying combined financial statements.

  The accompanying historical financial statements of the PTR-Homestead Village Group are being presented on a combined basis as PTR Homestead Village Incorporated is expected to be subject to a merger transaction with certain affiliated groups of entities in which Homestead Village Properties Incorporated will own and operate these properties subsequent to the merger transaction. (See "The Transaction" included elsewhere in this Prospectus for a description of the merger transaction.) Management of PTR believes that the combined financial statements results in a more meaningful presentation than presenting the separate historical financial statements of each entity.

  The PTR-Homestead Village Group develops, owns and manages extended-stay lodging facilities located primarily in the western part of the United States designed to appeal to value-conscious guests. Rooms are generally rented on a weekly basis to guests such as business travelers, professionals and others, with most guests staying multiple weeks.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash in bank accounts and cash invested in money market funds.

 Property and Equipment

  Property and equipment is carried at cost, which is not in excess of estimated fair market value. Costs directly related to the acquisition, renovation or development of real estate are capitalized. Repairs and maintenance costs are expensed as incurred.

  Depreciation is computed utilizing a straight-line method over the estimated economic lives of depreciable property. Properties are depreciated principally over the following useful lives:

           Buildings and improvements............ 20-40 years
           Furniture, fixtures and equipment and
            other................................ 2-7 years

 Interest

  The PTR-Homestead Village Group capitalizes interest incurred during the land development or construction period for qualifying projects. Interest capitalized is included in the cost of properties in the accompanying combined financial statements. Total interest capitalized amounted to $426,529, $1,038,815 and $2,142,628 for the years ended December 31, 1993, 1994 and
1995, respectively, and $381,830 and $575,332 for the three months ended March 31, 1995 and 1996, respectively. Interest paid amounted to approximately $681,500, $2,447,800 and $5,100,600 for the years ended December 31, 1993,
1994 and 1995, respectively, and $921,800 and $353,300 for the three months ended March 31, 1995 and 1996, respectively.

                        THE PTR-HOMESTEAD VILLAGE GROUP

 Other Assets

  Other assets consist primarily of costs incurred in connection with the pursuit of land to be acquired for development including refundable earnest money deposits of $175,000 and $795,000 at December 31, 1994 and 1995, respectively and $840,000 at March 31, 1996. Costs incurred in connection with the pursuit of unsuccessful acquisitions or developments are expensed at the time the pursuit is abandoned.

 Revenue Recognition

  Room revenue and other income are recognized when earned, utilizing the accrual method of accounting. A provision for possible bad debts is made when collection of receivables is considered doubtful.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Income Taxes

  The companies comprising the PTR-Homestead Village Group are qualified subsidiaries of PTR, which has elected to be taxed as a real estate investment trust ("REIT").

  REITs are not required to pay federal income taxes if minimum distribution and income, asset and shareholder tests are met. PTR has met each of those tests for each of the years and interim periods for which combined financial statements are presented. Accordingly, no income tax provision or benefit has been reflected in the combined financial statements of the PTR-Homestead Village Group for the periods presented.

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable, other assets, development costs payable, accounts payable and accrued expenses approximates fair value as of December 31, 1994, 1995 and March 31, 1996 because of the short maturity of these instruments. Similarly, the carrying value of the intercompany debt and convertible mortgage notes payable approximates fair value as of those dates as the interest rates approximate market rates for similar debt instruments.

 Unaudited Interim Statements

  The combined financial statements as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited. In the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of such combined financial statements have been included. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the PTR-Homestead Village Group future results of operations for the full year ending December 31, 1996.

                        THE PTR-HOMESTEAD VILLAGE GROUP

3. PROPERTY AND EQUIPMENT:

  Property and equipment is comprised of land held for future development, properties under construction and income producing Homestead Village extended-stay lodging facilities, located in the following markets:

                                                            PERCENTAGE OF
                                                            TOTAL COST AT
                                                       ---------------------------
                                                       DECEMBER 31,      MARCH 31,
                                                       ---------------   ---------
                                                        1994     1995      1996
                                                       ------   ------   ---------
      MARKET:
        Dallas, TX....................................     38%      29%      26%
        Houston, TX...................................     41       29       25
        San Antonio, TX...............................     13       12       10
        Austin, TX....................................      3        9        9
        Phoenix, AZ...................................      2        8       10
        Denver, CO....................................      3        6        8
        Albuquerque, NM...............................    --         4        4
        Bay Area, CA..................................    --         3        5
        Kansas City, KA...............................    --       --         1
        Seattle, WA...................................    --       --         2
                                                       ------   ------      ---
                                                          100%     100%     100%
                                                       ======   ======      ===

  The following summarizes property and equipment (in thousands):

                                                   DECEMBER 31,      MARCH 31,
                                                 -----------------  -----------
                                                  1994      1995       1996
                                                 -------  --------  -----------
                                                                    (UNAUDITED)
      PROPERTY AND EQUIPMENT:
        Land.................................... $ 7,044  $ 14,812   $ 17,053
        Buildings and improvements..............  29,611    52,697     61,059
        Furniture, fixtures and equipment.......   4,973    10,760     11,396
                                                 -------  --------   --------
          Operating properties..................  41,628    78,269     89,508
        Construction in progress, excluding
         land...................................   9,296    26,577     20,558
        Land held for and under development.....   9,289     3,613     15,121
                                                 -------  --------   --------
                                                  60,213   108,459    125,187
          Less: accumulated depreciation........  (1,114)   (3,457)    (4,316)
                                                 -------  --------   --------
      Property and equipment, net............... $59,099  $105,002   $120,871
                                                 =======  ========   ========

  The PTR-Homestead Village Group's strategy is to focus on the ownership of extended-stay lodging facilities. Properties are periodically evaluated for impairment and provisions for possible losses are made if required. No such impairment losses have been recognized to date. Statement of Financial Accounting Standards No. 121 entitled "Accounting For The Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of" has been adopted by the PTR-Homestead Village Group, as required by the statement effective January 1, 1996. The adoption of the statement had no impact on the combined financial statements at the date of adoption.

4. INTERCOMPANY DEBT AND CONTRIBUTED CAPITAL:

  The combined financial statements of the PTR-Homestead Village Group reflect intercompany debt assumed to have been borrowed from PTR to fund the acquisition and development of the Homestead Village properties.

                        THE PTR-HOMESTEAD VILLAGE GROUP

Acquisition and development costs were assumed to have been financed through borrowings from PTR up through the completion date of each respective property. Upon completion of a property, 30% of the intercompany debt associated with the property was assumed to have been converted to contributed capital. Borrowings were assumed to bear interest at the weighted average interest rate of PTR's line of credit and unsecured long term debt which rates ranged from 6.3% to 9.25% for the period from January 1, 1993 through March 31, 1996. Interest costs were either expensed or capitalized in accordance with the PTR-Homestead Village Group's accounting policy for capitalization of interest cost discussed above. Approximately $77,289,000 of intercompany debt was converted to convertible mortgage notes payable in January 1996 (Note 5).

5. CONVERTIBLE MORTGAGE NOTES PAYABLE:

  On January 24, 1996, the entities comprising the PTR-Homestead Village Group (the "Borrower") executed convertible mortgage notes payable ($77,289,000) in favor of PTR. These notes provide the PTR-Homestead Village Group with borrowing capability in the aggregate amount of $148,164,832 and are secured by currently owned Homestead Village properties. Additionally, these notes will further be secured by land to be acquired and developed. The terms of the notes provide for interest only payments of 9% per annum with payments beginning six months from the date of the note. The notes are due and payable on or before October 31, 2006.

  The mortgage notes are convertible, at the option of PTR, into common shares of the Borrower at any time beginning April 1, 1997. The conversion price is equal to 115% of the value of the common shares at the date of the note, as determined by the Board of Directors of the Borrower.

6. REIT MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS:

  PTR has a REIT management agreement with Security Capital Pacific Incorporated (the "REIT Manager"), a subsidiary of Security Capital Group Incorporated ("SCG"), which is a significant shareholder of PTR. The REIT Manager provides both strategic and day-to-day management of PTR, including research, investment analysis, acquisition and development, asset management, capital markets, and legal and accounting services. All officers of PTR are employees of the REIT Manager and PTR has no employees.

  The REIT management agreement requires PTR to pay a stipulated base annual fee plus 16% of cash flow, as defined in the agreement. The PTR-Homestead Village Group's allocable share of the REIT management fee was based on 16% of its properties defined cash flow. Such fees, which are included in corporate operating expenses in the accompanying statements of operations, were as follows:

YEAR ENDED DECEMBER 31,
- -----------------------
1993................. $109,032
1994.................  332,252
1995.................  989,471

THREE MONTHS ENDED
- ------------------
March 31, 1995....... $205,630
March 31, 1996.......  361,558

  Additionally, in 1995, the PTR-Homestead Village Group entered into property management agreements with Homestead Realty Services Incorporated ("Homestead Realty") to manage its operating properties. Prior to 1995, such agreements were with SCG Realty Services Incorporated ("SCG Realty"). Both Homestead Realty and SCG Realty are wholly-owned subsidiaries of SCG. Fees for such services are computed as a percentage (5.0%-7.0%) of gross revenues, as defined. Such fees, which are included in property operating expenses in the accompanying statements of operations, were as follows:

YEAR ENDED DECEMBER 31,
- -----------------------
1993............... $  144,942
1994...............    459,513
1995...............  1,018,223

THREE MONTHS ENDED
- ------------------
March 31, 1995....... $196,704
March 31, 1996.......  499,661

                        THE PTR-HOMESTEAD VILLAGE GROUP

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONCLUDED)

  Accrued expenses include $55,000 and $470,000 at December 31, 1994 and 1995, respectively and $481,000 at March 31, 1996 payable to these affiliates for the REIT and property management services including amounts owed for reimbursement of out-of-pocket expenses incurred by the REIT Manager.

7. COMMITMENTS AND CONTINGENCIES:

 Finder's Agreements

  Pursuant to a series of agreements between PTR and an unaffiliated person ("Finder") who developed the Homestead Village concept, Finder has performed certain services. The agreements which expire February 5, 2043, provide for the payment of fees to Finder as follows: (i) $535,000 annually with respect to the four properties for which Finder assisted in the location, development and initial operations; (ii) an annual amount of $7,500 per property (subject to certain conditions as defined in the agreements) for assistance in site location with respect to the first 35 properties constructed (other than the four properties referred to in (i) above); (iii) 20% of the net proceeds as defined per the agreements, upon the sale of the four properties to an unaffiliated third party; and (iv) 10% of the net proceeds as defined per the agreement, upon the sale of the additional 35 properties to an unaffiliated third party. No such sales have occurred to date. Fees paid under this agreement and reflected in the accompanying combined statements of operations for the years ended December 31, 1993, 1994 and 1995 aggregated approximately $120,000, $646,000 and $611,000, respectively, and $145,000 and $158,000 for the three months ended March 31, 1995 and 1996, respectively. Effective December 1994, the agreement to assist in the site location of any additional properties beyond the 39 properties was terminated. Additionally, Finder has agreed not to compete, directly or indirectly, with the Homestead Village properties in certain states in which PTR does business through December 31, 1996.

 Other

  At April 23, 1996, the PTR-Homestead Village Group had unfunded development commitments for developments under construction of approximately $21.1 million.

  The PTR-Homestead Village Group is subject to environmental regulations related to the ownership, operation, development and acquisition of real estate. As part of its due diligence procedures, the PTR-Homestead Village Group has conducted Phase I environmental assessments on each property prior to acquisition. The cost of complying with environmental regulations was not material to PTR-Homestead Village Group's results of operations for any of the periods presented. The PTR-Homestead Village Group is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on its financial condition or results of operations.

                                                                   SCHEDULE III

                        THE PTR-HOMESTEAD VILLAGE GROUP

                   REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1995
                                (IN THOUSANDS)

                           INITIAL
                           COST TO                  GROSS AMOUNT AT WHICH
                          THE PTR-     COSTS    CARRIED AT DECEMBER 31, 1995
                          HOMESTEAD CAPITALIZED -----------------------------
                           VILLAGE    SUBSE-             BUILDINGS             ACCUMU-     CON-
                           GROUP:    QUENT TO               AND               LATED DE-  STRUCTION   YEAR
       PROPERTIES           LAND    ACQUISITION  LAND   IMPROVEMENTS  TOTALS  PRECIATION   YEAR    ACQUIRED
       ----------         --------- -----------  ----   ------------ -------- ---------- --------- --------
Albuquerque, New Mexico:
 Osuna..................   $   832    $ 3,039   $   840   $ 3,031    $  3,871      (a)      (a)      1995
Austin, Texas:
 Burnet Road............       525      3,543       723     3,345       4,068       66     1995      1994
 Mid Town...............       600      3,135       645     3,090       3,735      (a)      (a)      1995
 Pavilion (c)...........       693        120       693       120         813      (a)      (a)      1995
Dallas, Texas:
 Skillman...............       400      2,683       400     2,683       3,083      278     1993      1992
 Stemmons Freeway.......       356      4,136       424     4,068       4,492      296      (b)       (b)
 Tollway................       275      2,443       353     2,365       2,718      340     1993      1993
 North Richland Hills...       470      3,020       544     2,946       3,490      300     1994      1993
 Coit Road..............       425      2,961       496     2,890       3,386      300     1994      1993
 West Arlington.........       585      3,400       652     3,333       3,985      118     1995      1993
 South Arlington........       550      3,274       642     3,182       3,824      120     1995      1994
 Fort Worth.............       350      2,296       372     2,274       2,646      (a)      (a)      1994
 Las Colinas............       800      3,562       805     3,557       4,362      (a)      (a)      1994
Denver, Colorado:
 Denver Tech Center.....       876      2,622       921     2,577       3,498      (a)      (a)      1994
 Iliff..................       615      2,910       624     2,901       3,525      (a)      (a)      1994
Houston, Texas:
 West by Northwest......       519      2,913       568     2,864       3,432      283     1994      1993
 Fuqua..................       416      2,929       491     2,854       3,345      250     1994      1993
 Westheimer.............       796      3,205       897     3,104       4,001      208     1994      1993
 Park Ten...............       791      3,102       860     3,033       3,893      172     1994      1993
 Stafford...............       575      3,092       665     3,002       3,667      168     1994      1993
 Bammel-Westfield.......       516      2,959       595     2,880       3,475      162     1994      1993
 Medical Center.........     1,530      3,765     1,669     3,626       5,295       18     1995      1994
 Willowbrook............       575      3,350       669     3,256       3,925       51     1995      1994
Phoenix, Arizona
 Baseline (c)...........       808      1,692       830     1,670       2,500      (a)      (a)      1995
 Dunlap (c).............       915      1,153       933     1,135       2,068      (a)      (a)      1995
 Scottsdale.............       883      3,376       975     3,284       4,259       37     1995      1994
San Antonio:
 Fredricksburg..........       800      3,239       892     3,147       4,039      170     1994      1993
 I-10/De Zavala.........       844      3,587       983     3,448       4,431       55     1995      1994
 281/Bitters............     1,000      3,729     1,198     3,531       4,729       65     1995      1994
San Francisco (Bay Area),
 California:
 San Mateo..............     1,510        142     1,510       142       1,652      (a)      (a)      1995
 Sunnyvale..............     1,274         87     1,277        84       1,361      (a)      (a)      1995
Austin, Texas:
 Round Rock (d).........       808         83       828        63         891      --       --       1995
                           -------    -------   -------   -------    --------   ------
 Total..................   $22,912    $85,547   $24,974   $83,485    $108,459   $3,457
                           =======    =======   =======   =======    ========   ======

- --------
(a) As of December 31, 1995, the property was undergoing development.
(b) Phase I (132 units) was developed in 1992 and Phase II (57 units) was developed in 1995.

(c) Represents properties owned by third party developers that are subject to presale agreements with PTR to acquire such properties. The investment as of December 31, 1995 represents development loans made by PTR to such developers.
(d) 53.1 acres of undeveloped land.

  The following is a reconciliation of the carrying amount and related accumulated depreciation of the PTR-Homestead Village Group's investment in property and equipment, at cost (in thousands):

                   PROPERTY AND EQUIPMENT
                   ----------------------
                                                        1993    1994     1995
                                                       ------- ------- --------
      Balance at January 1,........................... $ 7,007 $24,168 $ 60,213
        Development expenditures including land
         acquisition..................................  17,161  36,045   48,246
                                                       ------- ------- --------
      Balance at December 31,......................... $24,168 $60,213 $108,459
                                                       ======= ======= ========
                  ACCUMULATED DEPRECIATION
                  ------------------------
                                                        1993    1994     1995
                                                       ------- ------- --------
      Balance at January 1,........................... $    35 $   269 $  1,114
        Depreciation for the year.....................     234     845    2,343
                                                       ------- ------- --------
      Balance at December 31,......................... $   269 $ 1,114 $  3,457
                                                       ======= ======= ========

  As of December 31, 1995 the aggregate cost and net investment cost for federal income tax purposes of PTR-Homestead Village Group's investment in property and equipment amounted to $107,623 and $104,972, respectively.

                         INDEPENDENT AUDITORS' REPORT

To the Owners of
The Atlantic-Homestead Village Group:

  We have audited the accompanying combined balance sheet of the Atlantic-Homestead Village Group (as described in Note 1) as of December 31, 1995 and the related combined statements of operations, owners' equity and cash flows for the period from April 3, 1995 (date of formation) through December 31, 1995. In connection with our audit, we also have audited the accompanying
Schedule III, Real Estate and Accumulated Depreciation. These combined financial statements and combined financial statement schedule are the responsibility of the Atlantic-Homestead Village Group's management. Our responsibility is to express an opinion on these combined financial statements and combined financial statement schedule based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Atlantic-Homestead Village Group as of December 31, 1995, and the results of their operations and their cash flows for the period from April 3, 1995 (date of formation) through December 31, 1995, in conformity with generally accepted accounting principles. Also in our opinion, the related combined financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          KPMG Peat Marwick LLP

Chicago, Illinois
May 1, 1996

                      THE ATLANTIC-HOMESTEAD VILLAGE GROUP

                            COMBINED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                        DECEMBER 31,  MARCH 31,
                                                            1995        1996
                                                        ------------ -----------
                                                                     (UNAUDITED)
                        ASSETS
                        ------
Current assets:
  Cash and cash equivalents............................    $  184      $    72
                                                           ------      -------
    Total current assets...............................       184           72
Properties under development...........................     2,627       10,437
Other assets...........................................     1,506        1,817
                                                           ------      -------
    Total assets.......................................    $4,317      $12,326
                                                           ======      =======
            LIABILITIES AND OWNERS' EQUITY
            ------------------------------
Current liabilities:
  Accounts payable.....................................    $   93      $   142
  Development costs payable............................        15        1,142
  Accrued real estate taxes............................         3            5
  Accrued expenses.....................................        44          163
                                                           ------      -------
    Total current liabilities..........................       155        1,452
Intercompany debt......................................     2,627        9,295
                                                           ------      -------
    Total liabilities..................................     2,782       10,747
                                                           ------      -------
Commitments and Contingencies
Owners' Equity:
  Contributed capital..................................     1,594        1,650
  Retained earnings (deficit)..........................       (59)         (71)
                                                           ------      -------
    Total owners' equity...............................     1,535        1,579
                                                           ------      -------
Total liabilities and owners' equity...................    $4,317      $12,326
                                                           ======      =======


     The accompanying notes are an integral part of the combined financial statements.

                      THE ATLANTIC-HOMESTEAD VILLAGE GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                  PERIOD FROM
                                                 APRIL 3, 1995
                                              (DATE OF FORMATION)  THREE MONTHS
                                                    THROUGH           ENDED
                                               DECEMBER 31, 1995  MARCH 31, 1996
                                              ------------------- --------------
                                                                   (UNAUDITED)
REVENUE:
  Miscellaneous..............................        $  4              $  6
                                                     ----              ----
    Total revenue............................           4                 6
                                                     ----              ----
COSTS AND EXPENSES:
  Corporate operating expenses...............          63                18
                                                     ----              ----
    Total costs and expenses.................          63                18
                                                     ----              ----
NET LOSS.....................................        $(59)             $(12)
                                                     ====              ====



     The accompanying notes are an integral part of the combined financial statements.

                      THE ATLANTIC-HOMESTEAD VILLAGE GROUP

                     COMBINED STATEMENTS OF OWNERS' EQUITY

                                 (IN THOUSANDS)

                                                              RETAINED   TOTAL
                                                  CONTRIBUTED EARNINGS  OWNERS'
                                                    CAPITAL   (DEFICIT) EQUITY
                                                  ----------- --------- -------
Balance at April 3, 1995 (date of formation).....   $  --       $--     $  --
  Contributed capital............................    1,594       --      1,594
  Net loss.......................................      --        (59)      (59)
                                                    ------      ----    ------
Balance at December 31, 1995.....................   $1,594      $(59)   $1,535
  Contributed capital (unaudited)................       56       --         56
  Net loss (unaudited)...........................      --        (12)      (12)
                                                    ------      ----    ------
Balance at March 31, 1996 (unaudited)............   $1,650      $(71)   $1,579
                                                    ======      ====    ======




     The accompanying notes are an integral part of the combined financial statements.

                      THE ATLANTIC-HOMESTEAD VILLAGE GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                   PERIOD FROM
                                                  APRIL 3, 1995    THREE MONTHS
                                               (DATE OF FORMATION)    ENDED
                                                     THROUGH        MARCH 31,
                                                DECEMBER 31, 1995      1996
                                               ------------------- ------------
                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss....................................       $   (59)        $   (12)
  Adjustments to reconcile net loss to net
   cash provided by operating activities:
    Change in accounts payable and accrued
     expenses.................................           140             170
                                                     -------         -------
      Net cash provided by operating
       activities.............................            81             158
                                                     -------         -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Other assets................................        (1,506)           (311)
  Investment in properties, net of development
   costs payable..............................        (2,612)         (6,683)
                                                     -------         -------
      Net cash used in investing activities...        (4,118)         (6,994)
                                                     -------         -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from intercompany debt.............         2,627           6,668
  Capital contributions.......................         1,594              56
                                                     -------         -------
      Net cash provided by financing
       activities.............................         4,221           6,724
                                                     -------         -------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS..................................           184            (112)
BEGINNING BALANCE OF CASH AND CASH
 EQUIVALENTS..................................           --              184
                                                     -------         -------
ENDING BALANCE OF CASH AND CASH EQUIVALENTS...       $   184         $    72
                                                     =======         =======



     The accompanying notes are an integral part of the combined financial statements.

                     THE ATLANTIC-HOMESTEAD VILLAGE GROUP

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                       (UNAUDITED AS TO INTERIM PERIOD)

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS:

  The accompanying combined financial statements have been prepared by combining the accounts of Alabama Homestead Incorporated, Atlantic Homestead Village Incorporated and its consolidated limited partnership, Atlantic Homestead Village Limited Partnership, hereinafter collectively referred to as the Atlantic-Homestead Village Group. Through various wholly-owned subsidiaries, Atlantic Homestead Village Incorporated owns a 99% limited partner and a 1% general partner interest in Atlantic Homestead Village Limited Partnership. Alabama Homestead Incorporated and Atlantic Homestead Village Incorporated are wholly-owned subsidiaries of Security Capital Atlantic Incorporated, a real estate investment trust ("Atlantic"). The entities comprising the Atlantic-Homestead Village Group were formed commencing April 3, 1995.

  The accompanying historical financial statements of the Atlantic-Homestead Village Group are being presented on a combined basis as Alabama Homestead Incorporated and Atlantic Homestead Village Incorporated are expected to be subject to a merger transaction with certain affiliated groups of entities in which Homestead Village Properties Incorporated will own and operate the properties subsequent to the merger transaction (See "The Transaction," included elsewhere in the Prospectus for a description of the merger transaction). Management of Atlantic believes that the combined financial statements result in a more meaningful presentation than presenting the separate historical financial statements of each entity.

  The Atlantic-Homestead Village Group develops, owns and manages extended-stay lodging facilities located in the Southeastern region of the United States designed to appeal to value-conscious guests. Rooms are generally rented on a weekly basis to guests such as business travelers, professionals and others, with most guests staying multiple weeks.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash in bank accounts and cash invested in money market funds.

 Properties Under Development

  As of December 31, 1995 and March 31, 1996, the Atlantic-Homestead Village Group had three properties and seven properties under development, respectively. Costs directly related to the acquisition, development or improvement of real estate are capitalized. Property under development is carried at cost, which is not in excess of estimated fair market value.

 Interest

  The Atlantic-Homestead Village Group capitalizes interest incurred during the land development or construction period for qualifying projects. Interest capitalized is included in the cost of properties in the accompanying combined financial statements. All interest incurred was capitalized and amounted to $35,528 for the period ended December 31, 1995 and $117,409 for the three months ended March 31, 1996. No interest was paid through March 31, 1996. All interest was added to the intercompany debt balance as incurred.

 Other Assets

  Other assets consist primarily of costs incurred in connection with the pursuit of land to be acquired for development including refundable earnest money deposits of $950,000 and $1,090,000 at December 31, 1995 and March 31, 1996, respectively. Costs incurred in connection with the pursuit of unsuccessful acquisitions or developments are expensed at the time the pursuit is abandoned.

                     THE ATLANTIC-HOMESTEAD VILLAGE GROUP

                       (UNAUDITED AS TO INTERIM PERIOD)

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Income Taxes

  The companies comprising the Atlantic-Homestead Village Group are qualified subsidiaries of Atlantic, a corporation which has elected to be taxed as a real estate investment trust ("REIT").

  REITs are not required to pay federal income taxes if minimum distribution and income, asset and shareholder tests are met. Atlantic has met each of those tests for each of the periods for which combined financial statements are presented. Accordingly, no income tax provision or benefit has been reflected in the combined financial statements of the Atlantic-Homestead Village Group for the periods presented.

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, development costs payable and accrued expenses approximates fair value as of December 31, 1995 and March 31, 1996 because of the short maturity of these instruments. Similarly, the carrying value of the intercompany debt approximates fair value as of those dates as the weighted average interest rates approximate market rates for similar debt instruments.

 Unaudited Interim Statements

  The combined financial statements as of March 31, 1996 and for the three months ended March 31, 1996 are unaudited. In the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of such combined financial statements have been included. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the Atlantic-Homestead Village Group future results of operations for the full year ending December 31, 1996.

3. INTERCOMPANY DEBT AND CONTRIBUTED CAPITAL:

  The combined financial statements of the Atlantic-Homestead Village Group reflect intercompany debt assumed to have been borrowed from Atlantic to fund the acquisition and development of the Homestead Village properties. Borrowings were assumed to bear interest at the weighted average interest rate of Atlantic's debt, which was approximately 8.00% and 7.6% at December 31, 1995 and March 31, 1996, respectively. Interest costs were capitalized in accordance with the Atlantic-Homestead Village Group's accounting policy for capitalization of interest cost discussed above. All net operating costs and expenses incurred were assumed to have been financed through capital contributed by Atlantic.

4. CONVERTIBLE MORTGAGE NOTES PAYABLE:

  On January 24, 1996, the Atlantic-Homestead Village Group (the "Borrower") executed convertible mortgage notes payable in favor of Atlantic. These notes give the Atlantic-Homestead Village Group borrowing capability in the aggregate amount of $81,244,906 and are secured by the currently owned Homestead Village properties. Additionally, these notes will further be secured by land to be acquired and developed. The terms of the notes provide for interest only payments of 9% per annum with payments beginning six months from the issue date of each note. The notes are due and payable on or before October 31, 2006. There were no borrowings under these notes during the period ended March 31, 1996.

                     THE ATLANTIC-HOMESTEAD VILLAGE GROUP

                       (UNAUDITED AS TO INTERIM PERIOD)
  The mortgage notes are convertible, at the option of Atlantic, into common shares of the Borrower at any time beginning April 1, 1997. The conversion price is equal to 115% of the value of the common shares at the date of the note, as determined by the Board of Directors of the Borrower.

5. REIT MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS

  Atlantic has a REIT management agreement with Security Capital (Atlantic) Incorporated (the "REIT Manager"), a subsidiary of Security Capital Group Incorporated ("SCG"), which is a majority shareholder of Atlantic. The REIT Manager provides both strategic and day-to-day management of Atlantic, including research, investment analysis, acquisition and development, asset management, capital markets, and legal and accounting services. All officers of Atlantic are employees of the REIT Manager and Atlantic has no employees.

  The REIT management agreement requires Atlantic to pay an annual fee of 16% of cash flow, as defined in the agreement. The Atlantic-Homestead Village Group's allocable share of the REIT management fee is based on 16% of its properties defined cash flow. No fees were payable for the periods ended December 31, 1995 or March 31, 1996 as no properties were operating during such periods.

6. COMMITMENTS AND CONTINGENCIES:

  At March 31, 1996, the Atlantic-Homestead Village Group had unfunded development commitments for developments under construction of approximately $2.4 million.

  The Atlantic-Homestead Village Group is subject to environmental regulations related to the ownership, operation, development and acquisition of real estate. As part of its due diligence procedures, the Atlantic-Homestead Village Group has conducted Phase I environmental assessments on each property prior to acquisition. The cost of complying with environmental regulations was not material to the Atlantic-Homestead Village Group's results of operations for the periods presented. The Atlantic-Homestead Village Group is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on its financial condition or results of operations.

                                                                   SCHEDULE III

                     THE ATLANTIC-HOMESTEAD VILLAGE GROUP

             REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)

                               DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                  GROSS AMOUNT AT WHICH
                           INITIAL               CARRIED AT DECEMBER 31,
                           COST TO                         1995
                          ATLANTIC-    COSTS
                          HOMESTEAD CAPITALIZED --------------------------
                           VILLAGE    SUBSE-                   BUILDINGS    ACCUMU-     CON-
                           GROUP:    QUENT TO                     AND      LATED DE-  STRUCTION   YEAR
       PROPERTIES           LAND    ACQUISITION  LAND  TOTALS IMPROVEMENTS PRECIATION   YEAR    ACQUIRED
       ----------         --------- ----------- ------ ------ ------------ ---------- --------- --------
Atlanta, Georgia:
 Peachtree Corners......      889       310        889   310      1,199        --         (a)     1995
Raleigh, North Carolina:
 Research Triangle Park.      805        38        805    38        843        --         (b)     1995
Tampa/St. Petersburg,
 Florida:
 North Airport..........      511        74        511    74        585        --         (b)     1995
                           ------      ----     ------  ----     ------       ----
 Total..................   $2,205      $422     $2,205  $422     $2,627       $  0
                           ======      ====     ======  ====     ======       ====

(a) As of December 31, 1995, the property was undergoing development.
(b) As of December 31, 1995, the property was undergoing planning.

  As of December 31, 1995 the aggregate cost and net investment cost for federal income tax purposes of Atlantic-Homestead Village Group's investment in property under development approximates its book value.

                         INDEPENDENT AUDITORS' REPORT

To the Shareholder of
The SCG-Homestead Village Group:

  We have audited the accompanying combined balance sheets of the SCG-Homestead Village Group (as described in Note 1) as of December 31, 1994 and 1995 and the related combined statements of operations, shareholder's equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1995. These combined financial statements are the responsibility of the SCG-Homestead Village Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the SCG-Homestead Village Group as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Chicago, Illinois
May 1, 1996

                        THE SCG-HOMESTEAD VILLAGE GROUP

                            COMBINED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                   DECEMBER 31,      MARCH 31,
                                                  ----------------  -----------
                                                   1994     1995       1996
                                                  -------  -------  -----------
                                                                    (UNAUDITED)
                     ASSETS
                     ------
Current assets:
  Cash........................................... $   --   $   --     $    12
  REIT and property management fees receivable...      55      470        481
  Other current assets...........................     --        67          4
                                                  -------  -------    -------
    Total current assets.........................      55      537        497
  Furniture and equipment, net...................      47      228        233
  Other assets...................................     --        14         72
                                                  -------  -------    -------
    Total assets................................. $   102  $   779    $   802
                                                  =======  =======    =======
 LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
 ----------------------------------------------
Current liabilities:
  Accounts payable............................... $    13  $    92    $     6
  Accrued expenses...............................     238      807        494
  Intercompany debt..............................     --     1,147      2,043
                                                  -------  -------    -------
    Total current liabilities....................     251    2,046      2,543
                                                  -------  -------    -------
Commitments and contingencies
Shareholder's equity (deficit):
  Contributed capital............................   2,371    6,408      8,170
  Retained earnings (deficit)....................  (2,520)  (7,675)    (9,911)
                                                  -------  -------    -------
    Total shareholder's equity (deficit).........    (149)  (1,267)    (1,741)
                                                  -------  -------    -------
Total liabilities and shareholder's equity
 (deficit)....................................... $   102  $   779    $   802
                                                  =======  =======    =======



     The accompanying notes are an integral part of the combined financial statements.

                        THE SCG-HOMESTEAD VILLAGE GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                         YEARS ENDED           THREE MONTHS
                                        DECEMBER 31,          ENDED MARCH 31,
                                    -----------------------  ------------------
                                    1993    1994     1995    1995      1996
                                    -----  -------  -------  -----  -----------
                                                                    (UNAUDITED)
REVENUE:
  REIT and property management
   fees............................ $ 254  $   792  $ 2,007  $ 402    $   861
  Other revenue....................   --       --        14    --         --
                                    -----  -------  -------  -----    -------
    Total revenue..................   254      792    2,021    402        861
                                    -----  -------  -------  -----    -------
COSTS AND EXPENSES:
  Payroll and related expenses.....   707    1,713    4,276    665      1,909
  Office expenses..................    22       67      273     31        147
  Travel and entertainment.........    14       60      232     27        105
  Recruiting and relocation........    53       85      822     71        223
  Other expenses...................    57      187      601     58        300
  Allocation of SCG overhead.......    69      342      972     68        413
                                    -----  -------  -------  -----    -------
    Total costs and expenses.......   922    2,454    7,176    920      3,097
                                    -----  -------  -------  -----    -------
NET LOSS........................... $(668) $(1,662) $(5,155) $(518)   $(2,236)
                                    =====  =======  =======  =====    =======




     The accompanying notes are an integral part of the combined financial statements.

                        THE SCG-HOMESTEAD VILLAGE GROUP

             COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)

                                 (IN THOUSANDS)

                                                                       TOTAL
                                                         RETAINED  SHAREHOLDER'S
                                             CONTRIBUTED EARNINGS     EQUITY
                                               CAPITAL   (DEFICIT)   (DEFICIT)
                                             ----------- --------- -------------
Balance at December 31, 1992................   $  206     $  (190)    $    16
  Contributed capital.......................      565         --          565
  Net loss..................................      --         (668)       (668)
                                               ------     -------     -------
Balance at December 31, 1993................      771        (858)        (87)
  Contributed capital.......................    1,600         --        1,600
  Net loss..................................      --       (1,662)     (1,662)
                                               ------     -------     -------
Balance at December 31, 1994................    2,371      (2,520)       (149)
  Contributed capital.......................    4,037         --        4,037
  Net loss..................................      --       (5,155)     (5,155)
                                               ------     -------     -------
Balance at December 31, 1995................    6,408      (7,675)     (1,267)
  Contributed capital (unaudited)...........    1,762         --        1,762
  Net loss (unaudited)......................      --       (2,236)     (2,236)
                                               ------     -------     -------
Balance at March 31, 1996 (unaudited).......   $8,170     $(9,911)    $(1,741)
                                               ======     =======     =======




     The accompanying notes are an integral part of the combined financial statements.

                        THE SCG-HOMESTEAD VILLAGE GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                    YEARS ENDED DECEMBER       THREE MONTHS
                                             31,              ENDED MARCH 31,
                                    -----------------------  ------------------
                                    1993    1994     1995    1995      1996
                                    -----  -------  -------  -----  -----------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net loss......................... $(668) $(1,662) $(5,155) $(518)   $(2,236)
  Adjustments to reconcile net loss
   to net cash used by operating
   activities:
    Depreciation and amortization..   --         8       39      3         10
  Change in:
    REIT and property management
     fees receivable...............     6      (45)    (416)  (112)       (11)
    Accounts payable and accrued
     expenses......................    97      154      648   (106)      (399)
    Other current assets...........   --       --       (67)    (4)        63
                                    -----  -------  -------  -----    -------
      Net cash used by operating
       activities..................  (565)  (1,545)  (4,951)  (737)    (2,573)
                                    -----  -------  -------  -----    -------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Other assets.....................   --       --       (14)   --         (58)
  Investment in furniture and
   equipment.......................   --       (55)    (220)   (55)       (15)
                                    -----  -------  -------  -----    -------
      Net cash used in investing
       activities..................   --       (55)    (234)   (55)       (73)
                                    -----  -------  -------  -----    -------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Intercompany debt................   --       --     1,148    788        896
  Capital contributions............   565    1,600    4,037      4      1,762
                                    -----  -------  -------  -----    -------
      Net cash provided by
       financing activities........   565    1,600    5,185    792      2,658
                                    -----  -------  -------  -----    -------
NET INCREASE IN CASH...............   --       --       --     --          12
CASH AT BEGINNING OF PERIOD........   --       --       --     --         --
                                    -----  -------  -------  -----    -------
CASH AT END OF PERIOD.............. $ --   $   --   $   --   $ --     $    12
                                    =====  =======  =======  =====    =======



     The accompanying notes are an integral part of the combined financial statements.

                        THE SCG-HOMESTEAD VILLAGE GROUP

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                       (UNAUDITED AS TO INTERIM PERIODS)

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS:

  The accompanying combined financial statements have been prepared by combining the accounts of Homestead Village Incorporated and Homestead Realty Services Incorporated, each incorporated in June, 1995 and SCG-Homestead Village Incorporated, incorporated in February, 1996. These entities are wholly-owned subsidiaries of Security Capital Group Incorporated ("SCG") and are hereinafter collectively referred to as the SCG-Homestead Village Group. Prior to incorporation, the activities of these entities were performed within other subsidiaries of SCG. Such activities have been carved out of those subsidiaries for purposes of inclusion in the accompanying combined financial statements.

  The accompanying historical financial statements of the SCG-Homestead Village Group are presented on a combined basis as these entities are expected to be subject to a merger transaction with certain affiliated groups of entities in which Homestead Village Properties Incorporated will operate and manage properties subsequent to the merger transaction. (See "The Transaction," included elsewhere in this Prospectus for a description of the merger transaction.) Management of SCG believes that the combined financial statements result in a more meaningful presentation than presenting the separate historical financial statements of each subsidiary.

  The SCG-Homestead Village Group provides fee-based strategic and day-to-day advisory services to affiliated real estate investment trusts (REITs) which develop, own and operate extended-stay lodging facilities (Homestead Village Properties) designed to appeal to value-conscious guests. The services provided include research, investment analysis, acquisition and development, asset management, capital markets, property management and legal and accounting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash and Cash Equivalents

Cash and cash equivalents consist of cash in bank accounts and cash invested in money market funds.

 Furniture and Equipment

  Furniture and equipment is carried at cost, which is not in excess of estimated fair market value. Depreciation is computed utilizing a straight-line method over the estimated economic lives of depreciable property, generally five to seven years.

  The following summarizes furniture and equipment as of December 31, 1994, 1995 and March 31, 1996 (in thousands):

                                                     DECEMBER 31,     MARCH 31,
                                                     --------------  -----------
                                                      1994    1995      1996
                                                     ------  ------  -----------
                                                                     (UNAUDITED)
Furniture and equipment............................. $  54   $  274     $289
  Less: accumulated depreciation....................    (7)     (46)     (56)
                                                     -----   ------     ----
Furniture and equipment, net........................ $  47   $  228     $233
                                                     =====   ======     ====

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        THE SCG-HOMESTEAD VILLAGE GROUP

                       (UNAUDITED AS TO INTERIM PERIODS)
 Income Taxes

  None of the entities within the SCG-Homestead Village Group have generated taxable income since incorporation. The total net operating loss carryforward of these entities is approximately $856,000 and $1,308,000 as of December 31, 1995 and March 31, 1996, respectively, and expire in varying amounts through 2016. The deferred tax asset resulting from these net operating loss carryforwards has been fully reserved due to its uncertain realizability.

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates their fair value as of December 31, 1994, 1995 and March 31, 1996 because of the short maturity of these instruments. Similarly, the carrying value of the intercompany debt approximates fair value as of those dates as the interest rates approximate market rates for similar debt instruments.

 Unaudited Interim Statements

  The combined financial statements as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such combined financial statements have been included. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the SCG-Homestead Village Group's future results of operations for the full year ending December 31, 1996.

3. INTERCOMPANY DEBT AND CONTRIBUTED CAPITAL:

  The operating expenses incurred by the SCG-Homestead Village Group were assumed to have been financed through capital contributed by SCG through 1994. Commencing in 1995, such costs were financed in part through unsecured borrowings from SCG. The advances include interest at prime plus 1/4%, (8.75% and 8.5% at December 31, 1995 and March 31, 1996, respectively). No interest was paid, all interest was added to the intercompany debt balance as incurred.

4. REIT MANAGEMENT AND PROPERTY MANAGEMENT FEES

  SCG, the parent of the entities comprising the SCG-Homestead Village Group has entered into agreements with affiliated real estate investment trusts, Security Capital Pacific Trust ("PTR") and Security Capital Atlantic, Incorporated ("Atlantic") to provide REIT management services. The services with respect to the Homestead Village Properties are provided by the employees of the SCG-Homestead Village Group and, therefore, the fees earned from providing such services have been included in the accompanying combined financial statements.

  The REIT management fees are generally based on 16% of cash flow, as defined in the agreements. The fees earned by the SCG-Homestead Village Group which were based on the cash flow (as defined) of the Homestead Village Properties operated by PTR (no Atlantic properties were operational as of March 31, 1996) were as follows:

                          THREE MONTHS ENDED
                          ------------------
                          March 31, 1995...... $205,630
                          March 31, 1996...... $361,558

      YEAR ENDED
      DECEMBER 31,
      ------------
      1993................ $109,032
      1994................ $332,252
      1995................ $989,471

                        THE SCG-HOMESTEAD VILLAGE GROUP

                       (UNAUDITED AS TO INTERIM PERIODS)
  Additionally, in 1995 Homestead Realty Services Incorporated ("Homestead Realty") entered into property management agreements with PTR's Homestead Village subsidiaries to manage their operating properties. Prior to 1995 such agreements were with SCG Realty Services Incorporated ("SCG Realty"), a subsidiary of SCG and a predecessor of Homestead Realty. Fees for such services are computed as a percentage (5.0%-7.0%) of gross revenues, as defined. Property management fees earned for each period were as follows:

                          THREE MONTHS ENDED
                          ------------------
                          March 31, 1995...... $196,704
                          March 31, 1996...... $499,661

      YEAR ENDED
      DECEMBER 31,
      ------------
      1993.............. $  144,942
      1994.............. $  459,513
      1995.............. $1,018,223

5. TRANSACTIONS WITH SCG

  SCG serves as cash manager for the entities in the SCG-Homestead Village Group. In this capacity SCG collects all cash attributable to the SCG-Homestead Village Group business activities and makes all cash disbursements on behalf of the SCG-Homestead Village Group. Additionally, the SCG-Homestead Village Group is allocated overhead expenses and certain other costs from SCG related to occupancy and other services provided to the SCG-Homestead Village Group by SCG. In the opinion of management, the allocation of costs and expenses have been made on a basis which is believed to be reasonable however, the allocation is not necessarily indicative of the costs and expenses the SCG-Homestead Village Group may have incurred on its own account.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Homestead Village Properties Incorporated

  We have audited the accompanying balance sheet of Homestead Village Properties Incorporated as of April 30, 1996. This balance sheet is the responsibility of the company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Homestead Village Properties Incorporated as of April 30, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Dallas, Texas
May 21, 1996

                   HOMESTEAD VILLAGE PROPERTIES INCORPORATED

                                 BALANCE SHEET

                                 APRIL 30, 1996

ASSETS
Cash.................................................................... $1,000
                                                                         ======
LIABILITIES AND SHAREHOLDER'S EQUITY
Commitments and contingencies
Shareholder's Equity:
  Common Stock, $.01 par value, 250,000,000 shares authorized, 1,000
   shares issued and outstanding........................................ $   10
  Additional paid in capital............................................    990
                                                                         ------
    Total shareholder's equity..........................................  1,000
                                                                         ------
Total liabilities and shareholder's equity.............................. $1,000
                                                                         ======





                            See accompanying notes.

                   HOMESTEAD VILLAGE PROPERTIES INCORPORATED

                            NOTES TO BALANCE SHEET

                                APRIL 30, 1996

1. ORGANIZATION AND BASIS OF FINANCIAL PRESENTATION

  Homestead Village Properties Incorporated, a Maryland corporation ("Homestead") was formed on January 26, 1996 to develop, own and manage extended-stay lodging facilities under the Homestead Village tradename. Homestead's extended-stay lodging rooms are designed to appeal to value-conscious guests such as business travelers, professionals and others on a weekly basis, with most guests staying multiple weeks. The issuance of the initial shares was funded on April 18, 1996.

  Homestead was formed to acquire, through a series of merger transactions, all of the extended-stay lodging assets operating or to be operated under the Homestead Village tradename. The net assets related to the Homestead Village properties are to be acquired through the merger of various wholly-owned subsidiaries of Security Capital Group Incorporated (SCG), Security Capital Pacific Trust (PTR) and Security Capital Atlantic Incorporated (Atlantic), all affiliates of Homestead, in exchange for common stock of Homestead. PTR has 27 operating Homestead Village properties, 5 properties under construction and 22 in pre-development planning (as defined) as of May 20, 1996. Atlantic has 1 Homestead Village property under construction and 25 in pre-development planning as of May 20, 1996. SCG will provide the trademark and development and property management expertise as well as operating systems necessary to develop, own and operate the properties.

  The Company was initially capitalized through the issuance of 1,000 shares of $.01 par value common stock for $1,000 to SCG. As of April 30, 1996, the Company has 250,000,000 shares of common stock, $.01 par value authorized.

 Income Taxes

  Homestead was formed as a Subchapter C corporation and, as such, will be subject to federal and any applicable state income taxes.

2. TRANSACTIONS WITH AFFILIATES

  Homestead has entered into various agreements with affiliated companies in order to complete the transaction discussed above and to conduct the business of developing, owning and operating Homestead Village properties.

 Merger and Distribution Agreement

  On May 21, 1996, Homestead entered into a Merger and Distribution Agreement with PTR, Atlantic and SCG (collectively, the "Affiliated Companies") which provides for certain subsidiaries of the Affiliated Companies to be merged with and into Homestead in exchange for common stock. The subsidiaries of the Affiliated Companies develop, own and manage the Homestead Village properties.

  Pursuant to the agreement, PTR will merge with and into Homestead the net assets related to Homestead Village properties in exchange for 9,485,727 shares of Homestead common stock. Atlantic will contribute net assets in exchange for 4,201,220 shares of Homestead common stock. Homestead will issue 4,062,788 shares of Homestead common stock in exchange for certain net assets of SCG which consist primarily of the Homestead Village trademark, and development and management expertise, as well as operating systems utilized in the ongoing development and operations of the extended-stay lodging facilities. Homestead will not assume any obligations related to the employees of the SCG subsidiaries including unpaid salaries, wages, benefits and any expense reimbursements.

                   HOMESTEAD VILLAGE PROPERTIES INCORPORATED

  PTR and Atlantic will receive all of their shares of Homestead common stock at the date of the transaction. SCG is to receive 1,819,750 shares of Homestead common stock based on the ratio of actual funding provided by PTR and Atlantic to the total expected funding to be provided at the date of the transaction. The remaining 2,243,038 shares of Homestead common stock will be issued to and held in escrow by an appointed escrow agent. The escrowed shares will be transferred to SCG pro rata based on the completion of PTR's and Atlantic's remaining funding commitments. In the event not all of the funding commitments are provided to Homestead by PTR or Atlantic, the remaining shares of common stock not transferred to SCG will be returned to Homestead along with any dividends paid. All voting rights will be assigned to SCG with respect to shares of Homestead common stock issued to the escrow agent.

  In conjunction with the Merger and Distribution Agreement, described above, Homestead, SCG, PTR and Atlantic entered into a Warrant Agreement dated May 21, 1996 whereby SCG, PTR and Atlantic are to receive warrants based on the relative fair value of the assets each is to contribute in the transaction. A total of 10,000,000 warrants are to be issued. The warrants may be used to purchase common stock of Homestead for $10 per share, may be exercised at any time and will expire twelve months from the date of the transaction. As consideration for the warrants issued, PTR and Atlantic have agreed to provide additional funding to Homestead for the development of properties and SCG will provide financing for the purchase of properties to be used as extended-stay facilities for the period from the date of the Merger and Distribution Agreement through the date of the transaction.

  All shares of Homestead common stock and warrants issued by Homestead to PTR and Atlantic in connection with the transaction will be issued directly to a distribution agent for the benefit of the holders of PTR and Atlantic common stock on such date of record of distribution. The remaining shares of Homestead common stock and warrants will be issued directly to SCG and the escrow agent.

  The costs associated with the transaction are to be paid by each party incurring the expense, except for those costs related to filing, printing and distributing proxy and prospectus materials will be paid 63.64%, 28.18%, and 8.18% by PTR, Atlantic and SCG, respectively.

  In conjunction with the agreement, Homestead will assume contractual obligations including development contracts. At April 23, 1996, the PTR subsidiary had approximately $21.1 million and at March 31, 1996 the Atlantic subsidiary had approximately $2.4 million of unfunded development commitments for developments under construction.

3. COMMITMENTS AND CONTINGENCIES

 Finder's Agreements

  In conjunction with the Merger and Distribution Agreement, PTR will assign its rights and obligations pursuant to a series of agreements with an unaffiliated person ("Finder") who developed the Homestead Village concept, and has performed certain services. The agreements which expire February 5, 2043, provide for the payment of fees to Finder as follows: (i) $535,000 annually with respect to the four properties for which Finder assisted in the location, development and initial operations; (ii) an annual amount of $7,500 per property (subject to certain conditions as defined in the agreements) for assistance in site location with respect to the first 35 properties constructed (other than the four properties referred to in (i) above; (iii) 20% of the net proceeds as defined per the agreements, upon the sale of the four properties noted in (i) above to an unaffiliated third party; and (iv) 10% of the net proceeds as defined per the agreement, upon the sale of the additional 35 properties to an unaffiliated third party. No such sales have occurred to date. Effective December 1994, the agreement to assist in the site location of any additional properties beyond the 35 properties was terminated. Additionally, Finder has agreed not to compete, directly or indirectly, with the Homestead Village properties in certain states in which PTR and Atlantic do business through December 31, 1996.

                   HOMESTEAD VILLAGE PROPERTIES INCORPORATED

 Rights Agreement

  On May 16, 1996 the Homestead Board of Directors declared and paid a dividend of one purchase right as defined per the Rights Agreement for each share of Homestead Common Stock outstanding to the holders of Homestead common stock of record on this date. The shares of Homestead common stock issued after May 16, 1996 and before the expiration of the purchase rights (May 16, 2006), will also be entitled to one purchase right for each share issued. Each purchase right entitles the holder to purchase one-hundredth of a participating preferred share of Homestead at $50, subject to adjustment as defined in the agreement. The Board of Directors of Homestead through its Articles of Incorporation is authorized to issue one or more series and to determine the number of preferred shares of each series and the rights of each series. The purchase rights will be exercisable only after a person or group of affiliated persons acquires 20% or more of the outstanding shares of common stock or offers to acquire 25% or more.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITA-TION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURI-TIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEI-THER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ATLANTIC SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................   16
Security Capital Atlantic Incorporated....................................   24
Use of Proceeds...........................................................   25
Capitalization............................................................   26
Distributions.............................................................   26
Dilution..................................................................   28
Homestead Transaction.....................................................   28
Business..................................................................   32
REIT Management...........................................................   40
Properties................................................................   51
Selected Financial Information............................................   59
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   60
Policies With Respect to Certain Activities...............................   68
Certain Relationships and Transactions....................................   71
Principal Shareholders....................................................   75
Description of Capital Stock..............................................   76
Certain Provisions of Maryland Law and of ATLANTIC's Articles of
 Incorporation and Bylaws.................................................   81
Shares Available for Future Sale..........................................   83
Federal Income Tax Considerations.........................................   83
Underwriting..............................................................   95
Experts...................................................................   96
Validity of Shares........................................................   96
Additional Information....................................................   96
Glossary..................................................................   98
Index to Financial Statements.............................................  F-1
Appendix A--Prospectus of Homestead.......................................  A-1

                                  -----------

 UNTIL    , 1996 (25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS
EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                       SHARES


                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                                --------------

                                   PROSPECTUS

                                --------------

                              GOLDMAN, SACHS & CO.
                      REPRESENTATIVES OF THE UNDERWRITERS


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



                                      LOGO

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table itemizes the expenses incurred by the Registrant in connection with the offering of the shares being registered. All the amounts shown are estimates (other than the SEC registration fee and the NASD fee).

                                                                        AMOUNT
                                                                        -------
      SEC registration fee............................................. $39,656
      NASD fee.........................................................  12,000
      New York Stock Exchange listing fee..............................       *
      Printing and engraving fees......................................       *
      Legal fees and expenses (other than Blue Sky)....................       *
      Accounting fees and expenses.....................................       *
      Blue Sky fees and expenses (including fees of counsel)...........       *
      Miscellaneous expenses...........................................       *
                                                                        -------
          Total........................................................ $     *
                                                                        =======

- --------
  *To be included in amendment.

ITEM 31. SALES TO SPECIAL PARTIES.

  See Item 32.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

  From October 26, 1993 (the date of the Registrant's inception) through June 28, 1994, Security Capital Group Incorporated purchased an aggregate of 26,133,150 shares of the Registrant's common stock at a price of $10.00 per share. Such purchases were exempt from registration pursuant to Section 4(2) of the Securities Act. On May 12, 1994, Laing Properties, Inc. received 10,000,000 shares of the Registrant's common stock in partial consideration for ATLANTIC's acquisition of a portfolio of properties. Of the 10,000,000 shares issued to Laing Properties, Inc., 7,500,000 shares have been repurchased by the Registrant under a put obligation. In August 1994, the Registrant sold 1,000,000 shares of common stock in a private offering at a price of $10.00 per share (including 663,425 shares which were sold to Security Capital Group Incorporated). From March 1995 through June 1995, the Registrant sold 14,545,455 shares of common stock in a private offering at a price of $11.00 per share (including 8,621,409 shares which were sold to Security Capital Group Incorporated). From November 1995 through May 1996, the Registrant sold 21,724,556 shares of common stock in a private offering at a price of $11.50 per share (including 1,839,423 shares which were sold to Security Capital Group Incorporated at a price of $11.50 per share and 2,500,000 shares which were sold to Security Capital Group Incorporated at a price of $11.568 per share). All such transactions were effected pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 thereunder.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article EIGHTH of the Registrant's Articles of Incorporation provides as follows with respect to the indemnification of Directors and officers of the
Registrant:

    "The Corporation shall, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, employee benefit plan or other enterprise. The Corporation shall have the power, with the approval of its Board, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or
  (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation".

  The Registrant has entered into indemnity agreements with each of its officers and Directors which provide for reimbursement of all expenses and liabilities of such officer or Director, arising out of any lawsuit or claim against such officer or Director due to the fact that he or she was or is serving as an officer or Director, except for such liabilities and expenses
(a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Securities Exchange Act of 1934 or (c) relating to judicially determined criminal violations.

  The form of Underwriting Agreement filed as an exhibit to this registration statement provides for the reciprocal indemnifications by the Underwriters of the Registrant, and its Directors, officers and controlling persons, and by the Registrant of the Underwriters, and their respective directors, officers and controlling persons, against certain liabilities under the Securities Act.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

  The consideration to be received by the Registrant for the shares registered will be credited to the appropriate capital account.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

  See Index to Financial Statements and Index to Exhibits.

ITEM 36. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each of Security Capital Atlantic Incorporated, a Maryland corporation, and each of the undersigned directors and officers of Security Capital Atlantic Incorporated, hereby constitutes and appoints James C. Potts, Constance B. Moore, William Kell, Jeffrey A. Klopf, Ariel Amir, Edward J. Schneidman and Michael T. Blair its, his or her true and lawful attorneys-in-fact and agents, for it, him or her and in its, his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement, and to file each such amendment to this registration statement with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as it, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 27TH DAY OF JUNE, 1996.

                                          Security Capital Atlantic
                                           Incorporated

                                                  /s/ James C. Potts
                                          By: _________________________________
                                                      James C. Potts
                                             Co-Chairman and Chief Investment
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

        /s/ James C. Potts             Co-Chairman, Chief       June 27, 1996
- -------------------------------------   Investment Officer
           JAMES C. POTTS               and Director

      /s/ Constance B. Moore           Co-Chairman, Chief       June 27, 1996
- -------------------------------------   Operating Officer
         CONSTANCE B. MOORE             and Director

         /s/ William Kell              Vice President and       June 27, 1996
- -------------------------------------   Controller
            WILLIAM KELL                (Principal
                                        Financial and
                                        Accounting Officer)

    /s/ C. Ronald Blankenship          Director                 June 27, 1996
- -------------------------------------
        C. RONALD BLANKENSHIP

       /s/ M. A. Garcia III            Director                 June 27, 1996
- -------------------------------------
          M. A. GARCIA III

        /s/ Ned S. Holmes              Director                 June 27, 1996
- -------------------------------------
            NED S. HOLMES

                               INDEX TO EXHIBITS

                                                                     SEQUENTIAL
 EXHIBIT NO.                  DOCUMENT DESCRIPTION                    PAGE NO.
 -----------                  --------------------                   ----------
   1*        Form of Underwriting Agreement among Security Capital
              Atlantic Incorporated ("ATLANTIC") and Goldman,
              Sachs & Co., as representatives of the several
              underwriters named therein..........................
   2.1       Merger and Distribution Agreement, dated as of May
              21, 1996, among Security Capital Pacific Trust
              ("PTR"), ATLANTIC, Security Capital Group
              Incorporated ("SCG") and Homestead Village
              Properties Incorporated ("Homestead") (incorporated
              by reference to Exhibit 2 to Homestead's Form S-4
              Registration Statement (File No. 333-4455; the
              "Homestead S-4"))
   2.2       Form of Articles of Merger (incorporated by reference
              to Exhibit 2.1 to the Homestead S-4)
   4.1       Second Amended and Restated Articles of Incorporation
              of ATLANTIC.........................................
   4.2       Articles of Amendment to Second Amended and Restated
              Articles of Incorporation of ATLANTIC...............
   4.3       Second Amended and Restated Bylaws of ATLANTIC.......
   4.4       Rights Agreement, dated as of March 12, 1996, between
              ATLANTIC and The First National Bank of Boston, as
              Rights Agent, including form of Rights Certificate..
   4.5*      Form of stock certificate for shares of common stock
              of ATLANTIC
   4.6*      Form of Amended and Restated Promissory Note by
              Homestead in favor of ATLANTIC
   4.7*      Form of Amended and Restated Promissory Note by
              Homestead in favor of ATLANTIC
   5*        Opinion of Mayer, Brown & Platt as to the legality of
              the shares being registered
   8*        Opinion of Mayer, Brown & Platt as to certain tax
              matters
  10.1       Transfer and Registration Rights Agreement, dated as
              of December 15, 1995, among ATLANTIC and the
              investors listed on the signature pages thereto.....
  10.2       Supplemental Registration Rights Agreement, dated as
              of December 15, 1995, among ATLANTIC and the
              investors listed on the signature pages thereto.....
  10.3*      Second Amended and Restated REIT Management
              Agreement, dated as of June 30, 1996, between
              ATLANTIC and the REIT Manager
  10.4       Investor Agreement, dated as of October 28, 1993,
              between ATLANTIC and SCG............................
  10.5*      Amended and Restated Credit Agreement, dated as of
              June 27, 1996, between ATLANTIC and Morgan Guaranty
              Trust Company of New York, as agent bank, including
              form of Revolving Credit Note
  10.6*      Form of Indemnification Agreement entered into
              between ATLANTIC and each of its Directors
  10.7*      Security Capital Atlantic Incorporated Share Option
              Plan for Outside Directors

                                                                     SEQUENTIAL
 EXHIBIT NO.                  DOCUMENT DESCRIPTION                    PAGE NO.
 -----------                  --------------------                   ----------
  10.8       Warrant Purchase Agreement, dated as of May 21, 1996,
              among Homestead, ATLANTIC, PTR and SCG (incorporated
              by reference to Exhibit 10.6 to the Homestead S-4)
  10.9       Form of Protection of Business Agreement among
              ATLANTIC, PTR, SCG and Homestead (incorporated by
              reference to Exhibit 10.1 to the Homestead S-4)
  10.10      Form of Investor and Registration Rights Agreement
              between Homestead and ATLANTIC (incorporated by
              reference to Exhibit 10.7 to the Homestead S-4)
  10.11      Form of Funding Commitment Agreement between
              Homestead and ATLANTIC (incorporated by reference to
              Exhibit 10.4 to the Homestead S-4)
  21         Subsidiaries of ATLANTIC.............................
  23.1*      Consent of Mayer, Brown & Platt
  23.2       Consent of Ernst & Young LLP, Dallas, Texas..........
  23.3       Consent of Ernst & Young LLP, West Palm Beach,
              Florida.............................................
  23.4       Consent of KPMG Peat Marwick LLP.....................
  24         Power of Attorney pursuant to which amendments to
              this Registration Statement may be filed (included
              in this Registration Statement at page II-3).
  27         Financial Data Schedule..............................

- --------
*To be filed by amendment.